 As filed with the Securities and Exchange Commission on January 14, 1999
                                                     Registration No. 333-66711
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                            Amendment No. 2 to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                   MTL INC.
              and the Guarantors identified in footnote (1) below
            (Exact name of registrant as specified in its charter)
         FLORIDA                     4213                    59-3239073
    (State of or other        (Primary Standard           (I.R.S. Employer
       jurisdiction               Industrial            Identification No.)
   of incorporation or       Classification Code
      organization)                Number)
                              3108 Central Drive
                           Plant City, Florida 33567
                                (813) 754-4725
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                ---------------
                                 Robert Kasak
                                General Counsel
                              3108 Central Drive
                           Plant City, Florida 33567
                                (813) 754-4725
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                ---------------
                                  Copies to:
                               Morton A. Pierce
                               Douglas L. Getter
                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                           New York, New York 10019
                                (212) 259-8000

                                ---------------

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
-------
(1) The following domestic direct or indirect wholly owned subsidiaries of MTL Inc. are Guarantors of the Notes and are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: Montgomery Tank Lines, Inc., an Illinois corporation (36-2590063); Quality Carriers, Inc., a Virginia corporation (54-0643157); Lakeshore Leasing, Inc., an Indiana corporation (36-2950680); Mexico Investments, Inc., a Florida corporation (59-3433851); MTL of Nevada, a Nevada corporation (88-0350589); Chemical Leaman Corporation, a Pennsylvania corporation (23-2021808); Chemical Properties, Inc., a Pennsylvania corporation (23-1470735); Capacity Management Systems, Inc., a Pennsylvania corporation (23-1423460); Core Logistics Management, Inc., a Delaware corporation (23-2021808); EnviroPower, Inc., a Delaware corporation (23-2735584); Pickering Way Funding Corp., a Delaware corporation (23-2723269); Power Purchasing, Inc., a Delaware corporation (23-2611487); American Transinsurance Group, Inc., a Delaware corporation (23-2613934); Chemical Leaman Tank Lines, Inc., a Delaware corporation (23-1316982); Fleet Transport Company, Inc., a Delaware corporation (23-2848147); Quala Systems, Inc., a Delaware corporation (23-2343087); CLT Services, Inc., a Delaware corporation (51-0338487); Leaman Logistics, Inc., a Delaware corporation (23-2905374); Transplastics, Inc., a Delaware corporation (23-2932792); and QSI Services, Inc., a Delaware corporation (51-0349728).

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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


               SUBJECT TO COMPLETION, DATED JANUARY 14, 1999
PROSPECTUS

                                     [LOGO]
                                    MTL INC

Offer to Exchange
10% Series B Senior Subordinated Notes due 2006
Series B Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTS SM*) which have been registered under the Securities Act for any and all outstanding
10% Senior Subordinated Notes due 2006
Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTS SM*) ($140,000,000 aggregate principal amount outstanding)

                      Material Terms of the Exchange Offer

 .  Expires 5:00 p.m., New York City      .  The exchange of notes should not
   time, on         , 1999, unless          be a taxable exchange for U.S.
   extended                                 federal income tax purposes


 .  We will exchange your validly         .  We will not receive any proceeds
   tendered unregistered fixed rate         from the exchange offer
   notes for an equal principal
   amount of registered fixed rate
   notes with substantially identical
   terms and your validly tendered
   unregistered floating rate notes
   for an equal principal amount of
   registered floating rate notes
   with substantially identical terms

                                         .  The terms of the notes to be
                                            issued are substantially identical
                                            to the outstanding notes, except
                                            for certain transfer restrictions
                                            and registration rights relating
                                            to the outstanding notes


                                         .  You may tender outstanding notes
 .  Not subject to any condition other       only in denominations of $1,000
   than that the exchange offer not         and multiples of $1,000
   violate applicable law or any
   applicable interpretation of the
   Staff of the Securities and
   Exchange Commission and certain
   other customary conditions

                                         .  Affiliates of our company may not
                                            participate in the exchange offer

 .  You may withdraw your tender of
   outstanding notes at any time
   prior to the expiration of the
   exchange offer

  Please refer to "Risk Factors" beginning on page 24 of this document for certain important information.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

MTL is not making this exchange offer in any state where this exchange offer is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be issued in the exchange offer, nor have any of these organizations determined that the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
-------
* FIRSTS SM is a service mark of BT Alex. Brown Incorporated.

                                ---------------

               The date of this prospectus is       , 1999.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Summary Historical Consolidated Financial Information....................  16
Risk Factors.............................................................  24
The CLC Merger...........................................................  30
Use of Proceeds..........................................................  32
Unaudited Pro Forma Condensed Consolidated Statement of Income...........  33
Selected Historical Consolidated Financial Information...................  40
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................  45
Business.................................................................  58
Management...............................................................  82
Principal Stockholders...................................................  89
Certain Relationships and Related Transactions...........................  90
Description of Capital Stock.............................................  92
Description of the New Credit Agreement.................................. 101
The Exchange Offer....................................................... 105
Description of Notes..................................................... 121
Book-Entry; Delivery and Form............................................ 172
Federal Income Tax Considerations........................................ 175
Plan of Distribution..................................................... 181
Legal Matters............................................................ 182
Experts.................................................................. 182
Forward-Looking Statements............................................... 182
Index to Financial Statements............................................ F-1

                               PROSPECTUS SUMMARY

  The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the specific terms of the notes we are offering, as well as information regarding our business, certain recent transactions entered into by us and detailed financial data. We encourage you to read this prospectus in its entirety.

                               The Exchange Offer

  On June 9, 1998, MTL Inc. completed the private offering of $100,000,000 principal amount of 10% Senior Subordinated Notes due 2006 and $40,000,000 principal amount of Floating Interest Rate Subordinated Term Securities due 2006. These notes were sold to certain initial purchasers identified in this prospectus. The notes are guaranteed by substantially all of the subsidiaries of MTL.

  MTL and the guarantors of the notes entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer on or prior to February 4, 1999. As a holder of such outstanding notes, you are entitled to exchange in the exchange offer your unregistered notes for a new series of notes which have been registered under the Securities Act with substantially identical terms. Additional interest on the notes is payable in the event the registration statement, of which this prospectus forms a part, is not declared effective by the commission within 210 days after the date of the private offering. The registration statement was not declared effective by January 6, 1999, the 210th day following the date of the private offering. Additional interest in the amount of .25% per annum is payable on the old notes from January 6, 1999, through but excluding the date the registration statement becomes effective. The registration statement was declared effective on the date hereof, and the interest rate on the fixed rate notes and floating rate notes returned to their prior amounts. In addition, if the exchange offer is not completed on or prior to February 4, 1999, the interest rate on the notes will be increased by .25% per year for the first 90 days immediately following such date, and increasing by an additional .25% per year at the beginning of each subsequent 90-day period up to a maximum of 1.0% in the aggregate. You should read the discussion under the heading "Summary of Terms of the Exchange Notes" and "Description of Notes" for further information regarding the registered notes.

  We believe that the notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. Following the exchange offer, any notes held by you that are not exchanged in the exchange offer will continue to be subject to the existing restrictions on transfer on the notes and, except in certain circumstances, we will have no further obligation to you to provide for registration under the Securities Act of transfers of outstanding notes held by you. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and the resale of notes.

                         Summary of the Exchange Offer

Securities Offered......
                            $100,000,000 aggregate principal amount of 10% Se-ries B Senior Subordinated Notes due 2006 which we have registered under the Securities Act.

                            $40,000,000 aggregate principal amount of Series B Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTS SM) which we have registered under the Securities Act.

Issuer..................    MTL Inc.

Registration Rights
Agreement...............
                            You are entitled to exchange your unregistered notes for registered notes with substantially iden-tical terms. The exchange offer is intended to sat-isfy this right. After the exchange offer is com-pleted, you will no longer be entitled to any ex-change or registration rights with respect to your notes. Under certain circumstances, certain holders of outstanding notes may require us to file a shelf registration statement under the Securities Act.

The Exchange Offer......
                            We are offering to exchange $1,000 principal amount of exchange notes of MTL for each $1,000 principal amount of outstanding 10% Senior Subordinated Notes due 2006 and Floating Interest Rate Subordinated Term Securities due 2006 which we issued in June 1998 in a private offering. In order to be ex-changed, an outstanding note must be properly ten-dered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                            As of this date, there is $140,000,000 principal amount of notes outstanding.

                            We will issue the exchange notes on or promptly af-ter the expiration of the exchange offer.

Resale...................

                             We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compli-ance with the registration and prospectus deliv-ery provisions of the Securities Act provided that:

                             . the exchange notes issued in the exchange offer
                              are being acquired in the ordinary course of your business;

                             . you are not participating, do not intend to
                              participate and have no arrangement or under-standing with any person to participate, in the distribution of the notes issued to you in the exchange offer; and

                             . you are not an "affiliate" of our company.

                             If our belief is inaccurate and you transfer any
                             note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from such re-quirements, you may incur liability under the Se-curities Act. We do not assume, or indemnify you against, such liability.

                             Each broker-dealer that is issued exchange notes in the exchange offer for its own account in ex-change for notes which were acquired by such bro-ker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange of-fer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

                             The exchange offer is not being made to, nor will we accept surrenders for exchange from, the fol-lowing:

                             . holders of notes in any jurisdiction in which
                              this exchange offer or the acceptance thereof
                               would not be in compliance with the applicable securities or "blue sky" laws of such jurisdiction; and

                             . holders of notes who are affiliates of our com-
                              pany.

Expiration Date..........
                             The exchange offer will expire at 5:00 p.m., New York City time, on , 1999, unless extended, in which case the term "Expiration Date" shall mean the latest date and time to which we extend the exchange offer.

Conditions to the
Exchange Offer...........
                             The exchange offer is subject to certain custom-ary conditions, which may be waived by us. The exchange offer is not conditioned upon any mini-mum principal amount of notes being tendered.

Procedures for Tendering
Old Notes................
                             If you wish to tender your notes for exchange pursuant to the exchange offer you must transmit to the United States Trust Company of New York, as Exchange Agent, on or before the Expiration
                             Date:

                               either

                             . a properly completed and duly executed letter
                              of transmittal, which accompanies this prospec-tus, or a facsimile of the letter of transmit-tal, together with your notes and any other re-quired documentation, to the Exchange Agent at the address set forth in this prospectus under the heading "The Exchange Offer--Exchange Agent," and on the front cover of the letter of transmittal; or

                             . a computer generated message transmitted by
                              means of The Depository Trust Company's Auto-mated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                             If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described be-low.

                             By executing the letter of transmittal, each holder of notes will make certain representations to us described under "The Exchange Offer--Proce-dures for Tendering."

Special Procedures for
Beneficial Owners........

                             If you are a beneficial owner whose notes are registered in the name of a broker, dealer, com-mercial bank, trust company or other nominee and you wish to tender your notes in the exchange of-fer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and de-livering your notes, either make appropriate ar-rangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder.

                             The transfer of registered ownership may take considerable time and may not be able to be com-pleted prior to the Expiration Date.

Guaranteed Delivery
Procedures...............

                             If you wish to tender your notes and time will not permit the documents required by the letter of transmittal to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your notes accord-ing to the guaranteed delivery procedures de-scribed in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of Notes and
Delivery of Exchange
Notes....................

                             Subject to the conditions described in "The
                             Exchange Offer--Conditions to the Exchange

                             Offer", we will accept for exchange any and all notes which are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date.

Withdrawal Rights........
                             You may withdraw the tender of your notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading "The Exchange Of-fer--Withdrawal of Tenders."

Federal Income Tax
Considerations...........

                             For a discussion of the material federal income tax considerations relating to the exchange of notes for exchange notes, see "Federal Income Tax Considerations."

Exchange Agent...........
                             United States Trust Company of New York, the
                             Trustee under the indenture governing the notes, is serving as the Exchange Agent. The address, telephone number and facsimile number of the Ex-change Agent are set forth in this prospectus un-der the heading "The Exchange Offer--Exchange Agent."

Consequences of Failure
to Exchange Old Notes....

                             If you do not exchange your notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer provided in the notes and in the inden-ture governing the notes. In general, the notes may not be offered or sold, unless registered un-der the Securities Act, except pursuant to an ex-emption from, or in a transaction not subject to, the Securities Act and applicable state securi-ties laws. We do not currently plan to register the notes under the Securities Act.

                     Summary of Terms of the Exchange Notes

  The exchange offer relates to the exchange of up to $140,000,000 aggregate principal amount of exchange notes for up to an equal principal amount of outstanding notes. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act, and, therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate of the outstanding notes under certain circumstances relating to the registration of the exchange notes. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding notes, which they replace, and both the outstanding notes and the exchange notes are governed by the same indenture.

Maturity Date............    June 15, 2006.

Interest Payment Dates...
                             Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the notes surrendered in exchange for exchange notes or, if no interest has been paid on the notes, from June 9, 1998, the date of original issuance of the notes. Interest on the exchange notes will be payable semi-annually on each June 15 and December 15, commencing on June 15, 1999. The fixed rate notes will bear interest at a rate of 10% per annum. The floating rate notes will bear interest at a rate per annum equal to LIBOR plus 4.81%. Interest on the float-ing rate notes will be reset every three months.

Optional Redemption......
                             The fixed rate notes will be redeemable, in whole or in part, at our option on or after June 15, 2002, and the floating rate notes will be redeem-able, in whole or in part, at our option, at any time, in each case at the redemption prices set forth in this prospectus under the heading "De-scription of Notes--Redemption", plus accrued and unpaid interest to the date of redemption. Also, at any time on or prior to June 15, 2001, we may, at our option, redeem up to 35% of the aggregate principal amount of the fixed rate notes origi-nally issued with the proceeds of certain public or private offerings of equity of our company.

                             In addition, prior to June 15, 2002, upon the oc-currence of a change of control of our company, we may redeem the notes in whole but not in part.

Guarantees...............
                             The exchange notes will be guaranteed on a senior subordinated basis by substantially all of our subsidiaries. The guarantees are full, uncondi-tional, joint and several obligations of the guarantors.

Ranking..................
                             The exchange notes:

                             . are general unsecured obligations of our com-
                              pany and are subordinated in right of payment to all of our existing and future senior debt, in-cluding indebtedness under the new credit agree-ment; and

                             . rank equal in right of payment with any future
                              senior subordinated obligations of our company and rank senior in right of payment to all other subordinated obligations of our company.

                             The guarantees are general unsecured obligations of the guarantors and are subordinated in right of payment to all existing and future senior debt of the guarantors.

                             As of September 30, 1998, we had approximately $294.4 million of senior debt outstanding and ap-proximately $61.1 million of undrawn upon senior debt, in the form of unused commitments under the new credit agreement. As of September 30, 1998, the guarantors had approximately $285.0 million of guarantor senior debt outstanding. This debt consists solely of guarantees under the new credit agreement but excludes guarantees of un-used commitments under the new credit agreement.

Change of Control........    Upon a change of control of our company, you will
                             have the right to require us to repurchase your notes at a price equal to 101% of their principal amount, plus accrued and unpaid inter-est to the date of repurchase.

Certain Covenants........

                             The indenture governing the notes contains cer-tain covenants that, among other things, limit our ability and the ability of our subsidiaries to:

                             . incur additional indebtedness;

                             . make certain restricted payments;

                             . consummate certain asset sales;

                             . enter into certain transactions with
                               affiliates;

                             . impose restrictions on the ability of a
                              subsidiary to make certain payments to us and to our other subsidiaries; or

                             . merge or consolidate with any other person or
                              sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all our assets or those of our subsidiaries.

Form of Exchange Notes...
                             The exchange notes issued in the exchange offer will be represented by one or more permanent global certificates, in fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, as depositary. You will not receive notes in certificated form unless one of the events set forth under the heading "Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange notes issued in the exchange offer will be shown on, and transfers of these notes will be effected only through, records maintained in book-entry form by The Depository Trust Company and its participants.

Use of Proceeds..........    We will not receive any proceeds from the
                             exchange offer.

                               About Our Company

  We are the largest bulk tank truck carrier in the United States based on revenues. Through a network of 189 terminals located across the United States and Canada, we transport a broad range of chemical products and provide our customers with supplementary transportation services such as dry bulk hauling, transloading, tank cleaning, third-party logistics, intermodal services and leasing. Many of the chemical and chemical-related consumer products that we transport require specialized trailers and experienced personnel for safe, reliable and efficient handling. We are a core carrier for many of the Fortune 500 companies who are engaged in chemical processing, including The Procter & Gamble Company, Union Carbide Corporation, Dow Chemical North America, Allied Signal, Inc., DuPont de Nemours Co. and PPG Industries. We are a holding company, and our business operates principally through our five main operating subsidiaries, which are Montgomery Tank Lines, Inc., Quality Carriers, Inc., Chemical Leaman Tank Lines, Inc., Fleet Transport Company, Inc. and Levy Transport Ltd.

  In addition to our own fleet operations, we use affiliates and owner-operators. Affiliates are independent companies which, through comprehensive contracts with us, operate their terminals exclusively for us. Owner-operators are independent contractors who, through contracts with us, supply one or more tractors and drivers for our or our affiliate's use. We believe that the use of affiliates and owner-operators results in a more flexible cost structure, increases our asset utilization and increases our return on invested capital.

  On June 9, 1998, we were merged with a company controlled by Apollo Management, L.P. and certain related companies. On August 28, 1998, we acquired Chemical Leaman Corporation. Founded in 1913, CLC was, prior to its acquisition by us, the largest bulk tank truck carrier in the United States based on revenues. The combination of CLC and our company has united two of the leading bulk transportation service providers under one holding company and has enabled us, among other things, to expand the variety of transportation-related services that we provide, increase our terminal network, expand our geographic coverage and increase our customer base. All of these benefits create the potential for additional revenue growth and cost saving opportunities. Our revenue growth is expected to be generated through:

  . our fleet of approximately 7,995 tank trailers, which we believe is the largest fleet of tank trailers in North America,

  . our network of 189 terminals located across the United States and Canada, and

  . the provision of a wide variety of transportation-related services.

  Our pro forma revenues were $621.8 million for the fiscal year ended December 31, 1997 and $494.5 million for the nine months ended September 30, 1998. Our pro forma financial information gives effect to both of the transactions described above as if they both had occurred on January 1, 1997.

Principal Executive Office

  Our principal executive offices are located at 3108 Central Drive, Plant City, Florida 33567, and our telephone number is (813) 754-4725.

                            Our Recent Transactions

  Recently our company has completed two significant transactions, which are briefly described below. To understand each of these transactions fully and for a more complete description of the terms of these transactions, you should read the more detailed descriptions of these transactions included elsewhere in this prospectus, as well as those additional documents we have referred you to.

 MTL Transactions:

  On June 9, 1998, we were recapitalized through a merger with a company controlled by Apollo Management L.P. and certain of its affiliates. Upon completion of this merger, we became a private company. The merger consideration paid to the holders of our common stock was $40.00 per share. This merger was financed by:

  . the private offering of the notes;

  . borrowings under a credit agreement; and

  . equity investments of approximately $68.0 million by Apollo Management
    L.P. and certain of its affiliates, certain members of our management and affiliates of two of the initial purchasers of the notes.

  Following this merger, we and our bank lenders under the credit agreement entered into a new credit agreement that amended and restated the credit agreement to provide for additional borrowings to finance our acquisition of CLC.

 CLC Transactions:

  On August 28, 1998, we completed our acquisition of CLC. The consideration paid in the acquisition of CLC included:

  . cash and preferred equity to the shareholders of CLC;

  . the conversion of a portion of the shares held by certain shareholders of CLC who are officers of CLC into shares of our common stock; and

  . loans to certain of our employees and employees of CLC and its subsidiaries.

  In connection with our acquisition of CLC, we completed a tender offer and consent solicitation for $100 million principal amount of outstanding 10 3/8% Senior Notes due 2005 of CLC. We also refinanced certain other indebtedness of CLC, including a $33 million receivables securitization program.

  The acquisition of CLC, the tender offer for the CLC notes and the refinancing were financed by:

  .borrowings under the new credit agreement; and

  . preferred and common equity investments by certain of our shareholders, including Apollo Management L.P. and certain of its affiliates.

A complete description of our acquisition of CLC and the other related transactions is set forth in this prospectus under the heading "The CLC Merger." We also refer you to the merger agreements governing each of the merger transactions described above, and to the new credit agreement. Copies of each of these documents have been filed as exhibits to the registration statement of which this prospectus forms a part.

  All of our domestic, direct and indirect wholly-owned subsidiaries, including CLC and its subsidiaries, are guarantors of our borrowings under the new credit agreement and, following the acquisition of CLC, CLC and its subsidiaries also became guarantors of the notes.

  The following table is intended to show you the sources and uses of funds for our merger with a company controlled by Apollo Management L.P. and certain of its affiliates and the related transactions described on page 11 (dollars in millions):

Sources of Funds:
  Revolving Credit Facility (Sublimit).................................. $ 10.0
  Term Loan Facility....................................................   50.0
  Notes................................................................. $140.0
  Equity Investment.....................................................   68.0
                                                                         ------
  Total Sources......................................................... $268.0
                                                                         ======
Uses of Funds:
  Payment of consideration in the merger................................ $195.0
  Repayment of long term debt, net......................................   54.3
  Fees and expenses.....................................................   18.7
                                                                         ------
  Total Uses............................................................ $268.0
                                                                         ======

  The revolving credit facility listed above provides for borrowings of up to $75.0 million. The equity investment listed above includes the following:

    (1) a $58.1 million cash equity investment by Apollo Management L.P. and certain of its affiliates,

    (2) an approximately $3.0 million cash equity investment by affiliates of BT Alex. Brown Incorporated and Credit Suisse First Boston Corporation, two of the initial purchasers of the notes,

    (3) a $1.2 million cash equity investment by an officer and employee of our company, and

    (4) an implied value of $5.7 million for 141,672 shares of our common stock retained by management of our company based on the cash merger price of $40.00 per share.

  The payment of consideration in the merger listed above includes the following:

    (1) payments to stockholders of $176.4 million for 4,410,546 shares of our common stock at the cash merger price of $40.00 per share,

    (2) the implied value of $5.7 million for 141,672 shares to be retained by management of our company,

    (3) payments of $12.5 million to holders of options to purchase approximately 506,683 shares of our common stock at the cash merger price of $40.00 per share, net of the option exercise proceeds, and

    (4) a payment in the form of a stockholder loan in the amount of $0.4 million, which amount was used by an officer of our company to finance a portion of a $1.2 million cash equity investment.

  Repayment of long term debt listed above represents the repayment of $55.8 million of long term debt, net of available cash of $1.5 million.

  The following table is intended to show you the sources and uses of funds for our acquisition of CLC and the related transactions described on pages 11 and 12 (dollars in millions):

Sources of Funds:
  Incremental Term Loans................................................ $235.0
  Preferred Equity......................................................   19.9
  Common Equity.........................................................   12.0
                                                                         ------
  Total Sources......................................................... $266.9
                                                                         ======
Uses of Funds:
  Payment of consideration in the transactions relating to the acquisi-
   tion of CLC.......................................................... $ 69.8
  Transaction Bonuses/Payments..........................................    1.9
  Management Loans......................................................    1.1
  MTL Preferred Stock to CLC Shareholders...............................    5.0
  CLC Preferred Stock Retained..........................................    4.4
  CLC Debt Refinancing (including Tender Offer).........................  170.7
  Fees and expenses.....................................................   14.0
                                                                         ------
  Total Uses............................................................ $266.9
                                                                         ======

  The preferred equity listed above includes the following:

    (1) $4.4 million of preferred stock of CLC which remained outstanding following our acquisition of CLC and the related transactions,

    (2) $5.0 million of a series of our preferred stock issued to former CLC shareholders, and

    (3) $10.5 million of a series of our preferred stock issued to Apollo Management L.P. and certain of its affiliates and an affiliate of BT Alex. Brown Incorporated.

  The common equity listed above includes the following:

    (1) a $10.1 million investment from Apollo Management L.P. and certain of its affiliates,

    (2) $1.1 million attributable to the conversion of shares of CLC common stock held by certain officers of CLC into shares of our common stock, and

    (3) $.8 million of new management investments.

  The payment of consideration in the transactions relating to the acquisition of CLC includes the following:

    (1) $60.1 million in cash consideration paid to CLC shareholders,

    (2) $10.8 million of temporary replacement deposits of letter of credit and

    (3) $1.1 million attributable to the conversion of shares of CLC common stock held by certain officers of CLC into shares of our common stock, less the repayment of $2.2 million of outstanding indebtedness.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

 MTL

  The following table sets forth summary consolidated financial information of MTL Inc. It is important that you read this information along with the Consolidated Financial Statements and the related notes of our company included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The fiscal year historical information and the unaudited financial information for the nine months ended September 30, 1997 set forth in the following table are for periods before our acquisition of CLC and do not reflect such acquisition or include historical information for CLC. However, related historical financial information for CLC is presented following such information. The unaudited financial information for the nine months ended September 30, 1998 includes the results of CLC from the effective date of the acquisition, August 28, 1998. The period end unaudited financial information at September 30, 1998 reflects the acquisition of CLC.

  The consolidated financial information set forth below for and as of each of the years in the five-year period ended December 31, 1997 has been derived from audited consolidated financial statements of MTL Inc., which are included elsewhere in this prospectus. The consolidated financial information for the nine months ended September 30, 1998 and 1997 is unaudited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of such information. Such adjustments are of a normal recurring nature.

  Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998.

  EBITDA presented in the following table represents earnings before extraordinary items, net interest expense, income taxes, depreciation and amortization, minority interest expense and other income or expense. EBITDA is provided because it is a measure commonly used in the trucking industry. It is presented to enhance an understanding of our operating results and is not intended to represent cash flows or operating income in accordance with generally accepted accounting principles for the periods indicated. EBITDA does not necessarily represent the amount of cash flow that is actually available for company use.

  The ratio of earnings to fixed charges presented in the following table is computed by dividing income before taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense and one-third of the rent expense from operating leases, which our management believes is a reasonable approximation of an interest factor.

  In your review of the following table you should note that the EBITDA and ratio of earnings to fixed charges information presented in the table for the nine month period ended September 30, 1998 reflect a non-recurring expense which our company incurred due to the vesting of stock options in connection with our merger with a company controlled by Apollo Management L.P. and certain of its affiliates. Excluding this expense, EBITDA would have been $34.8 million for the nine months ended September 30, 1998, instead of $21.35 million. Our earnings were insufficient to cover fixed charges by $6.65 million for the nine month period ended September 30, 1998. Excluding the non-recurring expense, the ratio of earnings to fixed charges would have been 1.6x.

                                                                                Nine Months
                                    Year Ended December 31,                 Ended September 30,
                          ------------------------------------------------  --------------------
                            1993      1994      1995      1996      1997      1997       1998
                          --------  --------  --------  --------  --------  ---------  ---------
                                               (dollars in thousands)
Income Statement Data:
Operating revenues......  $142,376  $168,290  $190,054  $235,599  $286,047  $ 213,133  $ 255,465
Operating expenses,
 excluding depreciation
 and amortization.......   122,188   145,108   163,396   203,487   247,619    184,616    234,111
Depreciation and
 amortization...........     7,335     8,213    10,156    13,892    17,335     12,580     18,126
Operating income .......    12,853    14,969    16,502    18,220    21,093     15,937      3,228
Interest expense, net...     5,722     4,172     3,468     3,494     3,175      2,375      9,907
Net income (loss) before
 extraordinary item.....     4,384     6,239     7,802     8,837    10,483      8,017     (3,941)
Other Data:
Net cash provided by
 operating activities...  $ 14,486  $ 17,308  $ 18,090  $ 22,304  $ 33,832  $  26,301  $ (26,518)
Net cash used in
 investing activities...    (2,735)  (21,395)  (30,089)  (21,780)  (31,690)   (26,791)  (244,957)
Net cash (used in)
 provided by financing
 activities.............   (11,378)    4,366    11,597      (135)   (1,503)       325    281,624
Ratio of earnings to
 fixed charges..........       2.1x      3.2x      4.4x      4.1x      4.8x       5.1x       --
EBITDA..................    20,188    23,182    26,658    32,112    38,428     28,517     21,354
Capital expenditures....     3,576    24,341    32,099    20,577    35,121     23,028     24,120
Number of terminals at
 end of period..........        53        59        66        70        80         76        183
Number of trailers
 operated at end of
 period.................     2,546     2,869     3,190     3,728     4,148      4,038      7,995
Number of tractors
 operated at end of
 period.................       907     1,196     1,305     1,649     1,915      1,895      3,820
                                          December 31,                         September 30,
                          ------------------------------------------------  --------------------
                            1993      1994      1995      1996      1997      1997       1998
                          --------  --------  --------  --------  --------  ---------  ---------
                                               (dollars in thousands)
Consolidated Balance
 Sheet Data At Period
 End:
Total assets............  $105,787  $126,219  $145,740  $173,604  $194,036  $ 194,036  $ 599,692
Long-term obligations,
 including current
 maturities.............    53,613    40,538    48,844    57,329    55,098     54,740    434,973
Stockholders' equity
 (deficit)..............    17,245    52,247    60,058    68,913    79,532     79,532    (44,763)

 CLC

      The following table sets forth summary historical consolidated financial information of CLC. It is important that you read this information along with the Consolidated Financial Statements and the related notes of CLC included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      The selected consolidated financial data as of and for the years ended December 31, 1993, 1994, 1995, 1996, 1997, and as of June 29, 1997 and for the six month period then ended have been derived from the audited financial statements of CLC, which are included elsewhere in this prospectus. The consolidated financial information for the six months ended July 5, 1998 is unaudited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of such information. Such adjustments are of a normal recurring nature.

      The information set forth in the following table is for periods prior to our acquisition of CLC and the related transactions, and therefore does not show the effects of such acquisition and related transactions.

      Operating results for the six months ended July 5, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998.

      EBITDA presented in the following table represents earning before extraordinary items, net interest expense, income taxed, depreciation and amortization, minority interest expense and other income or expense. EBITDA is provided because it is a measure commonly used in the trucking industry. It is presented to enhance an understanding of our operating results and is not intended to represent cash flows or operating income in accordance with generally accepted accounting principles for the periods indicated. EBITDA does not necessarily represent the amount of cash flow that is actually available for company use.

                                    Year Ended December 31,                 Six Months Ended
                          ------------------------------------------------  ------------------
                                                                            June 29,  July 5,
                            1993      1994      1995      1996      1997      1997      1998
                          --------  --------  --------  --------  --------  --------  --------
                                              (dollars in thousands)
Income Statement Data:
Operating revenues......  $231,190  $241,443  $245,706  $281,075  $329,977  $156,545  $183,082
Operating expenses,
 excluding depreciation
 and amortization.......   214,737   222,847   225,556   258,178   314,223   145,460   166,571
Depreciation and
 amortization...........    11,320    11,783    13,731    16,255    19,817     9,336    10,867
Operating income
 (loss).................     5,133     6,813     6,419     6,642    (4,063)    1,749     5,644
Interest expense, net...     4,016     4,946     5,978     7,553    10,299     4,515     6,158
Net income (loss) before
 extraordinary item and
 cumulative effect of
 accounting change .....       683     1,065       331      (162)   (9,217)   (1,708)     (831)
Other Data:
Net cash provided by
 (used in) operating
 activities.............  $ 11,197  $ 16,567  $ 17,444  $  4,677  $(11,740) $ (3,519) $  1,314
Net cash used in
 investing activities...    (9,892)  (18,755)  (10,490)  (34,273)  (23,156)  (10,255)  (13,225)
Net cash provided by
 (used in) financing
 activities.............     6,994     4,120    (9,444)   26,861    31,789    22,709    11,869
EBITDA .................    16,453    18,596    20,150    22,897    15,754    11,085    16,511
Capital expenditures....    12,050    20,747    13,270    20,020    24,345    11,006    12,834
Number of terminals at
 end of period..........        65        61        66       105       107       105       109
Number of trailers
 operated at end of
 period.................     2,438     2,869     2,645     3,502     3,525     3,433     3,420
Number of tractors
 operated at end of
 period.................     1,390     1,545     1,368     1,755     2,032     1,813     2,046
                                    Year Ended December 31,                 Six Months Ended
                          ------------------------------------------------  ------------------
                                                                            June 29,  July 5,
                            1993      1994      1995      1996      1997      1997      1998
                          --------  --------  --------  --------  --------  --------  --------
                                              (dollars in thousands)
Balance Sheet Data At
 Period End:
Total assets............  $127,176  $146,536  $136,405  $182,544  $177,514  $177,528  $178,621
Long-term obligations,
 including current
 maturities.............    53,386    69,223    67,821   109,024   112,301   102,202   120,820
Stockholders' equity....    22,917    20,245    19,779    15,723     3,013    13,153     2,004

               Summary Unaudited Pro Forma Financial Information

      The following table sets forth summary unaudited pro forma financial information and other data of our company.

      The pro forma data below is intended to give you a better picture of what our business might have looked like if the following transactions had each occurred on January 1, 1997:

    . our merger with a company controlled by Apollo Management and certain of its affiliates and the related transactions, including the private offering of the notes and borrowings under the credit agreement; and

    . our acquisition of CLC and the related transactions, including the tender offer for the CLC notes and borrowings under the new credit agreement.

      It is important that you read this information along with the Unaudited Pro Forma Condensed Consolidated Financial Information and the related notes included elsewhere in this prospectus. In addition, this summary unaudited pro forma financial information should be read along with the Consolidated Financial Statements and the related notes included elsewhere in this prospectus of our company and CLC.

      We do not claim or represent that the summary unaudited pro forma financial information set forth below is indicative of the results that would have been reported had our merger with a company controlled by Apollo Management and certain of its affiliates, our acquisition of CLC, and all of the related transactions actually occurred on January 1, 1997, nor is it indicative of our future results. There can be no assurance that the assumptions used in the preparation of the summary unaudited pro forma financial information will prove to be correct. Additionally, pro forma operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

      To better understand the pro forma data set forth in the following table, you should take note of the following:

    . pro forma EBITDA represents pro forma earnings before net interest expense, income taxes, depreciation and amortization, minority interest expense and other income or expense. Pro forma EBITDA, like EBITDA, is provided because it is a measure commonly used in the trucking industry;

    . pro forma cash interest expense is defined as pro forma interest expense, which includes fees payable on the unused portion of the revolving credit facility, but excludes amortization of deferred financing fees; and

    . the ratio of EBITDA to cash interest expense is calculated by dividing pro forma EBITDA by pro forma cash interest expense.

      On a pro forma basis, our earnings would have been insufficient to cover fixed charges by $16.3 million and $18.5 million for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

      Pro forma EBITDA in the following table reflects the non-recurring expense we incurred during the nine months ended September 30, 1998. Excluding this expense, pro forma EBITDA would have been $34.8 million. Additionally, our management has identified potential merger synergies relating to our acquisition of CLC in the amount of $12.6 million annually.

               Summary Unaudited Pro Forma Financial Information

                                      Fiscal Year       Nine Months
                                         Ended             Ended
                                   December 31, 1997 September 30, 1998
                                   ----------------- ------------------
                                              (dollars in millions)
Income Statement Data:
 Operating revenues...............      $621.8             $494.5
 Operating expenses, excluding
  depreciation and amortization...       563.4              451.9
 Depreciation and amortization....        37.3               32.7
 Operating income.................        21.1                9.9
 Interest expense, net............        39.1               28.6
 Net loss before extraordinary
  item and cumulative effect of
  accounting change...............       (10.4)            (11.2)
Other Data:
 Net cash provided by (used in)
  operating activities............      $ 18.6             $(21.5)
 Cash interest expense............        38.0               28.5
 Capital expenditures.............        59.5               42.6
 Ratio of earnings to fixed
  charges.........................          --                 --
 Pro Forma EBITDA.................        58.4               42.4
 Ratio of EBITDA to cash interest
  expense, net....................        1.5x               1.5x

                                  RISK FACTORS

  In evaluating MTL, you should consider carefully the following factors in addition to other information and data included in this prospectus. Unless the context otherwise requires, the term "MTL" refers to MTL Inc. and its subsidiaries, including CLC. The term "Note" or "Notes" includes the outstanding notes and the exchange notes, as appropriate.

High Level of Debt Creates a Risk of Default and Risk of Interest Rate Increase

  In order to complete our merger with a company controlled by Apollo Management and certain of its affiliates and the related transactions and our acquisition of CLC and the related transactions, MTL incurred a high level of debt. As of September 30, 1998, MTL's long-term debt, which consists principally of obligations under the new credit agreement and the Notes, was $435.0 million, while the total capitalization of MTL was only $412.0. MTL also has the ability to incur additional debt, subject to limitations imposed by the new credit agreement and the indenture governing the Notes.

  Interest payments under the new credit agreement and the floating rate notes may also increase. Generally, an increase in the interest rate assigned to MTL in the market would also lower the value of the fixed rate notes. In addition, in the event MTL's operating cash flow decreases and/or its interest rates rise, MTL may be unable to service its debt without refinancing or restructuring it, selling assets or operations or raising additional debt or equity capital. If these alternatives are not available in a timely manner or on satisfactory terms, or are not permitted under existing agreements of MTL, MTL may default on its debt obligations. Such a default would have serious adverse consequences for the holders of the Notes. Currently, MTL is rated by Standard and Poors as B+ with a negative outlook. MTL's subordinated debt is rated by Standard and Poors as B- with a negative outlook. A downgrade in rating of MTL or its subordinated debt would be likely to lower the market value of the fixed rate notes.

  In addition, MTL's high fixed debt service charges may also restrict its ability to fund or obtain financing for working capital, capital expenditures and general corporate purposes, making MTL more vulnerable to economic downturns, competition and other market pressures.

There May Not be Sufficient Assets to Pay the Notes

  In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against MTL, the assets of MTL must be used to pay senior debt in full before making any payments to holders of the Notes. Because of this obligation to pay the senior debt first, there may not be sufficient assets to pay all or any of the amounts due on the Notes. The Notes are also unsecured and, therefore, are effectively subordinated to any secured debt of MTL, whether or not such debt is senior by its terms.

  As of September 30, 1998, approximately $294.4 million in debt of MTL was senior in priority to the Notes, including under the new credit agreement, which is senior by its terms and secured by liens on substantially all of the assets of MTL and its subsidiaries and the pledge of the common stock of all existing and future material subsidiaries of MTL.

Restrictions Imposed by the New Credit Agreement May Lead to Acceleration of Indebtedness

  The new credit agreement requires MTL to maintain a minimum interest coverage ratio of 1.75 to 1.0 and a maximum total leverage ratio of 6.00 to
1.0. The interest coverage ratio is the ratio of consolidated earnings to consolidated interest expense and the maximum total leverage ratio is the ratio of consolidated debt to consolidated earnings. In addition, the new credit agreement restricts, among other things, MTL's ability to incur additional indebtedness and make acquisitions and capital expenditures beyond a certain level. If MTL fails to comply with the restrictions contained in the new credit agreement, the lenders can declare the entire amount owed thereunder immediately due and payable, and prohibit MTL from making payments of interest and principal on the Notes until the default is cured or all senior debt is paid or otherwise satisfied in full. If MTL were unable to repay such borrowings, such lenders could proceed against the collateral. If the senior debt were accelerated, the assets of MTL may not be sufficient to repay in full such indebtedness and the other indebtedness of MTL, including the Notes, in which event the interests of the senior debt lenders may conflict with the interests of the holders of the Notes.

Integration of CLC May Not Succeed

  The integration of CLC into MTL will require substantial management, financial and other resources which may otherwise be devoted to improving sales, customer service and productivity. CLC is significantly larger than any acquisition MTL has previously made and MTL may experience difficulties with customers, personnel, or other factors. For example, MTL currently operates separate management information systems for MTL and CLC. MTL is in the process of integrating all of its operations under a single information system. A failure of MTL's or CLC's current system, the failure of MTL to implement or integrate a new system without difficulty or at all, the failure of any new system or the failure to upgrade systems as necessary could have a material adverse effect on MTL. In addition, the cost savings, revenue enhancements and margin improvements anticipated as a result of the CLC acquisition may not be realized, and the combination of MTL and CLC may not be successful.

Loss of Affiliates and Owner-Operators Could Affect MTL's Operations and Profitability

  MTL relies to a greater degree than its competitors on participants in its affiliate program and independent owner-operators. A reduction in the number of affiliates or owner-operators, whether due to capital requirements related to the expense of obtaining, operating and maintaining equipment or for other reasons, could have a negative effect on MTL's operations and profitability. Contracts with affiliates generally have only one year terms, and contracts with owner-operators may be terminated by either party on short notice. Although affiliates and owner-operators are responsible for paying for their own equipment, fuel and other operating costs, significant increases in these costs could cause them to seek a higher percentage of revenue from MTL if MTL is unable to increase its rates commensurately. See "Business--Affiliate Program--Owner-Operators" for a more detailed description of MTL's use of affiliates and owner operators.

Increasing Trucking Regulations May Increase Costs

  The trucking industry is subject to possible regulatory and legislative changes, such as increasingly stringent environmental regulations or limits on vehicle weight and size, that may require changes in operating practices and increase the cost of providing truckload services. In addition, rules proposed by the Federal Highway Administration governing registration to operate by interstate motor carriers, such as MTL, if adopted, may require MTL to reregister to conduct interstate motor carrier operations and therefore, could negatively affect MTL's business and operating results. See "Business-- Regulation" for a more detailed description of regulations affecting the trucking industry.

Increased Unionization Could Increase MTL's Operating Costs or Constrain Operating Flexibility

  Although only approximately 13.2% of MTL's workforce is currently subject to union collective bargaining agreements, unions such as the International Brotherhood of Teamsters and its locals have traditionally been active in the U.S. trucking industry. MTL's non-union employees have been subject to union organization efforts from time to time, and MTL could be subject to future unionization efforts as its operations expand and MTL integrates the operations of CLC. Increased militancy by the Teamsters or other unions could increase the possibility for unionization. Increased unionization of MTL's workforce could result in higher employee compensation and working condition demands that could increase MTL's operating costs or constrain its operating flexibility.

Transporting Hazardous Materials Could Create Environmental Liabilities

  MTL's and CLC's activities involve the handling, transportation, storage, and disposal of bulk liquid chemicals, many of which are classified as hazardous materials, hazardous substances, or hazardous wastes. MTL's and CLC's tank wash and terminal operations engage in the storage or discharge of wastewater and stormwater that may contain hazardous substances, and MTL and CLC have from time to time stored diesel fuel and other petroleum products at their terminals. As such, MTL and CLC are subject to environmental, health and safety laws and regulation by U.S. federal, state, local and Canadian government authorities. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. Changes in such laws and regulations could impose significant costs on MTL and CLC.

  As handlers of hazardous substances, MTL and CLC are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of such substances either under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA") or comparable state laws. From time to time, MTL and CLC have incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at its facilities. In addition, MTL's relationship to its affiliates could, under certain circumstances, result in MTL incurring liability for environmental contamination attributable to an affiliate's operations, although MTL has not incurred any such related liability in the past.

  As the result of environmental studies conducted at its facilities in conjunction with its environmental management program, MTL has identified environmental contamination at certain of such sites which will require remediation. MTL has also been named a "potentially responsible party," or has otherwise been alleged to have some level of responsibility, under CERCLA or similar state laws for cleanup of off-site locations at which MTL's waste, or material transported by MTL, has allegedly been disposed of.

  CLC is currently remediating several properties at which it is the only performing party. CLC is currently remediating two federal superfund sites at which it is the only performing party. In addition, CLC is currently investigating and remediating two state superfund sites at which it is the only performing party. MTL and CLC are also investigating, remediating, or is subject to potential financial obligations at a number of waste disposal sites at which it is one of several performing parties. MTL and CLC have incurred in the past and expect to continue to incur expenses for the foreseeable future on environmental matters. Actual environmental expenditures may exceed MTL's and CLC's expectations or reserves and may have a material adverse effect on MTL's financial condition or results of operations. See "Business-- Environmental Matters" for a more detailed description of MTL's environmental matters.

Loss of Qualified Drivers or Key Personnel Could Limit MTL's Growth and Negatively Affect Operations

  There is substantial competition for qualified personnel, including drivers, in the trucking industry. Furthermore, certain geographic areas have a greater shortage of qualified drivers than other areas. MTL operates in many of these geographic areas where there is a shortage of drivers. In addition, MTL believes that its ability to successfully implement its business strategy and to operate profitably depends on the continued employment of its senior management team led by Charles J. O'Brien Jr., Marvin Sexton, Richard Brandewie and other members of senior management. If any of Messrs. O'Brien, Sexton, Brandewie or the other members of senior management become unable or unwilling to continue in their present positions, MTL's business or financial results could be adversely affected. The former chief executive officer of MTL retired following the consummation of our merger with a company controlled by Apollo Management and certain of its affiliates and, therefore, the members of senior management are particularly important to the operations of our company. There is no assurance that MTL will be able to retain its existing senior management or to attract additional qualified personnel. Difficulty in attracting or retaining qualified drivers could require MTL to limit its growth and could have a negative effect on MTL's operations. See "Business--Drivers and Other Personnel" for a more detailed description of MTL's drivers and other personnel.

You May Not Receive A Change of Control Payment Under Certain Circumstances

  In the event of a change of control, MTL is required to make an offer for cash to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereof to the repurchase date. However, the new credit agreement prohibits the purchase of outstanding Notes prior to repayment of the borrowings under the new credit agreement and any exercise by the holders of the Notes of their right to require MTL to repurchase the Notes may cause an event of default under the new credit agreement. In addition, MTL may not have the financial resources necessary to repurchase the Notes upon a change of control. See "Description of Notes--Change of Control" for a more detailed description of the change of control provision.

Interests of Apollo May Conflict With Your Interests

  Apollo owns approximately 85.3% of the outstanding common stock of MTL, or approximately 76.8% on a diluted basis. Accordingly, Apollo controls MTL and has the power to elect all of its directors, appoint new management and approve any action requiring the approval of the holders of shares of MTL common stock, including adopting amendments to MTL's certificate of incorporation and approving mergers or sales of substantially all of MTL's assets. The interests of Apollo may conflict with the interests of the holders of the Notes. For example, if MTL encounters financial difficulties, or is unable to pay its debts as they mature, MTL's equity investors may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risk to the holders of the Notes.

You May Not Be Able to Sell Your Notes

  There is no existing trading market for the exchange notes and no such market may develop. The absence of such market adversely affects the liquidity of an investment in the Notes. If a market for the exchange notes does develop, future trading prices will depend on many factors, including among other things, prevailing interests rates and the market for similar securities, general economic conditions and the financial condition and performance of, and prospects for, MTL. MTL does not intend to apply for listing of the exchange notes on any securities exchange or for quotation through any over-the-counter market.

                                THE CLC MERGER

  On August 28, 1998, MTL completed its merger with CLC (the "CLC Merger"), pursuant to which CLC became a wholly-owned subsidiary of MTL. In addition to providing short and long-haul transportation of liquid and dry bulk chemicals, CLC offers a full range of specialized transportation services including:

  . intermodal services, material handling and third-party logistics, principally to the chemical industry;

  . tank cleaning services;

  . driver-related services such as bulk purchasing of insurance and supplies to its own fleet, independent owner-operators and third-party carriers; and

  . brokering transportation services through over sixty bulk carriers.

  Substantially all of CLC's revenues are derived from five wholly owned subsidiaries, which are Chemical Leaman Tank Lines, Inc., Fleet Transport, Inc., Quala Systems, Inc., Transplastics, Inc. and Leaman Logistics, Inc.

  In the CLC Merger, the shareholders of CLC received an aggregate of $70.7 million in cash, $10.75 million of which amount was placed in an escrow account for CLC shareholders' indemnification obligations, and $5.0 million stated value of redeemable preferred stock. A portion of the shares held by certain shareholders of CLC who are officers of CLC, having a value of $1.1 million based on the per share consideration, were converted into shares of MTL common stock. Simultaneously with the CLC Merger, certain employees of MTL and CLC acquired, for $830,000 in cash, shares of MTL's common stock, which was financed in part by loans from MTL. Additionally, certain employees of Leaman Logistics acquired 5% of the equity of Leaman Logistics through a rollover of CLC common stock held by certain CLC shareholders, and a small cash investment financed by loans from MTL.

  The above description describes all of the material aspects of the CLC Merger. However, for greater detail we advise that you refer to the CLC merger agreement, which has been filed as an exhibit to the registration statement, of which this prospectus forms a part.

  In connection with the CLC Merger, on July 28, 1998, MTL commenced a tender offer for the $100 million principal amount of outstanding 10 3/8% Senior Notes due 2005 of CLC (the "CLC Notes"). The tender offer was subject to the consummation of the CLC Merger. 100% of the outstanding CLC Notes were tendered, and on August 28, 1998, following consummation of the CLC Merger, MTL accepted the CLC Notes for payment and paid to the holders the tender offer consideration and a related consent payment. Also on August 28, 1998, MTL refinanced certain indebtedness of CLC, including a $33 million receivables securitization program.

  The sources of funds used to consummate the CLC Merger and the related transactions included the following:

  . borrowings under the new credit agreement,

  . $4.4 million of assumed CLC preferred stock, and

  . preferred and common equity investments in MTL by certain of MTL's shareholders, including Apollo Management and certain of its affiliates (collectively, "Apollo"), consisting of the following:

    (1) a $5.0 million redeemable preferred stock investment,

    (2) a $10.5 million senior exchangeable preferred stock investment, and

    (3) an approximately $10.1 million common equity investment.

See "Description of Capital Stock" for a description of the terms of the preferred stock Apollo received in the CLC Merger.

  The new credit agreement provides for the following:

  (1) an add-on facility to the original term loan facility under the credit agreement providing for an increase of $40.0 million in the total term loan amount currently outstanding to a total of $90.0 million (the "Tranche A Term Loan"),

  (2) an additional term loan facility (the "Tranche B Term Loan") in the amount of $105.0 million,

  (3) an additional term loan facility (the "Tranche C Term Loan" and, together with the Tranche A Term Loan and Tranche B Term Loan, the "Term Loans") in the amount of $90.0 million and

  (4) a decrease in the total amount of the revolving credit facility from $110.0 million to $75.0 million.

See "Description of the New Credit Agreement" for a more detailed description of the terms of the new credit agreement.

  All of the domestic, direct and indirect, wholly-owned subsidiaries of MTL, including CLC and its subsidiaries, have guaranteed MTL's borrowings under the new credit agreement and CLC and its subsidiaries have executed a supplemental indenture to become guarantors of the Notes pursuant to the terms of the indenture.

  The CLC Merger, the tender offer for the CLC Notes, the refinancing of the credit agreement, the preferred and common equity investments made in connection with the acquisition of CLC and the related borrowings under the new credit agreement are collectively referred to as the "CLC Transactions."

                                USE OF PROCEEDS

  The exchange offer is intended to satisfy certain of MTL's obligations under the registration rights agreement. MTL will not receive any cash proceeds from the exchange offer.

  The net proceeds from the original sale of the notes and from the other related transactions described on page 11 were approximately $268.0 million. MTL used such net proceeds as follows:

   . approximately $195.0 million to consummate the merger of MTL with a company controlled by Apollo;

   . approximately $54.3 million to repay long term debt; and

   . approximately $18.7 million to pay fees and expenses related to the merger of MTL with a company controlled by Apollo, the private offering of the notes and the other related transactions (the "MTL
    Transactions").

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   (dollars in millions, except share data)

  The Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1997 and the nine months ended September 30, 1998 gives effect to the MTL Transactions, and the CLC Transactions as if they had occurred at the beginning of the periods presented.

  All adjustments necessary to fairly present this pro forma information have been made based on available information and in the opinion of management are reasonable. The Unaudited Pro Forma Condensed Consolidated Statement of Income is based upon, and should be read in conjunction with, the Consolidated Financial Statements and the related notes for the year ended December 31, 1997 of MTL and CLC, the nine months ended September 30, 1998 of MTL and the six months ended July 5, 1998 of CLC included elsewhere in this prospectus. The pro forma information does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of MTL's future results.

         Unaudited Pro Forma Condensed Consolidated Statement of Income
                        for Year Ended December 31, 1997

                                     MTL        CLC      Pro Forma
                                  Historical Historical Adjustments   Pro Forma
                                  ---------- ---------- -----------   ---------
Operating revenues..............    $286.0     $330.0     $  5.8 [A]   $621.8
Costs and expenses:
  Operating expenses, excluding
   depreciation and
   amortization.................     247.6      314.2        5.0 [A]
                                                            (5.2)[B]
                                                             1.8 [C]    563.4
  Depreciation and
   amortization.................      17.3       19.8       (3.2)[C]
                                                             3.4 [D]     37.3
                                    ------     ------     ------       ------
    Total operating expenses....     264.9      334.0        1.8        600.7
                                    ------     ------     ------       ------
Operating income................      21.1       (4.0)       4.0         21.1
Other expenses (income).........                  0.2       (2.0)[E]     (1.8)
Minority interest expense.......                             0.3 [F]      0.3
Interest expense, net...........       3.2       10.3       25.6 [G]     39.1
                                    ------     ------     ------       ------
Income before income taxes......      17.9      (14.5)     (19.9)       (16.5)
Provision for (benefit from) in-
 come taxes.....................       7.4       (5.3)      (8.2)[H]     (6.1)
                                    ------     ------     ------       ------
Net income (loss) before
 extraordinary item and
 cumulative effect of accounting
 change.........................      10.5       (9.2)    $(11.7)      $(10.4)
                                    ======     ======     ======       ======
Ratio of earnings to fixed
 charges (I)                                                              --


See notes to Unaudited Pro Forma Condensed Consolidated Statement of Income for
     Year Ended December 31, 1997 and Nine Months Ended September 30, 1998

       Unaudited Pro Forma Condensed Consolidated Statement of Income for
                      Nine months ended September 30, 1998

                                     MTL         CLC      Pro Forma
                                  Historical Historical* Adjustments  Pro Forma
                                  ---------- ----------- -----------  ---------
Operating revenues...............   $255.5     $239.0       $ --       $494.5
Costs and expenses:
  Operating expenses, excluding
   depreciation and amortiza-
   tion..........................    234.2      218.9        (2.8)[B]
                                                              1.6 [C]   451.9
  Depreciation and amortization..     18.1       14.8        (2.5)[C]
                                                              2.3 [D]    32.7
                                    ------     ------       -----      ------
    Total operating expenses.....    252.3      233.7        (1.4)      484.6
                                    ------     ------       -----      ------
Operating income.................      3.2        5.3         1.4         9.9
Other expense (income)...........     (0.1)       1.0        (1.3)[E]    (0.4)
Minority Interest Expense........                             0.3 [F]     0.3
Interest expense, net (including
 bridge loan financing fees).....      9.9        8.3        10.4 [G]    28.6
                                    ------     ------       -----      ------
Income before income taxes.......     (6.6)      (4.0)       (8.0)      (18.6)
Benefit from income taxes........      2.7        1.4         3.3 [H]     7.4
                                    ------     ------       -----      ------
Net income, before extraordinary
 items...........................   $ (3.9)    $ (2.6)      $(4.7)     $(11.2)
                                    ======     ======       =====      ======

--------
 *Denotes results through August 28, 1998, the effective date of the acquisition.

Ratio of earnings to fixed charges (I)



See notes to Unaudited Pro Forma Condensed Consolidated Statement of Income for
     Year Ended December 31, 1997 and Nine Months Ended September 30, 1998

                                   MTL Inc.

  Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income
   for Year Ended December 31, 1997 and Nine Months Ended September 30, 1998
                                  (unaudited)

A. Represents the operating revenues and operating expenses associated with the acquisition of two entities by CLC as if these acquisitions had occurred at the beginning of the period presented. The two entities acquired consist solely of operational and tank wash facilities.

B.  Pro forma adjustment to reflect operating expenses is as follows:

                                                                    Nine months
                                                       Year ended      Ended
                                                      December 31, September 30,
                                                          1997         1998
                                                      ------------ -------------
   Adjustments related to the MTL Transactions
   Compensation expense for MTL's former
    chairman (1)....................................     $(0.3)        $(0.1)
   Shareholder relations and other expenses of oper-
    ating as a public company (1)...................      (0.2)         (0.1)
   Apollo management fee (2)........................       0.5           0.2
                                                         -----         -----
     Total Adjustments related to the MTL
      Transactions..................................       --            --
   Adjustments related to the CLC Transactions
   CLC ownership expenses (3).......................      (4.7)         (2.5)
   CLC corporate jet costs (4)......................      (0.5)         (0.3)
                                                         -----         -----
     Total Adjustments related to the CLC
      Transactions..................................      (5.2)         (2.8)
                                                         -----         -----
   Net pro forma operating expense adjustment.......     $(5.2)        $(2.8)
                                                         =====         =====

  ---------
  (1) As a result of the MTL Transactions these functions will no longer be performed or will be performed by personnel of the combined MTL or by Apollo. See note (2) below.
  (2) Under the terms of the Management Agreement, Apollo will receive an annual management fee in consideration for financial and strategic advisory services fees.
  (3) Pursuant to the Purchase and Sale Agreement between CLC and MTL these ownership and related costs represent primarily salaries, bonuses, consulting fees, expense reimbursements and other payments to the former owners of CLC that will not be incurred subsequent to the Merger.
  (4) In connection with the CLC Merger, pursuant to the Purchase and Sale Agreement between CLC and MTL, CLC's corporate jet will be distributed to a previous owner of CLC. This pro forma adjustment represents the related net operating expenses for the corporate jet net of additional costs expected to be incurred by MTL not having access to the jet for business purposes which management does not anticipate to be significant.

                                   MTL Inc.

  Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income
   for Year Ended December 31, 1997 and Nine Months Ended September 30, 1998
                                  (unaudited)

C. Adjustment represents results of conforming CLC depreciation and amortization policies to MTL policies including (i) decrease in depreciation expense of $1.4 million and $0.9 million for the year ended December 31, 1997 and the nine months ended September 30, 1998 respectively and (ii) reclassification of leasing costs of $1.8 million and $1.6 million for the year ended December 31, 1997 and the nine months ended September 30, 1998 respectively.

D. Reflects estimated amortization expense of approximately $3.4 million and $2.3 million for the year ended December 31, 1997 and the six months ended June 30, 1998 respectively, related to intangible assets to be recorded in connection with the CLC Merger. Intangible assets of approximately $136.0 million consist primarily of goodwill. MTL anticipated these intangible assets will be amortized over a composite life of approximately 40 years. The period used for intangible amortization is based on a preliminary estimate of the reasonable period for which such costs are expected to be recovered and is based in part on the earnings and history of CLC. Management is continuing to assess its purchase price allocation, although they do not believe the current allocation will differ materially from the final allocation.

E. Reflects adjustment to decrease Other income (expense) for the amount of historical interest expense recorded associated with the accounts receivables which were repurchased in connection with the Merger.

F. Represents interest expense in the form of dividends payable on the Minority Interest calculated as (i) 6% of the face value of the historical Series A preferred stock and (ii) 8% of the face value of the historical Series C preferred stock.

                                   MTL Inc.

     Notes to the Unaudited Pro Forma Condensed Consolidated Statement of
                  Income for Year Ended December 31, 1997 and
                     Nine Months Ended September 30, 1998
                                  (unaudited)


G. Pro forma adjustment to record interest expense and amortization of financing fees related to the Revolving Credit Facility, Term Loan Facility and the Notes, net of a decrease in interest expense from the assumed repayment of existing long term debt, is as follows:

                                                                  Nine months
                                                     Year ended      ended
                                                    December 31, September 30,
                                                        1997         1998
                                                    ------------ -------------
   Pro forma interest on new debt (a)..............    $37.7         $28.3
   Pro forma amortization of deferred financing
    costs (b)......................................      1.5           1.1
   Fee for unused portion of Revolving Credit
    Facility (c)...................................      0.3           0.2
   Bridge financing fees (d).......................      --           (0.6)
   Decrease from repayment of actual interest
    expense on existing long term debt (e).........    (13.9)        (18.6)
                                                       -----         -----
   Net pro forma interest expense adjustment.......    $25.6         $10.4
                                                       =====         =====

  ---------
  (a) Pro forma adjustment to record interest expense on new debt is as follows:

                                                          Pro forma  Pro forma
                                                           interest  interest
                                                           expense  expense for
                                                          for year  nine months
                                               Assumed      ended      ended
                              Interest       Outstanding  December   September
                                Rate         Debt Balance 31, 1997   30, 1998
                              --------       ------------ --------- -----------
     Sublimit Revolving
      Credit Facility........   7.50% (i)        10.0       $ 0.8      $ 0.6
     Term Loan Facility
      Tranche A..............   7.72% (ii)       90.0         6.9        5.2
     Term Loan Facility
      Tranche B..............   7.97% (iii)     105.0         8.4        6.3
     Term Loan Facility
      Tranche C..............   8.22% (iv)       90.0         7.4        5.5
     Fixed Rate Notes........  10.00%           100.0        10.0        7.5
     Floating Rate Notes.....  10.53%(v)         40.0         4.2        3.2
                                                            -----      -----
     Total pro forma interest expense
      on new debt..................................         $37.7      $28.3

    ---------
    (i) Interest on the Revolving Credit Facility is based on 1.50% in excess of the Canadian Bankers Acceptance Rate.
    (ii) Interest on Tranche A of the Term Loan Facility is based on 2.00% in excess of LIBOR.
    (iii) Interest on Tranche B of the Term Loan Facility is based on 2.25% in excess of LIBOR.
    (iv) Interest on Tranche C of the Term Loan Facility is based on 2.50% in excess of LIBOR.
    (v) Interest of the Floating Rate Notes is based on 4.8% is excess of LIBOR.

    A .125% increase or decrease in the assumed weighted average interest rate of the variable rate facilities noted above would change pro forma interest expense by $0.4 million and $0.3 million for the year ended December 31, 1997 and nine months ended September 30, 1998.

                                   MTL Inc.

     Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for Year Ended December 31, 1997 and Nine Months Ended September
                                   30, 1998
                                  (unaudited)

  (b) Pro forma adjustment to reflect amortization of financing fees related to the Revolving Credit Facility and Term Loan Facility and the Notes is as follows:

                                                     Year ended    Nine months
                               Financing  Maturity  December 31, ended September
                                 Fees    (in years)     1997        30, 1998
                               --------- ---------- ------------ ---------------
      Revolving Credit
       Facility...............   $ 1.5        6         $0.3          $0.2
      Term Loan...............     4.4        6          0.7           0.5
      Notes...................     4.2        8          0.5           0.4
                                 -----                  ----          ----
      Total...................   $10.1                  $1.5          $1.1

  (c) Represents the commitment fee equal to 1/2 of 1.0% per annum on the undrawn portion of the available commitment under the Revolving Credit Facility (total line of credit is $75.0 million of which $10.0 million is assumed drawn for purposes of this pro forma analysis).
  (d) Pro forma adjustment to decrease interest expense for the one-time bridge financing fee incurred in connection with the MTL Transactions.
  (e) Interest expense, net includes $0.4 million interest income from MTL for the year ended December 31, 1997 and nine months ended September 30, 1998.

H. Pro forma adjustment to reflect tax effect of the pro forma adjustments at an assumed approximate 41% effective income tax rate.

I. For purposes of computing this ratio of earnings of income before income taxes plus fixed charges, fixed charges consist of interest expense and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of an interest factor. For the year ended December 31, 1997 and nine months ended September 30, 1998 earnings were insufficient to cover fixed charges by $16.3 million and $18.5 million, respectively.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

       MTL

        The selected historical consolidated financial information set forth below is qualified in its entirety by reference to, and should be read in conjunction with, the Consolidated Financial Statements and notes thereto of MTL included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The fiscal year historical information and the unaudited financial information for the nine months ended September 30, 1997 and 1998 do not give effect to the CLC Transactions or include historical information for CLC prior to its acquisition by MTL as of August 28, 1998. However, selected historical information for CLC is presented following such information.

        The consolidated financial information set forth below for and as of each of the years in the five-year period ended December 31, 1997 has been derived from audited consolidated financial statements of MTL. The consolidated financial information for the nine months ended September 30, 1997 and 1998 is unaudited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of such information. Such adjustments are of a recurring nature.

        Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998.

                                                                                Nine Months
                                    Year Ended December 31,                 Ended September 30,
                          ------------------------------------------------  ---------------------
                            1993      1994      1995      1996      1997      1997        1998
                          --------  --------  --------  --------  --------  ---------  ----------
                                               (dollars in thousands)
Income Statement Data:
Operating revenues......  $142,376  $168,290  $190,054  $235,599  $286,047  $ 213,133  $  255,465
Costs and expenses:
 Operating expenses,
  excluding depreciation
  and amortization......   122,188   145,108   163,396   203,487   247,619    184,616     234,111
 Depreciation and
  amortization..........     7,335     8,213    10,156    13,892    17,335     12,580      18,126
 Interest expense, net..     5,722     4,172     3,468     3,494     3,175      2,375       9,907
 Other expenses
  (income)..............        94       252      (176)     (214)       39        (48)        (34)
                          --------  --------  --------  --------  --------  ---------  ----------
  Total costs and
   expenses.............   135,339   157,745   176,844   220,659   268,168    199,523     262,110
                          --------  --------  --------  --------  --------  ---------  ----------
Income (loss) before
 taxes..................     7,037    10,545    13,210    14,940    17,879     13,610      (6,645)
Provision (benefit) for
 income taxes...........     2,653     4,306     5,408     6,103     7,396      5,593      (2,704)
                          --------  --------  --------  --------  --------  ---------  ----------
Net income (loss) before
 extraordinary item.....  $  4,384  $  6,239  $  7,802  $  8,837  $ 10,483  $   8,017  $   (3,941)
                          ========  ========  ========  ========  ========  =========  ==========
Other Data:
Net cash provided by
 (used in) operating
 activities.............  $ 14,486  $ 17,308  $ 18,090  $ 22,304  $ 33,832  $  26,301  $  (26,518)
Net cash used in
 investing activities...    (2,735)  (21,395)  (30,089)  (21,780)  (31,690)   (26,791)   (244,957)
Net cash (used in)
 provided by financing
 activities.............   (11,378)    4,366    11,597      (135)   (1,503)       325     281,624
Ratio of earnings to
 fixed charges (1)......       2.1x      3.2x      4.4x      4.1x      4.8x       5.1x         --
EBITDA (2)(3)...........    20,188    23,182    26,658    32,112    38,428     28,517      21,354
Capital expenditures....     3,576    24,341    32,099    20,577    35,121     23,028      24,120
Number of terminals at
 end of period..........        53        59        66        70        80         76         183
Number of trailers
 operated at end of
 period.................     2,546     2,869     3,190     3,728     4,148      4,038       7,995
Number of tractors
 operated at end of
 period.................       907     1,196     1,305     1,649     1,915      1,895       3,913
Consolidated Balance
 Sheet Data At Period
 End:
Total assets............  $105,787  $126,219  $145,740  $173,604  $194,036  $ 194,036  $  599,692
Long-term obligations,
 including current
 portion................    53,613    40,538    48,844    57,329    55,098     54,740     434,973
Stockholders' equity
 (deficit)..............    17,245    52,247    60,058    68,913    79,532     79,532     (44,763)

--------

(1) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and one-third of the rent expense for operating leases, which management believes is a reasonable approximation of an interest factor. For the nine months ended September 30, 1998 earnings were insufficient to cover fixed charges by $6,645. Excluding the nonrecurring expense related to the vesting of MTL stock options of $13.4 million, the ratio would have been 1.6x for the nine months ended September 30, 1998.

(2) EBITDA represents earnings before extraordinary items, net interest expense, income taxes, depreciation and amortization, minority interest expenses and other operating income (expense). EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on a basis of operating performance. EBITDA is not intended to present cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. EBITDA does not necessarily represent cash flow available for discretionary use by management due to debt service requirements, functional requirements for capital replacement and expansion and other commitments and uncertainties. See the Consolidated Financial Statements and the related notes of MTL appearing elsewhere in this prospectus.

(3) During the nine months ended September 30, 1998, MTL incurred a non-recurring expense related to the exercise of options of MTL stock in connection with the MTL Transactions. Excluding this expense, EBITDA would have been $34.8 million for the nine months ended September 30, 1998.

     CLC

      The selected historical consolidated financial information set forth below is qualified in its entirety by reference to, and should be read in conjunction with, the Consolidated Financial Statements and the related notes of CLC included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      The selected consolidated financial data as of and for the years ended December 31, 1993, 1994, 1995, 1996, and 1997, have been derived from the audited financial statements of CLC. The consolidated financial information for the six months ended June 29, 1997 and July 5, 1998 is unaudited, but in the opinion of management, reflects all adjustments of a normal recurring nature necessary for a fair presentation of such information.

      The information set forth below is for periods prior to the CLC Transactions, and therefore does not give effect thereto.

      Operating results for the six months ended July 5, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                    YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED
                          ------------------------------------------------  ------------------
                                                                            JUNE 29,  JULY 5,
                            1993      1994      1995      1996      1997      1997      1998
                          --------  --------  --------  --------  --------  --------  --------
                                              (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Operating revenues......  $231,190  $241,443  $245,706  $281,075  $329,977  $156,545  $183,082
Costs and expenses:
 Operating expenses,
  excluding depreciation
  and amortization......   214,737   222,847   225,556   258,178   314,223   145,460   166,571
 Depreciation and
  amortization..........    11,320    11,783    13,731    16,255    19,817     9,336    10,867
 Interest expense, net..     4,016     4,946     5,978     7,553    10,299     4,515     6,158
 Other income
  (expense).............       207        92      (110)     (795)      165       165       764
                          --------  --------  --------  --------  --------  --------  --------
  Total costs and
   expenses.............   230,280   239,668   245,155   281,191   344,504   159,476   184,360
                          --------  --------  --------  --------  --------  --------  --------
Income before taxes.....       910     1,775       551      (116)  (14,527)   (2,931)   (1,278)
Provision for income
 taxes..................       227       710       220        46    (5,310)   (1,223)     (447)
                          --------  --------  --------  --------  --------  --------  --------
Net income (loss) before
 extraordinary item and
 cumulative effect of
 accounting change......  $    683  $  1,065  $    331  $   (162) $ (9,217) $ (1,708) $   (831)
                          ========  ========  ========  ========  ========  ========  ========
OTHER DATA:
EBITDA (1) .............  $ 16,453  $ 18,596  $ 20,150  $ 22,897  $ 15,754  $ 11,085  $ 16,511
Net cash provided by
 (used in) operating
 activities.............    11,197    16,567    17,444     4,677   (11,740)   (3,519)    1,314
Net cash used in
 investing activities...    (9,892)  (18,755)  (10,490)  (34,273)  (23,156)  (10,255)  (13,225)
Net cash provided by
 (used in) financing
 activities.............     6,994     4,120    (9,444)   26,861    31,789    22,709    11,869
Capital expenditures....    12,050    20,747    13,270    20,020    24,345    11,006    12,834
Number of terminals at
 end of period..........        65        61        66       105       107       105       109
Number of trailers
 operated at end of
 period.................     2,438     2,869     2,645     3,502     3,525     3,433     3,420
Number of tractors
 operated at end of
 period.................     1,390     1,545     1,368     1,755     2,032     1,813     2,046
BALANCE SHEET DATA AT
 PERIOD END:
Total assets............  $127,176  $146,536  $136,405  $182,544  $177,514  $177,528  $178,621
Long-term obligations,
 including current
 maturities.............    53,386    69,223    67,821   109,024   112,301   102,202   120,820
Stockholders' equity....    22,917    20,245    19,779    15,723     3,013    13,153     2,004

--------

(1) EBITDA represents earnings before extraordinary items, net interest expense, income taxes, depreciation and amortization and other income (expense). EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to present cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. EBITDA does not necessarily represent cash flow available for discretionary use by management due to debt service requirements, functional requirements for capital replacement and expansion and other commitments and uncertainties. See the Consolidated Financial Statements and related notes of CLC appearing elsewhere in this prospectus.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

MTL

  The following discussion of the results of operations and financial condition of MTL should be read in conjunction with MTL's consolidated financial statements and the related notes included elsewhere in this prospectus. The information presented below does not include the results of CLC, which became a wholly owned subsidiary of MTL on August 28, 1998, except for the results of operations for the nine months ended September 30, 1998 which includes the results of CLC for the 33 day period ended September 30, 1998.

OVERVIEW

  MTL's revenue is principally a function of the volume of shipments for the bulk chemical industry, MTL's market share as opposed to that of its competitors and the amount spent on tank truck transportation as opposed to other modes of transportation such as rail. The volume of shipments of chemical products are in turn affected by many other industries, including consumer and industrial products, automotive, paint and coatings, and paper, and tend to vary with changing economic conditions.

  The principal components of MTL's operating costs include purchased transportation, salaries, wages, benefits, annual tractor and trailer maintenance costs, insurance and fuel costs. MTL's use of affiliates and owner-operators provides a more flexible cost structure, increases MTL's asset utilization and increases return on invested capital.

  MTL has historically focused on maximizing cash flow and return on invested capital. MTL's affiliate program has greatly reduced the amount of capital needed for MTL to maintain and grow its terminal network. In addition, the extensive use of owner-operators reduces the amount of capital needed by MTL to build its fleet of tractors, which have shorter economic lives than trailers. These factors have allowed MTL to concentrate its capital spending on its trailer fleet where it can achieve superior returns on invested capital through MTL's transportation operations and leasing to third parties and affiliates. Over the past five years, MTL estimates that its cash return on invested capital has exceeded 20.0%.

  MTL also provides leasing, tank cleaning, logistics and intermodal services. Revenues from these supplementary services accounted for less than 10.0% of MTL's revenues for the year ended December 31, 1997.

  MTL pursues a business strategy of growth through acquisitions. In 1996, MTL acquired all of the outstanding stock of Levy Transport Ltd., a Quebec-based tank truck carrier, for $5.1 million in cash plus the assumption of debt. Levy services the chemical, petroleum and glass industries with a fleet of over 400 tractors and trailers. MTL intends to continue providing these services and expand upon existing customer relationships by providing MTL's supplementary services as well as increasing the fleet size in these markets. Through its acquisition of CLC in August 1998, MTL was further able to expand its service capabilities and its geographic coverage.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997.

  Revenues for the first nine months of 1998 were $255.5 million, an increase of $42.3 million or 19.9%, over the same period in 1997. In the first nine months of 1998, transportation revenues accounted for approximately 93.4% of revenues while supplementary services including leasing, tank cleaning, logistics and intermodal services accounted for approximately 6.6%, consistent with the first nine months of 1997. The addition of CLC resulted in an increase of $33.3 million, or almost 80% of the $42.3 million increase. MTL attributes its additional increased revenue to sustained strength in chemical industry shipment volumes nationwide and continued implementation of both its affiliate and core carrier strategies.

  MTL operated 183 terminals at September 30, 1998 compared to 76 terminals at September 30, 1997. MTL approximately doubled the size of its fleet during this time period, increasing operated trailers from 4,038 to 7,995 and increasing operated tractors from 1,878 to 3,913. These increases are directly attributable to the acquisition of CLC.

  Operating expenses, excluding depreciation and amortization totaled $234.1 million in the first nine months of 1998, an increase of $20.4 million, or 26.8%, from the first nine months of 1997. Operating expenses as a percentage of operating revenues increased from 92.5% for the first nine months of 1997, to 98.7% for the first nine months of 1998. This increase in operating expenses as a percentage of operating revenues was attributable to the $14.7 million pre-tax cost of payouts to the holders of stock options made in connection with the MTL Transactions and bonuses paid in connection with the CLC Transactions. The $5.7 million balance of increased operating expenses was due to the increased revenue as discussed above and the inclusion of CLC which has historically operated at a higher operating expense ratio than MTL. Adjusted for the nonrecurring compensation paid to optionees and employees, total operating expense was $219.4 million or 93.0% in the first nine months of 1998. The adjusted operating ratio declined due to the acquisition of CLC which has historically had a higher operating expense ratio.

  Depreciation and amortization expense increased $5.5 million, or 44%, in the first nine months of 1998 from the same time period in 1997 due to the assets acquired from CLC and increases in the number of terminals and MTL operated trailers and tractors.

  Operating income decreased $12.7 million, or 79.7%, to $3.2 million in the first nine months of 1998 as compared to $15.9 million during the same time period in 1997. Operating income as a percentage of revenues decreased from 7.5% in the first nine months of 1997 to 1.3% in the first nine months of 1998. The decrease in operating income and operating income as a percentage of revenues during the first nine months of 1998 is attributable to the payout to the holders of stock options and bonuses, discussed above and the acquisition of CLC, also discussed above. Adjusted for the nonrecurring compensation paid to optionees, operating income was $17.9 million or 7.0% in the first nine months of 1998. The adjusted operating income decreased due to the acquisition of CLC.

  Interest expense increased $7.5 million or 317%, in the first nine months of 1998 as a result of higher average outstanding debt balances during 1998 as compared with the same period in 1997. The additional debt was incurred in connection with both the MTL Transactions and the CLC Transactions.

  An income tax benefit of $2.7 million was recorded in 1998, compared to income tax expense of $5.6 million recorded in the same period in 1997. This resulted from the pre-tax loss of $6.6 million in 1997 compared to pre-tax income of $13.6 million in 1997.

  MTL's net loss was $7.0 million in the first nine months of 1998 compared to net income of $8.0 million in the first nine months of 1997. This decrease of $15.0 million was attributable to the payout to the holders of stock options and bonuses discussed above and the additional interest expense associated with increased debt levels. Adjusted for all nonrecurring charges related to the MTL Transactions, net income was $5.3 million in the first nine months of 1998.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996.

  Revenues for 1997 were $286.0 million, an increase of $50.4 million, or 21.4%, over 1996 revenues. Transportation revenues increased $48.6 million, or 22.3%, due to strong internal growth and the impact of a full year of Levy's operating results. In 1997, transportation revenues accounted for approximately 93.1% of revenues while supplementary services including leasing, tank cleaning, logistics and intermodal accounted for approximately 6.9% of total revenues. Revenues from these supplementary services increased $1.9 million, or 10.6%, compared to 1996, primarily as a result of increased equipment rental income from both affiliates and MTL's customers.

  MTL operated 80 terminals at December 31, 1997 compared to 70 terminals at December 31, 1996. MTL also expanded the size of its fleet during this time period, increasing operated trailers from 3,728 to 4,148, or 11.3%, and increasing operated tractors from 1,649 to 1,915, or 16.1%.

  Operating expenses, excluding depreciation and amortization, totaled $247.6 million in 1997, an increase of $44.1 million, or 21.7%, from 1996. Operating expenses as a percentage of operating revenues increased from 86.4% in 1996 to 86.6% in 1997. This increase in operating expenses as a percentage of operating revenues was primarily attributable to increases in purchased transportation expenses, selling and administrative expenses and insurance and claims expenses, offset by decreases in compensation expense and fuel supplies and maintenance expenses. This is partially a result of a full year's impact of the acquisition of Levy, which had higher operating expenses as a percentage of operating revenues than MTL.

  Depreciation and amortization expense increased $3.4 million, or 24.8%, principally due to a higher amount of depreciable assets associated with increases in the number of terminals and MTL operated trailers and tractors.

  Operating income increased $2.9 million, or 15.8%, to $21.1 million in 1997 as compared to $18.2 million in 1996. Operating income as a percentage of revenues decreased from 7.7% in 1996 to 7.4% in 1997.

  Interest expense decreased $0.3 million, or 9.1%, in 1997 as a result of lower average outstanding debt balances during 1997 as compared with 1996.

  An income tax provision of $7.4 million was recorded in 1997, which was higher than the income tax provision recorded in 1996 by $1.3 million, or 21.2%. The increase resulted from the increase in income before taxes.

  MTL's net income was $10.5 million in 1997 compared to net income of $8.8 million in 1996. This increase of $1.7 million, or 18.6%, was primarily attributable to the increase in revenues achieved without a proportionate increase in costs and administrative expenses.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995.

  Revenues for 1996 were $235.6 million, an increase of $45.5 million, or 24.0%, over 1995 revenues. Transportation revenues increased $44.8 million, or 25.9%, partially impacted by strong internal growth as well as the acquisition of Levy. In 1996, transportation revenues accounted for approximately 92.0% of revenues while supplementary services including leasing, tank cleaning, logistics and intermodal services accounted for approximately 8.0% of total revenues. Revenues from these supplementary services increased $0.8 million, or 4.7%, compared to 1995, primarily as a result of increased equipment rental income from both affiliates and MTL's customers.

  MTL operated 70 terminals at December 31, 1996 compared to 66 terminals at December 31, 1995. MTL also expanded the size of its fleet during this time period, increasing operated trailers from 3,190 to 3,728, or 16.9%, and increasing operated tractors from 1,305 to 1,649, or 26.4%.

  Operating expenses, excluding depreciation and amortization, totaled $203.5 million in 1996, an increase of $40.1 million, or 24.5%, from 1995. Operating expenses as a percentage of operating revenue increased from 86.0% in 1995 to 86.4% in 1996. This increase in operating expenses as a percentage of operating revenues was primarily attributable to increases in compensation expense, insurance and claims expenses and fuel, supplies and maintenance expenses, offset by decreases in purchased transportation expenses and selling and administrative expenses. This is partially a result of the impact of the Levy acquisition which had higher operating expenses as a percentage of operating revenues than MTL.

  Depreciation and amortization expense increased $3.7 million, or 36.8%, principally due to a higher amount of depreciable assets associated with increases in the number of terminals and MTL operated trailers and tractors.

  Operating income increased $1.7 million, or 10.4%, to $18.2 million in 1996 as compared to $16.5 million in 1995. Operating income as a percentage of revenues decreased from 8.7% in 1995 to 7.7% in 1996.

  Interest expense increased slightly in 1996 as a result of modestly higher average outstanding debt balances during 1996 as compared with 1995.

  An income tax provision of $6.1 million was recorded in 1996, which was higher than the tax provision recorded in 1995 by $0.7 million, or 12.9%. The increase resulted from the increase in income before taxes.

  MTL's net income was $8.8 million in 1996 compared to net income of $7.8 million in 1995. This increase of $1.0 million, or 13.3%, was primarily attributable to the increase in revenues achieved without a proportionate increase in costs and administrative expenses.

CLC

  The following discussion of the results of operations and financial condition of CLC should be read in conjunction with CLC's consolidated financial statements and the related notes included elsewhere in this prospectus. The information presented below is for periods prior to, and does not include, the CLC Transactions.

OVERVIEW

  CLC offers a full range of specialized transportation services, including short and long-haul transportation, intermodal services, materials handling and third-party logistics, principally to the chemical industry. As a result, CLC's operating results are affected by the level of overall chemical output and, in particular, the level of shipments in the liquid chemical and dry bulk commodity industries. CLC's customer base includes many of the major chemical producers in the U.S., such as Dow Chemical North America, E.I. DuPont de Nemours Co., Air Products and Chemicals, Inc., AlliedSignal, Inc. and Union Carbide Corporation.

  In 1997, approximately 89% of CLC's revenues were derived from short and long-haul transportation and materials handling, while approximately 9% were derived from tank cleaning and intermodal services. CLC operates 31 tank cleaning facilities throughout the U.S., which not only support CLC's trucking operations, but also provide tank cleaning services for other tank truck carriers. In 1997, CLC generated $20 million in revenues from tank cleaning services provided to non-affiliated companies. CLC is marketing its tank cleaning capabilities to third-party carriers with the objective of increasing tank cleaning revenues, which result in higher operating margins than CLC's tank truck operations.

  Over the last three years, CLC has continued to focus on shifting its driver force from company-employed drivers to owner-operator drivers. At December 31, 1997, the number of owner-operators was 1,505 as compared to 844 at December 31, 1993. Because owner-operators are required to provide their own tractors and pay all expenses associated with their tractors, this shift has resulted in a steady decline in the level of certain operating expenses as a percentage of revenues, including salaries, wages, benefits, maintenance, fuel and insurance. At the same time, purchased transportation and rents have correspondingly increased as a percentage of revenues. In addition to reducing CLC's fixed cost structure, the shift from company-employed drivers to owner-operators provides CLC with added operating and financial flexibility.

  CLC's exposure to fuel price increases is minimal as most contracts include fuel price escalation clauses. In addition, CLC's extensive use of owner-operators further minimizes fuel cost risk as the cost of fuel is borne by each individual owner-operator. Accordingly, CLC does not participate in any fuel hedging activities.

  CLC acquired the assets of Fleet in June 1996, adding 30 terminal locations, 762 trailers and 440 tractors, including 264 owner-operator tractors. The purchase price of $22.9 million consisted of $15.5 million in cash and the assumption of $7.4 million of capital lease obligations. The Fleet acquisition provides CLC with a strong presence in the southeastern United States and adds customers with little or no overlap with CLC's existing customer base. During the last six months of 1996 and the for the year ended December 31, 1997, Fleet generated $27.5 million and $61.3 million, respectively, in revenues. The Fleet acquisition provides the opportunity for cost savings associated with Fleet's operations by taking advantage of CLC's vertically integrated capabilities such as tank cleaning and independent contractor services and by consolidating certain Fleet and Chemical Leaman Tank Lines terminals which are located in close proximity to one another. Additionally, CLC has realized significant insurance savings as a result of adding Fleet to its existing insurance programs.

  CLC's new information technology system will provide CLC with a new order entry system, enhanced order tracking and continuous communication with drivers via satellite. The new system is expected to be completed during 1998 and is anticipated to provide productivity and cost benefits to CLC. CLC has capitalized $11.6 million of costs as of December 31, 1997 in connection with this system. These costs will be depreciated over seven years upon completion of certain of the phases of the project. See "--Year 2000" for a more detailed description of the integration of the MTL and CLC computer systems and Note 2 of "Notes to Consolidated Financial Statements" for a more detailed description of the accounting policies of CLC.

  CLC faces significant potential liability associated with environmental contamination of property it owns. It is likely that CLC's liability at the most costly of these sites will be covered by insurance. However, CLC's litigation with its insurance carriers, in which CLC has largely prevailed to date, is ongoing.

RESULTS OF OPERATIONS

  CLC employs an accounting calendar consisting of four thirteen week quarters. Because of differences in the week ending dates of the three and six month periods ended July 5, 1998 and June 29, 1997, there were three additional billing days in the six month period ended July 5, 1998 versus the six month period ended June 29, 1997 and there were two less billing days in the three month period ended July 5, 1998 versus the three month period ended June 29, 1997. As such, the analysis of the results of operations between comparative periods will be impacted by the difference in revenue days in 1998 versus 1997.

SIX MONTH PERIOD ENDED JULY 5, 1998 COMPARED TO THE SIX MONTH PERIOD ENDED JUNE 29, 1997

  OPERATING REVENUES

  Operating revenues increased $26.6 million from $156.5 million for the six month period ended June 29, 1997 to $183.1 million for the six month period ended July 5, 1998. Of this increase, approximately $3.8 million is attributable to three additional billing days in the 1998 period versus the 1997 period. An additional $3.5 million is attributable to acquisitions in CLC's dry bulk and tank cleaning subsidiaries. The remaining increase of $19.3 million results from internal growth of which $6.3 million is from CLC's logistics subsidiary.

 OPERATING EXPENSES

  Operating expenses increased $22.6 million from $154.8 million or 98.9% of revenue for the six month period ended June 29, 1997 to $177.4 million or 96.9% of revenue for the six month period ended July 5, 1998. Of this increase, approximately $3.6 million is attributable to the increased number of billing days in the 1998 period versus the 1997 period. An additional $3.0 million is attributable to acquisitions in CLC's dry bulk and tank cleaning subsidiaries. The remaining increase of $16.0 million results from internal growth of which $6.2 million is related to growth in CLC's logistics subsidiary.

 INTEREST EXPENSE

  Interest expense increased from $4.5 million for the six month period ended June 29, 1997, or 2.9% of revenue, to $6.2 million for the six month period July 5, 1998, or 3.4% of revenue. The increase in interest expense is attributable to additional debt incurred in support of new business and increased business from existing operations as well as higher interest rates and increased debt as a result of the issuance of the CLC Notes completed on June 16, 1997.

 NET LOSS

  The net loss for the six month period ended July 5, 1998 decreased $1.1 million from $1.9 million for the six month period ended July 5, 1998 to $.8 million. The decreased net loss was due primarily to the after-tax effect of higher operating profit attributable to increased revenue described above offset by higher interest and other expense.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

RESULTS OF OPERATIONS

 OPERATING REVENUES

  Operating revenues increased by $48.9 million, or 17.4%, from $281.1 million in 1996 to $330 million in 1997. Of this increase, $33.8 million or 12% resulted from a full year of operations for Fleet in 1997. The remainder of the increase was due primarily to revenue growth in CLC's trucking operations and tank cleaning businesses Average revenue per mile remained constant at $1.78 in 1996 and 1997, while average length of haul was 450 miles for 1997 as compared to 455 miles for 1996. In 1997, short and long-haul transportation accounted for 89% of revenues while tank cleaning and intermodal services accounted for 9%, consistent with the 1996.

 OPERATING EXPENSES

  Operating expenses totaled $334.0 million in 1997 as compared to $274.4 million in 1996, an increase of $59.6 million, or 21.7%. The majority of the increase was due to the increase in CLC's operating revenues of 17.4%. The remaining increase was due primarily to the settlement of a lawsuit, and the related loss incurred by CLC due to the insolvency of certain of its insurers, in the amount of $4.8 million, charges of $2.7 million for two large insurance claims for personal injuries arising from trucking accidents, and a fourth quarter charge of $3.2 million recorded to increase CLC's reserves for environmental liabilities due to developments at certain sites. See Notes 9 and 11 of "Notes to Consolidated Financial Statements" for a more detailed description of CLC's commitments and contingencies and environmental matters. Operating expenses as a percentage of revenue increased from 97.6% for 1996 to 101.2% for 1997. The increase was primarily attributable to increased purchased transportation and rents and operations and maintenance expense as a percentage of revenues, offset by decreases in salaries, wages and benefits expense and communications and utilities expense as a percentage of revenue.

 INTEREST EXPENSE

  Interest expense increased from $7.6 million, or 2.7% of revenues, in 1996 to $10.3 million, or 3.1% of revenues, in 1997. The increase in net interest expense is attributable to the additional debt incurred in connection with implementation of

CLC's information technology system, the lawsuit settlement and related loss discussed above, and additional interest expense with respect to the CLC Notes.

 EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT OF DEBT

  In connection with the repayment of indebtedness with the proceeds of the offering of the CLC Notes, CLC incurred approximately $199,000 of prepayment penalties net of tax benefit, which was recorded as an extraordinary item in the quarter ended June 29, 1997.

 CUMULATIVE EFFECT OF ACCOUNTING CHANGE

  In November 1997, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on Issue No. 97-13 "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project That Combines Business Process Reengineering and Information Technology Transformation." The Task Force determined that the cost of business process reengineering activities, whether done internally or by third parties, is to be expensed as incurred. The consensus also applies when the business process reengineering activities are part of a project to acquire, develop, or implement internal-use software. The consensus requires companies to expense any previously capitalized reengineering costs for both current and previous projects as a cumulative change in accounting principle. Based upon the detailed guidance of EITF 97-13, CLC recorded a charge of $2.0 million, net of tax benefit, in the fourth quarter of fiscal 1997. This charge is classified as a cumulative effect of an accounting change in CLC's consolidated statement of operations.

 NET LOSS

  CLC had a net loss of $11.4 million in 1997 as compared to a net loss of $162,000 in 1996. The net loss in 1997 is primarily attributable to the expenses recorded in connection with the lawsuit settlement and related loss discussed above, two large insurance claims and developments at certain environmental sites, and reflects the increased depreciation, operating lease expense and interest expense resulting from the Fleet acquisition and the cumulative effect of the accounting change.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995 OPERATING REVENUES

  Operating revenues increased by $35.4 million or 14.4% to $281.1 million in 1996 from $245.7 million in 1995. Of this increase, $27.5 million primarily resulted from the inclusion of six months of revenues of Fleet, which was acquired in June 1996. The balance of the increase of revenues in 1996 of $7.9 million came from internal growth. Average revenue per mile decreased from $1.81 per mile in 1995, to $1.78 per mile in 1996, as a result of downward pricing pressure from CLC's chemical producing customers. Average length of haul decreased from 463 miles in

1995 to 455 miles in 1996 largely due to the acquisition of Fleet, which typically has a shorter length of haul given its regional focus. Despite the decrease in average revenue per mile and average length of haul, total miles traveled increased 16.6 million in 1996 to 126.8 million from 110.2 million miles in 1995. In addition, tank cleaning revenues increased approximately $3.2 million in 1996 to $17.7 million from $14.5 million. In 1996, short and long-haul transportation accounted for 91.4% of revenues while tank cleaning and intermodal services accounted for 8.6%. In 1995, 92.8% of revenues were derived from transportation services and 7.2% were derived from tank cleaning and intermodal services.
 OPERATING EXPENSES


  Operating expenses increased by $35.1 million, from $239.3 million in 1995 to $274.4 million in 1996. This increase is attributable to the inclusion of the operating expenses of Fleet for the last half of 1996 as well as increased fuel costs. Fleet's operating expenses as a percentage of revenues are higher than CLC's taken as a whole as Fleet utilizes operating leases to finance a portion of its revenue equipment. The Fleet depreciation and operating lease expense together with company-wide increased fuel costs caused total operating expenses as a percentage of revenue to increase to 97.6% in 1996 as compared to 97.4% in 1995. Salaries, wages and benefits declined as a percentage of revenue, while purchased transportation and rents increased, reflecting an increase in the number of owner-operator drivers relative to employee drivers. Depreciation expense increased from $13.7 million in 1995 to $16.2 million in 1996. Of this increase, $1.8 million is attributable to the Fleet acquisition and the balance results from a higher level of revenue equipment in 1996 as compared to 1995 levels. Depreciation expense as a percentage of revenue remained relatively constant at 5.8% in 1996 and 5.6% in 1995. Insurance and claims expense was $4.8 million in 1996, representing an increase of $1.3 million as compared to 1995 levels. Insurance and claims as a percentage of revenue increased from 1.4% in 1995 to 1.7% in 1996. These increases are attributable to the Fleet acquisition as well as additional expense associated with an insurance claim.

 INTEREST EXPENSE

  Interest expense increased from $6.0 million in 1995 to $7.6 million in 1996, increasing from 2.4% of revenues in 1995 to 2.7% of revenues in 1996. CLC received insurance settlement proceeds of $11.5 million in late 1995, which were applied to reduce outstanding revolving credit debt. The increase in 1996 is the result of new borrowings and debt incurred in connection with the Fleet acquisition.

 NET INCOME (LOSS)

  CLC had a net loss of $162,000 in 1996 as compared to net income of $331,000 in 1995. The net loss in 1996 reflects the increased depreciation, operating lease expense and interest expense resulting from the Fleet acquisition, increased fuel costs and a slight reduction of revenue per mile. In 1996, CLC recorded tax expense of $46,000 despite a pre-tax loss due to state taxes and certain non-deductible expenses. This compares to a 40% effective tax rate for 1995.

LIQUIDITY AND CAPITAL RESOURCES OF MTL

  Through its subsidiaries, MTL's primary source of liquidity is cash flow from operations and availability under the new credit agreement. MTL generated $18.1 million, $22.3 million and $33.8 million from operating activities in 1995, 1996 and 1997, respectively, and $26.3 million and $26.5 million in the first nine months of 1997 and 1998, respectively. The decrease in cash provided by operating activities reflects the additional cash charges in 1998 relating to the MTL Transactions and the CLC Transactions.

  Capital expenditures totaled $32.1 million, $20.6 million and $35.1 million in 1995, 1996 and 1997, respectively. In the last three years, MTL has spent in excess of $52.0 million to purchase 1,040 trailers for both replacement and to facilitate future growth. In addition, MTL has spent $35.0 million on tractors and other assets. There are no material commitments for capital expenditures as of September 30, 1998.

  Net cash used in investing activities in 1995, 1996 and 1997 was $30.1 million, $21.8 million and $31.7 million, respectively. Net cash used in investing activities the first nine months of 1997 and 1998 was $26.8 million and $245.0 million, respectively. The large increase in 1998 was the result of the CLC Merger. Net cash provided by financing activities in 1995 was $11.6 million, while 1996 and 1997 showed net cash used of $0.1 million and $1.5 million, respectively. Net cash used in financing activities in the first nine months of 1997 and 1998 were $0.3 and $281.6 million, respectively. The large increase in 1998 was due to issuance of debt related to the MTL Transactions and the CLC Transactions. While uncertainties relating to environmental, labor and regulatory matters exist within the trucking industry, management is not aware of any trends or events likely to have a material effect on liquidity or the accompanying financial statements.

  The for-hire tank truck industry is highly fragmented and MTL believes that it consists of in excess of 200 tank truck carriers, with the top five carriers representing $1.4 billion or approximately 23.8% of 1997 for-hire tank truck industry revenues. Recently, however, the industry has begun to undergo consolidation. MTL believes such consolidation is primarily the result of economies of scale in the provision of services to a larger customer base, cost-effective purchasing of equipment, supplies and services by larger companies and the decision by many smaller, capital constrained operators to sell their trucking businesses rather than make substantial investments to modernize their fleets. As a result of its leading market position and decentralized operating structure, MTL believes it is well-positioned to benefit from these current industry trends.

  In June 1998, MTL underwent a recapitalization, which provided the necessary capital resources to support future growth opportunities. In August 1998, MTL completed the acquisition of CLC. After giving effect to the MTL Transactions and CLC Transactions, MTL is capitalized with $140.0 million principal amount of

Notes, a $360.0 million new credit agreement, $68.0 million in equity investments by Apollo and affiliates of two of the initial purchasers and members of management of MTL, and $31.9 million in preferred and common equity investments by certain of MTL's and CLC's shareholders, including Apollo. The Notes are unsecured senior subordinated obligations of MTL, ranking subordinate in right of payment to all existing and future senior debt of MTL. Upon consummation of the CLC Merger, CLC and its subsidiaries became guarantors of the Notes and guarantors under the new credit agreement. The new credit agreement provides for a term-loan facility consisting of a $90.0 million Tranche A Term Loan maturing on June 9, 2004, a seven-year $105.0 million Tranche B Term Loan, an eight-year $90.0 million Tranche C Term Loan and a $75.0 million revolving credit facility available until June 9, 2004. As of September 30, 1998, MTL's long-term debt, including current maturities, was $435.2 million.

  In 1997, CLC's net cash used by operating activities totaled $11.7 million, as compared to cash generated by operating activities of $4.7 million in 1996. The $11.7 million of cash used by operating activities in 1997 is due primarily to the net loss incurred in 1997, an increase in accounts receivable of $14.0 million, and increases in other assets levels as a result of approximately $4.2 million of bond issuance costs. CLC was also required in October 1997 to fund approximately $7.4 million of a lawsuit and the related losses incurred by CLC due to the insolvency of certain of its insurers, which resulted in an after-tax charge to earnings of approximately $2.9 million in the quarter ended September 30, 1997. During the six month period ended July 5, 1998, cash provided by operating activities of CLC was $1.3 million versus cash used in operating activities of $3.5 million in the six month period ended June 29, 1997. Cash used in investing activities was $13.2 million and $10.2 million for the six month periods in 1998 and 1997, respectively.

  MTL's primary cash needs consist of capital expenditures and debt service. MTL incurs capital expenditures for the purpose of maintaining its fleet of owned tractors and trailers, replacing older tractors and trailers, purchasing new tractors and trailers, and maintaining and improving infrastructure, including the integration of the information technology system.

  MTL and CLC have historically sought to acquire smaller local operators as part of their programs of strategic growth. Following the CLC Merger, both companies continue to evaluate potential acquisitions in order to capitalize on the consolidation occurring in the industry and expect to fund such acquisitions from available sources of liquidity, including borrowings under the revolving credit facility.

  MTL believes that after giving effect to the MTL Transactions and the CLC Transactions and the incurrence of indebtedness related thereto, based on current levels of operations and anticipated growth, on a combined basis, MTL's cash flow from operations, together with available sources of liquidity, including borrowings under the revolving credit facility, will be sufficient over the next several years to fund anticipated capital expenditures and make required payments of principal and interest on its debt, including payments due on the Notes and obligations under the new credit agreement.

YEAR 2000

  Some of MTL's older computer programs and systems were written using two digits rather than four to define the applicable year. As a result, those computer programs have time sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

  MTL has developed a plan to ensure that its systems are compliant with the requirements to process transactions in the year 2000. Most of MTL's combined systems implementation effort is now directed toward the migration of the CLC billing, settlement and financial reporting systems from mainframe based systems which are not Year 2000 compliant. The target completion date for this implementation effort is June 30, 1999. The estimated cost of MTL's completed and remaining replacement and modification for the Year 2000 issue is not expected to be material to MTL's earnings or financial position.

  MTL has developed a contingency plan should it be unable to compete its implementation effort by the June 30, 1999 target date. At that time MTL would be able to convert to a new mainframe system which would be Year 2000 compliant. This new system would enable MTL's to become Year 2000 compliant without rewriting the application to its system. MTL estimates that the cost of this new system would not be material to MTL.

  MTL has also done an assessment of its non-IT systems. MTL has determined that it currently owns approximately 300 qualcom units, which are located in its trucks and deal with the communication to the trucks, which have embedded chips that are not Year 2000 compliant. These units are not an integral piece of the operation of MTL's business. These units have been earmarked to be replaced over the next year and MTL does not expect the costs of such units to be material. In addition to assessing its own Year 2000 compliance, MTL has had discussions with many of its major vendors and suppliers regarding their Year 2000 compliance. MTL has already received letters of compliance from many of its material partners and is in the process of collecting such letters from others.

  There can be no assurance, that MTL's timetable will be met, that the programming changes required to accommodate current CLC billing and driver settlement requirements will be completed in this time frame, or that such changes will not negatively impact CLC's ability to meet its customers or its drivers requirements.

                                   BUSINESS

General

  With the completion of the CLC Merger, MTL has become the largest bulk tank truck carrier in the United States based on revenues. Through a network of 189 terminals located across the United States and Canada, MTL transports a broad range of chemical products and provides its customers with supplementary transportation services such as dry bulk hauling, transloading, tank cleaning, third-party logistics, intermodal services and leasing. Many of the chemical and chemical-related consumer products transported by MTL require specialized trailers and experienced personnel for safe, reliable and efficient handling. MTL is a core carrier for many of the Fortune 500 companies who are engaged in chemical processing, including The Procter & Gamble Company, Union Carbide, Dow Chemical, Allied Signal, DuPont and PPG Industries.

  In addition to MTL's own fleet operations, it uses affiliates and owner-operators. Affiliates are independent companies which, through comprehensive contracts with MTL, operate their terminals exclusively for MTL. Owner-operators are independent contractors who, through contracts with MTL, supply one or more tractors and drivers for MTL's or affiliate's use. Management believes that the use of affiliates and owner-operators results in a more flexible cost structure, increases MTL's asset utilization and increases return on invested capital. MTL is a holding company and operates principally through five main operating subsidiaries which are Montgomery Tank Lines, Quality Carriers, Chemical Leaman Tank Lines, Fleet and Levy. Through these principal transportation subsidiaries, as of September 30, 1998, MTL operated 7,995 trailers, of which 6,966 were owned or leased by MTL, and 3,913 tractors, of which 912 were owned or held directly under lease by MTL.

  On June 9, 1998, MTL was recapitalized through a merger with a corporation controlled by Apollo Management, L.P. and certain related companies. On August 28, 1998, MTL completed its acquisition of CLC. Founded in 1913, CLC was, prior to the CLC Merger, the largest bulk tank truck carrier in the United States based on revenues. The combination of CLC and MTL has united two of the leading bulk transportation service providers under one holding company. On a pro forma basis for the fiscal year ended December 31, 1997 and for the nine months ended September 30, 1998, after giving effect to the MTL Transactions and the CLC Transactions, MTL generated revenues of approximately $621.8 million, and $494.5 million, respectively. The pro forma financial information gives effect to both of MTL's recent transactions as described above as if they had occurred on January 1, 1997. See "The CLC Merger" for a more detailed description of the CLC Transactions and Note 11 to the Notes to Consolidated Financial Statements of MTL Inc. and subsidiaries for a more detailed description of geographic segment information.

  The following chart shows the organization of MTL and its subsidiaries, and indicates which subsidiaries are guarantors of the notes. All of MTL's subsidiaries are guarantors of the notes, except for Levy, MTL Investments Inc. and MTL de Mexico, S.A. de C.V., which are non-domestic subsidiaries of MTL.


                                  PARENT
                                 MTL INC.
                                    |
     -------------------------------------------------------------------
     |        |        |          |        |        |        |         |
     |        |        |          |        |        |       MTL        |
Montgomery    |        |          |    Lake Shore   |   Investments    |
Tank Lines    |       Levy        |     Leasing     |      Inc.        |
(guarantor)   |     Transport     |   (guarantor)   |                  |
           Quality               CLC              MTL Of             Mexico
           Carriers            Chemical           Nevada           Investments
          (guarantor)       Leaman Holding      (guarantor)           Inc.
                             (guarantor)                           (guarantor)
                                  |                                    |
                                  |                                  MTL de
                                  |                                  Mexico
                                  |
     -----------------------------------------------------------------
     |        |        |       |         |         |         |       |
Transplastics |        |       |   Chemical Leaman |         |       |
    Inc.      |   Enviro Power |     Tank Lines    |   Quala Systems |
(guarantor)   |   (guarantor)  |     (guarantor)   |    (guarantor)  |
              |                |         |         |         |       |
       Core Logistics       Power        |Fleet Transport    |Leaman Logistics
        (guarantor)       Purchasing     |   (guarantor)     |  (guarantor)
                          (guarantor)    |                   |
                               |         |                   |
                               |         |                   |
                         American Trans  |                   |
                           Insurance     |              OSI Services
                          (guarantor)    |              (guarantor)
                                         |
                   -------------------------------------------------
                   |              |                |               |
               Chemical        Capacity      Pickering Way         |
            Properties Inc.   Management        Funding       CLT Services
              (guarantor)     (guarantor)     (guarantor)     (guarantor)


Development of MTL

  MTL was founded in 1965. MTL is a holding company, and operates principally through its transportation subsidiaries. MTL has grown over the past five years from 53 terminals to 189 terminals and has expanded its area of geographic coverage. Much of this growth has been accomplished through strategic acquisitions. MTL plans to continue to grow both its core business and the variety of services it provides to its customers.

  On June 11, 1996, MTL acquired all of the outstanding stock of Levy, a Quebec-based tank truck carrier for a purchase price of $5.1 million in cash plus the assumption of debt. Such purchase price was financed with borrowings from an unsecured line of credit, and was determined based upon the fair market value of assets acquired and discounted, projected profit potential of the Levy operation after consolidation with MTL. As of the date of such acquisition, Levy serviced the chemical, petroleum and glass industries with a fleet of over 400 trucks and tank trailers.

  On June 9, 1998, Sombrero Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Apollo, merged with and into MTL with MTL as the surviving corporation. In such merger, the holders of the outstanding shares of common stock of MTL, other than certain exempted shares, received $40 in cash for each share of the common stock of MTL held by them. The total consideration that was paid to shareholders of MTL in connection with the merger consisted of $194.6 million and included payments to holders of certain options of MTL, net of the option exercise proceeds, and the implied value of shares which were retained by management. MTL treated such merger as a recapitalization for accounting purposes. Following such merger, Apollo owned 85.4%, certain other investors owned 4.4%, and management of MTL owned approximately 10.2% of the common stock of MTL. Following such merger, on a fully diluted basis, Apollo owned 76.9%, certain other investors owned 4% and management of MTL owned 19.1% of the common stock of MTL.

  On August 28, 1998 MTL acquired CLC. See "The CLC Merger" for a detailed description of the CLC Transactions.

INDUSTRY OVERVIEW

  MTL competes in the over $5.0 billion for-hire tank truck carrier market, which excludes shipper-owned private fleets. Substantially all of the for-hire tank truck carrier market involves the transportation of liquid and dry bulk chemicals including resins, latex, acids, alcohol, solvents, corrosives as well as petroleum and petroleum-related products. We believe that the specialized nature of these products and the high service levels required for their transportation makes the tank truck carrier market less sensitive to pricing pressures than the dry van segment of the trucking industry, which is considered more of a commodity-type service.

  The for-hire tank truck industry is expected to continue to grow primarily as a result of continued growth of chemical shipments as well as increased outsourcing of transportation services by chemical companies. MTL believes that the increasing desire of chemical companies to focus their financial resources on product development and marketing has made it increasingly difficult for them to justify operating a private transportation fleet and has resulted in an increasing reliance on third-party carriers, such as MTL. In addition, MTL believes that chemical companies are seeking a limited number of large national core carriers as a result of their increasing focus on safety and quality, the need for sophisticated information systems and the significant capital requirements for the acquisition and maintenance of a fleet of trailers and tractors. For these reasons, MTL believes that large carriers, such as MTL, will continue to grow at a faster rate than smaller carriers.

  The for-hire tank truck industry is highly fragmented and MTL believes that it consists of in excess of 200 tank truck carriers. The top five carriers in the for-hire tank truck industry represented approximately $1.4 billion or approximately 23.8% of 1997 for-hire tank truck industry revenues. Recently, however, the industry has begun to undergo consolidation. MTL believes such consolidation is primarily the result of economies of scale in the provision of services to a larger customer base, cost-effective purchasing of equipment, supplies and services by larger companies and the decision by many smaller, capital constrained operators to sell their trucking businesses rather than make substantial investments to modernize their fleets. As a result of its leading market position and decentralized operating structure, MTL believes it is well-positioned to benefit from these current industry trends.

COMPETITIVE STRENGTHS

  MTL believes that its market leadership, strong historical financial performance, and significant opportunities for continued growth and increased profitability are primarily attributable to the following strengths:

  EXPANSIVE GEOGRAPHIC COVERAGE AND TERMINAL NETWORK.

  As of September 30, 1998 MTL operated 189 terminals in 31 states and Canada. MTL believes that this network represents the largest network of tank truck terminals in North America and will provide it with benefits of scale. In addition, due to the strategic location of such terminals, MTL expects to benefit from significant operating efficiencies. MTL's expanded terminal coverage facilitates the matching of inbound and outbound shipments, thus maximizing utilization of driver and equipment resources. MTL also believes that greater lane density and geographic presence will provide opportunities for MTL to penetrate additional routes, increasing loaded miles in addition to increased backhaul loads.

  VALUE ADDED RELATED SERVICE CAPABILITIES AND SUPERIOR CUSTOMER SERVICE.

  MTL believes that it has established itself as a comprehensive provider of tank truck transportation and logistics services catering primarily to the chemical industry, and competes on the basis of its ability to provide value-added transportation and related services, in addition to price. The acquisition of CLC, a leading provider of value added services, has strengthened MTL's ability to provide comprehensive transportation services to its customers. Additional services provided include brokerage, logistics and tank cleaning and are conducted through wholly-owned operating subsidiaries of CLC. As MTL's customers continue to focus on their core competencies, MTL believes that the opportunity will arise for the outsourcing of their entire transportation and shipping functions to MTL. MTL believes that it provides superior customer services, including timely delivery, reliability of service, quality and availability of equipment and responsiveness to customer requirements. As a result, MTL has developed many long-standing relationships with a wide variety of industrial and manufacturing companies, including many of the Fortune 500 companies who are engaged in chemical or food processing. During 1997, on a pro forma basis, MTL served over 3,000 companies, with no single customer accounting for more than 7.9% of MTL's revenues.

  OPPORTUNITIES FOR INCREASED MARKET AND CUSTOMER PENETRATION.

  MTL believes that the acquisition of CLC increases its ability to capture a larger share of lineal revenues from chemical manufacturers with which it currently does business. The combination also creates additional opportunities for MTL to achieve core carrier status with new customers by providing comprehensive transportation and distribution related services to chemical manufacturers which were not served by either MTL or CLC prior to the acquisition of CLC. As more companies focus on their core businesses, the outsourcing of the distribution and logistics function has become an increasingly cost-effective and efficient option. Management believes that MTL's full service capabilities should help establish it as a partner of choice for these firms. MTL's ability to take advantage of these opportunities is enhanced by the minimal overlap in the core customer base of MTL and CLC. Moreover, transactions with shared customers largely involve contracts for different facilities, the transport of different chemicals or transportation on different routes.

  STRONG AND EXPERIENCED MANAGEMENT TEAM WITH SIGNIFICANT EQUITY STAKE.

  MTL believes that its management team, which is complemented by senior management and operating staff of CLC, operates one of the most efficient tank trailer fleets in the industry. Both MTL's and CLC's management team, prior to the CLC Merger, employed similar management approaches and each fostered a performance oriented culture to develop their respective businesses into leading comprehensive transportation logistics service companies.

   MTL's senior management has an average of 21 years of industry experience and 6.5 years of experience with MTL or CLC. After giving effect to MTL's option plans, management owns approximately 17.4% of the capital stock of MTL on a diluted basis.

  LOW FIXED COST OPERATING STRUCTURE.

  Unlike many of its competitors, MTL implements a decentralized operating strategy, the key components of which are its unique affiliate program and significant use of owner-operators. As of September 30, 1998, 61 of MTL's 189 terminals were operated by 35 independently owned and managed affiliates. In fiscal 1997 after giving pro forma effect to the Transactions, affiliates generated approximately 25.7% of MTL's total revenues. Affiliates are independent corporations that operate terminals exclusively for MTL and are dependent upon MTL's infrastructure and customer relationships. MTL's affiliate program is dependent on strict adherence to stringent service delivery guidelines which makes the affiliate terminal virtually indistinguishable to customers from a company operated terminal. MTL typically retains approximately 15% of affiliate revenues and is responsible for sales and marketing, insurance, accounts receivable collection, management information systems, and establishment of driver qualifications and training. MTL also receives additional fees, in the form of equipment usage charges, from most of the affiliates.

The affiliate is responsible for driver management and dispatching, local customer service, terminal upkeep and equipment utilization. In addition, affiliates are responsible for their own operating expenses, which allows MTL to reduce fixed costs associated with operating multiple terminals and a large fleet of tractors. As such, the affiliate program allows MTL to profitably expand its base business with reduced levels of capital investment. MTL believes that the implementation of its affiliate program has:

  .resulted in a low fixed cost operating structure and highly efficient terminals that absorb a significant amount of operating expenses, thereby enhancing MTL's return on investment and profitability; and

  . enabled MTL to retain the entrepreneurial spirit and strong customer service culture of a small, local trucking company while achieving the benefits of a national operator.

  The second major component of MTL's decentralized operating strategy is the extensive use of owner-operators by MTL and its affiliates. Owner-operators are independent contractors who, through a contract with MTL, supply one or more tractors and drivers for MTL or affiliate use. Owner-operators are generally compensated on the basis of a fixed percentage of the revenue generated from shipments they haul. The owner-operators must pay substantially all of their costs, including insurance, maintenance, fuel and highway use taxes. MTL realizes many of the same benefits through its use of owner-operators as it does from its affiliate program, including reduced levels of capital investment and a highly variable cost structure. As of September 30, 1998, MTL and its affiliates had contracts with approximately 2,356 owner-operators.

  LARGE TRAILER FLEET.

  MTL operates approximately 7,995 tank trailers, of which 6,966 are owned or leased by MTL, which have a useful economic life of approximately 20 years. Included in MTL's fleet of approximately 7,995 trailers is what it believes to be the largest stainless steel trailer fleet in North America. As part of its dedication to superior customer service, MTL uses customized tank trailers to meet the specialized needs of its customers. MTL and CLC have invested significant capital in each of their trailer fleets, expending approximately $64.3 million in the past three years on trailers to facilitate future growth and provide required capital maintenance. During the same period MTL and CLC purchased on a combined basis approximately 1,277 trailers.

BUSINESS STRATEGY

  MTL's management team has developed and implemented a business strategy designed to profitably increase MTL's market share while increasing revenues and cash flow. The primary components of MTL's business strategy are the following:

  CONTINUE GROWTH OF THE CORE BUSINESS.

  MTL expects to continue its internal growth primarily through continued market share penetration as companies moved towards establishing relationships with low cost providers of transportation services and a limited number of core carriers, and providing comprehensive transportation services to chemical companies seeking to outsource their transportation services. MTL expects to grow its core bulk transportation business through terminal and fleet expansion and a continued emphasis on its affiliate program. From 1993 through September 1998, on a combined basis with CLC, MTL added 82 terminals, including 20 affiliate terminals, and 2,501 trailers to its operational fleet. During the same period, MTL's revenues grew at a significantly faster rate than the overall tank truck market. Management believes MTL will continue to grow at a faster rate than the industry as a result of its

  . continued provision of high quality, specialized services and the ability to capture an increased share of existing customers' bulk transportation and related service requirements;

  . increased market share penetration as customers continue to depend on core carriers capable of providing national coverage for a greater portion of their transportation services;

  .   ability to provide a full range of transportation-related services;
      and

  . opportunities to expand MTL's geographic market coverage due to the increased size of our terminal network.

  MAXIMIZE RETURN ON INVESTED CAPITAL.

  MTL's affiliate program has greatly reduced the amount of capital needed for MTL to maintain and grow its terminal network. In addition, its extensive use of owner-operators reduces the amount of capital needed by MTL to build its fleet of tractors which have shorter economic lives than trailers. These factors have allowed MTL to concentrate its capital spending on its trailer fleet where it can achieve superior returns on invested capital through the MTL's transportation operations as well as leasing to third parties and affiliates. MTL expects to continue to expand its affiliate program and its use of owner operators in order to improve its cost structure and improve operating leverage. MTL has also identified opportunities to integrate existing terminals into select markets, which it believes will enable it to maintain its route and service capability at a reduced level of invested capital. MTL expects that this consolidation will effectively reduce the capital required to maintain MTL's terminal network and further improve MTL's return on invested capital.

  EXPANDED SCOPE OF SERVICE CAPABILITIES.

  MTL plans to continue to expand its geographic coverage as well as the scope of its service capabilities in order to serve the growing needs of its customer base, by offering complementary transportation services including inventory management, supply chain management, transportation brokerage services, intermodal services and international transportation services. In addition to its core transportation services, management intends to continue to focus on its leasing business which MTL believes is currently among the largest in the industry and provides a stable source of revenue and profitability. CLC is the leading provider of value added services, and MTL believes that its acquisition of CLC has strengthened its ability to provide comprehensive transportation services to its customers. CLC is one of only three national networks of tank cleaning operations, with significant bulk logistics capability and a leading freight brokerage operation. In addition, through its subsidiary, Transplastics, Inc., CLC operates one of the largest providers of services to the plastics industry. MTL believes it can increase revenues and enhance its profitability by marketing these value-added transportation related services to its existing customer base as well as to new customers.

  AGGRESSIVELY SEEK CONTINUED COST REDUCTIONS.

  MTL believes that it has been a leader in providing low cost transportation services. MTL intends to pursue additional operating efficiencies and service quality initiatives, leveraging off the experience and the best practices of both MTL and CLC. MTL also intends to continue to emphasize driver training and development aimed at reducing labor costs and equipping its drivers with the skills necessary to handle specialty loads safely and efficiently. MTL believes that the increased size of MTL enables it to take full advantage of the benefits of scale through bulk purchasing programs particularly for tires, fuel and spare parts which will benefit the entire network.

  PURSUE STRATEGIC ACQUISITIONS.

  The tank truck industry is highly fragmented with the majority of the industry consisting of small, local operators. MTL's acquisition of CLC capitalizes on the growing trend within the chemical industry of establishing "partnership" relations with a few core carriers which have an extensive national network and offer a wide array of transportation-related services. MTL intends to pursue an acquisition strategy which will enable it to further capitalize on the consolidation occurring in the industry. Management is seeking potential acquisitions in which MTL can:

  . realize significant synergies, operating expense reductions and overhead cost savings,

  .   utilize MTL's fleet management expertise,

  .   increase backhaul opportunities, and

  . provide or further strengthen complementary transportation service capabilities.

SERVICES PROVIDED

  BULK TRANSPORTATION SERVICES

  The primary service MTL provides its customers is the transportation of bulk liquid and dry bulk chemical products. MTL provides its services through both

Company owned terminals and through affiliates. As of September 30, 1998, 61 of MTL's 189 terminals were operated by affiliates, and in 1997, on a pro forma basis, affiliate terminals were responsible for approximately 25.7% of MTL's total revenues. MTL, both at its MTL owned terminals and its affiliates, relies heavily on the use of owner-operators for its tractor needs. MTL believes that the combination of its affiliate program and its emphasis on the use of owner-operators results in a flexible, low fixed cost operating structure which provides MTL's customers with superior service levels and allows MTL to generate an above average return on invested capital.

 AFFILIATE PROGRAM

  Affiliates are established and maintained as independent corporations in order to preserve the entrepreneurial motivation common to small businesses. Each affiliate enters into a comprehensive contract with MTL pursuant to which it is required to operate its terminal exclusively for MTL. Each affiliate is supervised by MTL's corporate staff and is linked via computer to MTL's central management information system located at its Plant City, Florida headquarters. Affiliate facilities are frequently staffed and managed by former MTL employees who MTL believes have the operating experience and management capability to be an effective affiliate.

  Affiliates obtain various benefits from their relationship with MTL, such as greater equipment utilization through participation in MTL's backhaul program, access to and enhancement of customer relationships, driver recruitment, safety training, expanded marketing resources and access to sophisticated management information systems. Affiliates also benefit from MTL's purchasing leverage for insurance coverage, tractors and trailors, fuel, tires, and other significant operating requirements.

  Affiliates predominantly operate under the marketing identity of Montgomery and Quality and typically receive approximately 85% of gross revenues from each shipment they transport. Affiliates are responsible for their own operating expenses. MTL pays its affiliates weekly on the basis of completed billings to customers. MTL collects all accounts receivable and deducts any amounts advanced for fuel, insurance, or other miscellaneous expenses, including charges, as applicable, for MTL's tank trailers, from these weekly billing settlements.

  Contracts with affiliates typically carry a one-year term, renewable on a yearly basis unless terminated by either party. Contracts between MTL and its affiliates also contain restrictive covenants which prohibit affiliates from competing directly with MTL in a specific geographic area for a period of one year following termination of a contract. In addition, MTL requires its affiliates to meet certain operating and financial standards.

  Affiliates engage their own drivers and personnel as well as utilize the services of owner-operators who must meet MTL's operating and financial standards. The affiliate assumes all operating expenses such as fuel, licenses, fuel taxes and tank cleaning. However, MTL reimburses affiliates for certain expenses passed through to its customers, such as tolls and scaling charges.

  Affiliates are required to pay for their own workers' compensation coverage, which must meet both MTL and statutory coverage levels. Affiliates retain responsibility for liabilities up to $10,000 per incident arising from accidents, spills or contamination incurred while transporting a load. Liability beyond the obligations of the affiliate is the responsibility of MTL or its insurer. MTL makes additional insurance coverage available to its affiliates for physical damage, running a tractor without a trailer, health and life, and garage-keepers insurance for additional fees.
 OWNER-OPERATORS


  MTL and its affiliates extensively utilize owner-operators. Owner-operators are independent contractors who, through a contract with MTL, supply one or more tractors and drivers for MTL or affiliate use. Owner-operators are compensated on the basis of a fixed percentage of the revenue generated from the shipments they haul. The owner-operator must pay all insurance, maintenance, highway use taxes. All owner-operators utilized by either MTL or an affiliate must meet specified guidelines relating to driving experience, safety records, tank truck experience, and physical examinations in accordance with Department of Transportation ("DOT") regulations. MTL emphasizes safety to its independent contractors and their drivers and maintains driver safety inspection programs, safety awards, terminal safety meetings and stringent driver qualifications.

  MTL and its affiliates dedicate significant resources to recruiting and retaining owner-operators. MTL attempts to enhance the profitability of its owner-operators through purchasing programs which take advantage of MTL's significant purchasing power. Programs cover such operating expense items as fuel, tires and insurance. As of September 30, 1998 MTL had contracts with 2,356 owner-operators.

 LEASING

  In conjunction with its provision of bulk transportation services MTL provides dedicated tractors and trailers to affiliates and other third parties, including shippers. MTL believes its leasing business is among the largest in the industry and provides a stable source of revenue and profitability. Trailer lease terms range from one to 84 months and do not include a purchase option. Tractor lease terms range from 12 to 60 months and may include a purchase option.

 TANK WASH OPERATIONS

  To maximize equipment utilization, MTL relies on approximately 50 MTL and affiliate tank wash facilities, as well as the services of other commercial tank wash facilities located throughout its operating network. MTL and affiliate facilities allow MTL to generate additional tank washing fees from non-affiliated carriers and shippers. Management believes that the availability of these facilities enables MTL to provide an integrated service package to its customers.

 INTERMODAL AND BULK RAIL OPERATIONS

  MTL offers a wide range of intermodal services by transporting liquid bulk containers on specialized chassis to and from a primary mode of transportation such as rail, barge or vessel. MTL also provides rail transloading services which enable products to be transloaded directly from rail car to trailer. This allows shippers to combine the economy of long-haul rail transportation with the flexibility of local truck delivery.

  Through the CLC Merger, MTL has expanded the range of transportation-related services it provides to include the following:

 THIRD-PARTY LOGISTICS

  An increasing number of chemical producers are seeking to outsource their transportation logistics functions in order to focus on their core competencies. In order to capitalize on this trend, CLC has established third-party logistics capabilities. As a result of CLC's size and reputation in the industry, as well as a strategic focus on the provision of logistics services as a value added service, a number of opportunities have arisen allowing CLC the opportunity to provide a broader range of logistics management services to selected chemical producers. Among these services are mode and carrier selection for truck, rail, ocean and air transportation as well as rate negotiation, carrier performance evaluation, cost analysis and, in some cases, on site management of the shipper's captive transportation function.

OWNER-OPERATOR SERVICES

  CLC, through its subsidiary, Power Purchasing, Inc., offers products and services to both its internal and external fleet and to its owner-operators at favorable prices. By offering purchasing programs which take advantage of CLC's significant purchasing power for products and services such as tractors, fuel and tires as well as automobile, general liability and workers' compensation insurance, CLC believes it strengthens its relationships with its owner-operators and results in improved driver recruitment.

CAPACITY MANAGEMENT SYSTEMS

  CLC has developed load brokerage capabilities in order to enhance its ability to handle its customers' trucking requirements. To the extent that CLC does not have the equipment necessary to service a particular shipment, CLC will broker the load to another carrier, thereby meeting the customer's shipping needs and generating additional revenues for CLC, in the form of commissions, at attractive margins. Through its relationship with over sixty bulk carriers, CLC can assure timely response to customer needs.

TRACTORS AND TRAILERS

  As of September 30, 1998, MTL operated 7,995 trailers, of which approximately 6,966 were owned or leased by MTL, 836 were owned by affiliates and 193 were owned by shippers. A typical trailer measures 42.5 feet in length, eight feet in width and 10.5 feet in height. The volume of the trailer ranges from 5,000 to 7,000 gallons with a payload capacity of up to 55,000 pounds. The cost of a new standard stainless steel trailer ranges from $47,000 to $64,000, depending on specifications. The combined companies' capital expenditures for new and used trailers in 1997 were $23.9 million for the purchase of approximately 500 trailers, the majority of which represented additions to MTL's fleet in connection with MTL's continuing expansion.

  As of September 30, 1998, MTL operated approximately 3,913 tractors, of which approximately 862 were operated by MTL drivers, 2,383 were operated by owner-operators and 668 were operated by affiliates. Of the approximately 1,087 tractors owned by MTL, 225 were leased to affiliates and owner-operators. MTL primarily purchases high-end tractors manufactured by Mack Trucks, Inc., Freightliner Corporation and/or Peterbilt Company. In 1997, MTL purchased 164 new tractors at costs ranging from $63,000 to $80,000 per tractor. MTL attempts to standardize its equipment purchases which reduces training and parts inventory costs and allows for a more standardized preventive maintenance program.

  The majority of MTL and affiliate terminals provide preventive maintenance and service and receive computer generated reports which indicate when inspection and/or servicing of units is required. Major repairs are performed by unaffiliated third parties. MTL complies with DOT periodic inspection requirements by performing inspections on its tractors every 60 days as part of its company-wide service/inspection program. MTL's maintenance facilities are registered with DOT and are qualified to perform trailer inspections and repairs for MTL's fleet and equipment owned by third parties.

  The following table shows the age of trailers and tractors operated by MTL and in service as of September 30, 1998:

TRAILERS            <3 Yrs 3-5 Yrs 6-10 Yrs 11-15 Yrs 16-20 Yrs >20 Years Total
--------            ------ ------- -------- --------- --------- --------- -----
MTL................    575   1,162    1,065     1,731       831     1,322 6,667
Affiliate..........    266     174      100       146        77        72   836
Leased.............      7      10       22         3         5         2    49
Shipper............     12      15       67        34        14        52   193
Other..............    195      25       14         0         2        14   250
                    ------ ------- -------- --------- --------- --------- -----
  Total............  1,055   1,385    1,269     1,894       929     1,462 7,995
TRACTORS            <3 Yrs 3-5 Yrs 6-10 Yrs 11-15 Yrs 16-20 Yrs >20 Years Total
--------            ------ ------- -------- --------- --------- --------- -----
MTL................     73     426      106       175         2         1   784
Affiliate..........    270     328       57        14         0         0   668
Owner/Operator.....    530     910      591       307        27        17 2,383
Leased Rental......      1      74        3         0         0         0    78
                    ------ ------- -------- --------- --------- --------- -----
  Total............    874   1,738      757       495        30        19 3,913

Drivers and Other Personnel

  At September 30, 1998 MTL employed approximately 789 drivers and also utilized the services of approximately 2,356 owner-operators. Additionally, the affiliates employed directly 675 drivers. MTL also employed 1,685 persons, of whom 189 were mechanics, 236 were tank washers and the balance were support personnel, including clerical and administrative personnel and dispatchers.

  Each terminal manager has direct responsibility for hiring drivers and administrative personnel. Where appropriate, the terminal manager is also responsible for hiring mechanics and customer service and tank wash personnel. MTL drivers and owner-operators are hired in accordance with specific guidelines regarding safety records, driving experience and a personal evaluation of MTL's staff. MTL employs only qualified tank truck drivers with a minimum of two years of over-the-road, tractor trailer experience. These drivers are then enrolled in a rigorous training program conducted at one of MTL's five safety schools.

  Owner-operators are retained by MTL under contracts generally terminable by either party upon short notice. However, they may be terminated immediately under certain circumstances. Owner-operators retain responsibility for their own operating expenses. MTL provides its employees with health, dental, vision, life, and certain other insurance coverages. These same insurance programs are available to affiliates and owner-operators for a fee.

  As of September 30, 1998, 232 employees in MTL terminals and approximately 74 employees of three affiliate terminals were members of the International Brotherhood of Teamsters.

MARKETING

  MTL conducts its marketing activities at both the national and local levels. MTL employs 32 geographically dispersed sales managers who market MTL's services primarily to national accounts. These sales managers have extensive experience in marketing specialized tank truck transportation services. The corporate sales staff also concentrates on developing dedicated logistics opportunities. MTL's senior management is actively involved in the marketing process, especially in marketing to national accounts. In addition, a significant portion of MTL's marketing activities are conducted locally by MTL's terminal managers and dispatchers who act as local customer service representatives. These managers and dispatchers maintain regular contact with shippers and are well-positioned to identify the changing transportation needs of customers in their respective geographic areas.

CUSTOMERS

    GENERAL

  MTL's client base consists of customers located throughout North America, including many Fortune 500 companies, such as Procter & Gamble, Union Carbide, PPG Industries, Dow Chemical and DuPont. During 1997, no single customer accounted for more than 7.9% of the combined companies' total revenues. For the fiscal year ended December 31, 1997, on a combined basis, MTL's 10 largest customers accounted for 28.0%, of revenues.

    CUSTOMER SERVICE AND QUALITY ASSURANCE

  In order to achieve its goal of providing to its customers the highest quality service and creating the highest level of customer and employee satisfaction, MTL has implemented a quality assurance program at all levels of MTL. MTL's Quality Assurance Program is designed to enable the achievement of superior customer service through the development and implementation of standardized operating procedures for each area within MTL. This includes marketing and contracts, dispatch and terminal operations, safety, driver hiring and training, trailer operations, tractor operations, and procedures for administration functions, payroll and settlement, insurance, sales, data processing, and fuel tax and permits.

  MTL has developed and implemented a statistical measurement tool called the Terminal Safety Ranking Profile. This profile establishes a uniform method of evaluating, measuring and comparing the safety performance of all field operation facilities. Through utilization of this tool, individual facilities and regions of MTL can be evaluated for performance trends or areas of deficiency needing improvement.

  MTL has also implemented a Quality Corrective Action procedure which is intended to identify, document and correct safety and service non-conformance. In addition, MTL has established cross-functional teams known as Continuous Process Improvement teams which have been charged with the responsibility of identifying ways in which to improve MTL processes as well as to manage the implementation of such improvements.

  Most of CLC's tractor fleet, including both CLC-owned and owner-operator tractors, are equipped with OmniTRACS(R) mobile satellite communications systems which provide continuous monitoring and two-way communications with tractors in transit. This information is used to track load status, optimized the use of drivers and equipment and respond to emergency situations. CLC's Internet Website enables customers to access the OmniTRACS(R) system to view the exact status of their loads in transit at their convenience.

ADMINISTRATION

  MTL operates through 189 trucking terminals located across the United States and Canada. Each of the 128 MTL and 61 affiliate terminals operates as separate profit centers, and terminal managers retain responsibility for most operational decisions in their given service area. Effective supervision of a service area requires maximum personal contact with both customers and drivers. Therefore, to achieve mutually defined operating objectives, the functions of dispatch, customer service, and general administration typically rest within each separate terminal. Cooperation and coordination between the terminals is further encouraged by MTL's backhaul policy. Any terminal which generates a backhaul shipment for another terminal receives a commission on the revenue generated by the backhaul shipment.

  From its headquarters in Florida, management constantly monitors each terminal's operating and financial performance, safety and training record, and customer service effort. All terminals are required to adhere to MTL safety, maintenance, customer service and other operating procedures, and the terminal manager is responsible for insuring compliance with these strict guidelines. Senior corporate executives and safety department personnel conduct unannounced visits to verify terminal compliance. MTL attempts to achieve uniform service and safety at all MTL and affiliate terminals, while simultaneously providing terminal managers the freedom to focus on generating business in their region.

    PROPERTIES

    MTL's operating terminals are located in the following cities:

                         MTL OPERATED                          AFFILIATE OPERATED
---------------------------------------------------------------------------------
Albany, NY*      Ft. Worth, TX*  Parker, PA        Akron, OH       Lake
Appleton, WI     Geismar, LA     Pasadena, TX      Atlanta, GA     Charles, LA
Ashland, KY      Greensboro, NC* Pedricktown, NJ   Augusta, GA     Lansing, IL
Atlanta, GA(1)*  Greenup, KY     Pittsburgh, PA    Austin, MN      Leeds, SC
Augusta, GA(1)*  Greer, SC       Point Comfort, TX Baltimore, MD   Louisville,
Avenel, NJ       Hagerstown, MD  Port Arthur, TX*  Barberton, OH   KY
Baltimore, MD*   Hayward, CA(1)  Portland, OR      Baton Rouge, LA Mediapolis,
Bangor, ME       Hopewell, VA(1) Proctor, WV*      Birmingham, AL  IA
Baton Rouge,     Houston, TX(1)* Rock Hill, SC*    Bradford, PA    Memphis, TN
LA(1)            Jessup, MD      Ross, OH*         Branford, CT    Mobile, AL
Bayonne, NJ      Joliet, IL      Roseville, CA     Bristol, WI     New Castle,
Beaumont, TX     Jonesboro, GA*  Savannah, GA(1)   Buffalo, NY     DE(3)
BenSalem, PA     Kalamazoo,      Security, MD*     Calvert City,   New Orleans,
Bergen, NY       MI(1)*          South Gate, CA    KY              LA
Branford, CT*    Keasbey, NJ     South Pointe, OH  Carlisle, SC    Niagara
Bridgeport, NJ*  Kelso, WA       Spartansburg, SC* Charleston, SC  Falls, NY
Bristol, PA*     Lafayette, IN   St. Albans, WV    Chattanooga,    Norfolk, VA
Brownsville, TX  Lake Charles,   St. Gabriel, LA*  TN(1)           Omaha, NB
Brunswick, GA    LA(1)           St. Louis, MO(1)  Cincinnati, OH  Parker, PA
Buffalo, NY*     Lansing, MI     Summit, IL*       Columbus, OH    Pasadena, TX
Calvert City, KY Laredo, TX      Syracuse, NY*     Detroit, MI     Pearisburg,
Carpentersville, Lexington, KY   Tucker, GA        Dumfries, VA    VA
IL               Lima, OH        Washington, WV    Elkridge, MD    Philadelphia,
Carteret, NJ     Longview, TX    Waterford, NY     Fairfield, OH   PA
Charleston,      Los Angeles, CA Wilkes-Barre, PA* Freeport, TX    Pinson, AL
SC(1)*           Luling, LA      Williamsport, PA* Garden City, GA Pittsburgh,
Charleston, WV*  Mechanicsburg,  Wilmington, NC*   Gary, IN(1)     PA
Chattanooga,     PA              CanadianWinnie, TXGlenmoore, PA   Port Hudson,
TN(1)*           Memphis, TN(1)* Provinces:        Houston, TX     LA
Chesnee, SC*     Middletown, OH  Coteau-du-Lac,    Inwood, WV      Prairie
Chicago, IL(2)*  Midland, MI*    Quebec*           Jacksonville,   Ville, LA
Columbus, OH(1)  Mobile, AL      Montreal,         FL              Roanoke, VA
Columbus, GA     Morgantown, WV* Quebec(1)*        Kansas City, KS Salisbury,
Concord, NC*     Morrisville, PA Oakville,                         NC
Danville, KY     Mt. Holly, NC   Ontario*                          Savannah, GA
Decatur, AL      Nazareth, PA*   Sarnia, Ontario                   St. Louis,
Detroit, MI*     Neville Island, Quebec City,                      MO
East             PA              Quebec                            Tampa, FL
Rutherford,      Newark, NJ(1)*  Ville Becancour,                  Toledo, OH
NJ*              North Haven, CT Quebec                            Triadelphia,
Fall River, MA   Oakley, CA                                        PA
Follansbee,WV    Oshkosh, WI                                       Tuscaloosa,
Freeport, TX*                                                      AL
Friendly, WV*                                                      Whistler, AL
                                                                   Wilmington,
                                                                   IL

--------
(1) Two terminals in this city.
(2) Four terminals in this city.
(3) Three terminals in this city.
 *  Indicates that the MTL operated terminal is owned by MTL.

  In August 1996, MTL entered into a modified affiliate relationship with Transportes Especializados Antonio de la Torre e Hijos, S.A. de C.V. and operates from its two terminals in Guadalajara and Mexico City, Mexico.

  In addition to the properties listed above, MTL also owns four facilities in the U.S., including: a 149,000 square foot warehouse in Chicago, Illinois; a 6-acre property in Macomb, Mississippi; an undeveloped, 3-acre lot in Ruskin, Florida; and a tank wash facility in Philadelphia.

  MTL's executive and administrative offices are located in a 17,600 sq. ft. building in Plant City, Florida. This facility is also owned by MTL and is located on 5.2 acres of land.

COMPETITION

  The tank truck business is extremely competitive and fragmented. MTL competes primarily with other tank truck carriers and private carriers in various states. With respect to certain aspects of its business, MTL also competes with intermodal transportation, railroads and less-than-truckload carriers. Intermodal transportation has increased in recent years as reductions in train crew size and the development of new rail technology have reduced costs of intermodal shipping.

  Competition for the freight transported by MTL is based primarily on rates and service. Management believes that MTL enjoys significant competitive advantages over other tank truck carriers because of MTL's low cost structure, overall fleet size and age, national terminal network and tank wash facilities.

  MTL's largest competitors are Matlack Systems, Inc., DSI Transports, Inc. and Trimac Transportation Services, Ltd., an operation based in Canada. There are approximately 195 other recognized tank truck carriers, most of whom are primarily regional operators.

  MTL also competes with other motor carriers for the services of MTL drivers and owner-operators. MTL's overall size and its reputation for good relations with affiliates and owner-operators have enabled it to attract a sufficient number of qualified professional drivers and owner-operators. See "Risk Factors--Loss of Qualified Drivers or Key Personnel Could Limit MTL's Growth and Negatively Affect Operations" for a description of the risk associated with not being able to obtain qualified drivers.

  Competition from non-trucking modes of transportation and from intermodal transportation would likely increase if state or federal fuel taxes were to increase without a corresponding increase in taxes imposed upon other modes of transportation.

RISK MANAGEMENT AND INSURANCE/SAFETY

  The primary risks associated with MTL's business are bodily injury and property damage, workers' compensation claims and cargo loss and damage. MTL maintains insurance against these risks and is subject to liability as a self-insurer to the extent of the deductible under each policy. MTL currently maintains liability insurance for bodily injury and property damage in the amount of $100.0 million per incident, having no deductible for a period of three years. There is no aggregate limit on this coverage. MTL currently maintains first dollar workers' compensation insurance coverage. MTL is self-insured for damage or loss to the equipment it owns or leases, and for cargo losses.

  MTL employs a safety and insurance staff of in excess of 30 professionals. In addition, MTL employs specialists to perform compliance checks and conduct safety tests throughout MTL's operations. MTL conducts a number of safety programs designed to promote compliance with rules and regulations and to reduce accidents and cargo claims. These programs include training programs, driver recognition programs, an ongoing Substance Abuse Prevention Program, driver safety meetings, distribution of safety bulletins to drivers, and participation in national safety associations.

ENVIRONMENTAL MATTERS

  MTL's and CLC's activities involve the handling, transportation, storage, and disposal of bulk liquid chemicals, many of which are classified as hazardous materials, hazardous substances, or hazardous wastes. The combined companies' tank wash and terminal operations engage in the storage or discharge of wastewater and stormwater that may contain hazardous substances, and from time to time MTL and CLC store diesel fuel and other petroleum products at their terminals. As such, MTL and CLC are subject to environmental, health and safety laws and regulation by U.S. federal, state, local and Canadian government authorities. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. There can be no assurance that violations of such laws or regulations will not be identified or occur in the future, or that such laws and regulations will not change in a manner that could impose material costs on MTL or CLC.

  MTL has environmental management programs that it carries out in conjunction with its safety program. Facility managers are responsible for environmental compliance, and for preparing semi-annual self-audit forms which are submitted to the Vice President, Safety, Health & Environmental Administration as well as to a regional environmental manager. The self-audits are required to address operations, safety training and procedures, equipment and grounds maintenance, emergency response capabilities, and wastewater management. MTL also contracts with an independent environmental consulting firm that conducts periodic, unscheduled, compliance assessments, which focus on conditions with the potential to result in releases of hazardous substances or petroleum, and which also include screening for evidence of past spills or releases. MTL's relationship to its affiliates could, under certain circumstances, result in MTL incurring liability for environmental contamination attributable to an affiliate's operations, although MTL has not incurred any such derivative liability in the past. MTL's environmental management program has recently been extended to its affiliates.

  CLC's wholly-owned subsidiary, EnviroPower, Inc., is staffed with environmental experts who manage CLC's environmental exposure relating to historical operations and develop policies and procedures, including periodic audits of CLC's terminals and tank cleaning facilities, in order to minimize the existence of circumstances that could lead to future environmental exposure. EnviroPower is also CLC's principal interface with the U.S. Environmental Protection Agency ("EPA") and various state environmental agencies.

  As handlers of hazardous substances, MTL and CLC are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of such substances either under CERCLA or comparable state laws. From time to time, MTL has incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at its facilities and, notwithstanding the existence of its environmental management program, MTL cannot assure that such obligations will not be incurred in the future, nor that such liabilities will not result in a material adverse effect on MTL's financial condition or results of operations or its business reputation. As the result of environmental studies conducted at its facilities in conjunction with its environmental management program, MTL has identified environmental contamination at certain of such sites which will require remediation. While MTL does not expect associated costs to be material, it cannot guarantee that to be the case.

  MTL has also been named a "potentially responsible party," or has otherwise been alleged to have some level of responsibility, under CERCLA or similar state laws for cleanup of off-site locations at which MTL's waste, or material transported by MTL, has allegedly been disposed of. MTL has asserted defenses to such actions and has not incurred significant liability in the CERCLA cases settled to date. While MTL believes that it will not bear any material liability in any current or future CERCLA matters, there can be no assurance that MTL will not in the future incur material liability under CERCLA or similar laws. See "Risk Factors--Transporting Hazardous Substances Could Create Environmental Liabilities" for a discussion of certain risks of MTL associated with transporting hazardous substances.

  CLC is currently solely responsible for remediation of the following two federal Superfund sites:

  Bridgeport, New Jersey. During 1991, CLC entered into a Consent Decree with the EPA filed in the U.S District Court for the District of New Jersey, U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 91-2637 (JFG) (D.N.J.), with respect to its site located in Bridgeport, New Jersey, requiring CLC to remediate groundwater contamination. The Consent Decree required CLC to undertake Remedial Design and Remedial Action ("RD/RA") related to the groundwater operable unit of the cleanup. Costs associated with performing the RD/RA were $443,000 in 1997.

  In August 1994, the EPA issued a Record of Decision, selecting a remedy for the wetlands operable unit at the Bridgeport site at a cost estimated by the EPA to be approximately $7 million. In October 1998, the EPA issued an administrative order that requires CLC to implement the EPA's wetlands remedy. In April 1998, the federal and state natural resource damages trustees indicated their intention to bring claims against CLC for natural resource damages at the Bridgeport site. The trustees' have indicated that their demand for natural resources damages is due to groundwater loss, land use loss and oversight cost reimbursement. CLC is currently negotiating with the state and federal trustees to enter a consent decree that will resolve the natural resource damages claims. CLC has also entered an agreement in principle to pay the EPA $3.6 million over a three year period for reimbursement of the EPA's past costs in investigating and overseeing activities at the Site. In addition, the EPA has investigated contamination in site soils. No decision has been made as to the extent of soil remediation to be required, if any.

  CLC is in litigation with its insurers to recover its costs in connection with the environmental cleanup at the Bridgeport site. Chemical Leaman Tank Lines, Inc. v. Aetna Casualty & Surety Co., et at., Civil Action No. 89-1543
(SSB) (D.N.J.). On April 7, 1993, the U.S. District Court for the District of New Jersey entered a judgment requiring the insurers to reimburse CLC for substantially all past and future environmental cleanup costs at the Bridgeport site. The insurers appealed the judgment to the U.S. Court of Appeals for the Third Circuit, but before the appeal was decided CLC and its primary insurer settled all of CLC's claims, including claims asserted or to be asserted at other sites, for $11.5 million. This insurer dismissed its appeal, but the excess carriers did not. On June 20, 1996, the U.S. Court of Appeals affirmed the judgment against the excess insurance carriers, except for the allocation of liability among applicable policies, and remanded the case for an allocation of damage liability among the insurers and applicable policies on a several basis. In September 1997, the District Court issued an order allocating liability among applicable policies. An appeal from the allocation is currently pending before the Third Circuit. Since some of the CLC's insurance carriers are insolvent, allocation of the costs among the insurers will affect the amount of recovery CLC can expect to receive. CLC anticipates that it will recover the majority of the costs associated with remediation of the Bridgeport site, including attorneys fees and expenses, from its insurance carriers.

  West Caln Township, PA. The EPA has alleged that CLC disposed of Hazardous Materials at the William Dick Lagoons Superfund Site in West Caln, Pennsylvania. On October 10, 1995, CLC entered a Consent Decree with the EPA which required CLC to

(1) pay the EPA for installation of an alternate water line to provide water to area residents;

(2)  perform an interim groundwater remedy at the site; and

(3) conduct soil remediation. U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 95-CV-4264 (RJB) (E.D. Pa.).

CLC has paid all costs associated with installation of the waterline. CLC is currently performing a hydrogeologic study, and upon completion of the study will construct a groundwater treatment plant to pump and treat groundwater. The EPA anticipates that CLC will operate the plant for about five years, at which time the EPA will evaluate groundwater conditions and determine whether a final groundwater remedy is necessary. Soil remediation has not yet commenced because CLC is awaiting the EPA's approval for certain items required for the soil remedy. The Consent Decree does not cover the final groundwater remedy or other site remedies or claims, if any, for natural resource damages. From 1992 to date, CLC has incurred costs of approximately $8,240,000 at such site. CLC projects that it will incur approximately $7.1 million of additional costs in connection with the Consent Decree, including additional costs to be incurred in 1998.

  Other Environmental Matters. CLC has been named as PRP under CERCLA and similar state laws at approximately 40 former waste treatment and/or disposal sites. In general, CLC is among several PRPs named at these sites. Based upon information known at this time, CLC's involvement at these sites generally arises from shipment of wastes by or for CLC in the ordinary course of business over many years to sites, now contaminated that are owned and operated by third parties. Given the nature of CLC's involvement and the expected number of PRPs at these sites, CLC does not believe its liability at most of these third party sites will be material. However, CLC's involvement at some of the sites could amount to material liabilities, and there can be no assurance that costs associated with these sites, individually or in the aggregate, will not be material.

  In October 1989, the New Jersey Department of Environmental Protection (NJDEP) filed a claim against CLC and other defendants seeking reimbursement of response costs for remediation of the Helen Kramer Landfill in Mantua, New Jersey. This case has been consolidated with a similar case brought by the EPA against many of the same defendants. The defendants in these cases have filed third party claims against more than 250 third party defendants. In August 1998, the court entered three consent decrees whereby EPA, NJDEP and many of the parties, including CLC, resolved the litigation and claims regarding the site. The consent decrees require the settling defendants to make specified payments over the next three years and to operate and maintain the site for the next twenty six years.

  CLC is also incurring expenses resulting from the remediation of certain CLC-owned sites. In April 1997, CLC received a request from the New York State Department of Environmental Conservation to perform a Remedial Investigation and Feasibility Study relating to certain former surface impoundments previously closed by CLC at its Tonawanda, New York Terminal. CLC has indicated its willingness to perform a mutually acceptable Remedial Investigation and Feasibility Study. In 1994, CLC entered into an Administrative Consent Order ("ACO") with the West Virginia

Division of Environmental Protection ("DEP") to undertake the investigation and remediation of a former lagoon at its former facility in Putnam County, West Virginia. In accordance with the Administrative Consent Order, CLC has submitted a workplan to DEP to address potential sludge and soil contamination. The extent of groundwater remediation to be required, if any, has not been determined.

  In July and August 1998, during the course of its due diligence in connection with the acquisition of CLC, MTL conducted invasive sampling at a number of CLC's properties and discovered previously unidentified environmental conditions. MTL also further quantified and evaluated certain previously identified potential liabilities. CLC notified governmental authorities of contamination at certain properties during the due diligence period as required by applicable law. CLC is currently investigating and may need to remediate certain of the other identified environmental conditions. Based upon the limited invasive sampling and review of site information, CLC has estimated potential costs associated with these identified environmental conditions. CLC continues to monitor environmental conditions at all of its properties, and management anticipates addressing environmental issues as they arise in the future. CLC anticipates that it will continue to face environmental liabilities and incur costs for environmental matters in connection with its business operations and contractual obligations.

  CLC has recorded total charges to income of $4.7 million, $2.3 million and $2.4 million in 1997, 1996 and 1995, respectively, with regard to the foregoing environmental matters and expects to continue to incur costs for environmental matters generally for the foreseeable future.

  CLC has also undertaken the removal of all underground storage tanks at its owned and operated facilities. This project is being managed by EnviroPower staff and will be completed by the end of 1998 at an estimated cost of $2.4 million, of which $1.65 million has been expended to date.

REGULATION

  As a motor carrier, MTL is subject to regulation. There are additional regulations specifically relating to the tank truck industry including testing and specifications of equipment and product handling requirements. MTL may transport most types of freight to and from any point in the United States over any route selected by MTL. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes may include increasingly stringent environmental regulations or limits on vehicle weight and size. In addition, MTL's tank wash facilities are subject to stringent local, state and federal environmental regulations.

  The Federal Motor Carrier Act of 1980 served to increase competition among motor carriers and limit the level of regulation in the industry. The Federal Motor

Carrier Act also enabled applicants to obtain Interstate Commerce Commission ("ICC") operating authority more readily and allowed interstate motor carriers such as MTL greater freedom to change their rates each year without ICC approval. The law also removed many route and commodity restrictions on the transportation of freight. A series of federal acts, including the Negotiated Rates Act of 1993, the Trucking Industry Regulatory Reform Act of 1994 and the ICC Termination Act of 1995, further reduced regulation applicable to interstate operations of motor carriers such as MTL, and resulted in transfer of interstate motor carrier registration responsibility to the Federal Highway Administration of DOT. On February 13, 1998, the Federal Highway Administration published proposed new rules governing registration to operate by interstate motor carriers. That proposal may lead to revised procedures for motor carriers like MTL to register to conduct interstate motor carrier operations. The form of such revised procedures presently cannot be predicted by MTL. See "Risk Factors--Increasing Trucking Regulations May Increase Cost" for a discussion of the risks associated with increased regulations.

  Interstate motor carrier operations are subject to safety requirements prescribed by the DOT. To a large degree, intrastate motor carrier operations are subject to safety and hazardous material transportation regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations. DOT regulations mandate drug testing of drivers. To date, the DOT's national commercial driver's license and drug testing requirements have not adversely affected the availability to MTL of qualified drivers. Alcohol testing rules were adopted by the DOT in February 1994 and became effective in January 1995 for employers with 50 or more drivers. These rules require certain tests for alcohol levels in drivers and other safety personnel. MTL does not believe the rules will adversely affect the availability of qualified drivers.

  Title VI of The Federal Aviation Administration Authorization Act of 1994, which became effective on January 1, 1995, largely deregulated intrastate transportation by motor carriers. This Act generally prohibits individual states, political subdivisions thereof and combinations of states from regulating price, entry, routes or service levels of most motor carriers. However, the states retained the right to continue to require certification of carriers, based upon two primary fitness criteria--safety and insurance--and retained certain other limited regulatory rights. Prior to January 1, 1995, MTL held intra-state authority in several states. Since that date, MTL has either been "grandfathered in" or has obtained the necessary certification to continue to operate in those states. In states in which MTL was not previously authorized to operate, it has obtained certificates or permits allowing it to operate or is in the process of obtaining said certificates in order of importance to MTL.

  From time to time, various legislative proposals are introduced including proposals to increase federal, state, or local taxes, including taxes on motor fuels. MTL cannot predict whether, or in what form, any increase in such taxes applicable to MTL will be enacted.


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

SEASONALITY

  The business of MTL is subject to limited seasonality, with revenues generally declining slightly during winter months, namely the first and fourth fiscal quarters, and over holidays. Highway transportation can be adversely affected depending upon the severity of the weather in various sections of the country during the winter months. MTL's operating expenses also have been somewhat higher in the winter months, due primarily to decreased fuel efficiency and increased maintenance costs of revenue equipment in colder months.

LEGAL PROCEEDINGS

  In addition to those items disclosed under "Environmental Matters," MTL from time to time is involved in routine litigation incidental to the conduct of its business. MTL believes that no litigation pending against it, if adversely determined, would have a material adverse effect on its consolidated financial position or results of operations.

  On August 28, 1998, BMI Transportation, Inc., RBM Transport, Inc. RBM-Va. Transport, Inc. and Bulk Storage, Inc. (collectively, the "Plaintiffs") filed suit against CLC in the United States Bankruptcy Court for the Southern District of New York. The Plaintiffs allege that CLC owes them $1,104,671.00, plus interest, which represents the remainder of the $1,500,000.00 hold back of the purchase price CLC paid in connection with its acquisition of the majority of the assets of Fleet from the Plaintiffs on June 28, 1996. In addition to the alleged damages, the Plaintiffs are also seeking punitive damages, attorneys fees and costs. CLC has filed an answer denying these claims, and fully intends to defend itself in the litigation.

WHERE YOU CAN GET MORE INFORMATION

  We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, covering the Notes to be issued in the exchange offer. As permitted by the Commission rules, this prospectus omits certain information included in the registration statement. For further information pertaining to the Notes, we refer you to the registration statement, including its exhibits. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document made in this prospectus is not necessarily complete and you should refer to the exhibits attached to the registration statement for a copy of the actual document. You may read and copy any of the information we file with the Commission at the Commission's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C., at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400,

Chicago, Illinois 60661-2511. You can also obtain copies of filed documents by mail from the public reference section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Filed documents are also available to the public at the Commission's web site at http://www.sec.gov.

  Following the exchange offer, we will be required to file annual, quarterly and special reports, proxy statements and other information with the Commission under the Exchange Act. Our obligation to file periodic reports with the Commission will be suspended if the Notes issued in the exchange offer are held of record by fewer than 300 holders as of the beginning of any year. However, to the extent permitted, the indenture governing the notes requires us to file with the Commission financial and other information for public availability. In addition, the indenture governing the Notes requires us to deliver to you copies of all reports that we file with the Commission without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the directors and executive officers of MTL following the MTL Transactions and the CLC
Transactions:

NAME                              AGE              POSITION WITH MTL
----                              --- -------------------------------------------
                                      Director, Chairman of the Board, President
Charles J. O'Brien...............  60   and Chief Executive Officer
                                      Director, Senior Vice President, Treasurer
Richard J. Brandewie.............  43   and Chief Financial Officer
                                      Director, President of Montgomery Tank
Marvin E. Sexton.................  54   Lines
Joshua J. Harris.................  33 Director
Michael D. Weiner................  46 Director
Robert A. Katz...................  31 Director
Marc J. Rowan....................  35 Director
John H. Kissick..................  56 Director
Philip J. Ringo..................  56 Director

  The directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors.

  CHARLES J. O'BRIEN, JR. joined MTL in 1989 in connection with the acquisition of Quality-O'Boyle, Inc., at which time he was appointed as MTL's Chief Operating Officer and elected to the Board of Directors. Since 1991, he has served as MTL's President and Chief Executive Officer. On September 30, 1998, he was appointed as MTL's Chairman of the Board. Prior to joining MTL, he was a controlling shareholder of Quality-O'Boyle, Inc. from January 1977 to February 1989. Prior to his association with Quality-O'Boyle, Inc., he held various positions with Matlack Systems, Inc. from April 1962 through December 1976. He served as Matlack's Chief Executive Officer from 1969 to 1976 and served as a director of Rollins International, Inc., Matlack's parent company.

  RICHARD J. BRANDEWIE has been employed by MTL since June 1992 as Chief Financial Officer and Treasurer, and in 1996 he was appointed Senior Vice President of Finance. He served as a director of MTL from 1988 to 1992. Prior to joining MTL, he served as a General Partner of South Atlantic Venture Fund I & II, Limited Partnerships where he was employed from November 1985 through June 1992. From June 1980 through November 1985, he served concurrently as Vice President of Doan Resources Venture Fund and as General Partner of Michigan Investment Fund and MBW Venture Partners. Prior to his venture capital experience, he served as an accountant and financial analyst for the Ford Motor Company from 1977 to 1979. Mr. Brandewie became a director of MTL in June 1998.

  MARVIN E. SEXTON joined MTL in September 1996 as President of Montgomery Tank Lines, one of MTL's principal operating subsidiaries. Mr. Sexton joined MTL from BET plc., the former parent company of United Transport America, where he served as the Sector Director/Distribution North America. Mr. Sexton was formerly President of United Transport America. The United Transport group of companies includes: DSI Transport, Redwing Carriers and Ward Transport. He joined DSI Transport in 1974 and subsequently became its President and Chief Executive Officer in 1985. He currently serves as the Chairman of the Board of Directors of the National Tank Truck Carriers, Inc. and is a member of the Association of the Chemical Industry of Texas and the National Council of Physical Distribution. Mr. Sexton became a director of MTL in June 1998.

  Joshua J. Harris is a principal of Apollo and has served as a Vice President of Apollo Management and Apollo Advisors, LP, an affiliated investment manager ("Apollo Advisors"), since 1990. Prior to that time, Mr. Harris was a member of the Mergers and Acquisitions Department of Drexel Burnham Lambert Incorporated. Mr. Harris is also a director of Converse Inc., Florsheim Group Inc., NRT, Incorporated, SMT Health Services Inc., Breuners Home Furnishings Corporation and Alliance Imaging, Inc. Mr. Harris became a director of MTL in June 1998.

  Michael D. Weiner is a principal of Apollo and has served as a Vice President and general counsel of Apollo Management and Apollo Advisors, since 1992. Prior to 1992, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius LLP, specializing in securities law, public and private financings, and corporate and commercial transactions. Mr. Weiner is also a director of Converse Inc., Alliance Imaging, Inc., NRT, Incorporated, Continental Graphics Holdings, Inc. and Florsheim Group Inc. Mr. Weiner became a director of MTL in June 1998.

  Robert A. Katz is a principal of Apollo and has served as a Vice President of Apollo Management and Apollo Advisors since 1990. Prior to that time, Mr. Katz was associated with the Special Restructuring Group of Smith Barney Harris & Upham Inc. and was a member of the Mergers & Acquisitions Department of Drexel Burnham Lambert Incorporated. Mr. Katz is also a director of Vail Resorts, Inc., Aris Industries, Inc. and Alliance Imaging, Inc. Mr. Katz became a director of MTL in June 1998.

  Marc J. Rowan is a principal of Apollo and has served as a Vice President of Apollo Management and Apollo Advisors since 1990. From 1985 until 1990, Mr. Rowan was with Drexel Burnham Lambert Incorporated, most recently as Vice President with responsibilities in high yield financing, transaction idea generation and merger structure and negotiation. Mr. Rowan is also a director of Vail Resorts, Inc. and NRT, Incorporated. Mr. Rowan became a director of MTL in June 1998.

  John H. Kissick is a principal of Apollo and has served as a Vice President of Apollo Management and Apollo Advisors since 1991. From 1990 to 1991, Mr. Kissick was a consultant with Kissick & Associates, an investment advisory firm. Prior to 1990, Mr. Kissick served as a Senior Executive Vice President of Drexel Burnham Lambert Incorporated, where he began work in 1975, heading its Corporate Finance and High Yield Bond Departments. Mr. Kissick is also a director of Mariner

Post Acute Network, Inc., Continental Graphics Holdings Inc., Converse Inc. and Florsheim Group, Inc. Mr. Kissick became a director in June 1998.

  PHILIP J. RINGO joined MTL in 1998 following the CLC Merger, at which time he was appointed as Chairman and Chief Executive Officer of CLC. On November 24, 1998, he was elected to the Board of Directors of MTL. Prior to joining MTL, from 1995 through August 28, 1998, he was the President and Chief Executive Officer of Chemical Leaman Tank Lines and a director of CLC. From 1992 through 1995, Mr. Ringo served as President of The Morgan Group, Inc. and Chief Executive Officer of Morgan Drive Away, Inc., Elkhart, Indiana. He has served as a director of Genessee and Wyoming Industries since 1978.

DIRECTOR'S COMPENSATION

  Directors of MTL are not compensated for their service as directors.

EXECUTIVE COMPENSATION

  The following table sets forth the total compensation paid by MTL for services rendered during the year ended December 31, 1997, by the President and Chief Executive Officer, the Chairman of the Board and the Chief Financial Officer of MTL (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                           LONG-TERM
                                                          COMPENSATION
                                           ANNUAL          SECURITIES    ALL
                                        COMPENSATION       UNDERLYING   OTHER
NAME AND PRINCIPAL POSITION        YEAR  SALARY    BONUS    OPTIONS    COMP.(2)
---------------------------        ---- --------- ------- ------------ --------
Charles J. O'Brien, Jr.
 President and Chief Executive
 Officer.......................... 1997 $ 193,937 $74,446       --     $ 8,696
                                   1996   188,262  71,362       --       9,913
                                   1995   183,074  64,214       --      11,136
Elton E. Babbitt (1)
 Chairman of the Board............ 1997   188,353  71,335       --       3,946
                                   1996   182,885  71,093       --       4,112
                                   1995   177,749  64,184       --       5,180
Richard J. Brandewie
 Senior Vice President, Treasurer
 and Chief Financial Officer...... 1997   145,402  55,332       --       8,696
                                   1996   122,489  44,187   100,000      9,913
                                   1995   112,846  40,755       --      11,146

---------
(1) Elton E. Babbitt retired as Chairman of the Board of MTL on September 30, 1998.

(2) Amount shown represents contributions by MTL to MTL's profit sharing plan on behalf of such officers.

  MTL maintains various employee benefit and compensation plans, including an incentive bonus plan and 401(k) savings plan.

OPTION GRANTS IN LAST FISCAL YEAR

  No options were granted to any of the Named Executive Officers in 1997.

YEAR-END OPTION VALUES

  The following sets forth information concerning the value of stock options in 1997. No stock options were exercised in 1997.

                                                        VALUE OF UNEXERCISED
                              NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                               OPTIONS AT YEAR-END           AT YEAR-END
NAME                        EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                        ----------- ------------- ----------- -------------
Charles J. O'Brien, Jr.....   17,244       11,496     $  176,751    $117,834
Richard J. Brandewie.......   78,619       85,746     $1,178,345    $618,897

NEW STOCK OPTION PLAN

  MTL adopted an employee stock option plan (the "New Stock Option Plan") pursuant to which a total of 222,222 shares of MTL common stock will be available for grant. Fifty percent of each option granted (each, a "New Option") on June 9, 1998 (the "Effective Time") will vest in equal increments over four years. The remaining fifty percent of each New Option will vest in nine years, subject to acceleration if certain per-share equity value targets are achieved or, in the event of a sale of MTL, if certain per share consideration targets are achieved. Vesting of the New Options occurs only during an employee's term of employment. The New Options will become fully vested in the event of a termination of employment without "cause" or for "good reason" within six months following a sale of MTL. The exercise price for the New Options is $40.00 per share and the New Options will expire ten years from the date of grant. Options granted after the Effective Time shall vest as determined by a committee of MTL's Board of Directors.

EMPLOYMENT AND RELATED AGREEMENTS

  Employment Agreements. Montgomery Tank Lines, which, prior to the CLC Merger was the principal operating subsidiary of MTL, entered into employment agreements with the following executive officers: Charles J. O'Brien, Jr., Richard J. Brandewie and Marvin Sexton (each an "Employment Agreement" and collectively, the "Employment Agreements"). Each Employment Agreement provides for a two-year term of service, with an automatic one-year extension on each June 9th, unless Montgomery Tank Lines or the executive officer gives notice that the term will not be so extended. The Employment Agreements provide to each of the executive officers an annual base salary of not less than $192,238.80 and permit each executive to earn an annual bonus of up to 42.0% of his annual base salary if certain performance standards are achieved, and an additional bonus of up to 18.0% of his annual base salary relating to extraordinary performance by Montgomery Tank Lines and such executive. Such bonus plan will be administered by Montgomery Tank Lines' compensation committee.

  The Employment Agreements also provide for certain severance payments to be made if the employment of any of such executives is terminated without "cause" or if such executive resigns for a "good reason," such as after the occurrence of one of a number of specified changes in such executive's employment, including

  . a material diminution by Montgomery Tank Lines of the executive's duties and responsibilities,

  . a material breach by Montgomery Tank Lines of its compensation and benefit obligations, or

  . an involuntary relocation by more than 50 miles from Plant City, Florida.

Under such circumstances, such executive would be entitled to receive his base salary for the remainder of the term of his employment, a pro rated bonus and continued medical and other benefits. In addition, each of the Employment Agreements grants to each such executive options to purchase 22,000 shares of MTL common stock under the New Stock Option Plan. See "Management--New Stock Option Plan" for a more detailed description of such plan.

  Consulting Agreement. Elton E. Babbit entered into a consulting agreement with Montgomery Tank Lines pursuant to which he has agreed to serve as an advisor and consultant to MTL in connection with MTL's business operations. The consulting agreement provides for a term of service commencing on June 9, 1998 and continuing through December 31, 1999, unless earlier terminated as provided therein. Pursuant to the consulting agreement, Montgomery Tank Lines paid Mr. Babbit for his services a base consulting fee at the rate of $20,000 per month until September 30, 1998. Thereafter, until the expiration of the consulting agreement, Montgomery Tank Lines shall pay Mr. Babbit a base consulting fee at the rate of $5,000 per month. Montgomery Tank Lines will also reimburse Mr. Babbit for all of his reasonable out-of-pocket business expenses incurred in connection with the performance of his services thereunder.

  Shareholders' Agreement. Elton E. Babbitt, Charles J. O'Brien, Jr., Richard
J. Brandewie and Marvin E. Sexton have entered into a shareholders' agreement with Apollo governing certain aspects of the relationship among such shareholders and MTL. The shareholders' agreement contains, among other matters,

    (1) a provision restricting the rights of Elton E. Babbitt to transfer his shares of MTL common stock, subject to certain permitted or required transfers and a right of first refusal in favor of Apollo,

    (2) certain registration rights in the event MTL effects a registration of its securities;

    (3) certain preemptive rights with respect to the sale of MTL common stock and equity securities convertible into MTL common stock; and

    (4) certain rights of Charles J. O'Brien, Jr., if he is employed by MTL at the fourth anniversary of the Effective Time, to cause MTL to purchase from him such number of shares with a value equal to the implied value of his investment in MTL common stock at the Effective Time.

  The shareholders' agreement became effective on June 9, 1998 and will terminate upon the earlier of (a) the tenth anniversary thereof and (b) such time as

MTL is a public company with equity securities listed on a national securities exchange or publicly traded in the over-the-counter market; provided, however, that certain transfer restrictions and registration rights will survive notwithstanding MTL being a public company.

  Pursuant to the shareholders' agreement, Apollo is entitled to a transaction fee of up to 1.0% of the value of each transaction entered into by MTL, as determined in the sole discretion of Apollo Management. Such fee is in addition to the management fees payable to Apollo Management as set forth in the management agreement between Apollo Management and MTL described below.

  Non-Competition Agreements. Each of Elton E. Babbitt and Gordon Babbitt, a shareholder holding an 8.25% interest in MTL, has entered into a non-competition agreement with MTL that contains, among other things, a covenant not to compete with MTL. Pursuant to such covenant, Elton E. Babbitt has agreed that he will not, for a period of five years from the Effective Time, engage in the bulk transportation services business or in any related business (the "BTS Business") within any geographic area in which any member of the MTL Group (as defined in the non-competition agreement) conducts its business. Ownership of up to 2.0% of a publicly traded enterprise engaged in a BTS Business, without otherwise participating in such enterprise, would not be a violation of such covenant not to compete. Gordon Babbitt has agreed that he will not, for a period of three years from June 9, 1998, engage in the for-hire, common carrier tank truck transportation business (the "Business") within the United States and Canada. Ownership of up to 2.0% of a publicly traded enterprise engaged in a Business, without otherwise participating in such enterprise, would not be a violation of such covenant not to compete.

  In addition, Elton E. Babbitt and Gordon Babbitt have each agreed, for a period of five years from the Effective Time with respect to Elton E. Babbitt, and for a period of three years from the Effective Time with respect to Gordon Babbitt, not to request, induce, attempt to influence or have any other business contact with

    (1) any distributor or supplier of goods or services to any member of the MTL Group to curtail or cancel any business they may transact with any member of the MTL Group,

    (2) any customers of any member of the MTL Group that have done business with or potential customers which have been in contact with any member of the MTL Group to curtail or cancel any business they may transact with any member of the MTL Group,

    (3) any employee of any member of the MTL Group to terminate his employment with such member of the MTL Group or

    (4) any governmental entity or regulatory authority to terminate, revoke or materially and adversely alter or impair any license, authority or permit held, owned, used or reserved for the MTL Group.

  Management Agreement between Apollo and MTL. MTL and Apollo Management have entered into a management agreement whereby MTL appointed Apollo Management following the consummation of the merger to provide financial and strategic advice to MTL. Pursuant to the terms of the management agreement, Apollo Management has agreed at such time to provide financial and strategic services to MTL as reasonably requested by MTL's Board of Directors. As consideration for services to be rendered under the management agreement, Apollo Management received an initial fee of $2.0 million on June 9, 1998 and thereafter will receive an annual fee of $500,000 until termination of the management agreement. The management agreement may be terminated upon 30 days' written notice by Apollo Management or MTL to the other party thereto.

  Marvin Sexton Limited Recourse Secured Promissory Note and Pledge
Agreement. In connection with the completion of the MTL Transactions, MTL made a limited recourse secured loan to Marvin Sexton in the amount of $400,000. The loan is secured by a pledge by Mr. Sexton of all of his MTL common stock and options to purchase MTL common stock. The principal amount of the loan is due on June 9, 2006, with mandatory pre-payments due upon, and to the extent of, the receipt of after-tax proceeds from the sale of Mr. Sexton's pledged securities.

  The foregoing discussion of employment and related agreements highlights the material terms of such agreements, but does not purport to be complete. Reference is made to all of the terms of such agreements, each of which has been filed as exhibits to the registration statement, of which this prospectus forms a part.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the MTL common stock as of September 30, 1998, by each person known by MTL to be a beneficial owner of more than 5.0% of the outstanding MTL common stock, beneficial ownership of MTL common stock by each director and named executive officer and all directors and executive officers as a group:

                                                        SHARES OF   PERCENTAGE
NAME OF BENEFICIAL OWNER                               COMMON STOCK  OF CLASS
------------------------                               ------------ ----------
Elton E. Babbitt(/1/).................................     66,892      3.3%
Richard J. Brandewie(/1/).............................     40,541      2.0%
Charles J. O'Brien, Jr.(/1/)..........................     30,239      1.5%
Marvin Sexton(/1/)....................................     35,135      1.8%
Joshua J. Harris(/2/)(/3/)............................        --        --
Michael D. Weiner(/2/)(/3/)...........................        --        --
Robert A. Katz(/2/)(/3/)..............................        --        --
Marc J. Rowan(/2/)(/3/)...............................        --        --
John H. Kissick(/2/)(/3/).............................        --        --
All executive officers and directors as a group (9        172,807      8.6%
  persons)............................................
Apollo Investment Fund III, L.P.(/4/).................  1,714,470     85.7%
  c/o Apollo Advisors II, L.P.
  Two Manhattanville Road
  Purchase, New York 10577

----------
(/1/) The business address for Messrs. Babbitt, Brandewie, O'Brien and Sexton is MTL Inc., 3108 Central Drive, Plant City, FL 33567.
(/2/) The business address for Messrs. Harris, Weiner, Katz, Rowan and Kissick is Apollo Management, L.P., 1301 Avenue of the Americas, New York, NY 10019.
(/3/) Messrs. Harris, Weiner, Katz, Rowan and Kissick are each principals and officers of certain affiliates of Apollo. Although each of Messrs. Harris, Weiner, Katz, Rowan and Kissick may be deemed to beneficially own shares owned by Apollo, each such person disclaims beneficial ownership of any such shares.
(/4/) Includes shares owned by Apollo Overseas Partners III, L.P., a Delaware limited partnership, and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of the United Kingdom.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  A company owned by the children of Elton Babbitt, MTL's former Chairman of the Board (the "Related Corporation") entered into a service agreement with MTL, pursuant to which the Related Corporation agreed to supply design, engineering, transloading, intermodal and other services to MTL for a monthly fee of $11,670 per month. Because of their specialized nature, these are services MTL would be unable to provide to its customers on its own. The agreement is automatically renewable for one year terms unless canceled upon prescribed notice. Management believes that the terms of this service agreement are no less favorable than could be obtained from unaffiliated parties.

  During 1997, MTL purchased $6.6 million worth of trailer equipment from the Related Corporation. The Related Corporation performed repair and maintenance services for MTL totaling $347,000 during 1997. Management believes that the purchase price for the trailers and cost of the repair services are no greater than those charged by the Related Corporation to non-affiliated purchasers and users.

  In addition to the purchase of trailers and repair work, MTL and the Related Corporation have engaged in various transactions involving tire purchases and facility rentals. Because of its ability to buy tires in volume, MTL included in its purchase orders tires on behalf of the Related Corporation. The Related Corporation leases a manufacturing and repair facility from MTL for a monthly rental of $5,000. The lease expires April 1, 1999. As a result of these transactions, during the year ended December 31, 1997, the amount owed to MTL by the Related Corporation ranged from a high of $82,540 in February to a low of $0 in December. At December 31, 1997, there were no amounts owed to MTL by the Related Corporation. Upon consummation of the MTL Transactions, MTL became subject to limitations under the indenture with respect to these transactions. See "Description of Notes--Limitations on Transactions with Affiliates" for a description of the limitation on affiliate transactions contained in the indenture.

  In March 1994, MTL entered into a limited partnership (the "Limited Partnership") with Gordon Babbitt, an unaffiliated corporation (each of MTL, Gordon Babbitt and such corporation, a "limited partner") and another corporation (the "general partner") owned by an individual employed by the Related Corporation. The Limited Partnership provides transportation services for bulk liquid commodities between Florida and Puerto Rico. Each limited partner has contributed $4,950 to the Limited Partnership for a 33.0% partnership interest and the general partner holds the remaining 1% partnership interest. The three limited partners financed, on a loan basis, $1.7 million of the initial operations of the Limited Partnership. MTL financed approximately $700,000 of the $1.7 million with cash or equipment. Such amount financed by MTL, in excess of the amounts financed by the other limited partners, was secured by the equipment owned by the Limited Partnership and guaranteed by the other limited partners. Distributions to the partners are made in accordance with their ownership interest in the Limited Partnership once all loans have been repaid to the limited partners. As of December 31, 1997, all debt was repaid to MTL by the Limited Partnership.

  A corporation owned by Mr. Charles J. O'Brien, III, son of Charles J. O'Brien, Jr., the Chairman of the Board, President and Chief Executive Officer of MTL, is an affiliate of MTL which operates two terminals of MTL. The terms of the agreement with this corporation are the same as those entered into with other affiliates. Additionally, Mr. O'Brien, III, owns a company which provided administrative services to MTL. The total paid for such administrative services in 1997 was $113,820. As of September 30, 1997 such administrative services were no longer provided to MTL by such corporation.

  For a description of certain management and other agreements in connection with the MTL Transactions and the CLC Transactions, see "Management--Employment and Related Agreements."

                          DESCRIPTION OF CAPITAL STOCK

  MTL has authorized a total of 20,000,000 shares of capital stock of which 15,000,000 shares, par value $.01 per share are of a class designated as "common stock" and 5,000,000 shares, par value $.01 per share, are of a class designated as "preferred stock."

  Each share of common stock entitles the holder thereof to one vote at every annual or special meeting of the stockholders of MTL. There is no cumulative voting.

  Shares of preferred stock may be issued from time to time, in one or more series, with such designation, assigned values, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as the Board of Directors of MTL from time to time may adopt by resolution. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of preferred stock shall be identical.

  No holder of shares of MTL shall have any preferential or preemptive right to subscribe for, purchase or receive any share of stock of MTL, any options or warrants for such shares, any rights to subscribe to or purchase such shares or any securities which may at any time or from time to time be issued, sold or offered for sale by MTL.

  Pursuant to the authority granted in MTL's Articles of Incorporation, the Board of Directors has authorized the issuance of two series of preferred stock, 8% Redeemable Preferred Stock and 13.75% Senior Exchangeable Preferred Stock. The designation, assigned values, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions on such preferred stock are described in full in their respective Articles of Amendment. The following description is a summary of the material terms of the two series of preferred stock, but does not restate those agreements in their entirety. You should read all of the provisions of the Articles of Amendment governing each series of preferred stock, including the definitions of certain terms therein, and MTL's Articles of Incorporation, copies of which are attached as exhibits to the registration statement, of which this prospectus forms a part.

COMMON STOCK

  Of MTL's 15,000,000 authorized shares of common stock, 2,000,000 shares, which were issued in connection with the MTL Transactions and the CLC Transactions, are outstanding. MTL's common stock is not registered.

8% REDEEMABLE PREFERRED STOCK

  100,000 of MTL's 5,000,000 authorized shares of preferred stock are designated "8% Redeemable Preferred Stock" (the "Redeemable Preferred Stock"). 50,000 of such shares of Redeemable Preferred Stock were issued on August 28, 1998 to certain former shareholders of CLC in connection with the CLC Transactions, and the remainder have been reserved for future issuance by MTL as payment-in-kind dividends. Except as otherwise required by law, or as stated below, shares of Redeemable Preferred Stock are not entitled to voting rights.

  Dividends. Each holder of shares of outstanding Redeemable Preferred Stock on the applicable dividend payment date is entitled to receive, when and as declared by the Board of Directors, dividends on such shares of Redeemable Preferred Stock at the rate of 8.0% per annum on the stated value of $100.00 per share (the "Stated Value"). Such shares of Redeemable Preferred Stock include all shares issued at the closing of the CLC Merger and all shares issued as payment-in-kind dividends. Dividends shall be payable annually in arrears on December 31 of each year. MTL may choose to pay dividends in kind from the date of issuance of the Redeemable Preferred Stock until the third anniversary of such date, and thereafter in cash. Dividends on the Redeemable Preferred Stock are payable in priority over dividends on any class of preferred stock of MTL, the terms of which do not expressly provide that it ranks senior or on a parity with the Redeemable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of MTL (collectively referred to, together with all classes of common stock of MTL, are "Junior Stock"). Dividends shall be cumulative.

  Restrictions in Respect of Junior Stock. Except as set forth below, or to the extent approval is provided in writing by the holders of a majority of the outstanding shares of Redeemable Preferred Stock voting as a separate class, unless MTL has paid or simultaneously pays all accrued dividends that are due and payable in respect of the Redeemable Preferred Stock, MTL will not declare or pay any dividends on its Junior Stock. MTL may:

  (1) effect a stock split of, or declare or pay any dividend on, the Junior Stock consisting solely of additional shares of Junior Stock;

  (2) comply with any specific provision of the terms of any subsequently designated series of preferred stock approved by the holders of the Redeemable Preferred Stock as provided for herein; or

  (3) redeem or repurchase any stock of any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement. Such stock repurchase and stock restriction agreements must be approved by the Board of Directors. Under such agreements MTL has the right or obligation to repurchase

    (a) vested shares at no more than their fair market value, and

    (b) unvested shares at no more than their initial issuance price.

  MTL's right or obligation to repurchase such shares will arise upon a director, officer, employee, consultant or other person or entity's

    (a)  death,

    (b) termination of employment or of the consulting arrangement, or

    (c)  other similar discontinuation of a business relationship.

  Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of MTL, the holders of Redeemable Preferred Stock will be paid after the holders of any stock ranking senior to it are paid in accordance with the terms of such senior stock, but prior to any payments made to holders of Junior Stock.

  Holders of the Redeemable Preferred Stock, as well as holders of any stock ranking on parity with the Redeemable Preferred Stock (the "Pari Passu Stock"), will be paid first out of the assets of MTL available for distribution, whether such assets are capital, surplus or earnings ("Available Assets"). Holders of Redeemable Preferred Stock will receive an amount in respect of each share of Redeemable Preferred Stock equal to the Redemption Price (as defined below).

  If, upon liquidation, dissolution or winding up of MTL, the Available Assets are not enough to pay the holders of Redeemable Preferred Stock and Pari Passu Stock in full, such holders shall share ratably in any distribution of the Available Assets in proportion to the respective liquidation preference amounts to which each is entitled, until such liquidation preference amounts are paid in full.

  Optional Redemption. Shares of Redeemable Preferred Stock will be redeemable, in whole or in part, at the option of MTL, for a redemption price (the "Redemption Price") equal to (x) the Stated Value multiplied by the amount set forth below under the applicable column entitled "Premium to Stated Value" determined based on the actual redemption date as set forth below under the column entitled "Day Following Closing Date," plus (y) accrued and unpaid dividends:

                                                                     PREMIUM TO
    DAY FOLLOWING CLOSING DATE                                      STATED VALUE
    --------------------------                                      ------------
   From first day to last day of 42nd month........................     100%
   From first day of 43rd month to last day of 54th month..........     105%
   From first day of 54th month to last day of 66th month..........     110%
   From first day of 66th month to last day of 78th month..........     115%
   Thereafter......................................................     120%

  Mandatory Redemption; Sale Event; IPO. Subject to MTL having funds legally available for such purpose, MTL shall redeem all of the shares of Redeemable Preferred Stock on the ninth anniversary of the date of issuance of the Redeemable Preferred Stock. The price payable for any redemption shall be

  (1)  the Redemption Price for all shares being redeemed, plus

  (2)  accrued and unpaid dividends thereon.

  Subject to MTL having funds legally available for such purpose, upon the consummation of certain sales of capital stock, MTL shall redeem all of the shares of Redeemable Preferred Stock. The price payable for any redemption shall be the

Redemption Price for all shares being redeemed. Subject to MTL having funds legally available for such purpose, upon the consummation of certain initial public offerings, MTL shall use 50% of the initial public offering proceeds to redeem shares of Redeemable Preferred Stock. Such redemption shall take place within 30 days following the consummation of an initial public offering.

  Exchange; Exchange Indenture. The outstanding shares of Redeemable Preferred Stock are exchangeable, in whole but not in part, at any time for the MTL's Exchange Debentures, ("Exchange Debentures") containing an interest rate and maturity comparable to the dividend and maturity provisions of the Redeemable Preferred Stock. Such exchange of Redeemable Preferred Stock is at the option of MTL. However, any such exchange may only be made if there is no legal impediment thereto. The exchange rate is $1.00 principal amount of Exchange Debentures for each $1.00 of Stated Value of Redeemable Preferred Stock. The Exchange Debentures will be issued in principal amounts of $100 and integral multiples thereof to the extent possible. MTL's Exchange Debentures are governed by an indenture, which will be

  (1) in a form customary for an indenture of its type and

  (2) reasonably acceptable to the holders of a majority of the outstanding shares of Redeemable Preferred Stock.

  No Exchange in Certain Cases. Notwithstanding the foregoing, MTL will not be entitled or required to exchange the Redeemable Preferred Stock for Exchange Debentures if

  (1) such exchange, any term or provision of the indenture governing the Exchange Indenture (the "Exchange Indenture") or the Exchange Debentures, or the performance of MTL's obligations under the Exchange Indenture or the Exchange Debentures, will materially violate or conflict with any applicable law or agreement or instrument then binding on MTL, including agreements with the holders of indebtedness of MTL or its subsidiaries, or
  (2) if, at the time of such exchange MTL is insolvent or would be rendered insolvent by such exchange.

  Forfeiture/Reduction of Stated Value. The Stated Value of outstanding shares issued as payment-in-kind dividends held by each holder will be reduced from time to time as provided in the Articles of Amendment.

  Restrictions on Transfer. Shares of Redeemable Preferred Stock may not be sold or otherwise transferred without the prior written consent of MTL, other than to family members of the holder thereof and to trusts for the purpose of estate planning (provided that any such transfer shall not, in any way, limit MTL's rights thereunder). Any sale or transfer made in violation of this paragraph shall be void and MTL and its agents shall have no obligation to record any such transfer on its books.

13.75% Senior Exchangeable Preferred Stock

  250,000 of MTL's 5,000,000 shares of preferred stock are designated "13.75% Senior Exchangeable Preferred Stock" ("Exchangeable Preferred Stock"). 105,000 shares of the Exchangeable Preferred Stock were issued to Apollo and an affiliate of BT Alex. Brown Incorporated, one of the initial purchasers of the Notes, in connection with the CLC Transactions, with an aggregate of 145,000 additional shares reserved for affiliates issuance. The liquidation preference of the Exchangeable Preferred Stock will be $100.00 per share.

  Rank. The Exchangeable Preferred Stock, with respect to dividend rights and rights upon liquidation, winding-up and dissolution of MTL, ranks

    (1) senior to all classes of common stock of MTL and to the Junior
  Stock; and

    (2) subject to certain conditions, on a parity with each other class of preferred stock of MTL established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution (collectively referred to as "Parity Stock").

  Dividends. The holders of the outstanding shares of Exchangeable Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Exchangeable Preferred Stock, at a rate per annum equal to 13.75% of the liquidation preference per share of the Exchangeable Preferred Stock.

  Dividends shall be

  (1) paid quarterly,

  (2) cumulative, whether or not earned or declared, on a daily basis from the date of issuance of Exchangeable Preferred Stock, and

  (3) payable quarterly in arrears on each date on which dividends shall be payable (a "Dividend Payment Date"), commencing on December 15, 1998.

  Dividends are payable to holders of record on each record date immediately preceding the relevant Dividend Payment Date. If any dividend payable on any Dividend Payment Date on or before September 15, 2001 is not paid in full in cash on such Dividend Payment Date, then any due but unpaid amount shall, at the option of MTL, be paid in additional shares of Exchangeable Preferred Stock. Such dividend may include fractional shares on such Dividend Payment Date and will be deemed paid in full and shall not accumulate.

  The number of additional shares payable as dividends shall be calculated by dividing the amount of the cash dividend payable to each holder of record of the Exchangeable Preferred Stock on the basis of all shares held of record by such holder, whether evidenced by one or more certificates, by $100.00. After September 15, 2001, all dividends will be paid in cash. Nothing shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or MTL to pay or set apart for payment, any dividends on shares of the Exchangeable Preferred Stock at any time.

  Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of MTL, the holders of shares of Exchangeable Preferred Stock then outstanding will be entitled to be paid, out of the assets of MTL available for distribution to its shareholders,

    (1) an amount in cash equal to the liquidation preference for each share outstanding, plus

    (2) without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up.

  Such payment will be made before any payment is made or any assets distributed to the holders of any of the Junior Stock, including, without limitation, common stock of MTL. If, upon any voluntary or involuntary liquidation, dissolution or winding up of MTL, the assets of MTL are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Exchangeable Preferred Stock and all other Parity Stock, then the holders of all such shares shall share equally and ratably in any such distribution of assets in proportion to the full liquidation preference and amounts of accumulated but unpaid dividends to which each is entitled until such liquidation preferences and dividends are paid in full. The holders of outstanding shares of Exchangeable Preferred Stock and all other Parity Stock will not be entitled to any further participation in any distribution of assets of MTL after payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which such holders are entitled. For the purposes of this paragraph, none of the following events will be deemed to be a liquidation, dissolution or winding-up of the affairs of MTL:

  (1) the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of MTL for cash, shares of stock, securities or other consideration, and

  (2) the consolidation or merger of MTL with or into one or more entities.

  Optional Redemption. MTL may, at the option of the Board of Directors, redeem, in whole or in part, any or all of the shares of the Exchangeable Preferred Stock at any time on or after September 15, 2003, subject to certain restrictions and to the legal availability of funds therefor. The Exchangeable Preferred Stock may be redeemed:

  (1) at the redemption prices set forth below, plus,

  (2) without duplication, an amount in cash equal to all accumulated and unpaid dividends per share to the date of redemption (the "Redemption Date").

Such amount will include an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, if redeemed during the twelve-month period commencing on September 15 of each of the years set forth below:

        2003................................. 106.88%
        2004 and thereafter.................. 103.44%
        2005 and thereafter.................. 100.00%

  In addition to the foregoing, prior to September 15, 2003, MTL may, at its option, use the net cash proceeds of one or more public equity offerings to redeem in whole, or in part, from any source of funds legally available therefor,

  (1) the Exchangeable Preferred Stock, at a redemption price of 113.75% of the liquidation preference thereof, plus

  (2) without duplication, an amount in cash equal to all accumulated and unpaid dividends to the Redemption Date, including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date.

In order to effect the foregoing redemption with the proceeds of any public equity offering, MTL shall make such redemption not more than 120 days after the consummation of any such public equity offering.

  Mandatory Redemption. On September 15, 2006, MTL shall redeem, subject to the legal availability of funds therefor, all of the shares of the Exchangeable Preferred Stock then outstanding at a redemption price equal to

  (1) 100% of the liquidation preference per share, plus

  (2) without duplication, an amount in cash equal to all accumulated and unpaid dividends per share to the Redemption Date, including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date.

  Voting Rights. The holders of Exchangeable Preferred Stock, except as otherwise required under Florida law, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of MTL, except that so long as any shares of the Exchangeable Preferred Stock are outstanding, MTL will not:

    (1) authorize any class of Parity Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class. No such vote or consent, however, shall be necessary in connection with the authorization of the issuance of Exchangeable Preferred Stock to satisfy dividend payments in lieu of cash on outstanding shares of Exchangeable Preferred Stock; or

    (2) amend the Articles of Amendment governing the Exchangeable Preferred Stock so as to

      (a) affect materially and adversely the specified rights, preferences, privileges or voting rights of the then outstanding shares of Exchangeable Preferred Stock, or

      (b) authorize the issuance of any additional shares of Exchangeable Preferred Stock. Without the affirmative vote or consent of holders of at least a majority of the issued and outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class.

  If,

    (1) after September 15, 2003, cash dividends on the Exchangeable Preferred Stock are in arrears and unpaid for six or more Dividend Periods, whether or not consecutive, or

    (2) MTL fails to redeem all of the then outstanding shares of Exchangeable Preferred Stock on September 15, 2006,

then in the case of any of clauses (1) or (2) above, the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the holders of Exchangeable Preferred Stock, voting separately and as one class, together with the holders of any Parity Stock having similar voting rights, to elect the lesser of

  (1) two directors, or

  (2) that number of directors constituting 25% of the members of the Board of Directors.

  At any time after (x) voting power to elect directors shall have become vested and be continuing in the holders of Exchangeable Preferred Stock, or
(y) vacancies shall exist in the offices of directors elected by the holders of Exchangeable Preferred Stock, a proper officer of MTL may call a special meeting of the holders of Exchangeable Preferred Stock for the purpose of electing the directors which such holders are entitled to elect. A proper officer of MTL shall call such a meeting upon the written request of the holders of record of at least twenty percent (20%) of the shares of Exchangeable Preferred Stock then outstanding addressed to the secretary of MTL.

  Exchange. The outstanding shares of Exchangeable Preferred Stock are exchangeable in whole but not in part, at the option of MTL at any time on any Dividend Payment Date for MTL's 13.75% Subordinated Exchange Debentures due

2006 (the "Exchange Debentures") which have an interest rate and maturity substantially similar to the dividend and maturity provisions of the Exchangeable Preferred Stock, provided that any such exchange may only be made if on or prior thereto

    (1) MTL has paid, or is deemed to have paid, all accumulated dividends on the Exchangeable Preferred Stock (including the dividends payable on the date of exchange) and there shall be no contractual impediment to such exchange;

    (2) there shall be funds legally available sufficient therefor;

    (3) immediately after giving effect to such exchange, no Default or Event of Default

      (a) as defined in the Exchange Indenture would exist under the Exchange Indenture,

      (b) as defined in the indenture, relating to the notes and the exchange notes, would exist under such indenture,

      (c) as defined in the new credit facility, would exist under the new credit facility, and

      (d) under any other material instrument governing Indebtedness outstanding at the time would be caused thereby; and

    (4) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange.

  The exchange rate shall be $1.00 principal amount of Exchange Debentures for each $1.00 of liquidation preference of Exchangeable Preferred Stock. The Exchange Indenture will contain customary covenants consistent with MTL's existing obligations. A more complete description of the terms and conditions of the Exchange Indenture is contained in the Exchange Indenture which has been attached as an exhibit to the registration statement, of which this prospectus forms a part.

                    DESCRIPTION OF THE NEW CREDIT AGREEMENT

  In connection with the MTL Transactions, MTL entered into the credit agreement with a syndicate of financial institutions. In order to finance the CLC Transactions, the credit agreement was amended and restated to provide for additional borrowings, and was replaced by the new credit agreement. The new credit agreement provides for the following:

    (1) a $90.0 million Tranche A Term Loan with a final maturity date of June 9, 2004,

    (2) a seven-year $105.0 million Tranche B Term Loan,

    (3) an eight-year $90.0 million Tranche C Term Loan, and

    (4) a $75.0 million revolving credit facility, which may include letters of credit, available until June 9, 2004 to be used for, among other things, working capital and general corporate purposes of MTL and its subsidiaries, including, without limitation, effecting certain permitted acquisitions. The revolving credit facility further provides for a $15,000,000 sublimit to be made available to Levy, an indirect wholly-owned subsidiary of MTL. Amounts drawn under the sublimit will be drawn in Canadian dollars.

  Prepayments. The Term Loans are required to be prepaid with, and after the repayment in full of such loans, permanent reductions to the revolving credit facility are required in an amount equal to,

    (1) 100.0% (or 75.0%, if the Leverage Ratio (as defined in the new credit agreement) is less than 4.0:1.0) of the net cash proceeds of all asset sales and dispositions by MTL and its subsidiaries, subject to certain exceptions,

    (2) 100.0% (or 75.0%, if the Leverage Ratio is less than 4.0:1.0) of the net cash proceeds of issuances of certain debt obligations and certain preferred stock by MTL and its subsidiaries, subject to certain exceptions,

    (3) 50.0% (or 0.0%, if the Leverage Ratio is less than 4.0:1.0) of the net proceeds from common equity and certain preferred stock issuances by MTL and its subsidiaries, subject to certain exceptions, including in connection with permitted acquisitions,

    (4) 75.0% (or 50.0%, if the Leverage Ratio is less than 4.0:1.0) of annual Excess Cash Flow (as defined in the new credit agreement), and

    (5) 100.0% of certain insurance proceeds, subject to certain exceptions. Such mandatory prepayments and permanent reductions will be allocated first, to the Term Loans and second, to the revolving credit facility.

  Voluntary prepayments and commitment reductions will be permitted in whole or in part, subject to minimum prepayment or reduction requirements, without premium or penalty; provided that voluntary prepayments of Eurodollar Loans (as defined in the new credit agreement) on a date other than the last day of the relevant interest period will be subject to payment of customary breakage costs, if any.

  Interest and Fees. The interest rates under the new credit agreement will be as follows:

    (1) Tranche A Term Loans: At the option of MTL, (a) 1.00% in excess of the base rate equal to the higher of (x) 1/2 of 1.0% in excess of the federal funds rate or (y) the rate that CSFB as the administrative agent announces from time to time as its prime lending rate, as in effect from time to time (the "Base Rate"), and (b) 2.00% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios;

    (2) Tranche B Term Loans: At the option of MTL, (a) 1.25% in excess of the Base Rate and (b) 2.25% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios; and

    (3) Tranche C Term Loans: At the option of MTL, (a) 1.50% in excess of the Base Rate and (b) 2.50% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios; and

    (4) Revolving Credit Facility: At the option of MTL, (a) 1.00% in excess of the Base Rate and (b) 2.00% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustments based upon the achievement of certain financial ratios. The interest rate on the Sublimit will be based on Canadian dollar bankers' acceptances and the Canadian prime rate.

  MTL may elect interest periods of 1, 2, 3 or 6 months or, to the extent available to each bank lender with loans and/or commitments under the applicable Term Loan or the revolving credit facility, 9 or 12 months in the case of Eurodollar Loans. With respect to Eurodollar Loans, interest will be payable at the end of each interest period and, in any event, at least every 3 months. With respect to Base Rate Loans (as defined in the new credit agreement), interest will be payable quarterly on the last business day of each fiscal quarter. In each case, calculations of interest will be based on a 360-day year and actual days elapsed.

  The new credit agreement provides for payment by MTL in respect of outstanding letters of credit of

    (1) an annual fee equal to the spread over the Eurodollar rate for Eurodollar Loans under the revolving credit facility from time to time in effect on the aggregate outstanding stated amounts of such letters of credit,

    (2) a fronting fee equal to 1/4 of 1.0% on the aggregate outstanding stated amounts of such letters of credit, and

    (3) customary administrative charges.

  Levy will pay an acceptance fee equal to the Applicable Margin (as defined in the new credit agreement) that would be payable on Eurodollar Loans under the revolving credit facility on the drawing date of each loan drawn under the sublimit.

  MTL will pay a commitment fee equal to a percentage equal to 1/2 of 1.0% per annum on the undrawn portion of the available commitment under the revolving credit facility, subject to decreases based on the achievement of certain financial ratios.

  Collateral and Guarantees. The loans and letters of credit under the new credit agreement will be guaranteed by all of MTL's existing and future direct and indirect wholly-owned domestic subsidiaries (collectively, the "Bank Guarantors"). The obligations of MTL and the Bank Guarantors will be secured by a first priority perfected lien on substantially all of the properties and assets of MTL and the Bank Guarantors, now owned or subsequently acquired, including a pledge of all capital stock and notes owned by MTL and the Bank Guarantors, subject to certain exceptions; provided that, in certain cases, no more than 65.0% of the stock of foreign subsidiaries of MTL will be required to be pledged.

  Representations and Warranties and Covenants. The new credit agreement and related documentation contain certain customary representations and warranties by MTL and Levy. In addition, the new credit agreement contains customary covenants restricting the ability of MTL, Levy and certain of their subsidiaries to, among other things

  . declare dividends;

  . prepay debt;

  . incur liens;

  . make investments;

  . incur additional indebtedness;

  . amend certain organizational, corporate and other documents;

  . make capital expenditures;

  . engage in mergers, acquisitions and asset sales;

  . engage in certain transactions with affiliates and formation of subsidiaries; and

  . issue redeemable common stock and preferred stock, subject to certain exceptions.

In addition, MTL is required to comply with specified financial covenants and customary affirmative covenants.

  Events of Default. Events of default under the new credit agreement include

  . MTL's or Levy's failure to pay principal or interest when due or pay a reimbursement obligation on a letter of credit;

  . material breach of any representation or warranty;

  . covenant defaults;

  . events of bankruptcy;

  . a change of control of MTL; and

  . other customary events of default.

  The above summary highlights the material provisions of the new credit agreement, but does not restate that agreement in its entirety. Reference is made to all of the provisions of the new credit agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

  The old notes were originally sold by MTL on June 9, 1998 (the "Issue Date"), to BT Alex. Brown Incorporated, Credit Suisse First Boston Corporation and Salomon Brothers Inc (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement, dated June 4, 1998, between MTL, the subsidiaries of MTL listed therein as guarantors, and the Initial Purchasers. The Initial Purchasers subsequently resold the old notes to qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to Rule 144A under the Securities Act and outside the United States in accordance with the provisions of Regulation S under the Securities Act. MTL, the guarantors and the Initial Purchasers also entered into the registration rights agreement with the Initial Purchasers, which requires, among other things, that following the issuance and sale of the old notes, MTL and the guarantors

    (1) file with the Commission within 150 days after the Issue Date, a registration statement with respect to the exchange notes,

    (2) use their commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 210 days after the Issue Date and,

    (3) upon the effectiveness of the registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes. Such exchange notes will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act subject to certain exceptions described below. MTL has agreed to keep such exchange offer open for 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders.

  For each old note surrendered to MTL pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. The exchange offer being made hereby is intended to satisfy MTL's exchange offer obligations under the registration rights agreement. The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on MTL's books or any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such old notes by book-entry transfer of DTC.

  Under existing interpretations of the staff of the Commission contained in several no action letters to third parties, the exchange notes, including the related guarantees, would in general be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an "affiliate" of MTL or who intends to participate in the exchange offer for the purpose of distributing the exchange notes

    (1) will not be able to tender its old notes in the exchange offer,

    (2) will not be able to rely on the interpretation of the staff of the Commission, and

    (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder that wishes to exchange the old notes for exchange notes will be required to represent in the letter of transmittal that:

  . any exchange notes to be received by it will be acquired in the ordinary course of its business,

  . it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act,

  . it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of MTL,

  . if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes, and

  . if such holder is a broker-dealer (a "Participating Broker-Dealer") that will receive exchange notes for its own account in exchange for old notes that are acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes.

  The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes received with the prospectus contained in the registration statement. Each of MTL and the guarantors has agreed that it will make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

  If,

    (1) because of any change in law or in currently prevailing interpretations of the staff of the Commission, MTL and the guarantors are not permitted to effect the exchange offer,

    (2) the exchange offer is not consummated within 240 days of the Issue
  Date,

    (3) in certain circumstances, certain holders of unregistered exchange notes so request, or

    (4) in the case of any holder that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws, other than due solely to the status of such holder as an affiliate of MTL within the meaning of the Securities Act, then in each case, MTL will

  . promptly upon becoming aware of any of the matters contemplated by clauses (1)-(4) above, deliver to the holders and the Trustee written notice thereof, and

  . at their sole expense, MTL and the guarantors will

      (a) as promptly as practicable, file a shelf registration statement covering resales of the old notes (the "Shelf Registration
    Statement"),

      (b) use their commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act, and

      (c) use their commercially reasonable efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable old notes have been sold thereunder.

  MTL will, in the event that a Shelf Registration Statement is filed,

    (1) provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement,

    (2) notify each such holder when the Shelf Registration Statement for the old notes has become effective, and

    (3) take certain other actions as are required to permit unrestricted resales of the old notes.

  A holder that sells old notes pursuant to the Shelf Registration Statement

    (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

    (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and

    (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including certain indemnification rights and obligations.

  The old notes provide, among other things, that if

    (1) the exchange offer has not been consummated on or prior to 240 days after the Issue Date or

    (2) if applicable, a Shelf Registration Statement has been declared effective, but ceases to be effective at any time prior to the second anniversary of the Issue Date,

  then, from the 241st day or the date the Shelf Registration Statement ceases to be effective, through but excluding the date the exchange offer is consummated or the Shelf Registration Statement becomes effective, the interest rate on the old notes will

    (1) increase by .25% per annum for the first 90 days immediately following such date, and

    (2) thereafter increase by an additional .25% per annum at the beginning of each subsequent 90-day period.

The additional interest on any affected old notes may not exceed 1.0% in the aggregate.

  Additional interest on the old notes is payable in the event the registration statement, of which this prospectus forms a part, is not declared effective by the Commission within 210 days after the Issue Date. The registration statement was not declared effective by January 6, 1999, the 210th day following the Issue Date. Additional interest in the amount of .25% per annum is payable on the old notes from January 6, 1999, through but excluding the date the registration statement becomes effective. The registration statement was declared effective on the date hereof, and the interest rate on the fixed rate notes and floating rate notes returned to their prior amounts. In addition, if the exchange offer is not completed on or prior to February 4, 1999, the interest rate on the notes will be increased by
 .25% per year for the first 90 days immediately following such date, and increasing by an additional .25% per year at the beginning of each subsequent 90 day period up to a maximum of 1.0% in the aggregate.

  The summary herein highlights the material provisions of the registration rights agreement, but does not restate that agreement in its entirety. MTL urges you to review all of the provisions of the registration rights agreement, because it, and not this description, defines your rights as holders to exchange your old notes for registered notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

  Following the consummation of the exchange offer, holders of old notes who were eligible to participate in the exchange offer but who did not tender their old notes will not have any further registration rights, and the old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected.

Terms of the Exchange Offer

  Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, MTL will accept all old notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. After authentication of the exchange notes by the Trustee or an authenticating agent, MTL will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

  By tendering old notes in exchange for exchange notes and by executing the letter of transmittal, each holder of old notes will be required to represent that

    (1) it is not an affiliate of MTL,

    (2) any exchange notes to be received by it were acquired in the ordinary course of its business, and

    (3) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

  Each Participating Broker-Dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution" for a more detailed description of these procedures.

  The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that

    (1) the offering of the exchange notes has been registered under the Securities Act,

    (2) the exchange notes will not be subject to transfer restrictions, and

    (3) certain provisions relating to an increase in the stated interest rate on the old notes provided for under certain circumstances will be eliminated.

  The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

  As of the date of this prospectus, $140,000,000 aggregate principal amount of the old notes is outstanding. In connection with the issuance of the old notes, MTL arranged for the old notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

  This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the old notes as of the
close of business on      , 1999. The exchange offer is not conditioned upon
any minimum aggregate principal amount of old notes being tendered. However, the exchange offer is subject to certain customary conditions which may be waived by MTL, and to the terms and provisions of the registration rights agreement. See "--Conditions to the Exchange Offer" for a detailed description of such conditions.

  MTL shall be deemed to have accepted validly tendered old notes when, as and if MTL has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving exchange notes from MTL and delivering exchange notes to such holders.

  If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted old notes will be returned, at MTL's cost, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. MTL will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Solicitation of Tenders, Fees and Expenses" for more detailed information regarding the expenses of the exchange offer.

Expiration Date; Extensions; Amendments

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
     , 1999, unless MTL, in its sole discretion, extends the exchange offer, in which case the term "Expiration Date" shall mean the latest date to which the exchange offer is extended. MTL may extend the exchange offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement.

  MTL expressly reserves the right, in its sole discretion

    (1) to delay acceptance of any old notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted, if any of the conditions set forth herein under "-- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by MTL, if such conditions are permitted to be waived by MTL, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and

    (2) to amend the terms of the exchange offer in any manner.

  Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by MTL to the registered holders of the old notes.

  If the exchange offer is amended in a manner determined by MTL to constitute a material change, MTL will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and MTL will extend the exchange offer to the extent required by law.

  Without limiting the manner in which MTL may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, MTL shall have no obligation to publish, advise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

Interest on the Exchange Notes

  Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the Issue Date. The fixed rate notes will bear interest at a rate of 10% per annum and the floating rate notes will bear interest at a rate per annum, reset every three months, equal to LIBOR plus 4.81%, from the Issue Date. Interest on the exchange notes will be payable semi-annually on June 15 and December 15 of each year commencing on June 15, 1999.

Procedures for Tendering

  Each holder of old notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein. Each holder shall then mail or otherwise deliver such letter of transmittal, or such facsimile, together with the old notes to be exchanged and any other required documentation, to United States Trust Company of New York, as Exchange Agent, at the address set forth herein and therein. A holder may also effect a tender of old notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the letter of transmittal, each holder will represent to MTL that, among other things,

    (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder,

    (2) that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such exchange notes, and

    (3) that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of MTL.

  Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of old notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the letter of transmittal, or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth herein under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Only a holder may tender its old notes in the exchange offer. To tender in the exchange offer, a holder must

    (1) complete, sign and date the letter of transmittal or a facsimile thereof,

    (2) have the signatures thereof guaranteed if required by the letter of transmittal, and

    (3) unless such tender is being effected pursuant to the procedure for book-entry transfer, mail or otherwise deliver such letter of transmittal or such facsimile, together with the old notes and other required documents, to the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date.

  The tender by a holder will constitute an agreement between such holder, MTL and the Exchange Agent in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. If less than all of the old notes are tendered, a tendering holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The entire amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE LETTER OF TRANSMITTAL WILL INCLUDE REPRESENTATIONS TO MTL THAT, AMONG OTHER THINGS,

  (1) THE EXCHANGE NOTES ACQUIRED PURSUANT TO THE EXCHANGE OFFER ARE BEING ACQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PERSON RECEIVING SUCH EXCHANGE NOTES, WHETHER OR NOT SUCH PERSON IS THE HOLDER,

  (2) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS ENGAGED IN, INTENDS TO ENGAGE IN OR HAS ANY ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF SUCH EXCHANGE NOTES,

  (3) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS AN "AFFILIATE," AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT, OF MTL, AND

  (4) IF THE TENDERING HOLDER IS A BROKER OR DEALER AS DEFINED IN THE EXCHANGE
ACT

  (A) IT ACQUIRED THE OLD NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES, AND

  (B) IT HAS NOT ENTERED INTO ANY ARRANGEMENT OR UNDERSTANDING WITH MTL OR ANY "AFFILIATE" THEREOF WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT TO DISTRIBUTE THE EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER.

  IN THE CASE OF A BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR OLD NOTES WHICH WERE ACQUIRED BY IT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES, THE LETTER OF TRANSMITTAL WILL ALSO INCLUDE AN ACKNOWLEDGEMENT THAT THE BROKER-DEALER WILL DELIVER A COPY OF THIS PROSPECTUS IN CONNECTION WITH THE RESALE BY IT OF EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER; HOWEVER, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, SUCH HOLDER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. SEE "PLAN OF DISTRIBUTION."

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO MTL. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT SUCH TENDER FOR HOLDERS, IN EACH CASE AS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

  Any beneficial owner whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

  Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"), unless the old notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instruction" of the letter of transmittal or for the account of an Eligible Institution. If the letter of transmittal is signed by a person other than the registered holder listed therein, such old notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by MTL, evidence satisfactory to MTL of their authority to so act must be submitted with such letter of transmittal.

  All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by MTL in its sole discretion, which determination will be final and binding. MTL reserves the absolute right to reject any and all old notes not properly tendered or any old notes MTL's acceptance of which would, in the opinion of counsel for MTL, be unlawful. MTL also reserves the absolute right to waive any irregularities or conditions of tender as to particular old notes. MTL's interpretation of the terms and conditions of the exchange offer including the instructions in the letter of transmittal will be final and binding on all parties.

  Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as MTL shall determine. Although MTL intends to notify holders of defects or irregularities with respect to tender of old notes, neither MTL, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the Exchange Agent that MTL determines are not properly tendered or the tender of which is otherwise rejected by MTL and as to which the defects or irregularities have not been cured or waived by MTL will be returned by the Exchange Agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

  In addition, MTL reserves the right in its sole discretion

    (1) to purchase or make offers for any old notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "--Conditions to the exchange offer," terminate the exchange offer and

    (2) to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

BOOK-ENTRY TRANSFER

  MTL understands that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer. Subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of old notes by causing such Book-Entry Transfer Facility to transfer such old notes into the Exchange Agent's account with respect to the old notes in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program procedures for such transfer. However, the exchange for the old notes so tendered will only be made after a timely confirmation of a book-entry transfer of such old notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message and any other documents required by the letter of transmittal.

  The term "Agent's Message" means a message, transmitted by the Book Entry Transfer Facility and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering old notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and MTL may enforce such agreement against the participant. ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, AN APPROPRIATE LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED WITH ANY REQUIRED SIGNATURE GUARANTEE AND ALL OTHER REQUIRED DOCUMENTS MUST IN EACH CASE BE TRANSMITTED TO AND RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW ON OR PRIOR TO THE EXPIRATION DATE, OR, IF THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW ARE COMPLIED WITH WITHIN THE TIME PERIOD PROVIDED UNDER SUCH PROCEDURES. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their old notes and whose old notes are not immediately available, or who cannot deliver their old notes, the letter of transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

    (1) the tender is made through an Eligible Institution;

    (2) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such holder's old notes and the principal amount of such old notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the letter of transmittal or facsimile thereof, together with the certificate(s) representing the old notes to be tendered in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of old notes delivered electronically) and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (3) such properly completed and executed letter of transmittal (or facsimile thereof), together with the certificate(s) representing all tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of old notes delivered electronically and all other documents required by the letter of transmittal are received by the Exchange Agent within three NYSE trading days after the Expiration Date.

  Upon request to the Exchange Agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m. New York City time, on the Expiration Date.

  For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must

    (1) specify the name of the person having deposited the old notes to be withdrawn (the "Depositor"),

    (2) identify the old notes to be withdrawn, including the certificate number or number and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited,

    (3) be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantee or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the old notes to register the transfer of such old notes into the name of the Depositor withdrawing the tender, and

    (4) specify the name in which any such old notes are to be registered, if different from that of the Depositor.

  All questions as to the validity, form and eligibility, including time of receipt of such withdrawal notices will be determined by MTL, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other term of the exchange offer, MTL will not be required to accept for exchange, or to exchange exchange notes for, any old notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes if, in MTL's judgment, any of the following conditions has occurred or exists or has not been satisfied:
    (1) that the exchange offer, or the making of any exchange by a holder, violates applicable interpretation of the staff of the Commission,

    (2) that any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer, or

    (3) that there has been adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair the ability of MTL to proceed with the exchange offer.

  If MTL determines that it may terminate the exchange offer for any of the reasons set forth above, MTL may

    (1) refuse to accept any old notes and return any old notes that have been tendered to the holders thereof,

    (2) extend the exchange offer and retain all old notes tendered prior to the Expiration Date of the exchange offer, subject to the rights of such holders of tendered old notes to withdraw their tendered old notes or

    (3) waive such termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

  If such waiver constitutes a material change in the exchange offer, MTL will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder, and MTL will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

  United States Trust Company of New York, the Trustee under the indenture, has been appointed as Exchange Agent for the exchange offer. In such capacity, the Exchange Agent has no fiduciary duties and will be acting solely on the basis of directions of MTL. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the Exchange Agent addressed as follows:

  By Registered or Certified Mail:        United States Trust Company of New
                                          York
                                          P.O. Box 844, Cooper Station
                                          New York, New York 10276-0844
                                          Attention: Corporate Trust Services

  By Hand Delivery to 4:30 p.m.:          United States Trust Company of New
                                          York
                                          111 Broadway, Lower level
                                          New York, New York 10006
                                          Attention: Corporate Trust Window

  By Overnight Courier and by Hand        United States Trust Company of New
    Delivery after 4:30 p.m. on the       York
    Expiration Date:                      770 Broadway, 13th Floor
                                          New York, New York 10003
                                          Attention: Corporate Trust Services

  Facsimile Transmission:                 (212) 780-0592
                                          Attention: Customer Service

  Information or Confirmation by          (800) 548-6565
Telephone:

  Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

SOLICITATION OF TENDERS; FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the exchange offer will be borne by MTL. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of MTL and its affiliates in person, by telegraph, telephone or telecopier.

  MTL has not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker, dealers or other persons soliciting acceptances of the exchange offer. MTL will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the Exchange Agent for all losses and claims incurred by it as a result of the exchange offer.

  MTL may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

  The expenses to be incurred in connection with the exchange offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and printing costs, will be paid by MTL.

  MTL will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if the transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by MTL directly to such tendering holder.

ACCOUNTING TREATMENT

  The exchange notes will be recorded at the same carrying value as the old notes, as reflected in MTL's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by MTL as a result of the consummation of the exchange offer. The expenses of the exchange offer will be amortized by MTL over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, MTL will have fulfilled a covenant contained in the registration rights agreement. Holders of the old notes who do not tender their old notes in the exchange offer will continue to hold such old notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the indenture and the registration rights agreement, except for any such rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. Accordingly, such old notes may be resold only

    (1) to MTL,

    (2) pursuant to a registration statement which has been declared effective under the Securities Act,

    (3) in the United States to qualified institutional buyers ("QIBs") within the meaning of Rule 144A in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A,

    (4) in the United States to Institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act) in transactions exempt from the registration requirements of the Securities Act,

    (5) outside the United States to foreign persons in transactions complying with the provisions of Regulation S under the Securities Act or

    (6) pursuant to any available exemption from the registration requirements under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. To the extent that old notes are tendered and accepted in the exchange offer, the liquidity of the trading market for untendered old notes could be adversely affected.

                              DESCRIPTION OF NOTES

  You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." In this description, the term "MTL" refers only to MTL Inc. and not its subsidiaries.

  MTL will issue the Fixed Rate Notes and the Floating Rate Notes as a single class of securities under a single indenture, dated as of June 9, 1998 by and among MTL, the guarantors and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

  The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these Notes. We have filed a copy of the indenture as an exhibit to the registration statement, which includes this prospectus.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  THE EXCHANGE NOTES

  These notes:

  . are general unsecured obligations of MTL;

  . are identical, in all material respects, to the form and terms of the old notes, except that the exchange notes have been registered under the Securities Act;

  . are not subject to transfer restrictions, registration rights and certain provisions relating to an increase in the stated interest rate of the old notes under certain circumstances;

  . are subordinate in right of payment to all existing and future Senior
    Debt of MTL; and

  . are unconditionally guaranteed by the guarantors.

  THE GUARANTEES

  These Notes are guaranteed by the following direct and indirect subsidiaries of MTL:

  Montgomery Tank Lines, Inc.
  Quality Carriers, Inc.
  Lakeshore Leasing, Inc.
  Mexico Investments, Inc.
  MTL of Nevada
  Chemical Leaman Corporation

  Chemical Properties, Inc.
  Capacity Management Systems, Inc.
  Core Logistics Management, Inc.
  EnviroPower, Inc.
  Pickering Way Funding Corp.
  Power Purchasing, Inc.
  American Transinsurance Group, Inc.
  Chemical Leaman Tank Lines, Inc.
  Fleet Transport Company, Inc.
  Quala Systems, Inc.
  CLT Services, Inc.
  Leaman Logistics, Inc.
  Transplastics, Inc.
  QSI Services, Inc.

  The guarantees of these Notes:

  . are full, unconditional, joint and several obligations of each guarantor; and

  . are subordinate in right of payment to all existing and future Senior
    Debt of each guarantor.

  The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. MTL may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). MTL will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At MTL's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any old notes that remain outstanding after completion of the Exchange Offer, together with the exchange notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $275.0 million, of which $140.0 million of old notes was issued in the private offering ($100.0 million of which are fixed rate notes and $40.0 million of which are floating rate notes). MTL will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on June 15, 2006.

  Interest on these Notes will be payable semi-annually in cash on each June 15 and December 15 commencing on June 15, 1999. MTL will make each interest payment to the Holders of record of these Notes at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date.

  Interest on these Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  The Notes will not be entitled to the benefit of any mandatory sinking fund.

  Fixed Rate Notes. Interest on the fixed rate notes will accrue at the rate of 10% per annum.

  Floating Rate Notes. The floating rate notes will bear interest at a rate per annum, reset every three months, equal to LIBOR plus 4.81%, as determined by the Calculation Agent (the "Calculation Agent"), which shall initially be the Trustee.

  The following terms are relevant to understanding the calculation of interest on the floating rate notes:

  "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day (as defined) after the Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then

LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

  "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date.

  "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

  "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

  "Representative Amount" means a principal amount of not less than U.S. $1.0 million for a single transaction in the relevant market at the relevant time.

  "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

  "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

  The amount of interest for each day that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

  All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent
(with one-half cent being rounded upwards).

  The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25.0% per annum on a simple interest basis. This limit may not apply to floating rate notes in which $2.5 million or more has been invested.

  The Calculation Agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect with respect to the floating rate notes.

All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on MTL and the Holders of the floating rate notes.

REDEMPTION

  Optional Redemption. MTL may redeem the fixed rate notes, in whole at any time or in part from time to time, on and after June 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

        YEAR                               PERCENTAGE
        ----                               ----------
        2002..............................  105.000%
        2003..............................  102.500%
        2004 and thereafter...............  100.000%

  MTL may redeem the floating rate notes, in whole or in part from time to time, upon not less than 30 nor more than 60 days' notice at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

        YEAR                               PERCENTAGE
        ----                               ----------
        1998..............................  105.000%
        1999..............................  104.000%
        2000..............................  103.000%
        2001..............................  102.000%
        2002..............................  101.000%
        2003 and thereafter ..............  100.000%

  Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to June 15, 2001, MTL may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the fixed rate notes originally issued at a redemption price equal to 110% of the principal amount thereof; plus accrued and unpaid interest thereon, if any, to the date of redemption; provided:

    (1) at least 65% of the aggregate principal amount of the fixed rate notes originally issued in the private offering remain outstanding after the redemption; plus

    (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

  As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock, other than public offerings with respect to MTL's common stock on Form S-8, of MTL for aggregate net cash proceeds to MTL of at least $20.0 million.

  Change of Control. If a Change of Control occurs, MTL may redeem the Notes, in whole but not in part, provided that:

    (1) the Change of Control occurs prior to June 15, 2002; and

    (2) the redemption price is equal to the principal amount of the Notes plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption.

  Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes

    (1) not less than 30 days nor more than 60 days prior to the date of redemption; and

    (2) no more than 180 days following the occurrence of a Change of Control.

  MTL may not redeem Notes pursuant to this paragraph if it has made an offer to repurchase Notes with respect to such Change of Control.

SELECTION AND NOTICE OF REDEMPTION

  If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

    (1) If the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

    (2) if the Notes are not listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

  No Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.

  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of those called for redemption.

  If a partial redemption is made with the net cash proceeds of an Equity Offering, selection of the fixed rate notes or portions thereof for redemption shall be made, subject to DTC procedures, by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable, unless such method is otherwise prohibited.

SUBORDINATION

  The payment of principal, premium and interest, if any, on these Notes will be subordinated to the prior payment in full of all Senior Debt of MTL.

  The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, before the Holders of Notes will be entitled to receive any payment with respect to the Notes, in the event of any distribution to creditors of MTL:

    (1) in a liquidation, dissolution or reorganization of MTL;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to MTL or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of MTL's assets and liabilities.

  MTL also may not make any payment in respect of the Notes if:

    (1) a payment default on Senior Debt occurs and is continuing; or

    (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Default Notice") from the Representative of the holders of any Designated Senior Debt.

  Payments on the Notes may and shall be resumed:

    (1) in the case of a payment default, on Senior Debt upon the date on which such default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default on Designated Senior Debt is cured or waived or 179 days after the date on which the applicable Default Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

  No new Default Notice may be delivered unless and until:

    (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

    (2) all scheduled payments of principal, premium and interest on the Notes that have come due have been paid in full in cash.

  No event of default that existed or was continuing on the date of delivery of any Default Notice to the Trustee shall be, or be made, the basis for a subsequent Default Notice unless such default shall have been cured or waived for a period of not less than 90 days.

  MTL must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of MTL, Holders of these Notes may recover less ratably than creditors of MTL who are holders of Senior Debt.

  At September 30, 1998, MTL had approximately $294.4 million of Senior Debt outstanding, excluding $61.1 million of unused commitments under the new credit agreement.

GUARANTEES

  The guarantors jointly and severally guarantee MTL's obligations under these Notes. Each guarantee will be subordinated to the prior payment in full of all Senior Debt of that guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

  Each guarantor that makes a payment or distribution under a guarantee shall be entitled to a contribution from each other guarantor in an amount pro rata, based on the net assets of each guarantor, determined in accordance with GAAP.

  Each guarantor may consolidate with or merge into or sell its assets to MTL or another guarantor without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See "Certain Covenants--Merger, Consolidation and Sale of Assets" for a more detailed description of such covenant. In the event all of the Capital Stock of a guarantor is disposed of by MTL, whether by merger, consolidation, sale or otherwise, and the disposition complies with the provisions set forth in "Certain Covenants-- Limitation on Asset Sales," the guarantor's guarantee will be released.

CHANGE OF CONTROL

  If a Change of Control occurs, each Holder will have the right to require that MTL to repurchase all or any part of that Holder's Notes pursuant to the Change of Control Offer. In the Change of Control Offer, MTL will offer a Change of Control Payment in cash equal to 101.0% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest thereon, if any, to the date of purchase.

  Within 30 days following any Change of Control, and prior to the mailing of notice to the Holders, MTL covenants to

    (1) prepay in full and terminate all commitments under Indebtedness under the new credit agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the new credit agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or

    (2) obtain the requisite consents under the new credit agreement and all other Senior Debt to permit the repurchase of the Notes as provided below.

  MTL shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes. MTL's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (3) and not in clause (2) under "Events of Default" below.

  Within 30 days following any Change of Control, MTL will mail, by first class mail, a notice to each Holder, with a copy to the Trustee, describing the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

  MTL may not have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. MTL will seek third party financing to the extent it does not have available funds to meet such purchase obligations. However, there can be no assurance that MTL will be able to obtain such financing.

  Neither the Board of Directors of MTL nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions on the ability of MTL and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of MTL, whether favored or opposed by the management of MTL. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that MTL or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of MTL or any of its Restricted Subsidiaries by the management of MTL. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  MTL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, MTL shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by reason of such laws or regulations.

  The definition of "Change of Control" includes, among other transactions, a disposition of "all or substantially all" of the property and assets of MTL. With respect to the disposition of property or assets, the phase "all or substantially all" as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether MTL is required to make a Change of Control Offer.

MATERIAL COVENANTS

  Limitation on Incurrence of Additional Indebtedness. MTL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default occurs and is continuing at the time of or as a consequence of any such Indebtedness, MTL or any of the guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of MTL may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of MTL is:

    (1) greater than 1.90 to 1.0 if such incurrence is on or prior to December 31, 1999;

    (2) 2.0 to 1.0 if such incurrence is after December 31, 1999 and on or prior to December 31, 2001; and

    (3) 2.25 to 1.0 if such incurrence is thereafter.

  Limitation on Restricted Payments. MTL will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of MTL) to holders of MTL's Capital Stock in their capacity as such;

    (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of MTL or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

    (3) make any principal payment on or with respect to, or purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of MTL (other than the Notes) that is subordinated to the Notes; or

    (4) make any Investment other than Permitted Investments (all such payments and other actions set forth in clauses (1) through (4) above being referred to as "Restricted Payments"),

    unless, at the time of and after giving effect to such Restricted
  Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as result thereof;

      (b) MTL would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment has been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; or

      (c) the aggregate amount of Restricted Payments, including such proposed Restricted Payment, made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of MTL) shall not exceed the sum of:

               (w) 50% of the cumulative Consolidated Net Income (or if
                  cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of MTL earned after the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

               (x)  100% of the aggregate net cash proceeds and the fair
                  market value, as determined in good faith by the Board of Directors, of property other than cash received by MTL from any Person, other than a Subsidiary of MTL, from the issuance and sale of Qualified Capital Stock of MTL after the Issue Date and on or prior to the Reference Date; plus

               (y) without duplication of any amounts included in clause
                  (c)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by MTL from a holder of MTL's Capital Stock; plus

               (z) without duplication, the sum of:

                    (A) the aggregate amount returned in cash on or with
                       respect to Investments (other than Permitted
                       Investments) made after to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments,

                    (B) the net cash proceeds received by MTL or any
                      Restricted Subsidiary of MTL from the disposition of all or any portion of such Investments, other than to a Subsidiary of MTL, and

                    (C) upon redesignation of an Unrestricted Subsidiary as a
                      Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of "Investment");

      provided, however, that the sum of clauses (A), (B) and (C) above shall not exceed the aggregate amount of all such Investments made subsequent to the date of issuance.

  So long as no Default has occurred and is continuing or would be caused thereby, the preceding provision will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the indenture;

    (2) the acquisition of any shares of Capital Stock of MTL, either

      (a) solely in exchange for shares of Qualified Capital Stock of MTL or

      (b) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of MTL, of shares of Qualified Capital Stock of MTL;

    (3) the acquisition of any Indebtedness of MTL that is subordinate to the Notes either

      (a) solely in exchange for shares of Qualified Capital Stock of MTL, or

      (b) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of MTL, of
        (x) shares of Qualified Capital Stock of MTL or (y) Refinancing Indebtedness;

    (4) repurchases by MTL of Capital Stock of MTL from

      (a) employees of or consultants to MTL or any of its Subsidiaries or their authorized representatives

               (x) upon the death, disability or termination of employment of such employees or consultants or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements,

               (y) pursuant to any other agreements with such employees of or consultants to MTL or any of its Subsidiaries, in an aggregate amount not to exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $5.0 million in any calendar year) or

               (z) to the extent required pursuant to the Shareholder
                 Agreement or the Option Plan or

      (b) Elton Babbitt;

    (5) the declaration and payment of dividends to holders of any class or series of preferred stock (other than Disqualified Capital Stock) issued after the Issue Date, if the Consolidated Fixed Charge Coverage Ratio for MTL's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such preferred stock, after giving effect to such issuance on a pro forma basis, would have been at least 1.75 to 1.00;

    (6) the payment of dividends on MTL's common stock, following the first public offering of MTL's common stock after the Issue Date, of up to 6% per annum of the net proceeds received by MTL in such public offering, other than public offerings with respect to MTL's common stock registered on Form S-8;

    (7) the repurchase, retirement or other acquisition or retirement for value of equity interests of MTL in existence on the Issue Date and from the persons holding such equity interests on the Issue Date and which are not held by Apollo or any of its Affiliates or members of management of MTL and its Subsidiaries on the Issue Date (including any equity interests issued in respect of such equity interests as a result of a stock split, recapitalization, merger, combination, consolidation or similar transaction), provided, however, MTL would have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant and

    (8) other Restricted Payments in an aggregate amount not to exceed $7.5 million.

  In determining the aggregate amount of Restricted Payments made after the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(b), (4), (5), (6), (7) and (8) shall be included in such calculation.

  Not later than the date of making any Restricted Payment, MTL shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed.

  Limitation on Asset Sales. MTL will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

    (1) MTL, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

    (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

    (3) at least 75% of the consideration therefor received by MTL or such Restricted Subsidiary is in the form of cash and is received at the time of such disposition.

  For purposes of this provision each of the following shall be deemed to be cash:

    (1) any liabilities (as shown on MTL's or such Restricted Subsidiary's most recent balance sheet) of MTL or any such Restricted Subsidiary (other than liabilities that are subordinated to the Notes) that are assumed by the transferee of any such assets, and

    (2) any notes or other obligations received by MTL or any such Restricted Subsidiary from such transferee that are converted by MTL or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received in the conversion).

  Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale MTL may apply such Net Cash Proceeds at its option:

    (1) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,

    (2) to make an Investment

      (a) in properties and assets that replace the properties and assets that were the subject of such Asset Sale,

      (b) in properties and assets that will be used in the business of MTL and its Restricted Subsidiaries as existing on the Issue Date or in businesses the same, similar or reasonably related thereto or

      (c) permitted by clause (1) of the definition of Permitted
    Investments ("Replacement Assets"), or

    (3) a combination of prepayment and investment permitted by the foregoing clauses (1) and (2).

  On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of MTL or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(1), (2) and (3) of
the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (1), (2) and (3) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by MTL or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by MTL or any Restricted Subsidiary of MTL, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. If MTL defers the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales then the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied.

  In the event of the transfer of substantially all (but not all) of the property and assets of MTL and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of MTL and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of MTL or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

  Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 45 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis, based on amounts tendered. To the extent that the aggregate amount of the Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, MTL may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by the indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds

Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

  MTL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, MTL shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the indenture by virtue thereof.

  Limitation on Dividend and Other Payment Restrictions Affecting
Subsidiaries. MTL will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock;

    (2) make loans or advances or to pay any Indebtedness or other obligation owed to MTL or any other Restricted Subsidiary of MTL; or

    (3) transfer any of its property or assets to MTL or any other Restricted Subsidiary.

  However, the preceding restriction will not apply to encumbrances or restrictions existing under or by reason of:

    (1) applicable law;

    (2) the indenture;

    (3) the new credit agreement (as it may be assigned in accordance with its terms);

    (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of MTL;

    (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of the preceding paragraph;

    (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of MTL pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

    (9) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Limitation on Incurrence of Additional Indebtedness" and "Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

    (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

    (11) customary net worth provisions contained in leases and other agreements entered into by MTL or any Restricted Subsidiary;

    (12) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1) through (11) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to MTL in any material respect than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; or

    (13) an agreement governing Indebtedness permitted to be incurred pursuant to the "Limitation on Incurrence on Additional Indebtedness" covenant; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to MTL in any material respect as determined by the Board of Directors of MTL in their reasonable and good faith judgment than the provisions contained in the new credit agreement as in effect on the Issue Date.

  Limitation on Liens. MTL will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist any Liens of any kind against or upon any property or assets of MTL or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

    (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and

    (2) in all other cases, the Notes are equally and ratably secured.

    However, the preceding restrictions will not apply to Liens:

      (a) existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

      (b) securing Senior Debt and Liens securing Guarantor Senior Debt;

      (c) securing the Notes and the guarantees;

      (d) of MTL or a Wholly Owned Restricted Subsidiary of MTL on assets of any Restricted Subsidiary of MTL;

      (e) securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture;

      provided, however, that such Liens

               (x) are no less favorable to the Holders and are not more
                 favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

               (y) do not extend to or cover any property or assets of MTL or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

      (f) Permitted Liens.

  Prohibition on Incurrence of Senior Subordinated Debt. MTL and the guarantors will not incur or permit to exist Indebtedness that is senior in right of payment to the Notes or the guarantees, as the case may be, and subordinate in right of payment by its terms to any other Indebtedness of MTL or such guarantor, as the case may be.

  Merger, Consolidation and Sale of Assets. MTL will not, in a single transaction or series of related transactions:

    (A) consolidate or merge with or into another Person; or

    (B) sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of MTL to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of MTL's assets, determined on a consolidated basis, to another Person, unless:

    (1) either

      (a) MTL is the surviving corporation or

      (b) the Person (if other than MTL) formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made

               (x) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and

               (y) expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the

             Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the indenture on the part of MTL to be performed or observed;

    (2) immediately after such transaction on a pro forma basis and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), MTL or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

    (3) immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause
  (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

    (4) MTL or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, such supplemental indenture, if any, comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

  Notwithstanding the foregoing, the merger of MTL with an Affiliate incorporated solely for the purpose of reincorporating MTL in another jurisdiction shall be permitted.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of MTL, the Capital Stock of which constitutes all or substantially all of the properties and assets of MTL, shall be deemed to be the transfer of all or substantially all of the properties and assets of MTL.

  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of MTL in accordance with the foregoing, in which MTL is not the continuing corporation, the successor Person formed by such consolidation or into which MTL is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, MTL under the indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

  Each guarantor (other than any guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and MTL will not cause or permit any guarantor to, consolidate with or merge with or into any Person other than MTL or any other guarantor unless:

    (1) the entity formed by or surviving any such consolidation or merger (if other than the guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

    (2) such entity assumes by supplemental indenture all of the Obligations of the guarantor under the guarantee;

    (3) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

    (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, MTL could satisfy the provisions of clause (2) of the first paragraph of this covenant. Any merger or consolidation of a guarantor with and into MTL (with MTL being the surviving entity), or another guarantor that is a Wholly Owned Restricted Subsidiary of MTL need only comply with clause (4) of the first paragraph of this covenant.

  Limitations on Transactions with Affiliates. MTL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless:

    (1) such Affiliate Transaction is on terms that are no less favorable to MTL or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arms' length basis by MTL or such Restricted Subsidiary with an unrelated person; and

    (2) MTL delivers to the Trustee:

      (a) with respect to any Affiliate Transactions or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with the covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors; and

      (b) with respect to any Affiliate Transaction or a series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to MTL or such Restricted

        Subsidiary of such Affiliate Transaction from a financial point of view, issued by an Independent Financial Advisor.

  The restrictions set forth in the above paragraph shall not apply to:

    (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of MTL or any Restricted Subsidiary of MTL as determined in good faith by MTL's Board of Directors;

    (2) transactions exclusively between or among MTL and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

    (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

    (4) Restricted Payments permitted by the indenture;

    (5) transactions in which MTL or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to MTL or such Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence of paragraph (1) above;

    (6) the existence of, or the performance by MTL or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by MTL or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after that Issue Date shall only be permitted by this clause to the extent that the terms of any such, amendment or new agreement are not otherwise disadvantageous to the holders of the Notes in any material respect;

    (7) the issuance of securities or other payments, awards or grants in cash securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans approved by Board of Directors of MTL in good faith and loans to employees of MTL and its Subsidiaries which are approved by the Board of Directors of MTL in good faith;

    (8) the payment of all fees and expenses related to the Transactions;

    (9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to MTL or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of MTL or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

    (10) fees payable to Apollo pursuant to the Management Agreement and the Shareholders Agreement.

  Additional Subsidiary Guarantees. If MTL or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a guarantor, or if MTL or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary having total equity value in excess of $1.0 million, then such transferee or acquired or other Restricted Subsidiary shall:

    (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of MTL's obligations under the Notes and the indenture on the terms set forth in the indenture;

    (2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary; and

    (3) execute a guarantee.

  Thereafter, such Restricted Subsidiary shall be a guarantor for all purposes of the indenture.

  Reports to Holders. MTL will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which MTL is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Whether or not required by the Commission, so long as the Notes are outstanding, MTL will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

EVENTS OF DEFAULT

  Each of the following is an "Event of Default":

    (1) default for 30 days in the payment when due of interest on the Notes, whether or not such payment shall be prohibited by the subordination provisions of the indenture;

    (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not such payment shall be prohibited by the subordination provisions of the indenture;

    (3) failure by MTL to observe or perform any other covenant or agreement contained in the indenture, which default continues for a period of 30 days after MTL receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

    (4) failure by MTL to pay at final stated maturity the principal amount of any Indebtedness of MTL or any Restricted Subsidiary of MTL, prior to the expiration of any applicable grace periods provided in such Indebtedness, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $7.5 million or more at any time;

    (5) failure by MTL or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $7.5 million which judgments are not discharged, paid or stayed for a period of 60 days;

    (6) certain events of bankruptcy or insolvency with respect to MTL or any of its Significant Subsidiaries; or

    (7) except as permitted by the indenture any of the guarantees ceases to be in full force and effect or any of the guarantees is declared to be null and void and unenforceable or any of the guarantees is found to be invalid, or any of the guarantors denies its liability under its guarantee.

  If an Event of Default other than an event of bankruptcy or insolvency, with respect to MTL, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to MTL and the Trustee specifying the respective Event of Default and that it is a notice of acceleration, and the same

    (1) shall become immediately due and payable; and

    (2) if there are any amounts outstanding under the new credit agreement, shall become immediately due and payable upon the first to occur of

      (a) an acceleration under the new credit agreement or

      (b) five business days after receipt by MTL and the Representative under the new credit agreement of such Acceleration Notice.

  If an Event of Default due to an event of bankruptcy or insolvency, with respect to MTL, occurs and is continuing, then the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

  Any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

    (1) if the rescission would not conflict with any judgment or decree;

    (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

    (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

    (4) if MTL has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

    (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, the Notes.

  Holders of the Notes may not enforce the indenture or the Notes except as provided in the indenture. Subject to certain provisions, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

  MTL is required to deliver to the Trustee an officers' certificate promptly upon any such officer becoming aware of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof. MTL is required to deliver to the Trustee annually a statement regarding compliance with the indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee or stockholder of MTL or any guarantor, as such, shall have any liability for any obligations of MTL under the Notes or the indenture or the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  MTL may, at its option and at any time, elect to have its obligations and the obligations of the guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that MTL shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

    (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

    (2) MTL's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

    (3) the rights, powers, trust, duties and immunities of the Trustee and MTL's obligations in connection therewith, and

    (4) the Legal Defeasance provisions of the indenture.

  In addition, MTL may, at its option and at any time, elect to have the obligations of MTL released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) MTL must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

    (2) in the case of Legal Defeasance, MTL shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) MTL has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, MTL shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which MTL or any of its Subsidiaries is a party or by which MTL or any of its Subsidiaries is bound;

    (6) MTL shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by MTL with the intent of preferring the Holders over any other creditors of MTL or with the intent of defeating, hindering, delaying or defrauding any other creditors of MTL or others;

    (7) MTL shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

    (8) MTL shall have delivered to the Trustee an opinion of counsel to the effect that

    (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the indenture and

    (b) assuming no intervening bankruptcy of MTL between the date of deposit and the 91st day following the date of the deposit and that no Holder is an insider of MTL, after the 91st day following the date of the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

    (9) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the opinion of counsel required by clause
  (2) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of MTL.

Satisfaction and Discharge

  The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of the Notes, as expressly provided for in the indenture) as to all outstanding Notes when:

    (1) either:

      (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by MTL and thereafter repaid to MTL or discharged from such trust) have been delivered to the Trustee for cancellation or

      (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and MTL has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from MTL directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

    (2) MTL has paid all other sums payable under the indenture by MTL; and

    (3) MTL has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification of the Indenture

  Without the consent of each Holder affected thereby, an amendment or waiver may not:

    (1) reduce the amount of Notes whose Holders must consent to an amendment;

    (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

    (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

    (4) make any Notes payable in money other than that stated in the Notes;

    (5) make any change in provisions of the indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

    (6) amend, change or modify in any material respect the obligation of MTL to make and consummate a Change of Control Offer in the event of a Change of Control which has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated;

    (7) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the Notes or any guarantee in a manner which adversely affects the Holders;

    (8) release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture; or

    (9) make any change in the foregoing amendment provisions which require each Holder's consent or in the waiver provisions.

  Other modifications and amendments of the indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the indenture.

  Notwithstanding the preceding, without the consent of any Holders of Notes, MTL, the guarantors and the Trustee may amend the indenture to cure any ambiguity, defect or inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect.

  In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel.

Governing Law

  The indenture will provide that it, the Notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

  United States Trust Company of New York, as Trustee, shall take action at the request of the Holder or Holders of at least 25% in principle amount of the outstanding Notes. Such Trustee and its agents, employees, officers, stockholders and directors are indemnified for, and held harmless against any loss, liability or expense incurred by them except for such actions caused by their own negligence, bad faith or willful misconduct in the performance of their powers or duties as Trustee.

  If the Trustee becomes a creditor of MTL or any guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

  The indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means, with respect to any specified Person or any of its subsidiaries Indebtedness existing at the time such Person becomes a Restricted Subsidiary of MTL or at the time it merges or consolidates with MTL or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of MTL or such acquisition, merger or consolidation unless such Indebtedness is incurred in connection with a tax-advantaged Asset Acquisition.

  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings.

  "Asset Acquisition" means:

    (1) an Investment by MTL or any Restricted Subsidiary of MTL in any other Person pursuant to which such Person shall become a Restricted Subsidiary of MTL or any Restricted Subsidiary of MTL, or shall be merged with or into MTL or any Restricted Subsidiary of MTL; or

    (2) the acquisition by MTL or any Restricted Subsidiary of MTL of the assets of any Person (other than a Restricted Subsidiary of MTL) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by MTL or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than MTL or a Wholly Owned Restricted Subsidiary of MTL of:

    (1) any Capital Stock of any Restricted Subsidiary of MTL; or

    (2) any other property or assets of MTL or any Restricted Subsidiary of MTL other than in the ordinary course of business.

  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) a transaction or series of related transactions for which MTL or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million;

    (2) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of MTL and its Restricted Subsidiaries;

    (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of MTL as permitted under "Merger, Consolidation and Sale of Assets;

    (4) disposals of tractors and trailers in connection with the reinvestment in or the replacement of its fleet and disposals or replacements of worn-out or obsolete equipment, in each case in the ordinary course of business of MTL or its Restricted Subsidiaries; and

    (5) the sale of accounts receivable pursuant to a Qualified Receivables Transaction."

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and any refinancing thereof and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Capital Stock" means:

    (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person or options to purchase the same; and

    (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

  "Cash Equivalents" means:

    (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

    (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

    (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

    (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

    (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

    (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
  (5) above.

  "Change of Control" means the occurrence of one or more of the following events:

    (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of MTL to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) other than Permitted Holders;

    (2) the approval by the holders of Capital Stock of MTL of any plan or proposal for the liquidation or dissolution of MTL (whether or not otherwise in compliance with the provisions of the indenture);

    (3) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing

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

  more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of MTL; or

    (4) the replacement of a majority of the Board of Directors of MTL over a two-year period from the directors who constituted the Board of Directors of MTL at the beginning of such period, and such replacement shall not have been approved by the Permitted Holders or a vote of at least a majority of the Board of Directors of MTL then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

    (1) Consolidated Net Income and

    (2) to the extent Consolidated Net Income has been reduced thereby,

      (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses),

      (b) Consolidated Interest Expense and

      (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted
    Subsidiaries in accordance with GAAP, as applicable.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

    (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

    (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as determined in good faith by a responsible financial or accounting officer of MTL and as reported on or otherwise confirmed, consistent with auditing standards, to MTL by an independent public accounting firm) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

    (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

    (b) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

    (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs), plus

    (2) the product of (a) the amount of all dividend payments on any series of preferred stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:
    (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation:

    (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements),

    (b) the net costs under Interest Swap Obligations,

    (c) all capitalized interest, and

    (d) the interest portion of any deferred payment obligation; and

    (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period.

  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

    (1) after-tax gains or losses from Asset Sales (without regard to the $1.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto,

    (2) after-tax nonrecurring gains or losses or after tax items classified as extraordinary gains or losses,

    (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person,

    (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise,

    (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person,

    (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and

    (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect MTL or any Restricted Subsidiary of MTL against fluctuations in currency values.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Designated Senior Debt" means Indebtedness under or in respect of the New Credit Agreement and any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by MTL.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

  "Guarantor" means

    (1) each of Montgomery Tank Lines, Inc., Quality Carriers, Inc., Lakeshore Leasing, Inc., Mexico Investments, Inc., MTL of Nevada and Chemical Leaman Corporation and its subsidiaries, and

    (2) each of MTL's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a guarantor and executes a guarantee pursuant to the indenture; provided that any Person constituting a guarantor as described above shall cease to constitute a guarantor when its respective guarantee is released in accordance with the terms of the indenture.

  "Guarantor Senior Debt" means with respect to any guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the guarantee of such guarantor.

  Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by any guarantor in respect of:

  (1) all monetary obligations of every nature of a guarantor under, or with respect to, the new credit agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (including guarantees thereof),

  (2) all Interest Swap Obligations (including guarantees thereof) and

  (3) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

  Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

    (1) any Indebtedness of such guarantor to a Restricted Subsidiary of such Guarantor,

    (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such guarantor or any Restricted Subsidiary of such guarantor (including, without limitation, amounts owed for compensation),

    (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

    (4) Indebtedness represented by Disqualified Capital Stock,

    (5) any liability for federal, state, local or other taxes owed or owing by such guarantor,

    (6) Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the

  Trustee shall have received an officers' certificate of MTL to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture),

    (7) that portion of any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to MTL or any guarantor and

    (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such guarantor.

  "Indebtedness" means with respect to any Person, without duplication:

    (1) all Obligations of such Person for borrowed money, including, without limitation, Senior Debt,

    (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

    (3) all Capitalized Lease Obligations of such Person,

    (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business),

    (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

    (6) guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

    (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,

    (8) all Obligations under currency agreements and interest swap agreements of such Person and

    (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For purposes of the covenant described above under the caption "Limitation on Incurrence of Additional Indebtedness," in determining the principal amount of any Indebtedness to be incurred by MTL or a guarantor or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by MTL and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of MTL or such Restricted Subsidiary, as the case may be. For purposes of the "Limitation on Restricted Payments" covenant;

    (1) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of MTL at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of MTL and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of MTL at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of MTL and

    (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by MTL or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If MTL or any Restricted Subsidiary of MTL sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary of MTL such that, after giving effect to any such sale or disposition, MTL no longer owns, directly or indirectly, 100.0% of the outstanding common stock of such Restricted Subsidiary, MTL shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Management Agreement" means the Management Agreement dated February 10, 1998 between MTL and Apollo Management, L.P., as amended from time to time in accordance with its terms.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by MTL or any of its Restricted Subsidiaries from such Asset Sale net of:

    (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),

    (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

    (3) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and

    (4) appropriate amounts to be provided by MTL or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by MTL or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "New Credit Agreement" means the Credit Agreement dated as of the Issue Date and amended and restated as of August 28, 1998, between MTL, Levy Transport, Ltd., the lenders party thereto in their capacities as lenders thereunder and Credit Suisse First Boston Corporation, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder in connection with any of the foregoing (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of MTL as additional and/or replacement borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Option Plan" means the Option Plan adopted by MTL on June 9, 1998 with respect to an aggregate of 222,222 shares of MTL's common stock.

  "Permitted Holders" means Apollo Management, L.P. and its Affiliates.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (1) Indebtedness under the Notes and the guarantees issued in the Offering;

    (2) Indebtedness incurred pursuant to the new credit agreement in an aggregate principal amount at any time outstanding not to exceed $360.0 million less the amount of all repayments of term debt and permanent commitment reductions under the new credit agreement with Net Cash Proceeds of Asset Sales applied thereto as required by the "Limitation on Asset Sales" covenant; provided, further, that the aggregate principal amount of Indebtedness under this clause (2) shall be reduced dollar for dollar for any Indebtedness outstanding under clause (12) below;

    (3) other Indebtedness of MTL and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

    (4) Interest Swap Obligations of MTL covering Indebtedness of MTL or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of MTL covering Indebtedness of MTL or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect MTL and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

    (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of MTL and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

    (6) Indebtedness of a Restricted Subsidiary of MTL to MTL or to a Wholly Owned Restricted Subsidiary of MTL for so long as such Indebtedness is held by MTL, a Wholly Owned Restricted Subsidiary of MTL or the lenders or collateral agent under the new credit agreement, in each case subject to no Lien held by a Person other than MTL, a Wholly Owned Restricted Subsidiary of MTL or the lenders or collateral agent under the new credit agreement; provided that if as of any date any Person other than MTL, a Wholly Owned Restricted Subsidiary of MTL or the lenders or collateral agent under the new credit agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (7) Indebtedness of MTL to a Wholly Owned Restricted Subsidiary of MTL for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of MTL or the lenders or collateral agent under the new credit agreement and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the new credit agreement; provided that

    (a) any Indebtedness of MTL to any Wholly Owned Restricted Subsidiary of MTL is unsecured and subordinated, pursuant to a written agreement, to MTL's obligations under the indenture and the Notes, and

    (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of MTL or the lenders or collateral agent under the new credit agreement owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the new credit agreement in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by MTL;

    (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

    (9) Indebtedness of MTL or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof);

    (10) Indebtedness represented by Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness of MTL and its Restricted

  Subsidiaries incurred in the ordinary course of business not to exceed $25.0 million (as reduced dollar for dollar for any amounts incurred pursuant to the proviso to this clause (10)) at any one time outstanding; provided that all or a portion of the $25.0 million permitted to be incurred under this clause (10) may, at the option of MTL, be incurred under the new credit agreement or pursuant to clause (14) below instead of pursuant to Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness;

    (11) Indebtedness arising from agreements of MTL or a Restricted Subsidiary of MTL providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

      (a) such Indebtedness is not reflected on the balance sheet of MTL or any Restricted Subsidiary of MTL (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and

      (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by MTL and its Restricted Subsidiaries in connection with such disposition;

    (12) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to MTL or to any Restricted Subsidiary of MTL or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (12) shall reduce the aggregate amount permitted to be incurred under clause (2) above to the extent set forth therein;

    (13) Refinancing Indebtedness; and

    (14) additional Indebtedness of MTL and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the new credit agreement) plus any amounts incurred in accordance with the proviso to clause (10) above; provided that any Indebtedness incurred in excess of $25.0 million in accordance with the proviso to clause (10) above shall reduce the aggregate amount permitted to be incurred under clause (10) above to the extent set forth therein.

    "Permitted Investments" means:

    (1) Investments by MTL or any Restricted Subsidiary of MTL in any Person that is or will become immediately after such Investment a Wholly

  Owned Restricted Subsidiary of MTL or that will merge or consolidate into MTL or a Wholly Owned Restricted Subsidiary of MTL, provided that such Wholly Owned Restricted Subsidiary of MTL is not restricted from making dividends or similar distributions by contract, operation of law or otherwise;

    (2) Investments in MTL by any Restricted Subsidiary of MTL; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to MTL's obligations under the Notes and the indenture;

    (3) Investments in cash and Cash Equivalents;

    (4) loans and advances to employees and officers of MTL and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed $4.0 million at any one time outstanding;

    (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of MTL's or its Restricted Subsidiaries' businesses and otherwise in compliance with the indenture;

    (6) additional Investments (including joint ventures) not to exceed $20.0 million at any one time outstanding;

    (7) Investments in securities of trade creditors or customers received
  (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (y) in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business;

    (8) Investments made by MTL or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

    (9) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of MTL or at the time such Person merges or consolidates with MTL or any of its Restricted Subsidiaries, in either case in compliance with the indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of MTL or such merger or consolidation; and

    (10) Investments in the Notes.

    "Permitted Liens" means the following types of Liens:

    (1) Liens for taxes, assessments or governmental charges or claims either

    (a) not delinquent, or

    (b) contested in good faith by appropriate proceedings and as to which MTL or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of MTL or any of its Restricted Subsidiaries;

    (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

    (7) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness

    (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of MTL or any Restricted Subsidiary of MTL other than the property and assets so acquired or constructed and

    (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

    (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of MTL or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture;

    (12) Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that

      (a) are not incurred in connection with borrowing of money and

      (b) do not materially detract from the value of the property or materially impair its use;

    (13) Liens by reason of judgment or decree not otherwise resulting in an Event of Default;

    (14) Liens securing Indebtedness permitted to be incurred pursuant to clauses (12) and (14) of the definition of "Permitted Indebtedness";

    (15) Liens securing Indebtedness under Currency Agreements permitted under the indenture; and

    (16) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant and clause (10) of the definition of "Permitted Indebtedness"; provided that

      (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by MTL or a Restricted Subsidiary of MTL and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by MTL or a Restricted Subsidiary of MTL unless the related Indebtedness is incurred in connection with a tax-advantaged Asset Acquisition and

      (b) such Liens do not extend to or cover any property or assets of MTL or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of MTL or a Restricted Subsidiary of MTL and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by MTL or a Restricted Subsidiary of MTL.

  "Purchase Money Indebtedness" means Indebtedness of MTL and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment and any refinancing thereof.

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

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by MTL or any of its Restricted Subsidiaries pursuant to which MTL or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

    (1) a Receivables Subsidiary (in the case of a transfer by MTL or any of its Restricted Subsidiaries) and

    (2) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of MTL or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

  "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of MTL that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of MTL (as provided below) as a Receivables Subsidiary:

    (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

      (a) is guaranteed by MTL or any Restricted Subsidiary of MTL (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

      (b) is recourse to or obligates MTL or any Restricted Subsidiary of MTL in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or

      (c) subjects any property or asset of MTL or any Restricted
    Subsidiary of MTL, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables
    Transaction,

    (2) with which neither MTL nor any Restricted Subsidiary of MTL has any material contract, agreement, arrangement or understanding other than on terms no less favorable to MTL or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of MTL, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and

    (3) with which neither MTL nor any Restricted Subsidiary of MTL has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of MTL shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means any Refinancing by MTL or any Restricted Subsidiary of MTL of (A) for purposes of clause (13) of the definition of Permitted Indebtedness, Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (14)
of the definition of Permitted Indebtedness) or (B) for any other purpose, Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case that does not

    (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by MTL in connection with such Refinancing) or

    (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that:

    (x) if such Indebtedness being Refinanced is Indebtedness of MTL, then such Refinancing Indebtedness shall be Indebtedness solely of MTL and

    (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the

Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to MTL or a Restricted Subsidiary of any property, whether owned by MTL or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by MTL or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

  "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of MTL, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by MTL in respect of:

    (1) all monetary obligations of every nature of MTL under the new credit agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

    (2) all Interest Swap Obligations (including guarantees thereof), and

    (3) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

  Notwithstanding the foregoing, "Senior Debt" shall not include

    (1) any Indebtedness of MTL to a Subsidiary of MTL,

    (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of MTL or any Subsidiary of MTL (including, without limitation, amounts owed for compensation),

    (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

    (4) Indebtedness represented by Disqualified Capital Stock,

    (5) any liability for federal, state, local or other taxes owed or owing by MTL,

    (6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of MTL to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture),

    (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to MTL, and

    (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of MTL.

  "Shareholders' Agreement" means the Shareholders' Agreement dated as of February 10, 1998 among certain affiliates of Apollo Management, L.P. and certain shareholders of MTL.

  "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

  "Subsidiary", with respect to any Person, means:

    (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

    (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Treasury Rate" means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity selected by the Calculation Agent (which shall initially be the Trustee) most nearly equal to the period from such date of redemption to June 15, 2002; provided, however, that if the period from such date of redemption to June 15, 2002 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to June 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

  "Unrestricted Subsidiary" of any Person means:

    (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and

    (2) any Subsidiary of an Unrestricted Subsidiary.

  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, MTL or any other Subsidiary of MTL that is not a Subsidiary of the Subsidiary to be so designated; provided that:

    (1) MTL certifies to the Trustee in an officers' certificate that such designation complies with the "Limitation on Restricted Payments" covenant and

    (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of MTL or any of its Restricted Subsidiaries.

  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

    (1) immediately after giving effect to such designation, MTL is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and

    (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

    (1) the then outstanding aggregate principal amount of such Indebtedness into

    (2) the sum of the total of the products obtained by multiplying

      (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

      (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

  "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

  Except as set forth below, the exchange notes will initially be issued in the form of one or more fully registered notes in global form without coupons (each a "Global Note"). Each Global Note shall be deposited with the Trustee, as custodian (the "Custodian") for, and registered in the name of DTC or a nominee thereof. The old notes to the extent validly tendered and accepted and direct by their Holders in their Letters of Transmittal, will be exchanged through book-entry electronic transfer for the Global Note.

THE GLOBAL NOTES

  MTL expects that pursuant to procedures established by DTC

    (1) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depository and

    (2) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

  So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the Notes.

  Payments of the principal of, premium (if any), and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of MTL, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  MTL expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. MTL also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Note ("Certificated Note") for any reason, including to sell Notes to persons in jurisdictions which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture. Consequently, the ability to transfer notes or to pledge Notes as collateral will be limited to such extent.

  Notes that are issued as described below under "Certificated Notes," will be issued in registered definitive form without coupons (each, a "Certificated Note"). Upon the transfer of Certificated Notes, such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

  DTC has advised MTL that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interest in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange the Global Notes for Certificated Notes, which it will distribute to its participants.

  DTC has advised MTL as follows:

    (1) DTC is a limited purpose trust company organized under the laws of the State of New York,

    (2) a member of the Federal Reserve System,

    (3) a "clearing corporation" within the meaning of the Uniform Commercial Code and

    (4) a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither MTL nor the Trustee will have any responsibility for the performances by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

  If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by MTL within 90 days, Certificated Notes will be issued in exchange for the Global Notes.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general discussion of the material United States federal income tax consequences of the acquisition, ownership and disposition of the exchange notes to beneficial owners of the exchange notes who are U.S. Holders (as defined below) and the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of the exchange notes to beneficial owners of the exchange notes who are Non-U.S. Holders (as defined below). This discussion applies only to initial beneficial owners of exchange notes that acquired the exchange notes in exchange for old notes that they purchased upon original issuance at the initial offering price thereof.

  This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis.

  This discussion is limited to initial beneficial owners that hold the old notes and exchange notes as capital assets within the meaning of Section 1221 of the Code, which, generally, are assets held for investment. This discussion also does not address the tax consequences to Non-U.S. Holders that are subject to U.S. federal income tax on a net basis on income realized with respect to an old note or exchange note because such income is effectively connected with the conduct of a U.S. trade or business. Such holders are generally taxed in a similar manner to U.S. Holders; however, certain special rules apply. In addition, this discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to a particular beneficial owner.

  This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular beneficial owners in light of their personal circumstances, or to certain types of beneficial owners. Such beneficial owners may include, for example, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, certain former citizens or former long-term residents of the United States, persons holding the old notes or exchange notes as part of a hedging or conversion transaction or a straddle or U.S. Holders that have a functional currency other than the U.S. dollar.

  As used herein, the term "U.S. Holder" means a beneficial owner of an old note or exchange note that is, for U.S. federal income tax purposes,

    (1) a citizen or resident of the United States,

    (2) a corporation or partnership created or organized in or under the laws of the United States or any State thereof, including the District of Columbia,

    (3) an estate or trust described in Section 7701(a)(30) of the Code or

    (4) a person otherwise subject to U.S. federal income taxation on a net income basis in respect of its worldwide taxable income,

and the term "Non-U.S. Holder" means a beneficial owner of an old note or exchange note that is not a U.S. Holder.

  HOLDERS CONSIDERING THE EXCHANGE OF OLD NOTES FOR THE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

U.S. Federal Income Taxation of U.S. Holders

 Payments of Interest.

  In general, interest on an exchange note will be taxable to a U.S. Holder as ordinary income at the time it accrues, or is actually or constructively received, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

 Exchange Offer.

  The exchange of old notes for the exchange notes pursuant to the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes. As a result,

    (1) a U.S. Holder should not recognize taxable gain or loss as a result of exchanging old notes for exchange notes pursuant to the exchange offer,

    (2) the holding period of the exchange notes should include the holding period of the old notes exchanged therefor, and

    (3) the adjusted tax basis of the exchange notes should be the same as the adjusted tax basis of the old notes exchanged therefor immediately before such exchange.

  MTL is obligated to pay additional interest to the beneficial owners of old notes under certain circumstances described under "The Exchange Offer." MTL intends to take the position that such payments should be taxable to U.S. Holders in the manner described above under "--Payments of Interest," but should not otherwise impact the U.S. federal income tax consequences to U.S. Holders of the old notes or exchange notes. The Internal Revenue Service (the "IRS"), however, may take a different position, which could affect the timing of a U.S. Holder's income with respect to the old notes or exchange notes and, in certain circumstances, could affect the character of any gain recognized by a U.S. Holder upon a disposition of the old notes or exchange notes.

 Sale, Exchange or Retirement of the Exchange Notes.

  Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of an exchange note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between

    (1) the sum of cash plus the fair market value of all other property received on such disposition, except to the extent such cash or property is attributable to accrued but unpaid interest which will be taxable as ordinary income, and

    (2) such U.S. Holder's adjusted tax basis in the exchange note.

Gain or loss recognized on the disposition of an exchange note generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of such disposition the U.S. Holder's holding period for the exchange note is more than one year. In the case of a U.S. Holder that is an individual, capital gain recognized with respect to the disposition of an exchange note generally will be subject to U.S. federal income tax at

    (1) a maximum rate of 20.0% if such holder held his or her exchange note for more than 12 months, and

    (2) ordinary income rates if such holder held his or her exchange note for 12 months or less.

The deductibility of capital losses is subject to limitations.

 Backup Withholding and Information Reporting.

  In general, a U.S. Holder will be subject to backup withholding at the rate of 31.0% with respect to interest, principal and premium, if any, paid on an exchange note, and the proceeds of a sale of an exchange note, unless the U.S. Holder

    (1) is an entity that is exempt from withholding, including corporations and tax-exempt organizations, and, when required, demonstrates this fact or

    (2) provides the payor with its taxpayer identification number ("TIN") which for an individual would be the holder's social security number, certifies that the TIN provided to the payor is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules.

In addition, such payments of principal, premium and interest to, and the proceeds of a sale of an exchange note by, U.S. Holders that are not exempt entities will generally be subject to information reporting requirements. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

U.S. Federal Income Taxation of Non-U.S. Holders

 Payments of Interest.

  In general, payments of interest on the exchange notes by MTL or any agent of MTL to a Non-U.S. Holder will not be subject to U.S. federal income tax, or any withholding thereof except as described below under "--Backup Withholding and Information Reporting," provided that either,

    (1) (a) the Non-U.S. Holder does not actually or constructively own 10.0% or more of the total combined voting power of all classes of stock of MTL entitled to vote,

      (b) the Non-U.S. Holder is not a controlled foreign corporation that is related to MTL, actually or constructively, through stock ownership,

      (c) the Non-U.S. Holder is not a bank described in Section
    881(c)(3)(A) of the Code and

      (d) either

                (x) the Non-U.S. Holder certifies to MTL or its agent on IRS
              Form W-8 or a suitable substitute form, under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and provides its name and address or

                (y) a securities clearing organization, bank or other
              financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the exchange notes on behalf of the Non-U.S. Holder certifies to MTL or its agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by a financial institution between it and the Non-U.S. Holder and furnishes MTL or its agent with a copy thereof, or

    (2) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which interest on the exchange notes is exempt from U.S. federal withholding tax and provides a properly executed IRS Form 1001 claiming the exemption.

  Treasury regulations issued on October 6, 1997 and revised on December 31, 1998 (the "New Withholding Regulations") alter the rules described above in certain respects. The New Withholding Regulations generally will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. The New Withholding Regulations generally will not materially alter the certification rules described in (l)(d) of the preceding paragraph, but will provide alternative methods for satisfying such requirements. The New Withholding Regulations also generally will require, in the case of exchange notes held by a foreign partnership, that

    (1) the certification described in (1)(d) of the preceding paragraph be provided by the partners rather than the foreign partnership and

    (2) the partnership provide certain information, including a United States taxpayer identification number.

A look-through rule will apply in the case of tiered partnerships. In addition, the New Withholding Regulations may require that a Non-U.S. Holder, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the Non-U.S. Holder wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Each Non-U.S. Holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

 Exchange Offer.

  The exchange of old notes for the exchange notes pursuant to the exchange offer should not be treated as a taxable exchange of the Notes for U.S. federal income tax purposes. As a result, there should be no U.S. federal income tax consequences to Non-U.S. Holders exchanging the old notes for the exchange notes pursuant to the exchange offer.

 Sale, Exchange or Retirement of the Exchange Notes.

  A Non-U.S. Holder generally will not be subject to U.S. federal income tax, or any withholding thereof except as described below under "--Backup Withholding and Information Reporting," on gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of an exchange note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

 Backup Withholding and Information Reporting.

  Under current Treasury regulations, backup withholding and information reporting do not apply to payments made by MTL or a paying agent to Non-U.S. Holders if the certification described in (1)(d) under "--Payments of Interest" above is received, provided that the payor does not have actual knowledge that the holder is a U.S. person.

  In addition, backup withholding and information reporting generally will not apply if payments on an exchange note are made to a Non-U.S. Holder by or through the foreign office of a custodian, nominee or other agent of such Non-U.S. Holder, or if the foreign office of a "broker" (as defined in applicable Treasury regulations) pays the proceeds of the sale of an exchange note to the seller thereof. Information reporting requirements, but, currently, not backup withholding, will apply, however, to a payment by or through a foreign office of a custodian, nominee, agent or broker that is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50.0% or more of its gross income for certain periods from the conduct of a trade or business in the United States, unless such custodian, nominee, agent or broker has documentary evidence in its records that the holder is a non-U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31.0% and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person and the payor does not have actual knowledge to the contrary, or the holder otherwise establishes an exemption. A Non-U.S. Holder may obtain a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

  The New Withholding Regulations revise, substantially in certain respects, the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, the information reporting and backup withholding provisions for payments after December 31, 1999. Each Non-U.S. Holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

 Estate Tax.

  Exchange notes held at the time of death, or theretofore transferred subject to certain retained rights or powers, by an individual who at the time of death is a Non-U.S. Holder will not be included in such holder's gross estate for U.S. federal estate tax purposes, provided that,

    (1) the individual does not actually or constructively own 10.0% or more of the total combined voting power of all classes of stock of MTL entitled to vote and

    (2) the income on the exchange notes is not effectively connected with the conduct of a U.S. trade or business by the individual.

                              PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of exchange notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. MTL has agreed that, for a period of 150 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

  MTL will not receive any proceeds from any sale of exchange notes by Participating Broker-Dealers. Exchange notes received by Participating Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer or the purchasers of any such exchange notes. Any Participating Broker-Dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 150 days after the Expiration Date, MTL will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the letter of transmittal. MTL has agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the Holders of the Notes, other than commissions or concessions of any Participating Broker-Dealers and will indemnify the Holders of the Notes, including any Participating Broker-Dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the exchange notes offered hereby will be passed upon for MTL by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

  Following the MTL Transactions and the CLC Transactions, on September 24, 1998, the Board of Directors unanimously approved the dismissal of Arthur Andersen LLP as the independent auditors for MTL Inc. and its subsidiaries, and the appointment of PricewaterhouseCoopers LLP as independent auditors for MTL Inc. and its subsidiaries. The reports provided by Arthur Andersen LLP do not contain an adverse opinion or disclaimer of opinion, and there are no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

  The consolidated financial statements of MTL Inc. and its subsidiaries at December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, included in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Chemical Leaman Corporation and its subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, included in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                        FORWARD-LOOKING STATEMENTS

  Some of the statements contained in this prospectus discuss future expectations, contain projections or results of operation or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" and throughout this prospectus.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Certified Public Accountants.......................   F-2
Consolidated Balance Sheets as of December 31, 1996 and 1997.............   F-3
Consolidated Statements of Income for the years ended December 31, 1995,
 1996 and 1997...........................................................   F-4
Consolidated Statements of Stockholders' Equity for the years ended
 December 31, 1994, 1995, 1996 and 1997..................................   F-5
Consolidated Statements of Cash Flows for the years ended December 31,
 1995, 1996 and 1997.....................................................   F-6
Notes to Consolidated Financial Statements...............................   F-7

Condensed Consolidated Balance Sheets as of September 30, 1998 and
 December 31, 1997 (unaudited)...........................................  F-24
Condensed Consolidated Statements of Income for the nine months ended
 September 30, 1998 and 1997 (unaudited).................................  F-25
Condensed Consolidated Statements of Cash Flows for the nine months ended
 September 30, 1998 and 1997 (unaudited).................................  F-26
Notes to Condensed Consolidated Financial Statements (unaudited).........  F-27

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES
Report of Independent Public Accountants.................................  F-36
Consolidated Balance Sheets December 31, 1996 And 1997...................  F-37
Consolidated Statements Of Operations for the Years Ended December 31,
 1995, 1996 and 1997.....................................................  F-38
Consolidated Statements Of Stockholders' Equity for the Years Ended De-
 cember 31, 1995, 1996 and 1997..........................................  F-39
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1995, 1996 and 1997.....................................................  F-40
Notes to Consolidated Financial Statements...............................  F-41

Condensed Consolidated Balance Sheets as of July 5, 1998 (unaudited) and
 December 31, 1997.......................................................  F-57
Condensed Consolidated Statement of Operations for the six months ended
 July 5, 1998 and June 29, 1997 (unaudited)..............................  F-58
Condensed Consolidated Statement of Cash Flows for the six months ended
 July 5, 1998 and June 29, 1997 (unaudited)..............................  F-59
Notes to Condensed Consolidated Financial Statements (unaudited).........  F-60
Schedule II--Valuation and Qualifying Accounts...........................  F-63

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of MTL Inc.:

  We have audited the accompanying consolidated balance sheets of MTL Inc. (a Florida corporation) and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MTL Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Tampa, Florida,
February 27, 1998 (except with respect to the matter discussed in Note 13, as to which the date is June 9, 1998.)

                           MTL INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                          December 31,
                                                    --------------------------
                                                        1996          1997
                                                    ------------  ------------
                      Assets
Current assets:
  Cash and cash equivalents........................ $    694,851  $  1,377,228
  Accounts receivable, net.........................   32,495,711    38,171,957
  Current maturities of other receivables..........    1,061,941     1,163,357
  Notes receivable.................................      500,646       547,213
  Inventories......................................      877,682       957,824
  Prepaid expenses.................................    3,399,914     2,822,343
  Prepaid tires....................................    3,888,284     4,323,783
  Deferred tax assets..............................    2,748,163     2,685,597
  Other............................................      121,057       126,560
                                                    ------------  ------------
    Total current assets...........................   45,788,249    52,175,862
                                                    ------------  ------------
Property and equipment:
  Land and improvements............................    4,734,133     4,808,938
  Buildings and improvements.......................   12,284,784    12,457,662
  Revenue equipment................................  152,883,747   182,407,304
  Terminal equipment...............................    5,992,691     5,874,647
  Furniture and fixtures...........................    3,609,241     4,607,966
  Other equipment..................................    1,697,725     1,373,406
                                                    ------------  ------------
                                                     181,202,321   211,529,923
  Less--Accumulated depreciation and amortization..  (60,299,204)  (75,019,546)
                                                    ------------  ------------
    Property and equipment, net....................  120,903,117   136,510,377
Other receivables, less current maturities.........    3,284,918     1,986,908
Goodwill...........................................    2,433,751     2,003,473
Other assets.......................................    1,194,235     1,359,761
                                                    ------------  ------------
                                                    $173,604,270  $194,036,381
                                                    ============  ============
       Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses............ $ 10,656,972  $ 15,201,239
  Affiliates and independent owner-operators pay-
   able............................................    4,547,431     6,431,565
  Current maturities of long-term debt.............    1,611,249     1,805,775
  Current maturities of obligations under capital
   leases..........................................    2,612,793       501,086
  Accrued loss and damage claims...................    3,798,808     4,906,049
  Income taxes payable.............................      151,958       798,292
                                                    ------------  ------------
    Total current liabilities......................   23,379,211    29,644,006
Long-Term Debt, less current maturities............   51,700,591    52,433,465
Obligations under capital leases, less current
 maturities........................................    1,404,489       357,732
Accrued loss and damage claims.....................    4,528,354     5,064,843
Deferred income taxes..............................   23,678,302    27,004,040
                                                    ------------  ------------
    Total liabilities..............................  104,690,947   114,504,086
                                                    ------------  ------------
Commitments and contingencies (Notes 5 and 6)
Stockholders' equity:
  Preferred stock, $.01 par value; 5,000,000 shares
   authorized, no shares issued or outstanding.....          --            --
  Common stock, $.01 par value; 15,000,000 shares
   authorized, 4,523,739 and 4,549,824 shares is-
   sued and outstanding in 1996 and 1997, respec-
   tively..........................................       45,237        45,498
  Additional paid-in capital.......................   30,139,529    30,459,139
  Retained earnings................................   38,757,270    49,240,633
  Cumulative translation adjustment................      (28,713)     (212,975)
                                                    ------------  ------------
    Total stockholders' equity.....................   68,913,323    79,532,295
                                                    ------------  ------------
                                                    $173,604,270  $194,036,381
                                                    ============  ============

   The accompanying notes are an integral part of these consolidated balance sheets.

                           MTL INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                         For the Years Ended December 31,
                                      ----------------------------------------
                                          1995          1996          1997
                                      ------------  ------------  ------------
Operating revenues:
  Transportation..................... $173,059,635  $217,811,945  $266,369,170
  Other..............................   16,994,611    17,787,254    19,677,955
                                      ------------  ------------  ------------
    Total operating revenues.........  190,054,246   235,599,199   286,047,125
                                      ------------  ------------  ------------
Operating expenses:
  Purchased transportation...........  120,011,387   145,895,456   178,116,479
  Compensation.......................   20,099,486    26,200,723    31,566,260
  Fuel, supplies and maintenance.....   12,171,649    17,956,982    20,391,935
  Depreciation and amortization......   10,155,676    13,892,344    17,335,121
  Selling and administrative.........    5,203,918     6,014,696     7,421,177
  Insurance and claims...............    3,280,962     4,365,953     6,455,248
  Taxes and licenses.................    1,629,642     1,655,274     1,899,734
  Communication and utilities........    1,149,114     1,378,103     1,805,324
  (Gain) loss on sale of property and
   equipment.........................     (149,507)       19,703       (37,047)
                                      ------------  ------------  ------------
    Total operating expenses.........  173,552,327   217,379,234   264,954,231
                                      ------------  ------------  ------------
    Net operating income.............   16,501,919    18,219,965    21,092,894
Interest expense, net................   (3,467,594)   (3,494,476)   (3,174,826)
Other income (expense)...............      175,463       214,820       (38,482)
                                      ------------  ------------  ------------
    Income before provision for
     income taxes....................   13,209,788    14,940,309    17,879,586
Provision for income taxes...........   (5,408,130)   (6,103,602)   (7,396,223)
                                      ------------  ------------  ------------
Net income........................... $  7,801,658  $  8,836,707  $ 10,483,363
                                      ============  ============  ============
Per share data:
  Net income--basic..................        $1.73         $1.95         $2.31
  Net income--diluted................         1.72          1.92          2.23
  Weighted average number of common
   shares--basic.....................    4,516,153     4,520,917     4,536,097
  Weighted average number of common
   and common equivalent shares--
   diluted...........................    4,542,709     4,600,267     4,711,301

 The accompanying notes are an integral part of these consolidated statements.

                           MTL INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                           Common    Common  Additional              Cumulative      Total
                            Stock    Stock     Paid-in    Retained   Translation Stockholders'
                          (Shares)  (Amount)   Capital    Earnings   Adjustment     Equity
                          --------- -------- ----------- ----------- ----------- -------------
BALANCE, December 31,
 1994...................  4,515,733 $45,157  $30,082,520 $22,118,905  $     --    $52,246,582
Issuance of common
 stock..................      1,500      15        9,360         --         --          9,375
Net income..............        --      --           --    7,801,658        --      7,801,658
                          --------- -------  ----------- -----------  ---------   -----------
BALANCE, December 31,
 1995...................  4,517,233  45,172   30,091,880  29,920,563        --     60,057,615
Issuance of common
 stock..................      6,506      65       47,649         --         --         47,714
Net income..............        --      --           --    8,836,707        --      8,836,707
Translation adjustment..        --      --           --          --     (28,713)      (28,713)
                          --------- -------  ----------- -----------  ---------   -----------
BALANCE, December 31,
 1996...................  4,523,739  45,237   30,139,529  38,757,270    (28,713)   68,913,323
Issuance of common
 stock..................     26,085     261      319,610         --         --        319,871
Net income..............        --      --           --   10,483,363        --     10,483,363
Translation adjustment..        --      --           --          --    (184,262)     (184,262)
                          --------- -------  ----------- -----------  ---------   -----------
BALANCE, December 31,
 1997...................  4,549,824 $45,498  $30,459,139 $49,240,633  $(212,975)  $79,532,295
                          ========= =======  =========== ===========  =========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                           MTL INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           For the Years Ended December 31,
                                          -------------------------------------
                                             1995         1996         1997
                                          -----------  -----------  -----------
Cash flows from operating activities:
 Net income.............................  $ 7,801,658  $ 8,836,707  $10,483,363
 Adjustments to reconcile to net cash
  and cash equivalents provided by
  operating activities--
   Deferred income taxes................    2,889,448    3,322,268    3,388,304
   Depreciation and amortization........   10,155,676   13,892,344   17,335,121
   Equity in income from investments....     (144,534)    (138,355)     (49,386)
   (Gain) loss on sale of property and
    equipment...........................     (149,507)      19,703      (37,047)
 Changes in assets and liabilities--
   Increase in accounts and notes
    receivable..........................   (3,096,169)  (4,629,023)  (6,037,660)
   Increase in inventories..............      (61,907)    (211,249)     (92,562)
   Decrease (increase) in prepaid
    expenses............................      985,552   (1,385,551)     550,293
   Decrease (increase) in prepaid
    tires...............................       15,766     (249,851)    (376,581)
   (Increase) decrease in other assets..     (238,572)    (399,210)     310,581
   Increase in accounts payable and
    accrued expenses....................    1,005,952      313,873    4,798,875
   Increase in affiliates and
    independent owner-operators
    payable.............................      533,827    1,500,020    1,330,506
     (Decrease) increase in accrued loss
      and damage claims.................     (815,797)     844,803    1,643,730
     (Decrease) increase in current
      income taxes......................     (791,148)     587,516      584,671
                                          -----------  -----------  -----------
     Net cash and cash equivalents
      provided by operating activities..   18,090,245   22,303,995   33,832,208
                                          -----------  -----------  -----------
Cash flows from investing activities:
 Capital expenditures...................  (32,099,300) (20,576,543) (35,120,876)
 Investment in Levy Transport, Ltd.,
  net of cash received..................          --    (4,725,502)         --
 Payments received on other
  receivables...........................          --     1,025,614    1,196,594
 Repayment of loan to barge tank
  operation.............................      209,240      262,930       93,263
 Proceeds from sales of property and
  equipment.............................    1,801,219    2,233,213    2,140,861
                                          -----------  -----------  -----------
     Net cash and cash equivalents used
      in investing activities...........  (30,088,841) (21,780,288) (31,690,158)
                                          -----------  -----------  -----------
Cash flows from financing activities:
 Proceeds from sale of lease
  receivables...........................    3,282,030    1,181,245          --
 Proceeds from issuance of long-term
  debt, less prepayments................   19,243,370   35,043,936    3,975,841
 Principal payments on long-term debt,
  less borrowings.......................   (5,549,645) (30,722,218)  (2,713,897)
 Principal payments on obligations
  under capital leases..................   (5,387,921)  (5,685,264)  (3,453,557)
 Issuance of common stock...............        9,375       47,714      319,871
 Borrowings under capital lease.........          --           --       368,793
                                          -----------  -----------  -----------
     Net cash and cash equivalents
      provided by (used in) financing
      activities........................   11,597,209     (134,587)  (1,502,949)
                                          -----------  -----------  -----------
Net (decrease) increase in cash and cash
 equivalents............................     (401,387)     389,120      639,101
Translation adjustment..................          --       (16,377)      43,390
Cash and cash equivalents, beginning of
 year...................................      723,495      322,108      694,851
                                          -----------  -----------  -----------
Cash and cash equivalents, end of year..  $   322,108  $   694,851  $ 1,377,342
                                          ===========  ===========  ===========
Supplemental disclosures of cash flow
 information:
 Cash paid during the year for--
   Interest.............................  $ 3,305,606  $ 3,912,421  $ 4,042,866
   Income taxes.........................  $ 3,309,830  $ 2,308,061  $ 3,248,839
Supplemental disclosures of noncash
 investing and financing activities:
 Note payable issued for purchase of
  Levy Transport, Ltd...................  $       --   $   365,898  $       --
 Receivable from tractors and trailors
  leased under a capital lease..........  $ 6,482,752  $ 1,806,921  $       --
 Tractors and trailors acquired by
  capital lease.........................  $       --   $       --   $   368,793

 The accompanying notes are an integral part of these consolidated statements.

                           MTL INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1997

1--BUSINESS ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

 Nature of Operations

  MTL Inc. and subsidiaries (the Company) is engaged primarily in truckload transportation of bulk liquids in North America. The Company conducts a large portion of its business through a network of affiliates and independent owner-operators. Affiliates are independent corporations, which enter into renewable one-year contracts with the Company. Affiliates are responsible for paying for their own equipment (including debt service), fuel and other operating costs. Independent owner-operators are independent contractors, which, through a contract with the Company, supply one or more tractors and drivers for the Company's use. Contracts with independent owner-operators may be terminated by either party on short notice. The Company also charges affiliates and third parties for the use of tractors and trailers as necessary. In exchange for the services rendered, affiliates and independent owner-operators are generally paid 85 percent and 63 percent, respectively, of the revenues generated for each load hauled.

 Purchase of Levy Transport, Ltd.

  On June 11, 1996, the Company acquired all the outstanding stock of Levy Transport, Ltd. (Levy), a Quebec-based tank truck carrier servicing the chemical, petroleum and glass industries, from Les Placements Marlin, Ltd for $5,148,745. The purchase price was determined based upon the fair market value of the net assets acquired. The transaction was accounted for as a purchase effective May 1, 1996, the date when control of Levy was transferred to the Company. Goodwill in the amount of $1,616,000 was recorded as a result of the acquisition. The Company is amortizing the goodwill over 15 years on a straight-line basis.

 Principles of Consolidation and Preparation

  The consolidated financial statements include the accounts of MTL Inc. and its wholly-owned subsidiaries, Montgomery, Quality Carriers, Inc., Lakeshore Leasing, Inc., MTL de Mexico and, beginning May 1, 1996, Levy. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of tires, parts, materials and supplies for servicing the Company's revenue equipment.

 Prepaid Tires

  The cost of tires purchased with new equipment, as well as replacement tires, are accounted for as prepaid tires and amortized on a straight-line basis over their estimated useful lives, which approximates one year.

 Property and Equipment

  Property and equipment are stated at cost. Tractors and trailers under capital leases is stated at the present value of the minimum lease payments at the inception of the lease. Depreciation, including amortization of

                           MTL INC. AND SUBSIDIARIES
tractors and trailors under capital leases, is computed on a straight-line basis over the estimated useful lives of the assets or the lease terms, whichever is shorter. The estimated useful lives are 10-25 years for buildings and improvements, 5-15 years for tractors and trailers, 7 years for terminal equipment, 3-5 years for furniture and fixtures, and 5-10 years for other equipment. Maintenance and repairs are charged to operating expense when incurred. Major improvements, which extend the lives of the assets, are capitalized. When assets are disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in operating expenses.

 Goodwill

  Goodwill represents the excess of cost over the fair value of net assets acquired and is being amortized on a straight-line basis over its estimated useful life which ranges from 15 to 40 years. Accumulated amortization was $313,949 and $419,589 at December 31, 1996 and 1997, respectively. At each balance sheet date, the Company evaluates the realizability of goodwill based upon expectations of non-discounted cash flows and operating income. Based on the most recent analysis, the Company believes no material impairment exists at December 31, 1997.

 Other Assets

  Other assets consist primarily of an investment in a barge tank operation and deferred loan costs. The Company is a one-third partner in the barge tank operation, and one of the other partners is a shareholder of the Company. The partnership was organized to transport bulk liquids by barge tank from Florida to Puerto Rico. the Company's investment in the partnership is accounted for using the equity method. The Company's investment, including loans made (net of loan repayments) to the partnership, was $447,198 and $475,323 as of December 31, 1996 and 1997, respectively.

  Deferred loan costs are being amortized over two to five years, the estimated lives of the related long-term debt.

 Accrued Loss and Damage Claims

  The Company retains liability up to $75,000 per health claim and is self-insured for cargo claims. For automotive liability, the Company has deductibles ranging from $150,000 to $500,000 per occurrence. Prior to September 1994, the Company retained liability for workers' compensation of up to $250,000 per occurrence. Subsequent to this date, all workers' compensation claims are fully insured. The Company has accrued for the estimated cost of open claims based upon losses and claims reported and an estimate of losses incurred but not reported.

  The Company transports chemicals and hazardous materials and operates tank wash facilities. As such, the Company's operations are subject to various environmental laws and regulations. The Company has been involved in various litigation and environmental matters arising from these operations. The Company is currently designated a potentially responsible party (PRP) at six Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) sites. The involved activities occurred in prior years and resulted primarily from the transportation of waste or the cleaning of tank trailers at third-party facilities. Although CERCLA liability is joint and several, in the opinion of management, the Company has reviewed the financial stability of the other PRPs and does not believe that its ultimate liability will be materially affected by any financial uncertainties with respect thereto. In addition, at five of the CERCLA sites, the Company is one of many (in most instances, one of several hundred) PRP's named. Accordingly, based on the Company's historical experience and available facts, in the opinion of management, a material liability with respect to remediation of disposal sites to which the Company may have delivered hazardous materials is not expected. Reserves have been recognized for probable losses which can be estimated. There have been no material changes in the

                           MTL INC. AND SUBSIDIARIES
recognized reserves, nor are material changes expected in the future, based on the Company's activities at each of the locations. It is the opinion of management that the ultimate disposition of these matters will not have a material effect on the Company's financial position or results of operations.

 Fair Value of Financial Instruments

  The book value of all financial instruments approximates their fair value. The fair value of the Company based on the above is not a market valuation of the Company as a whole.

 Revenue Recognition

  Transportation revenues and related costs are recognized on the date freight is delivered. Other operating revenues, consisting primarily of lease revenues from affiliates, independent owner-operators and third parties, are recognized as earned.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Foreign Currency Translation

  The functional currency for Levy is Canadian dollars. The translation from Canadian dollars to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate in effect during the period. The gains or losses, net of income taxes, resulting from such translation are included in stockholders' equity. Gains or losses from foreign currency transactions are included in other income (expense).

 New Accounting Standards

  In June 1997, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) and No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131).

  SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the stockholders' equity section of the consolidated balance sheets.

  SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments.

  SFAS 130 and SFAS 131 are effective for financial statements for periods beginning after December 15, 1997. The Company has not considered the effects of SFAS 130 and SFAS 131 on the consolidated financial statements.

 Earning Per Share

  In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earning per Share" (SFAS 128). SFAS 128 establishes new standards for computing and presenting earnings per share

                           MTL INC. AND SUBSIDIARIES

(EPS). Specifically, SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS, requires dual presentation of basic and diluted EPS on the face of the income statement and requires a reconciliation of the basic EPS computation to the diluted EPS computation.

  Basic EPS is calculated as net income divided by the weighted average number of shares of common stock outstanding.

  Diluted EPS is calculated using the treasury stock method under which net income is divided by the weighted average number of common and common equivalent shares outstanding during the year. Common stock equivalents consist of options.

  The reconciliation of basic EPS and diluted EPS is as follows:

                                              For the Years Ended December 31,
                                              --------------------------------
                                                 1995       1996       1997
                                              ---------- ---------- ----------
   Basic weighted average number of common
    shares...................................  4,516,153  4,520,917  4,536,097
   Diluted effect of options outstanding.....     26,556     79,350    175,204
                                              ---------- ---------- ----------
   Diluted weighted average number of common
    and common equivalent shares.............  4,542,709  4,600,267  4,711,301
                                              ========== ========== ==========

2--ACCOUNTS RECEIVABLE:

  Accounts receivable consisted of the following at December 31:

                                                        1996         1997
                                                     -----------  -----------
   Trade accounts receivable........................ $29,807,861  $35,538,018
   Affiliate and independent owner-operator
    receivables.....................................   3,157,212    2,963,221
   Employee receivables.............................     102,317      127,454
   Other receivables................................     825,586    1,523,185
                                                     -----------  -----------
     Total receivables..............................  33,892,976   40,151,878
   Less--Allowance for doubtful accounts............  (1,397,265)  (1,979,921)
                                                     -----------  -----------
     Accounts receivable, net....................... $32,495,711  $38,171,957
                                                     ===========  ===========

  The activity in the allowance for doubtful accounts for each of the three years in the period ended December 31, 1997, is as follows:

                                              1995        1996        1997
                                           ----------  ----------  ----------
   Balance, beginning of period........... $  923,055  $1,019,302  $1,397,265
   Additions charged to operating
    expenses..............................    431,769     474,736   1,146,193
   Write-off of bad debts.................   (335,522)    (96,773)   (563,537)
                                           ----------  ----------  ----------
   Balance, end of period................. $1,019,302  $1,397,265  $1,979,921
                                           ==========  ==========  ==========

  As of December 31, 1997, approximately 85 percent and 15 percent of trade accounts receivable were due from companies in the chemical and bulk food products industries, respectively. No single customer accounted for over 8 percent of the Company's operating revenues. Included in accounts and notes receivable are $58,807 and $39,680 of receivables as of December 31, 1996 and 1997, respectively, which are due from other companies owned by related parties.

                           MTL INC. AND SUBSIDIARIES

3--OTHER RECEIVABLES:

  Other receivables include the minimum lease payments due to the Company from third parties for tractors and trailors leased under capital leases.

  Future minimum lease payments are as follows:

   Year Ending December 31,                                       Capital Leases
   ------------------------                                       --------------
     1998........................................................  $ 1,419,453
     1999........................................................    1,419,453
     2000........................................................      741,134
                                                                   -----------
     Total minimum lease payments................................    3,580,040
     Less--Unearned financing income.............................     (429,775)
                                                                   -----------
     Present value of minimum capital lease payments.............    3,150,265
     Less--Current maturities of other receivables...............   (1,163,357)
                                                                   -----------
     Other receivables, less current maturities..................  $ 1,986,908
                                                                   ===========

4--LONG-TERM DEBT:

  Long-term debt consisted of the following at December 31:

                                                         1996         1997
                                                      -----------  -----------
Private Placement of Notes Payable..................
Unsecured private placement of notes payable with a
 fixed interest rate of 6.97%. Interest is payable
 semi-annually and seven equal principal payments
 are to be made annually beginning January 2000.....  $25,000,000  $25,000,000
Lines of Credit
Unsecured notes payable under a $50,000,000
 revolving line of credit with interest rates of
 LIBOR plus an incremental percentage based on the
 ratio of funded debt to earnings before interest,
 income taxes, depreciation and amortization (6.56%
 at December 31, 1997) and U.S. prime less .25%
 (8.25% at December 31, 1997). Interest is payable
 at varying dates, and all outstanding principal is
 due May 31, 2000, subject to renewal. Letters of
 credit of $325,224 were issued as of December 31,
 1997, and reduce the borrowings available.
 Additional advances of $33,694,106 were available
 and unused at December 31, 1997....................   17,076,535   15,980,670
Unsecured notes payable under a $16,428,971
 revolving line of credit with interest rates based
 on the ratio of funded debt to earnings before
 interest, income taxes, depreciation and
 amortization (4.75% at December 31, 1997) and
 Canadian lender's prime (6% at December 31, 1997).
 Interest is payable at varying dates, and all
 outstanding principal is due May 31, 2000, subject
 to renewal. Additional advances of $5,942,394 were
 available and unused at December 31, 1997..........    6,795,292   10,486,577
Notes Secured by Tractors and trailors
6.5% to 11.65% fixed rate notes payable, due in
 varying monthly installments with maturity dates
 through 1999.......................................    4,075,183    2,492,351
Other Notes
5% unsecured note payable to employee, due in annual
 installments of $69,911 through 2001...............      364,830      279,642
                                                      -----------  -----------
                                                       53,311,840   54,239,240
Less--Current maturities of long-term debt..........   (1,611,249)  (1,805,775)
                                                      -----------  -----------
Long-term debt, less current maturities.............  $51,700,591  $52,433,465
                                                      ===========  ===========

                           MTL INC. AND SUBSIDIARIES

  Under the terms of the Company's debt agreements, the Company is required to maintain, among other restrictions, minimum net worth levels, debt to net worth ratios and debt service coverage ratios. In addition, the agreements contain restrictions on asset dispositions and the payment of dividends. At December 31, 1997, the Company was in compliance with the terms and covenants of its debt agreements.

  Scheduled maturities of long-term debt for the next five years and thereafter are as follows:

   Year Ending December 31,                                            Amount
   ------------------------                                          -----------
     1998........................................................... $ 1,805,775
     1999...........................................................     812,300
     2000...........................................................  30,122,683
     2001...........................................................   3,641,340
     2002...........................................................   3,571,429
     Thereafter.....................................................  14,285,713
                                                                     -----------
                                                                     $54,239,240
                                                                     ===========

5--LEASE COMMITMENTS:

  The Company leases revenue and other equipment under operating and capital leases.

  Future minimum lease payments under non-cancelable operating leases and capital leases at December 31, 1997, are as follows:

   Year Ending December 31,                     Capital Leases Operating Leases
   ------------------------                     -------------- ----------------
     1998.....................................     $539,502       $1,394,394
     1999.....................................      157,456          185,142
     2000.....................................      233,422          123,935
     2001.....................................          --            49,560
                                                   --------       ----------
     Total minimum lease payments.............      930,380       $1,753,031
                                                                  ==========
   Less--Amount representing interest (at
    rates ranging from 6.75% to 11.65%).......      (71,562)
                                                   --------
   Present value of minimum capital lease pay-
    ments.....................................      858,818
   Less--Current maturities of obligations un-
    der capital leases........................     (501,086)
                                                   --------
   Obligations under capital leases, less cur-
    rent maturities...........................     $357,732
                                                   ========

  The capitalized cost of equipment under capital leases, which is included in tractors and trailors in the accompanying consolidated balance sheets, was as follows at December 31:

                                                            1996        1997
                                                         ----------  ----------
   Tractors and trailors................................ $6,499,900  $1,673,599
   Less--Accumulated amortization....................... (2,317,947)   (656,816)
                                                         ----------  ----------
                                                         $4,181,953  $1,016,783
                                                         ==========  ==========

  Rent expense under operating leases was $958,162, $2,209,532 and $2,821,179 for the years ended December 31, 1995, 1996 and 1997, respectively.

                           MTL INC. AND SUBSIDIARIES

6--GUARANTOR OF CERTAIN LEASE OBLIGATIONS:

  In 1995 and 1996, the Company entered into capital leases for tractors and trailers with certain affiliates and owner--operators. The Company then sold to a third party the lease receivables for which it received $2,529,244 and $979,104 in 1995 and 1996, respectively. There were no additional sales during 1997. The Company is contingently liable as the guarantor for the remaining balance of the receivables sold of $2,769,801 at December 31, 1997. These leases are collateralized by the equipment related to these leases. Management estimated the fair value of this equipment to be $2,384,453 at December 31, 1997, which was based upon an average dealer-estimated repurchase price.

  Also, in 1995 and 1996, the Company entered into capital leases for tractors and trailors with other affiliates. The Company then sold to a third party the lease receivables for which it received $3,282,030 and $202,141 in 1995 and 1996, respectively. There were no additional sales during 1997. The Company is contingently liable as the guarantor for the remaining balance of the receivables sold of $2,321,552 at December 31, 1997. These leases are collateralized by the equipment related to these leases. Management estimated the fair value of this equipment to be $1,938,665 at December 31, 1997, which was based upon an average dealer-estimated repurchase price.

  Reserves have been recognized by the Company for its estimated exposure under the above guarantees. There have been no material changes in the recognized reserves, nor are material changes expected in the future. It is possible that the estimates used in determining these reserves and the fair value may change. However, it is the opinion of management that the ultimate difference in the estimates will not have a material effect on the Company's financial position or results of operations.

7--OTHER TRANSACTIONS WITH RELATED PARTIES:

  Tank trailer manufacturing facilities are located on property leased to a stockholder by the Company. The property is under a lease for $5,000 per month expiring April 1, 1999. The Company purchased tank trailers for $11,675,000, $5,138,000 and $6,587,000 in 1995, 1996 and 1997, respectively, from the company and has commitments to purchase additional tank trailers costing approximately $2,467,000 at of December 31, 1997. Also, the related company provided repair, maintenance, design, engineering, transloading, intermodal and other services to the Company totaling $410,000, $572,000 and $347,000 during the years ended December 31, 1995, 1996 and 1997, respectively.

8--INCOME TAXES:

  The provision for income taxes consisted of the following for the years ended December 31:

                                                  1995       1996       1997
                                               ---------- ---------- ----------
   Currently payable:
     Federal.................................. $1,800,607 $2,006,948 $2,945,692
     State....................................    718,075    773,975  1,062,227
                                               ---------- ---------- ----------
                                                2,518,682  2,780,923  4,007,919
                                               ---------- ---------- ----------
   Deferred taxes:
     Federal..................................  2,018,798  2,911,903  2,447,101
     State....................................    870,650    410,776    941,203
                                               ---------- ---------- ----------
                                                2,889,448  3,322,679  3,388,304
                                               ---------- ---------- ----------
   Provision for income taxes................. $5,408,130 $6,103,602 $7,396,223
                                               ========== ========== ==========

                           MTL INC. AND SUBSIDIARIES

  The net deferred tax liability, which includes no valuation allowances, consisted of the following at December 31:

                                                        1996          1997
                                                    ------------  ------------
Deferred tax assets:
  Reserves for guarantee of lease obligations...... $    291,631  $    245,646
  Capital leases treated as operating leases for
   tax purposes as lessee..........................      769,004       220,840
  Tax credit carryforwards.........................    1,273,755       113,149
  Self-insurance reserves..........................    3,144,885     3,865,424
  Allowance for doubtful accounts..................      475,070       618,977
  Investment basis difference......................      206,323       216,855
  Accrued vacation pay.............................      144,220       162,395
  Other............................................      119,191       174,530
                                                    ------------  ------------
                                                       6,424,079     5,617,816
                                                    ------------  ------------
Deferred tax liabilities:
  Property and equipment basis difference..........  (21,819,799)  (23,798,672)
  State taxes......................................   (3,756,268)   (4,562,246)
  Capital leases treated as operating leases for
   tax purposes as lessor..........................   (1,493,368)   (1,132,308)
  Other............................................     (284,783)     (443,033)
                                                    ------------  ------------
                                                     (27,354,218)  (29,936,259)
                                                    ------------  ------------
    Net deferred tax liability..................... $(20,930,139) $(24,318,443)
                                                    ============  ============

  The Company's effective tax rates differ from the federal statutory rate of 34 percent. The reasons for those differences are as follows for the years ended December 31:

                                               1995        1996       1997
                                            ----------  ---------- ----------
   Tax expense at the statutory rate....... $4,491,328  $5,079,705 $6,079,059
   State income taxes, net of federal
    benefit................................  1,048,559     781,936  1,322,264
   Other...................................   (131,757)    241,961     (5,100)
                                            ----------  ---------- ----------
     Provision for income taxes............ $5,408,130  $6,103,602 $7,396,223
                                            ==========  ========== ==========

  At December 31, 1997, the Company had alternative minimum tax credit carryforwards of $113,149 (no expiration).

  The Company has not provided a valuation allowance for deferred tax assets based upon the assumption that the Company will achieve sufficient taxable income from operations in the future.

9--INCENTIVE STOCK OPTION PLAN:

  In 1992, an incentive stock option plan (the Old Plan) was adopted which allowed for 100,000 options to be granted to eligible employees. During 1994, the Company's Board of Directors elected to adopt a new incentive stock option plan (the Plan). The Plan absorbed the options granted under the Old Plan, and an additional 200,000 options were approved for granting at an exercise price not to be less than the market price of the common stock at the date of grant. During 1996, an additional 400,000 shares were approved for granting under the Plan. Options are granted at the discretion of the Board of Directors and are exercisable for shares of unissued common stock or treasury stock. Options vest 20 percent each year, other than 11,490 options granted in 1994 and 100,000 options granted in 1996, which vested immediately. Substantially all employees, officers and directors are eligible for participation in the Plan.

                           MTL INC. AND SUBSIDIARIES

  The Company uses Accounting Principles Board Opinion No. 25, "Accounting for Stock-Based Compensation," and the related interpretations to account for the Plan. No compensation cost has been recognized under the Plan as the option price has been greater than or equal to the market price of the common stock on the applicable measurement date for all options issued. The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), for disclosure purposes in 1996. For SFAS 123 purposes, the fair value of each option grant has been estimated as of the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 6.18 percent for options with an expected life of four years and 6.39 percent for options with an expected life of six years, expected option life of four or six years, expected dividend rate of 0 percent, and expected volatility of 30.05 percent. Using these assumptions, the fair value of stock options granted in 1995 and 1996 are $222,110 and $2,054,875, respectively, which would be amortized as compensation over the vesting period of the options. No options were granted during 1997.

  Had compensation cost relating to the Plan been determined based upon the fair value at the grant date for awards under the Plan consistent with the method described in SFAS 123, the Company's net income and earnings per share would have been as follows for the years ended December 31:

                                                           1995   1996   1997
                                                          ------ ------ -------
   Net income:         As reported (in thousands).......  $7,802 $8,837 $10,483
                       Pro forma (in thousands).........   7,725  8,010  10,217
   Earnings per share: As reported......................  $ 1.72 $ 1.92 $  2.23
                       Pro forma........................    1.70   1.74    2.17

  Because the method of accounting described in SFAS 123 has not been applied to options granted prior to January 1, 1995, the above may not be representative of that in future years.

  Combined stock option activity for the Plan for the years ended December 31, 1995, through December 31, 1997, is as follows:

                                                  Weighted
                                       Range of   Average
                            Number of   Option    Exercise Shares   Expiration
                             Shares     Prices     Price   Vested      Date
                            --------- ----------- -------- -------  ----------
Options outstanding at
 December 31, 1994.........  255,378  $6.25-15.00  $11.89   49,740  2002-2004
1995 option activity:
  Vesting of prior-year
   options.................      --    6.25-15.00           47,628  2002-2004
  Granted..................   43,461  15.00-15.50   15.17      --        2005
  Exercised................   (1,500)        6.25    6.25   (1,500)      2002
  Canceled.................  (19,916)  6.25-15.50   14.34   (1,894) 2002-2005
                             -------                       -------
Options outstanding at
 December 31, 1995.........  277,423   6.25-15.50   12.26   93,974  2002-2005
1996 option activity:
  Vesting of prior-year
   options.................      --    6.25-15.50           59,073  2002-2005
  Granted..................  320,014  15.00-18.25   17.68  100,000       2006
  Exercised................   (6,506)  6.25-15.00    7.33   (6,506) 2002-2004
  Canceled.................  (13,869)  6.25-16.00   15.07   (1,791) 2002-2006
                             -------                       -------
Options outstanding at
 December 31, 1996.........  577,062   6.25-18.25   15.24  244,750  2002-2006
1997 option activity:
  Vesting of prior-year
   options.................      --    6.25-18.25           82,576  2002-2006
  Exercised................  (26,085)  6.25-15.50   11.95  (26,085) 2002-2006
  Canceled.................  (13,799)  6.25-15.50   14.60   (1,266) 2002-2006
                             -------                       -------
Options outstanding at
 December 31, 1997.........  537,178   6.25-18.25   15.42  299,975  2002-2006
                             =======                       =======

                           MTL INC. AND SUBSIDIARIES

  The 537,178 options outstanding at December 31, 1997, are summarized as follows:

                                       Weighted                Weighted
                           Weighted     Average                Average
                           Average     Remaining            Exercise Price
                 Number of Exercise   Contractual   Shares    of Vested
   Price Range    Shares    Price   Life (in years) Vested      Shares
   -----------   --------- -------- --------------- ------- --------------
         $6.25     72,250   $ 6.25       4.48        72,250     $ 6.25
   15.00-18.25    464,928    16.61       8.01       227,725      16.61

  The Company expects that approximately 10 percent of the outstanding awards at December 31, 1997, will eventually be forfeited. At December 31, 1997, a total of 128,631 authorized shares remain available for granting.

10--PROFIT SHARING PLAN:

  The Company has a profit sharing plan for substantially all employees. Contributions are made at the discretion of the Board of Directors. A $300,000 contribution was made for 1995 and 1996. A $300,000 contribution was approved for 1997.

11--GEOGRAPHIC SEGMENTS:

  The Company's operations are located primarily in the United States and Canada. Inter-area sales are not significant to the total revenue of any geographic area. Information about the Company's operations in different geographic areas for the years ended December 31, 1996 and 1997, is as follows:

                                                  1996
                                                  ----
                               U.S.       Canada    Eliminations  Consolidated
                           ------------ ----------- ------------  ------------
Revenues.................. $212,507,777 $23,888,584 $  (797,162)  $235,599,199
Operating income..........   17,426,252     793,713         --      18,219,965
Identifiable assets.......  159,976,020  19,690,058  (6,061,808)   173,604,270
Depreciation and
 amortization.............   12,530,449   1,361,895         --      13,892,344
Capital expenditures......   20,243,835     332,708         --      20,576,543

                                                     1997
                                                     ----
                             U.S.       Canada      Mexico   Eliminations  Consolidated
                         ------------ ----------- ---------- ------------  ------------
Operating Revenues...... $252,942,603 $33,818,166 $  356,065 $ (1,069,709) $286,047,125
Net operating income....   19,977,129     913,745    202,020          --     21,092,894
Identifiable assets.....  178,347,163  22,823,297  4,574,919  (11,708,998)  194,036,381
Depreciation and
 amortization...........   14,707,920   2,483,677    143,524          --     17,335,121
Capital expenditures....   23,042,573   8,332,387  3,745,916          --     35,120,876

12--SUBSEQUENT EVENTS:

  On February 10, 1998, the Company entered into an agreement with Sombrero Acquisition Corporation (Sombrero), an affiliate of Apollo Management, L.P. (Apollo), pursuant to which Sombrero will merge with the Company. According to the terms of the merger agreement, stockholders of the Company will receive $40 per share in cash. The total transaction value is approximately $250 million, including outstanding stock options, fees and approximately $54 million of net debt.

  The transaction will be subject to the customary conditions, including the affirmative vote of the holders of a majority of the outstanding stock of the Company.

                           MTL INC. AND SUBSIDIARIES

  The Company will be funded by an equity investment of approximately $70 million from Apollo and members of the Company's existing management. Approximately $200 million of senior subordinated and bank debt will be used to finance the acquisition. Additionally, a $100 million revolving credit facility will be available to the Company for working capital and acquisition purposes.

13--GUARANTOR SUBSIDIARIES:

  The 10% Series B Senior Subordinated Notes issued in June 1998 and due 2006 are unconditionally guaranteed on a senior unsecured basis pursuant to guarantees by all the Company's direct and indirect domestic subsidiaries (the Guarantors). In 1996, the Company acquired Levy Transport, Ltd., a Canadian Corporation, which is a non-guarantor subsidiary.

  The Company conducts all of its business through and derives virtually all its income from its subsidiaries. Therefore, the Company's ability to make required principal and interest payments with respect to the Company's indebtedness (including the notes) and other obligations depends on the earnings of subsidiaries and its ability to receive funds from its subsidiaries through dividends or other payments.

  The following condensed consolidating financial information presents:

    1. Condensed consolidating balance sheets at December 31, 1997 and 1996 and condensed consolidating statements of operations and of cash flows for the two years then ended.

    2. The parent company and combined guarantor subsidiaries.

    3. Elimination entries necessary to consolidate the parent company and all its subsidiary.

                           MTL INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1997

                                       Guarantor   Non-Guarantor
                           Parent     Subsidiaries Subsidiaries  Eliminations  Consolidated
                           ------     ------------ ------------- ------------  ------------
                                                      ASSETS
Current assets:
  Cash and cash
   equivalents.......... $       --   $    703,137  $   674,091  $        --   $  1,377,228
  Accounts receivable,
   net..................         --     35,090,215    5,817,346    (2,735,604)   38,171,957
  Inventories...........         --        622,120      335,704           --        957,824
  Prepaid expenses and
   other current
   assets...............         --     10,739,656      929,197           --     11,668,853
                         -----------  ------------  -----------  ------------  ------------
    Total current
     assets.............         --     47,155,128    7,756,338    (2,735,604)   52,175,862
Property and equipment,
 net....................         --    118,443,733   18,066,644           --    136,510,377
Intangibles and
 Goodwill, net..........         --        750,039    1,253,434           --      2,003,473
Other receivables, less
 current maturities.....         --      1,986,908          --            --      1,986,908
Investment in
 subsidiaries...........  79,532,295           --           --    (79,532,295)          --
Other assets............         --      1,301,839      321,798      (263,878)    1,359,761
                         -----------  ------------  -----------  ------------  ------------
                         $79,532,295  $169,637,647  $27,398,216  $(82,531,777) $194,036,381
                         ===========  ============  ===========  ============  ============
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and
   accrued expenses..... $       --   $ 17,538,399  $ 5,282,391  $ (2,713,502) $ 20,107,288
  Independent
   contractors payable..         --      6,364,616       66,949           --      6,431,565
  Current maturities of
   indebtedness.........         --      1,849,012      457,849           --      2,306,861
  Income taxes payable..         --        727,585       70,707           --        798,292
                         -----------  ------------  -----------  ------------  ------------
    Total current
     liabilities........         --     26,479,612    5,877,896    (2,713,502)   29,644,006
Long-term debt, less
 current maturities.....         --     41,784,736   10,934,709      (285,980)   52,433,465
Obligations under
 capital leases.........         --        357,732          --            --        357,732
Accrued loss and damage
 claims.................         --      5,064,843          --            --      5,064,843
Deferred income tax.....         --     25,340,024    1,664,016           --     27,004,040
                         -----------  ------------  -----------  ------------  ------------
    Total liabilities...         --     99,026,947   18,476,621    (2,999,482)  114,504,086
Shareholders' equity:
  Common stock and
   additional paid-in-
   capital..............  30,504,637    21,795,120    8,693,826   (30,488,946)   30,504,637
  Retained earnings.....  49,240,633    48,815,580      425,053   (49,240,633)   49,240,633
  Cumulative translation
   adjustments..........    (212,975)          --      (197,284)      197,284      (212,975)
                         -----------  ------------  -----------  ------------  ------------
    Total shareholders'
     equity.............  79,532,295    70,610,700    8,921,595   (79,532,295)   79,532,295
                         -----------  ------------  -----------  ------------  ------------
                         $79,532,295  $169,637,647  $27,398,216  $(82,531,777) $194,036,381
                         ===========  ============  ===========  ============  ============

                                 MTL, INC.

                        CONSOLIDATING BALANCE SHEET

                             DECEMBER 31, 1996

                                       Guarantor   Non-Guarantor
                           Parent     Subsidiaries Subsidiaries  Eliminations  Consolidated
                         -----------  ------------ ------------- ------------  -------------
                                                      ASSETS
Current assets:
  Cash and cash
   equivalents.......... $       --   $     37,862  $   656,989  $        --   $     694,851
  Accounts receivable,
   net..................         --     27,307,838    6,100,936      (913,063)    32,495,711
  Inventories...........         --        581,094      296,588           --         877,682
  Prepaid expenses and
   other current
   assets...............         --     10,901,271      818,734           --      11,720,005
                         -----------  ------------  -----------  ------------  -------------
    Total current
     assets.............         --     38,828,065    7,873,247      (913,063)    45,788,249
Property and equipment,
 net....................         --    110,749,532   10,153,585           --     120,903,117
Intangibles and
 goodwill, net..........         --        774,202    1,659,549           --       2,433,751
Notes receivable........         --      3,284,918          --            --       3,284,918
Other assets............         --      1,190,558        3,677           --       1,194,235
Investment in
 subsidiaries...........  68,913,323           --           --    (68,913,323)           --
                         -----------  ------------  -----------  ------------  -------------
                         $68,913,323  $154,827,275  $19,690,058  $(69,826,386) $ 173,604,270
                         ===========  ============  ===========  ============  =============
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and
   accrued expenses..... $       --   $ 12,136,304  $ 2,853,835  $   (534,359) $  14,455,780
  Independent
   contractors payable..         --      4,390,118      157,313           --       4,547,431
  Current maturities of
   indebtedness.........         --      3,184,007    1,040,035           --       4,224,042
  Income taxes payable..         --         50,186      101,772           --         151,958
                         -----------  ------------  -----------  ------------  -------------
    Total current
     liabilities........         --     19,760,615    4,152,955      (534,359)    23,379,211
Long-term debt, less
 current maturities.....         --     44,443,683    7,622,806      (365,898)    51,700,591
Obligations under
 capital leases.........         --        318,455    1,086,034           --       1,404,489
Accrued loss and damage
 claims.................         --      4,528,354          --            --       4,528,354
Deferred income tax.....         --     22,149,511    1,528,791           --      23,678,302
                         -----------  ------------  -----------  ------------  -------------
    Total liabilities...         --     91,200,618   14,390,586      (900,257)   104,690,947
Shareholders' equity:
  Common stock and
   additional paid-in-
   capital..............  30,184,766    25,036,021    5,148,816   (30,184,837)    30,184,766
  Retained earnings.....  38,757,270    38,590,636      166,634   (38,757,270)    38,757,270
  Adjustments...........     (28,713)          --       (15,978)       15,978        (28,713)
                         -----------  ------------  -----------  ------------  -------------
    Total shareholders'
     equity.............  68,913,323    63,626,657    5,299,472   (68,926,129)    68,913,323
                         -----------  ------------  -----------  ------------  -------------
                         $68,913,323  $154,827,275  $19,690,058  $(69,826,386) $ 173,604,270
                         ===========  ============  ===========  ============  =============

                           MTL INC. AND SUBSIDIARIES

                       CONSOLIDATING STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

                                      Guarantor   Non-Guarantor
                           Parent    Subsidiaries Subsidiaries  Eliminations  Consolidated
                         ----------- ------------ ------------- ------------  ------------
Operating Revenues
  Transportation........ $       --  $233,620,713  $33,379,815  $   (631,358) $266,369,170
  Other.................         --    19,321,890      794,416      (438,351)   19,677,955
                         ----------- ------------  -----------  ------------  ------------
    Total Revenues......         --   252,942,603   34,174,231    (1,069,709)  286,047,125
Operating Expenses
  Purchased
   transportation.......         --   167,462,565   11,723,623    (1,069,709)  178,116,479
  Compensation                   --    21,583,421    9,982,839           --     31,566,260
  Depreciation and
   amortization.........         --    14,707,920    2,627,201           --     17,335,121
  Other operating
   expenses.............         --    29,211,568    8,724,803           --     37,936,371
                         ----------- ------------  -----------  ------------  ------------
    Operating income or
     (loss).............         --    19,977,129    1,115,765           --     21,092,894
Other expense, net......         --     2,553,346      621,480           --      3,174,826
Other expense...........         --        38,482          --            --         38,482
Equity in earnings of
 subsidiaries...........  10,483,363          --           --    (10,483,363)          --
                         ----------- ------------  -----------  ------------  ------------
  Income before taxes...  10,483,363   17,385,301      494,285   (10,483,363)   17,879,586
Income taxes............         --     7,160,353      235,870           --      7,396,223
                         ----------- ------------  -----------  ------------  ------------
Net income.............. $10,483,363 $ 10,224,948  $   258,415  $(10,483,363) $ 10,483,363
                         =========== ============  ===========  ============  ============

                                 MTL INC.

               CONSOLIDATING INCOME STATEMENTS OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1996

                                                      Non-
                                     Guarantor     Guarantor
                           Parent   Subsidiaries  Subsidiaries Eliminations  Consolidated
                         ---------- ------------  ------------ ------------  ------------
Operating Revenues
  Transportation........ $      --  $194,296,971  $23,888,584  $  (373,610)  $217,811,945
  Other.................        --    18,210,806          --      (423,552)    17,787,254
                         ---------- ------------  -----------  -----------   ------------
    Total revenues......             212,507,777   23,888,584     (797,162)   235,599,199
Operating Expenses
  Purchased
   transportation.......        --   139,228,442    7,464,176     (797,162)   145,895,456
  Compensation..........        --    19,691,207    6,509,516          --      26,200,723
  Depreciation and
   amortization.........        --    12,530,449    1,361,895          --      13,892,344
  Other operating
   expenses.............        --    23,631,427    7,759,284          --      31,390,711
                         ---------- ------------  -----------  -----------   ------------
    Operating income or
     (loss).............        --    17,426,252      793,713          --      18,219,965
Interest expense, net...        --     3,017,207      477,269          --       3,494,476
Other expense...........        --      (214,820)         --           --        (214,820)
Equity in earnings of
 subsidiaries...........  8,836,707          --           --    (8,836,707)           --
                         ---------- ------------  -----------  -----------   ------------
  Income before taxes...  8,836,707   14,623,865      316,444   (8,836,707)    14,940,309
Income taxes............        --     5,953,794      149,808          --       6,103,602
                         ---------- ------------  -----------  -----------   ------------
Net income.............. $8,836,707 $  8,670,071  $   166,636  $(8,836,707)  $  8,836,707
                         ========== ============  ===========  ===========   ============

                           MTL INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

                                        Guarantor    Non-Guarantor
                            Parent     Subsidiaries   Subsidiary    Eliminations  Consolidated
                         ------------  ------------  -------------  ------------  ------------
Cash provided by (used
 for) Operating
 activities:
  Net income (loss)..... $ 10,483,363  $ 10,224,948  $    258,415   $(10,483,363) $ 10,483,363
  Adjustments for non
   cash charges.........  (10,483,363)   17,911,615     2,725,377     10,483,363    20,636,992
  Changes in assets and
   liabilities..........          --     (2,939,999)    2,287,869      3,363,983     2,711,853
                         ------------  ------------  ------------   ------------  ------------
    Net cash provided by
     (used for)
     operating
     activities.........          --     25,196,564     5,271,661      3,363,983    33,832,208
Investing activities:
  Capital expenditures..          --    (23,042,573)  (12,078,303)           --    (35,120,876)
  Proceeds from asset
   dispositions.........          --        800,296     1,340,565            --      2,140,861
  Payments received on
   other receivables....          --      1,196,594           --             --      1,196,594
  Other.................          --        142,479       (49,216)           --         93,263
                         ------------  ------------  ------------   ------------  ------------
    Net cash used for
     investing
     activities.........          --    (20,903,204)  (10,786,954)  $        --    (31,690,158)
Financing activities:
  Proceeds from issuance
   of long term debt....          --            --      3,975,841            --      3,975,841
  Payment of
   obligations..........          --     (3,947,956)   (2,051,897)       201,192    (5,798,661)
  Issuance of common
   stock--net...........      319,871           --      3,545,008     (3,545,008)      319,871
  Net change in
   intercompany
   balances.............     (319,871)      319,871           --             --            --
                         ------------  ------------  ------------   ------------  ------------
    Net cash provided by
     financing
     activities.........          --     (3,628,085)    5,468,952     (3,343,816)   (1,502,949)
  Net increase in cash..          --        665,275       (46,341)        20,167       639,101
  Effect of exchange
   rate changes on
   cash.................          --            --         63,443        (20,167)       43,276
  Cash, beginning of
   period...............          --         37,862       656,989            --        694,851
                         ------------  ------------  ------------   ------------  ------------
  Cash, end of period... $        --   $    703,137  $    674,091   $        --   $  1,377,228
                         ============  ============  ============   ============  ============

                                 MTL INC.

                   CONSOLIDATING STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1996

                                       Guarantor    Non-Guarantor
                           Parent     Subsidiaries  Subsidiaries  Eliminations  Consolidated
                         -----------  ------------  ------------- ------------  ------------
Cash provided by (used
 for) Operating
 activities:
  Net income............ $ 8,836,707  $  8,670,071   $   166,636  $(8,836,707)  $  8,836,707
  Adjustments for non
   cash charges.........  (8,836,707)   14,227,115     2,868,845    8,836,707     17,095,960
  Changes in assets and
   liabilities..........         --     (1,518,843)   (2,475,727)     365,898     (3,628,672)
                         -----------  ------------   -----------  -----------   ------------
    Net cash provided by
     (used for)
     operating
     activities.........         --     21,378,343       559,754      365,898     22,303,995
Investing activities:
  Capital expenditures..         --    (20,243,835)     (332,708)         --     (20,576,543)
  Proceeds from asset
   dispositions.........         --      2,053,294       179,919          --       2,233,213
  Acquisition of
   subsidiary...........         --     (4,725,502)                               (4,725,502)
  Payments received on
   other receivables....         --      1,025,614           --           --       1,025,614
  Other.................                   262,930           --                      262,930
                         -----------  ------------   -----------  -----------   ------------
    Net cash used for
     investing
     activities.........         --    (21,627,499)     (152,789)         --     (21,780,288)
Financing activities:
  Proceeds from sale of
   lease receivables....         --      1,181,245           --           --       1,181,245
  Proceeds from issuance
   of long term debt....         --     31,000,000     4,409,834     (365,898)    35,043,936
  Payment of
   obligations..........         --    (32,264,049)   (4,143,433)         --     (36,407,482)
  Issuance of common
   stock--net...........      47,714           --            --           --          47,714
  Net change in
   intercompany
   balances.............     (47,714)       47,714           --           --             --
                         -----------  ------------   -----------  -----------   ------------
    Net cash provided by
     financing
     activities.........         --       (35,090)       266,401     (365,898)     (134,587)
Net increase in cash....         --       (284,246)      673,366          --         389,120
Effect of exchange rate
 changes on cash........         --            --        (16,377)         --         (16,377)
Cash, beginning of
 period.................         --        322,108           --                      322,108
                         -----------  ------------   -----------  -----------   ------------
Cash, end of period..... $       --   $     37,862   $   656,989  $       --    $    694,851
                         ===========  ============   ===========  ===========   ============

                           MTL INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                     ASSETS

                                                    September 30, December 31,
                                                        1998          1997
                                                    ------------- ------------
                                                     (Unaudited)       *
Current Assets
  Cash.............................................   $ 11,507      $  1,377
  Accounts receivable..............................     97,054        40,152
  Allowance for doubtful accounts..................     (2,463)       (1,980)
  Current maturities of other receivables..........      1,163         1,163
  Notes receivable.................................        664           547
  Inventories......................................      1,752           958
  Prepaid expenses.................................      3,198         2,822
  Prepaid tires....................................      7,590         4,324
  Income tax receivable............................      4,107            --
  Deferred income taxes............................      6,125         2,686
  Other............................................      3,311           127
                                                      --------      --------
    Total current assets...........................    134,008        52,176
Property, Plant and Equipment......................    333,948       211,530
  Less--accumulated depreciation and amortization..    (88,708)      (75,020)
                                                      --------      --------
                                                       245,240       136,510
Goodwill and Other Intangibles.....................    138,049         2,003
Insurance proceeds and other environmental
 receivables.......................................     46,035            --
Other Assets.......................................     36,360         3,347
                                                      --------      --------
                                                      $599,692      $194,036
                                                      ========      ========

                      Liabilities and Stockholders' Equity

                                                    September 30, December 31,
                                                        1998          1997
                                                    ------------- ------------
                                                     (Unaudited)       *
Current Liabilities
  Current maturities of indebtedness...............   $  2,940      $  2,307
  Accounts payable and accrued expenses............     70,564        15,201
    Independent contractors payable................      9,639         6,432
    Other current liabilities......................     12,774         4,906
    Income tax payable.............................      1,076           798
                                                      --------      --------
      Total current liabilities....................     96,993        29,644
Bank facility debt, less current maturities........    292,033        52,433
Capital lease obligations, less current
 maturities........................................        230           358
Subordinated debt, less current maturities.........    140,000            --
Environmental liabilities..........................     68,623         1,663
Accrued loss and damage claims.....................     15,178         3,402
Other long term liabilities........................      6,856            --
Deferred income taxes..............................      3,007        27,004
Commitments and contingent liabilities
Minority Interest in subs..........................      4,825            --
Mandatorily redeemable preferred stock.............     15,500            --
Redeemable common stock............................      1,210            --
Stockholders' Equity
  Common stock.....................................         20            45
  Additional paid-in-capital.......................    104,807        30,459
  Retained earnings................................     42,137        49,241
  Stock recapitalization...........................   (189,589)           --
  Other stockholders' equity.......................       (741)         (213)
  Note receivable..................................     (1,397)          --
                                                      --------      --------
  Total stockholders' equity (deficit).............    (44,763)       79,532
                                                      --------      --------
                                                      $599,692      $194,036
                                                      ========      ========

--------
*  Condensed from audited financial statements.

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                           MTL INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)

                                      Nine months ended   Three months ended
                                        September 30,        September 30,
                                      ------------------  --------------------
                                        1998      1997      1998       1997
                                      --------  --------  ---------  ---------
Operating Revenues
  Transportation..................... $238,694  $198,694  $ 100,927  $  68,967
  Other..............................   16,771    14,439      5,916      4,977
                                      --------  --------  ---------  ---------
                                       255,465   213,133    106,843     73,944
Operating Expenses
  Purchased transportation...........  152,828   132,147     61,395     44,082
  Depreciation and amortization......   18,126    12,580      8,210      4,529
  Compensation, options and bonus....   14,678       --       1,235        --
  Other operating expenses...........   66,605    52,469     30,721     19,599
                                      --------  --------  ---------  ---------
    Operating income.................    3,228    15,937      5,282      5,734
  Interest expense, net..............    9,907     2,375      6,602        820
  Other expense......................      (34)      (48)       (18)       (29)
                                      --------  --------  ---------  ---------
    Income (loss) before taxes.......   (6,645)   13,610     (1,302)     4,943
  Income taxes.......................   (2,704)    5,593       (445)     2,015
                                      --------  --------  ---------  ---------
    Net income (loss) before
     extraordinary item..............   (3,941)    8,017       (857)     2,928
  Extraordinary item (early
   extinguishment of debt), net of
   tax...............................    3,078       --       2,455        --
                                      --------  --------  ---------  ---------
  Net income (loss).................. $ (7,019) $  8,017  $  (3,312) $   2,928
                                      ========  ========  =========  =========
  Preferred stock dividend........... $     85       --         --         --
                                      --------  --------  ---------  ---------
  Net income (loss) attributable to
   common shareholders............... $ (7,104) $  8,017  $  (3,312) $   2,928
                                      ========  ========  =========  =========
Per Share Data:
  Basic earnings per share
  Net income (loss) before
   extraordinary item................ $  (1.16) $   1.77  $   (0.25) $    0.65
    Extraordinary item...............    (0.89)      N/A      (0.71)       N/A
                                      --------  --------  ---------  ---------
      Net earnings (loss) per common
       share......................... $  (2.05) $   1.77  $   (0.95) $    0.65
                                      ========  ========  =========  =========
  Average shares outstanding.........    3,471     4,533      1,850      4,539
                                      ========  ========  =========  =========
  Diluted earnings per common share
    Net income before extraordinary
     item............................      N/A  $   1.71        N/A  $    0.62
      Extraordinary item.............      N/A       N/A        N/A        N/A
                                      --------  --------  ---------  ---------
      Net earnings per share.........      N/A  $   1.71        N/A  $    0.62
                                      ========  ========  =========  =========
Average shares outstanding...........      N/A     4,700        N/A      4,719
                                      ========  ========  =========  =========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                           MTL INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                 (In thousands)

                                              Nine months ended September 30,
                                                    1998             1997
                                              ----------------  ---------------
Cash provided by (used for)
Operating activities:
  Net income (loss).......................... $         (7,019) $        8,017
  Adjustments for non cash charges...........            2,181          15,296
  Changes in assets and liabilities..........          (21,680)          2,988
                                              ----------------  --------------
  Net cash provided by (used for) operating
   activities................................          (26,518)         26,301
Investing activities:
  Acquisition of Subsidiary..................         (203,844)         (3,677)
  Capital expenditures.......................          (24,120)        (23,028)
  Proceeds from asset dispositions...........            1,263             (86)
  Other......................................          (18,256)            --
                                              ----------------  --------------
  Net cash used for investing activities.....         (244,957)        (26,791)
Financing activities:
  Proceeds from issuance of long term debt...          434,905           4,328
  Payment of obligations.....................          (55,053)         (4,264)
  Recapitalization expenditures..............         (189,590)            --
  Issuance of preferred stock - net..........           15,500             --
  Issuance of common stock - net.............           74,334             261
  Other......................................            1,528             --
                                              ----------------  --------------
  Net cash provided by financing activities..          281,624             325
                                              ----------------  --------------
Net decrease in cash.........................           10,149            (164)
Effect of exchange rate changes on cash......              (19)             81
Cash, beginning of period....................            1,377             695
                                              ----------------  --------------
Cash, end of period.......................... $         11,507  $          612
                                              ================  ==============
Cash payments for:
  Interest................................... $          3,104  $        2,823
  Income taxes............................... $          1,874  $        2,051


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                           MTL INC. AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Basis of Presentation

  The accompanying unaudited condensed, consolidated financial statements of MTL Inc. (the "Company") have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and notes for the year ended December 31, 1997, included in the Company's Form 10K dated March 23, 1998. Operating results for the quarter ended September 30, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year.

2. RECAPITALIZATION:

  On June 9, 1998, the Company completed the transactions contemplated by an agreement with Sombrero Acquisition Corporation ("Sombrero"), an affiliate of Apollo Management, L.P. ("Apollo"), pursuant to which Sombrero merged with and into the Company. According to the terms of the merger agreement, the stockholders of the Company (other than certain management shareholders) received $40.00 per share in cash. The total transaction value was approximately $250.0 million, including payment for outstanding stock option and payment of approximately $51.0 million in debt.

  The transaction was accounted for as a leveraged recapitalization.

  The recapitalization was funded by a cash equity investment of approximately $62.3 million from Apollo, members of the Company's existing management, and third party financing sources. Recapitalization expenditures charged to equity were $189.6 million. $140.0 million of senior subordinated debt was used to finance the acquisition along with $60.0 million of senior secured bank debt. Additionally, a $100 million revolving credit facility was available to the Company for working capital and acquisition purposes.

3. CHEMICAL LEAMAN CORPORATION TRANSACTIONS:

  On August 28, 1998, the Company completed its agreement and plan of merger with Chemical Leaman Corporation ("CLC") and the shareholders of CLC in a transaction accounted for as a purchase. The total transaction value was approximately $267 million, including the refinancing of approximately $171 million of debt. The sources of funds to consummate the merger were additional loans of approximately $235.0 million, preferred equity of approximately $20.0 million and common equity of approximately $12.0 million. Approximately $136 million of the purchase price has been allocated to goodwill which are being amortized over a period of 40 years. While the allocation of the purchase price is not finalized due to the existence of certain contingencies at the effective date of the acquisition of CLC (including certain indemnifications related to the acquisition agreements, environmental liabilities and integration implementation), management feels the final allocation will not differ materially from the allocation at September 30, 1998.

  In connection with the CLC Merger, an accrual was recorded for transaction bonuses and planned severance, relocation and related expenses of $19.6 million. The Company has formulated a preliminary plan of integration including termination and relocation of certain personnel of CLC. The preliminary plan was prepared from an assessment performed by function and includes all regional and national administration and operational departments. Management has begun to implement the preliminary plan and expects to finalize and communicate plans to all affected employees within one year of the consummation of the acquisition. Some uncertainties exist which may change the plan during the initial implementation, although management does not believe the final costs will differ materially from the reserve estimate at September 30, 1998. Management also expects to substantially complete the integration by the end of 1999.

                           MTL INC. AND SUBSIDIARIES

  Additionally in connection with the CLC Merger, on July 28, 1998, the Company commenced a Tender Offer for the $100 million principal amount of outstanding 10 3/8% Senior Notes due 2005 issued by CLC. The Tender Offer was subject to the consummation of the CLC Merger. The Company accepted all validly tendered CLC Notes (constituting 100% of the outstanding CLC Notes) for payment and paid to the holders the tender offer consideration and a related consent payment. The purchase price was equal to:

    (i) the present value on the payment date of $1,051.88 per note (the amount payable on June 15, 2001, which is the first date on which the notes are redeemable) (the "Earliest Redemption Date")) and all future interest payments payable up to the Earliest Redemption Date, determined on the basis of a yield to the Earliest Redemption Date equal to the sum of (x) the yield on the 5 5/8% U.S. Treasury Notes due May 15, 2001, based on the bid price for such security as of 2:00 p.m., New York City time, on August 19, 1998, the third business day immediately preceding the scheduled expiration date of the tender offer, plus (y) 75 basis points less (ii) a consent payment of $20.00 per $1,000.00 principal amount on notes for which a valid consent to certain matters relating to the notes is received in connection with the tender offer.

  The following disclosure gives the effect to the acquisition between the Company and CLC as if CLC had been owned for the entire periods presented.

  Pro forma revenues for the nine months ended September 30, 1998, and 1997 were $494.5 million and $458.1 million, respectively. Pro forma net loss before extraordinary items for the nine months ended September 30, 1998, and 1997 was ($11.0 million) and ($5.5 million), respectively. Pro forma basic and diluted earnings per common share were ($2.92 million) and ($1.14 million) for the nine months ended September 30, 1998 and 1997, respectively.

4. NEW ACCOUNTING PRONOUNCEMENTS:

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130). SFAS 130 requires that an enterprise: (a) classify items of other comprehensive income by their nature in the financial statements; and, (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the stockholders' equity section of the consolidated balance sheets for annual financial statements.

  The Company adopted SFAS 130 in 1998 and accordingly, Comprehensive Income is as follows:

                                    Nine Months Ended    Three Months Ended
                                       September 30         September 30,
                                    -------------------  --------------------
                                      1998       1997      1998       1997
                                    ---------  --------  ---------  ---------
Net Income or (loss) attributable
 to common shareholders............ $  (7,104) $  8,017  $  (3,312) $   2,928
Other comprehensive income, net of
 tax:
Foreign currency translation
 adjustments.......................      (528)      (65)      (286)       (21)
                                    ---------  --------  ---------  ---------
 Comprehensive Income or (loss).... $  (7,632) $  7,952  $  (3,598) $   2,907
                                    =========  ========  =========  =========

  In June 1997, the Financial Accounting Standards Board released Statement of Financial Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable segments. The Company is evaluating the effects of SFAS 131 on the consolidated financial statements.

                           MTL INC. AND SUBSIDIARIES

5. CONTINGENCIES/LITIGATION

  MTL and CLC's activities involve the handling, transportation, storage, and disposal of bulk liquid chemicals, many of which are classified as hazardous materials, hazardous substances, or hazardous wastes. The combined companies' tank wash and terminal operations engage in the storage or discharge of wastewater and stormwater that may contain hazardous substances, and from time to time MTL and CLC store diesel fuel and other petroleum products at their terminals. As such, MTL and CLC are subject to environmental, health and safety laws and regulations by U.S. federal, state, local and Canadian government authorities. Environmental laws and regulations, are complex, change frequently and have tended to become more stringent over time. There can be no assurance that violations of such laws or regulations will not be identified or occur in the future, or that such laws and regulations will not change in a manner that could impose material costs on MTL and CLC.

  As handlers of hazardous substances, MTL and CLC are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of such substances either under CERCLA or comparable state laws. From time to time, MTL and CLC have incurred remedial cost and regulatory penalties with respect to chemical or wastewater spills and releases at its facilities. In addition, MTL's relationship could, under certain circumstances, result in MTL incurring environmental liabilities attributable to affiliates operations, although MTL has not incurred any such related liability in the past.

  As a result of environmental studies being conducted at its facilities in conjunction with its environmental program, MTL has identified environmental contamination at certain of such sites which will require environmental remediation. Additionally, MTL has been named a "potentially responsible party," or has otherwise been alleged to have some level of responsibility, under CERCLA or similar state laws for cleanup of off-site locations at which MTL's waste, or material transported by MTL, has allegedly been disposed.

  While the Company believes the environmental liability is a reasonable estimate based on known probable events at September 30, 1998, certain preacquisition contingencies exist (including, among other, success of remediation plans, negotiations with state and federal agencies, final allocation of responsibility for certain sites and settlement of certain indemnifications and escrows created in connection with the acquisition of
CLC). These preacquisition contingencies may require adjustment to the purchase price of CLC in accordance with SFAS 38, "Accounting for Certain Preacquisition Contingencies of Purchased Enterprises."

  As of September 30, 1998, MTL's recorded environmental liabilities include two federal superfund sites where CLC is the sole party responsible for remediation, certain sites where MTL or CLC have been named a potentially responsible party and other sites where the Company has identified environmental contamination. MTL's recorded assets as of September 30, 1998 include funds receivable from excess carriers related to the Company's Bridgeport, New Jersey site and certain indemnifications (including escrow on seller proceeds) from the former shareholders related to the CLC acquisition. While the Company believes they may have valid insurance claims with respect to liabilities in addition to Bridgeport, New Jersey, MTL has not recorded assets with respect to these other sites. Due to the uncertainty of timing of the actual receipts and disbursements of funds related to MTL's recorded environmental assets and liabilities, amounts are recorded on an undiscounted basis.

Federal Superfund Sites

  CLC is currently the sole party responsible for remediation of the following two federal Superfund sites:

 Bridgeport, New Jersey

  During 1991, CLC entered into a Consent Decree with the EPA filed in the U.S. District Court for the District of New Jersey, U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 91-2637 (JFG) (D.N.J.),

                           MTL INC. AND SUBSIDIARIES
with respect to its site located in Bridgeport, New Jersey, requiring CLC to remediate groundwater contamination. The consent Decree required CLC to undertake Remedial Design and Remedial Action ("RD/RA") related to the groundwater operable unit of the cleanup.

  In August 1994, the EPA issued a Record of Decision, ("ROD") selecting a remedy for the wetlands operable unit at the Bridgeport site. In October 1998, the EPA issued an administrative order that requires CLC to implement the EPA's wetlands remedy. In April 1998, the federal and state natural resource damages trustees indicated their intention to bring claims against CLC for natural resource damages at the Bridgeport site. The trustees' have indicated that their demand for natural resources damages is due to groundwater loss, land use loss an oversight cost reimbursement. CLC is currently negotiating with the state and federal trustees to enter a consent decree that will resolve the natural resource damages claims. CLC has also entered an agreement in principle to reimburse the EPA for past costs in investigating and overseeing activities at the Site. In addition, the EPA has investigated contamination in sit soils. No decision has been made as to the extent of soil remediation to be required, if any.

  CLC is in litigation with its insurers to recover its costs in connection with the environmental cleanup at the Bridgeport site. Chemical Leaman Tank Lines, Inc. v. Aetna Casualty & Surety Co., et at., Civil Action No. 89-1543
(SSB) (D.N.J.). On April 7, 1993, the U.S. District Court for the District of New Jersey entered a judgment requiring the insurers to reimburse CLC for substantially all past and future environmental cleanup costs at the Bridgeport site. The insurers appealed the judgment to the U.S. Court of Appeals for the Third Circuit, but before the appeal was decided, CLC and its primary insurer settled all of CLC's claims, including claims asserted or to be asserted at other sites, for $11.5 million. This insurer dismissed its appeal, but the excess carriers did not. On June 20, 1996, the U.S. Court of Appeals affirmed the judgment against the excess insurance carriers, except for the allocation of liability among applicable policies, and remanded the case for an allocation of damage liability among the insurers and applicable policies on a several basis. In September 1997, the District Court issued an order allocating liability among applicable policies. An appeal from the allocation is currently pending before the Third Circuit. Since some of CLC's insurance carriers are insolvent, allocation of the costs among the insurers will affect the amount of recovery CLC can expect to receive. CLC anticipates that it will recover the majority of the costs associated with remediation of the Bridgeport site, including attorneys fees and expenses, from its insurance carriers.

 West Caln Township, PA.

  The EPA has alleged that CLC disposed of Hazardous Materials at the William Dick Lagoons Superfund Site in West Caln, Pennsylvania. On October 10, 1995, CLC entered a Consent Decree with the EPA which required CLC to (1) pay the EPA for installation of an alternate water line to provide water to area residents; (2) perform an interim groundwater remedy at the site; and (3) conduct soil remediation. U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 95-CV-4264 (RJB) (E.D. Pa.). CLC has paid all costs associated with installation of the waterline. CLC is currently performing a hydrogeologic study, and upon completion of the study will construct a groundwater treatment plant to pump and treat groundwater. The EPA anticipates that CLC will operate the plant for about five years, at which time the EPA will evaluated groundwater conditions and determine whether a final groundwater remedy is necessary. Soil remediation has not yet commenced because CLC is awaiting the EPA's approval for certain items required for the soil remedy. The Consent Decree does not cover the final groundwater remedy or other site remedies or claims, if any, for natural resource damage.

Potentially Responsible Party and Other Sites

Potentially Responsible Party Sites

  CLC has been named as a PRP under CERCLA and similar state laws at approximately 40 former waste treatment and/or disposal sites. In general, CLC is among several PRPs named at these sites. Based upon the

                           MTL INC. AND SUBSIDIARIES
information known at this time, CLC's involvement at these sites generally arises from shipment of wastes by or for CLC in the ordinary course of business over many years to sites, now contaminated, that are owned and operated by third parties. Given the nature of CLC's involvement and the expected participation of a number of other PRP's at these sites, CLC does not believe its liability at these third party sites will be material. There can be no assurance, however, that costs associated with these sites, individually or in the aggregate, will not be material. CLC is also incurring expenses resulting from the remediation of certain CLC-owned sites.

  In October of 1989, the New Jersey Department of Environmental Protection filed a claim against CLC and other defendants seeking reimbursement of response costs for remediation of the Helen Kramer Landfill in Mantua, New Jersey. This case was consolidated with a similar case brought by the EPA against many of the same defendants. The defendants in these cases have filed third party claims against more than 250 third party defendants. In August 1998, the court entered three consent decrees whereby EPA, NJDEP and many of the parties, including CLC, resolved the litigation and claims regarding the site. The consent decrees require the settling defendants to make specified payments over the next three years and to operate and maintain the site for the next twenty six years.

 Tonawanda

  In April 1997, CLC received a request from the New York State Department of Environmental Conservation to perform a Remedial Investigation and Feasibility Study relating to certain former surface impoundments previously closed by CLC at its Tonawanda, New York Terminal. CLC has indicated its willingness to perform a mutually acceptable Remedial Investigation and Feasibility Study.

 Putnam County, West Virginia

  On August 16, 1994, CLC entered into an Administrative Consent Order ("ACO") with the West Virginia Division of Environmental Protection ("DEP") to undertake the investigation and remediation of a former lagoon at its former facility in Putnam County, West Virginia. Pursuant to the ACO, CLC agreed to reimburse DEP's past costs and undertake an investigation and remediation of conditions at the site. CLC has submitted a workplan to DEP which calls for the removal, dewatering, treatment, and on-site disposal of sludge from a former lagoon, and has retained a consultant for this purpose.

 Other Identified Sites

  During July and August 1998, in the course of the due diligence for the acquisition of CLC, MTL conducted invasive sampling at a number of CLC's properties and discovered previously unidentified environmental conditions. MTL also quantified previously identified potential liabilities. CLC notified governmental authorities of contamination at properties, as required by applicable law. MTL is currently investigating and may need to remediate certain of the other identified conditions. Based on limited invasive sampling and review of the site information, MTL has estimated probable costs associated with these identified environmental conditions.

  CLC has also undertaken the removal of all underground storage tanks at its owned and operated facilities. This project is being managed by EnviroPower staff and is expected to be completed by the end of 1998.

  MTL continues to monitor environmental conditions at all of its properties and management plans to address environmental matters as they arise and anticipates that it will continue to face environmental liabilities and incur costs for environmental matters in connection with its business operations and contractual obligations.

6. GUARANTOR SUBSIDIARIES

  The 10% Series B Senior Subordinated Notes issued in June 1998 and due 2006 are unconditionally guaranteed on a senior unsecured basis pursuant to guarantees by all the Company's direct and indirect domestic

                           MTL INC. AND SUBSIDIARIES
subsidiaries (the Guarantors). In 1996, the Company acquired Levy Transport, Ltd., a Canadian Corporation, which is a non-guarantor subsidiary.

  The Company conducts all of its business through and derives virtually all its income from its subsidiaries. Therefore, the Company's ability to make required principal and interest payments with respect to the Company's indebtedness (including the notes) and other obligations depends on the earnings of subsidiaries and its ability to receive funds from its subsidiaries through dividends or other payments.

  The following condensed consolidating financial information presents:

    1. Condensed consolidating balance sheets at September 30, 1998 and condensed consolidating statements of operations and cash flows for the nine months then ended.

    2. The parent company and combined guarantor subsidiaries.

    3. Elimination entries necessary to consolidate the parent company and all its subsidiaries.

                         MTL INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET

                               SEPTEMBER 30, 1998
                                  (Unaudited)

                                         Guarantor   Non-Guarantor
                            Parent      Subsidiaries Subsidiaries  Eliminations   Consolidated
                         -------------  ------------ ------------- -------------  -------------
ASSETS

Current assets:
  Cash and cash
   equivalents.......... $              $ 10,368,692  $ 1,138,354  $              $  11,507,046
  Accounts receivable,
   net..................                  91,783,130    6,237,483    (3,429,438)     94,591,174
  Inventories...........                     396,858      267,618                       664,476
  Prepaid expenses and
   other current
   assets...............                  26,469,389      775,822            --      27,245,211
                         -------------  ------------  -----------  -------------  -------------
    Total current
     assets.............                 129,018,069    8,419,277    (3,429,439)    134,007,907
Property and equipment,
 net....................                 223,271,923   21,968,145                   245,240,068
Intangibles and
 goodwill, net..........                 136,964,484    1,084,516                   138,049,000
Insurance proceeds
 receivable.............                  46,035,000          --             --      46,035,000
Other assets............   100,000,000    36,137,729      222,271   (100,000,000)    36,360,000
Investment in
 Subsidiaries...........   297,224,088                              (297,224,088)           --
                         -------------  ------------  -----------  -------------  -------------
                         $ 397,224,088  $571,427,205  $31,694,209  $(400,653,527) $ 599,691,975
                         =============  ============  ===========  =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current maturities of
   indebtedness......... $   2,852,000  $     88,430  $       --   $              $   2,940,430
  Accounts payable and
   accrued expenses.....                  68,327,463    5,665,747     (3,429,439)    70,563,771
  Independent
   contractors payable..                   9,531,179      108,267                     9,639,446
  Other current
   liabilities..........                  12,773,856                                 12,773,856
  Income taxes payable..                     919,738      156,303            --       1,076,041
                         -------------  ------------  -----------  -------------  -------------
    Total current
     liabilities........     2,852,000    91,640,666    5,930,317     (3,429,439)    96,993,544
Bank facility, less
 current maturities.....   282,425,159           --     9,607,565            --     292,032,724
Obligations under
 capital leases.........                     230,339                                    230,339
Subordinated debt, less
 current maturities.....   140,000,000   100,000,000                (100,000,000)   140,000,000
Other long term
 liabilities............                   6,856,800                                  6,856,800
Environmental
 liabilities............                  68,623,000                                 68,623,000
Deferred income tax.....                   1,319,437    1,686,702                     3,006,139
Accrued loss and damage
 claims.................                  15,178,000                                 15,178,000
                         -------------  ------------  -----------  -------------  -------------
    Total liabilities...   425,277,159   283,848,242   17,224,584   (103,429,439)   622,920,546
Minority interest in
 subsidiaries...........           --      4,824,500                                  4,824,500
Mandatorily redeemable
 preferred stock........    15,500,975           --                                  15,500,975
Redeemable common
 stock..................     1,209,560           --                                   1,209,560
Shareholders' equity:
  Common stock and
   additional paid-in
   capital..............   104,827,091   238,212,404   15,001,019   (253,213,423)   104,827,091
  Retained earnings.....    42,137,108    44,542,059      209,837    (44,751,896)    42,137,108
  Stock
   recapitalization.....  (189,589,074)          --           --             --    (189,589,074)
  Other stockholders'
   equity...............      (741,231)          --      (741,231)       741,231       (741,231)
  Notes receivable......    (1,397,500)          --                          --      (1,397,500)
                         -------------  ------------  -----------  -------------  -------------
    Total shareholders'
     equity (deficit)...   (44,763,606)  282,754,463   14,469,625   (297,224,088)   (44,763,606)
                         -------------  ------------  -----------  -------------  -------------
                         $ 397,224,088  $571,427,205  $31,694,209  $(400,653,527) $ 599,691,975
                         =============  ============  ===========  =============  =============

                         MTL INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET

                               SEPTEMBER 30, 1997
                                  (Unaudited)

                                      Guarantor   Non-Guarantor
                           Parent    Subsidiaries Subsidiaries  Eliminations  Consolidated
                         ----------- ------------ ------------- ------------  ------------
ASSETS

Current assets:
  Cash and cash
   equivalents.......... $           $    371,682  $   239,848                $    611,530
  Accounts receivable,
   net..................               33,654,129    8,649,433  $ (3,822,883)   38,480,679
  Inventories...........                  567,724      285,105                     852,829
  Prepaid expenses and
   other current
   assets...............                9,367,618      993,576           --     10,361,194
                         ----------- ------------  -----------  ------------  ------------
    Total current
     assets.............               43,961,153   10,167,962    (3,822,883)   50,306,232
Property and equipment,
 net....................              116,492,698   14,993,740                 131,486,438
Intangibles and
 goodwill, net..........                  756,080    1,561,876                   2,317,956
Insurance proceeds
 receivable.............                      --           --            --            --
Other assets............                7,419,988      293,976      (240,510)    7,473,454
Investment in
 Subsidiaries........... $77,125,969                             (77,125,969)          --
                         ----------- ------------  -----------  ------------  ------------
                         $77,125,969 $168,629,919  $27,017,554  $(81,189,362) $191,584,080
                         =========== ============  ===========  ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current maturities of
   indebtedness.........             $  2,132,316  $   461,891                $  2,594,207
  Accounts payable and
   accrued expenses.....               11,697,929    4,211,522  $ (3,770,674)   12,138,777
  Independent
   contractors payable..                7,140,002      352,410                   7,492,412
  Other current
   liabilities..........                4,787,281          --            --      4,787,281
  Income taxes payable..                1,086,539       42,308           --      1,128,647
                         ----------- ------------  -----------  ------------  ------------
    Total current
     liabilities........               26,844,067    5,068,131    (3,770,674)   28,141,524
Bank facility, less
 current maturities.....               39,920,182   15,002,979      (292,719)   54,630,442
Obligations under
 capital leases.........                  117,918                                  117,918
Subordinated debt, less
 current maturities.....                      --                                       --
Other long term
 liabilities............                      --                                       --
Deferred income tax.....               25,173,277    1,660,585                  26,833,842
Accrued loss and damage
 claims.................                4,734,385                                4,734,385
                         ----------- ------------  -----------  ------------  ------------
    Total liabilities...               96,789,829   21,731,675    (4,063,393)  114,458,111
Minority interest in
 subsidiaries...........                      --                                       --
Mandatory redeemable
 preferred stock........                      --                                       --
Redeemable common
 stock..................                      --                                       --
Shareholders' equity:
  Common stock and
   additional paid-in
   capital.............. $30,445,582   25,296,836    5,148,819   (30,445,582)   30,445,582
  Retained earnings.....  46,680,387   46,543,254      137,060   (48,680,314)   46,680,387
  Stock
   recapitalization.....                      --           --            --            --
  Other stockholders'
   equity...............                      --           --            --            --
  Notes receivable......                      --           --            --            --
                         ----------- ------------  -----------  ------------  ------------
    Total shareholders'
     equity (deficit)...  77,125,969   71,840,090    5,285,878   (77,125,969)   77,125,969
                         ----------- ------------  -----------  ------------  ------------
                         $77,125,969 $168,629,419  $27,017,554  $(81,189,362) $191,584,080
                         =========== ============  ===========  ============  ============

                         MTL INC. AND SUBSIDIARIES

               CONSOLIDATING INCOME STATEMENTS OF OPERATIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1998

                                (Unaudited)


                                        Guarantor    Non-Guarantor
                            Parent     Subsidiaries  Subsidiaries  Eliminations Consolidated
                         ------------  ------------  ------------- ------------ ------------
Operating Revenue
  Transportation........               $220,878,526   $18,064,962   $(250,244)  $238,693,244
  Other.................                 15,877,548     1,427,389     (533,641)   16,771,296
                         ------------  ------------   -----------   ----------  ------------
    Total revenues......                236,756,074    19,492,351     (783,885)  255,464,540
Operating Expenses
  Purchased
   transportation.......                150,621,215     2,990,248     (783,885)  152,827,578
  Depreciation and
   amortization.........                 15,453,551     2,672,523                 18,126,074
  Compensation, options
   and bonus............                 14,678,195           --                  14,678,195
  Other operating
   expenses.............                 54,443,541    12,160,915                 66,604,456
                         ------------  ------------   -----------   ----------  ------------
    Operating income or
     (loss).............                  1,559,572     1,688,665          --      3,228,237
Interest expense, net...    7,432,618     1,928,432       546,511                  9,907,561
Other expenses .........                    (34,262)          --                     (34,262)
Equity in Earnings
 (Loss) of
 Subsidiaries...........   (2,603,902)                               2,603,902
                         ------------  ------------   -----------   ----------  ------------
  Income (loss) before
   taxes................  (10,036,520)     (334,598)    1,122,154    2,603,902    (6,645,062)
Income taxes............   (3,017,643)     (129,989)      443,333          --     (2,704,299)
  Net income (loss)
   before extraordinary
   item.................   (7,018,877)     (204,609)      678,821    2,603,902    (3,940,763)
Extraordinary item
 (early extinguishment
 of debt), net of tax...                  3,008,720        69,394                  3,078,114
                         ------------  ------------   -----------   ----------  ------------
  Net income (loss)..... $ (7,018,877) $ (3,213,329)  $   609,427   $2,603,902  $ (7,018,877)
                         ============  ============   ===========   ==========  ============
Preferred stock
 dividends..............       85,000           --            --           --         85,000
                         ------------  ------------   -----------   ----------  ------------
Net income (loss)
 attributable to common
 stockholders........... $ (7,103,877) $ (3,213,329)  $   609,427   $2,603,902  $ (7,103,877)
                         ============  ============   ===========   ==========  ============

                         MTL INC. AND SUBSIDIARIES

               CONSOLIDATING INCOME STATEMENTS OF OPERATIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1997

                                (unaudited)


                                                      Non-
                                     Guarantor     Guarantor
                           Parent   Subsidiaries  Subsidiaries Eliminations  Consolidated
                         ---------- ------------  ------------ ------------  ------------
Operating Revenue
  Transportation........ $          $172,282,124  $26,758,513  $  (347,114)  $198,693,523
  Other.................              14,713,068      227,295     (501,221)    14,439,142
                         ---------- ------------  -----------  -----------   ------------
    Total revenues......             186,995,192   25,985,808     (848,335)   213,132,665
Operating Expenses
  Purchased
   transportation.......             124,558,372   10,066,327     (848,335)   133,776,364
  Depreciation and
   amortization.........              10,823,151    1,757,045                  12,580,196
  Compensation, options
   and bonus............              15,320,844    7,903,083                  23,223,927
  Other operating
   expenses.............              20,876,800    6,737,960                  27,614,760
                         ---------- ------------  -----------  -----------   ------------
    Operating income or
     (loss).............              15,416,025      521,393          --      15,937,418
Interest expense, net...               1,944,118      431,736                   2,375,854
Other expense...........                 (48,293)         --                      (48,293)
Equity in Earnings of
 Subsidiaries...........  8,016,892                             (8,016,892)
                         ---------- ------------  -----------  -----------   ------------
  Income (loss) before
   taxes................  8,016,892   13,520,200       89,657   (8,016,892)    13,609,857
Income taxes                           5,517,773       75,192                  (5,592,965)
  Net income (loss)
   before extraordinary
   item.................  8,016,892    8,002,427       14,485   (8,016,892)    (8,016,892)
Extraordinary item
 (early extinguishment
 of debt), net of tax...                     --           --           --             --
                         ---------- ------------  -----------  -----------   ------------
  Net income (loss)..... $8,016,892 $  8,002,427  $    14,465  $(8,016,892)  $  8,016,892
                         ========== ============  ===========  ===========   ============

                         MTL INC. AND SUBSIDIARIES

                   CONSOLIDATING STATEMENT OF CASH FLOWS

                   NINE MONTHS ENDED SEPTEMBER 30, 1998

                                (Unaudited)

                                                         Non-
                                        Guarantor     Guarantor
                           Parent      Subsidiaries  Subsidiaries  Eliminations  Consolidated
                         ------------  ------------  ------------  ------------  ------------
Cash provided by (used
 for) Operating
 activities:
  Net income (loss)..... $ (7,018,877) $ (3,213,329) $   609,427   $ 2,603,902   $ (7,018,877)
  Adjustments for non
   cash charges.........    7,018,877    (4,879,414)   2,645,036    (2,603,902)     2,180,597
  Changes in assets and
   liabilities..........                (21,990,599)     311,112           --     (21,679,487)
                         ------------  ------------  -----------   -----------   ------------
    Net cash provided by
     (used for)
     operating
     activities.........                (30,083,342)   3,565,575           --     (26,517,767)
Investing activities:
  Acquisition of
   subsidiary........... (203,843,950)                                           (203,843,950)
  Capital expenditures..                (16,135,226)  (7,984,791)                 (24,120,017)
  Proceeds from other
   dispositions.........                    977,653      285,825                    1,263,478
  Other.................                (21,047,068)      92,234     2,698,281    (18,256,553)
                         ------------  ------------  -----------   -----------   ------------
    Net cash used for
     investing
     activities......... (203,843,950)  (36,204,641)  (7,606,732)    2,698,281   (244,957,042)
Financing activities:
  Proceeds from issuance
   of long term debt....  425,000,000                  9,905,058                  434,905,058
  Payment of
   obligations..........                (44,262,249) (10,863,247)       73,180    (55,052,316)
  Recapitalization
   expenditures......... (189,534,566)                   (55,138)                (189,589,704)
  Issuance of preferred
   stock, net...........   15,500,000                                              15,500,000
  Issuance of common
   stock, net...........   71,567,210                  6,363,014    (3,596,103)    74,334,121
  Net change in
   intercompany
   balances............. (118,688,694)  118,688,694          --            --             --
  Other.................                  1,527,093     (824,642)      824,642      1,527,093
                         ------------  ------------  -----------   -----------   ------------
    Net cash provided by
     financing
     activities.........  203,843,950    75,953,538    4,525,045    (2,698,281)   281,624,252
                         ------------  ------------  -----------   -----------   ------------
Net increase in cash....                  9,665,555      483,888           --      10,149,443
Effect of exchange rate
 changes on cash........                        --       (19,625)                     (19,625)
Cash, beginning of
 period.................                    700,137      514,091                    1,377,228
                         ------------  ------------  -----------   -----------   ------------
Cash, end of period..... $        --   $ 10,368,692  $ 1,138,354   $       --    $ 11,507,046
                         ============  ============  ===========   ===========   ============

                         MTL INC. AND SUBSIDIARIES

                   CONSOLIDATING STATEMENT OF CASH FLOWS

                   NINE MONTHS ENDED SEPTEMBER 30, 1997

                                (Unaudited)


                                                        Non-
                                       Guarantor     Guarantor
                           Parent     Subsidiaries  Subsidiaries  Eliminations  Consolidated
                         -----------  ------------  ------------  ------------  ------------
Cash provided by (used
 for) Operating
 activities:
  Net income (loss)..... $ 8,016,892  $ 8,002,425   $    14,467   $(8,016,892)  $ 8,016,892
  Adjustments for non
   cash charges.........  (8,016,892)  13,407,183     1,888,819     8,016,892    15,296,002
  Changes in assets and
   liabilities..........                4,551,895    (1,615,763)       52,209     2,988,341
                         -----------  -----------   -----------   -----------   -----------
    Net cash provided by
     (used for)
     operating
     activities.........               25,961,503       287,523        52,209    26,301,235
Investing activities:
  Acquisition of
   subsidiary...........               (3,564,572)     (113,428)                 (3,678,000)
  Capital expenditures..              (16,208,368)   (6,819,048)                (23,027,416)
  Proceeds from asset
   dispositions.........                 (339,832)      254,281                     (85,551)
  Other.................                      --            --            --            --
                         -----------  -----------   -----------   -----------   -----------
    Net cash used for
     investing
     activities.........              (20,112,772)   (6,678,195)          --    (26,790,967)
Financing activities:
  Proceeds from issuance
   of long term debt....               (3,271,714)    7,601,065                   4,329,351
  Payment of
   obligations..........               (2,504,017)   (1,760,837)          --     (4,264,854)
  Recapitalization
   expenditures.........                      --            --                          --
  Issuance of preferred
   stock, net...........                      --                                        --
  Issuance of common
   stock--net...........                  260,816           --                      260,816
  Other.................                      --            --            --            --
                         -----------  -----------   -----------   -----------   -----------
    Net cash provided by
     financing
     activities.........               (5,514,915)    5,840,228           --        325,313
Net increase in cash....         --       333,816      (550,444)       52,209      (164,419)
Effect of exchange rate
 changes on cash........                      --        133,303       (52,209)       81,094
Cash, beginning of
 period.................         --        37,865       656,990                     694,855
                         -----------  -----------   -----------   -----------   -----------
Cash, end of period..... $       --   $   371,681   $   239,849   $             $   611,530
                         ===========  ===========   ===========   ===========   ===========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Chemical Leaman Corporation:

  We have audited the accompanying consolidated balance sheets of Chemical Leaman Corporation (a Pennsylvania corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chemical Leaman Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the consolidated financial statements, in the fourth quarter of fiscal 1997 the Company adopted the provisions of Emerging Issues Task Force Issue No. 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project That Combines Business Process Reengineering and Information Technology Transformation."

  Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Philadelphia, Pennsylvania
March 20, 1998

                  CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           December 31, 1996 and 1997
                (In Thousands of Dollars, Except Share Amounts)

                                                             For The Year Ended
                                                                December 31,
                                                             -------------------
                                                               1996      1997
                                                             --------- ---------
                          ASSETS
CURRENT ASSETS:
Cash and cash equivalents (includes restricted cash of
 $3,541 at December 31, 1996, and $0 at
 December 31, 1997)........................................  $   5,788 $   2,681
Accounts receivable, net of allowance of $570 at December
 31, 1996, and $850 at December 31, 1997...................     36,859    22,871
Operating supplies.........................................      1,548       940
Prepaid expenses and other.................................      7,982     8,252
                                                             --------- ---------
 Total current assets......................................     52,177    34,744
PROPERTY AND EQUIPMENT:
Land.......................................................      5,131     5,131
Buildings and improvements.................................     26,728    28,233
Revenue equipment..........................................    147,767   151,625
Other equipment............................................     49,087    59,009
                                                             --------- ---------
 Total property and equipment, at cost.....................    228,713   243,998
ACCUMULATED DEPRECIATION...................................    119,924   134,127
                                                             --------- ---------
PROPERTY AND EQUIPMENT, net................................    108,789   109,871
                                                             --------- ---------
NOTES RECEIVABLE...........................................      3,500     3,500
RECOVERABLE ENVIRONMENTAL COSTS............................     13,680    14,002
DEFERRED TAXES AND OTHER ASSETS............................      4,398    15,397
                                                             --------- ---------
                                                             $ 182,544 $ 177,514
                                                             ========= =========
           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts and drafts payable................................  $  18,028 $  19,317
Accrued salaries and wages.................................      4,336     5,383
Other accrued liabilities..................................      3,828     4,028
Estimated self-insurance liabilities.......................      4,238     4,183
Current maturities of long-term debt.......................      4,364       462
Current maturities of equipment obligations................      4,957       166
                                                             --------- ---------
 Total current liabilities.................................     39,751    33,539
                                                             --------- ---------
LONG-TERM EQUIPMENT OBLIGATIONS............................     53,484    10,177
                                                             --------- ---------
LONG-TERM DEBT.............................................     46,219   101,496
                                                             --------- ---------
ESTIMATED SELF-INSURANCE LIABILITIES.......................     16,783    18,889
                                                             --------- ---------
OTHER NONCURRENT LIABILITIES...............................      5,266     5,082
                                                             --------- ---------
REDEEMABLE PREFERRED STOCK.................................      5,318     5,318
                                                             --------- ---------
STOCKHOLDERS' EQUITY:
Common stock -- par value $2.50; 3,000,000 shares autho-
 rized; 550,895 shares issued..............................      2,677     2,677
Additional paid-in capital.................................        533       533
Retained earnings..........................................     33,192    21,446
                                                             --------- ---------
                                                                36,402    24,656
Less --
Treasury stock, 2,593 shares, at cost......................     16,881    16,881
Stock subscriptions receivable.............................      3,598     3,598
Minimum pension liability, net of tax......................        200     1,164
                                                             --------- ---------
 Total stockholders' equity................................     15,723     3,013
                                                             --------- ---------
                                                             $ 182,544 $ 177,514
                                                             ========= =========

        The accompanying notes are an integral part of these statements.

                  CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                For Years Ended December 31, 1995, 1996 and 1997
                           (In Thousands Of Dollars)

                                             For The Year Ended December 31,
                                             ----------------------------------
                                                1995        1996        1997
                                             ----------  ----------  ----------
OPERATING REVENUES.........................  $  245,706  $  281,075  $  329,977
                                             ----------  ----------  ----------
OPERATING EXPENSES:
Salaries, wages and benefits...............      63,546      67,737      70,788
Purchased transportation and rents.........      98,903     122,635     150,108
Operations and maintenance.................      50,240      52,924      71,451
Depreciation and amortization..............      13,731      16,255      19,817
Taxes and licenses.........................       2,755       2,613       3,167
Insurance and claims.......................       3,483       4,766       6,782
Communication and utilities................       6,056       7,213       6,880
                                             ----------  ----------  ----------
Loss from insolvency of insurers...........         --          --        4,772
Loss on sale of revenue equipment, net.....         573         290         275
                                             ----------  ----------  ----------
  Total operating expenses.................     239,287     274,433     334,040
                                             ----------  ----------  ----------
OPERATING INCOME (LOSS)....................       6,419       6,642      (4,063)
INTEREST EXPENSE, net......................       5,978       7,553      10,299
OTHER (INCOME) EXPENSE, net................        (110)       (795)        165
                                             ----------  ----------  ----------
Income (loss) before income taxes..........         551        (116)    (14,527)
INCOME TAX PROVISION (BENEFIT).............         220          46      (5,310)
                                             ----------  ----------  ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND
 CUMULATIVE EFFECT OF ACCOUNTING CHANGE....  $      331  $     (162) $   (9,217)
                                             ----------  ----------  ----------
EXTRAORDINARY LOSS on early extinguishment
 of debt, less applicable income taxes of
 $133......................................         --          --         (199)
                                             ----------  ----------  ----------
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
 less applicable income taxes of $1,018....         --          --       (1,975)
                                             ----------  ----------  ----------
NET INCOME (LOSS)..........................  $      331  $     (162) $  (11,391)
                                             ==========  ==========  ==========


        The accompanying notes are an integral part of these statements.

                  CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              For the Years Ended December 31, 1995, 1996 and 1997
                           (In Thousands Of Dollars)

                                  Additional                        Stock      Minimum
                          Common   Paid-in   Retained  Treasury  Subscription  Pension
                          Stock    Capital   Earnings   Stock     Receivable  liability  Total
                          ------  ---------- --------  --------  ------------ --------- --------
BALANCE, JANUARY 1,
 1995...................  $2,820    $2,291   $33,535   $(16,881)   $(1,520)    $   --   $ 20,245
Net income..............     --        --        331        --         --          --        331
Retirement of common
 stock..................     (48)     (592)      --         --         --          --       (640)
Issuance of common
 stock..................      38       418       --         --        (456)        --        --
Preferred stock divi-
 dends..................     --        --       (157)       --         --          --       (157)
                                             -------                                    --------
BALANCE, DECEMBER 31,
 1995...................  $2,810    $2,117   $33,709   $(16,881)   $(1,976)    $   --   $ 19,779
Net loss................     --        --       (162)       --         --          --       (162)
Retirement of common
 stock..................     (56)     (740)      --         --         --          --       (796)
Issuance of common
 stock..................     150     1,647       --         --      (1,622)        --        175
Issuance of preferred
 stock..................    (227)   (2,491)      --         --         --          --     (2,718)
Preferred stock divi-
 dends..................     --        --       (355)       --         --          --       (355)
Adjustment to recognize
 minimum pension liabil-
 ity....................     --        --        --         --         --         (200)     (200)
BALANCE, DECEMBER 31,
 1996...................  $2,677    $  533   $33,192   $(16,881)   $(3,598)    $  (200) $ 15,723
Net loss................     --        --    (11,391)       --         --          --    (11,391)
Preferred stock divi-
 dends..................     --        --       (355)       --         --          --       (355)
Adjustment to recognize
 minimum pension liabil-
 ity....................     --        --        --         --         --         (964)     (964)
BALANCE, DECEMBER 31,
 1997...................  $2,677    $  533   $21,446   $(16,881)   $(3,598)    $(1,164) $  3,013
                          ======    ======   =======   ========    =======     =======  ========



        The accompanying notes are an integral part of these statements.

                  CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1995, 1996 and 1997
                           (In Thousands of Dollars)

                                                    1995      1996      1997
                                                  --------  --------  --------
OPERATING ACTIVITIES:
Net income (loss)...............................  $    331  $   (162) $(11,391)
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activi-
ties-- Depreciation and amortization............    13,731    16,255    19,817
Provision for doubtful accounts.................       338       318       691
(Benefit) provision for deferred income taxes...    (1,777)      813    (5,377)
Loss on sale of revenue equipment...............       573       290       275
Extraordinary loss--early extinguishment of
 debt...........................................                           199
Changes in assets and liabilities...............     4,248   (12,837)  (15,954)
                                                  --------  --------  --------
Net cash provided by (used in) operating activi-
 ties...........................................    17,444     4,677   (11,740)
                                                  --------  --------  --------
INVESTING ACTIVITIES:
Acquisition of business.........................       --    (15,517)      --
Additions to property and equipment.............   (13,270)  (20,020)  (24,345)
Proceeds from sales of property and equipment...     2,780     1,264     1,189
                                                  --------  --------  --------
Net cash used in investing activities...........   (10,490)  (34,273)  (23,156)
                                                  --------  --------  --------
FINANCING ACTIVITIES:
Payments on equipment obligations...............   (20,893)  (11,149)  (62,439)
Proceeds from issuance of equipment obliga-
 tions..........................................    15,986    40,554     5,891
(Decrease) increase in bank overdrafts..........    (1,529)      923     1,199
Proceeds from issuance of long-term debt........       --     10,000   109,946
Payments on long-term debt......................    (2,211)  (12,491)  (22,121)
Payments on early extinguishment of debt........       --        --       (332)
Issuance of common stock........................       --        175       --
Retirement of common stock......................      (640)     (796)      --
Preferred stock dividends.......................      (157)     (355)     (355)
                                                  --------  --------  --------
Net cash (used in) provided by financing activi-
 ties...........................................    (9,444)   26,861    31,789
                                                  --------  --------  --------
Net decrease in cash and cash equivalents.......    (2,490)   (2,735)   (3,107)
CASH AND CASH EQUIVALENTS:
Beginning of year...............................    11,013     8,523     5,788
                                                  --------  --------  --------
End of year.....................................  $  8,523  $  5,788  $  2,681
                                                  ========  ========  ========
CHANGES IN ASSETS AND LIABILITIES:
Decrease (increase) in accounts receivable......  $  1,912  $ (8,327) $(14,703)
Increase in prepaid expenses, operating supplies
 and other assets...............................    (2,560)   (3,515)   (4,133)
Decrease (increase) in recoverable environmental
 costs..........................................     9,853    (5,533)     (322)
Increase in accounts payable....................       270     3,132        90
(Decrease) increase in accrued salaries and
 wages..........................................    (2,721)     (154)    1,047
Increase in other accrued liabilities...........     1,644     1,042       200
(Decrease) increase in estimated self-insurance
 liabilities....................................    (2,302)      (94)    2,051
(Decrease) increase in other noncurrent liabili-
 ties...........................................    (1,848)      612      (184)
                                                  --------  --------  --------
                                                  $  4,248  $(12,837) $(15,954)
                                                  ========  ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMA-
 TION:
Cash paid during the period for--
Interest........................................  $  6,038  $  7,742  $ 10,153
Income taxes....................................     2,601       326        52
Noncash investing and financing activities--
Issuance of capital lease obligations...........     5,716     6,889     2,867
Assets acquired with capital lease obligations..    (5,716)   (6,889)   (2,867)
Fleet capital lease obligations assumed.........       --      7,400       --
Fleet assets acquired subject to capital lease
 obligation.....................................       --     (7,400)      --
Issuance of common stock for a note.............       456     1,622       --
Stock subscription note receivable..............      (456)   (1,622)      --
Adjustment required to recognize minimum pension
 liability......................................       --        200       964
Stockholders' equity adjustment for minimum pen-
 sion liability.................................       --       (200)     (964)
Off balance sheet treatment of asset backed cer-
 tificate.......................................       --        --    (28,000)
Off balance sheet treatment of accounts receiv-
 able...........................................       --        --     28,000
Cumulative effect of change in accounting prin-
 ciple..........................................       --        --      1,975
Reduction of Other Equipment (See Note 2).......       --        --     (1,975)

        The accompanying notes are an integral part of these statements.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS:

  Chemical Leaman Corporation (a Pennsylvania corporation) and its subsidiaries (the "Company") offer a full range of specialized transportation services, including short and long-haul transportation, intermodal services, materials handling and third-party logistics, principally to the chemical industry. In addition, the Company provides tank cleaning and driver-related services to its own fleet as well as to independent owner-operators and third-party carriers.

  MTL derived approximately 94%, 84%, and 71% of its revenues from its wholly owned trucking subsidiary, Chemical Leaman Tank Lines, Inc. ("CLTL"), for the years ended December 31, 1995, 1996 and 1997, respectively. CLTL operates 70 terminals throughout the United States and the Canadian Provinces of Quebec and Ontario. CLTL has 22 of its terminals located in the Northeast region of the country. CLTL generated 15%, 16% and 19% of its revenues from a single customer in the years ended December 31, 1995, 1996 and 1997, respectively. CLTL's top ten customers accounted for approximately 45%, 47% and 51% of CLTL revenues in the years ended December 31, 1995, 1996 and 1997, respectively. The Company derives the majority of its remaining revenue from its wholly owned trucking subsidiary, Fleet Transport Company, Inc. ("Fleet") (see Note
13), and from tank cleaning services through its wholly owned subsidiary, Quala Systems, Inc. ("QSI").

  The business of the Company is subject to limited seasonality, with revenues generally declining slightly during winter months (namely the first and fourth fiscal quarters) and over holidays. Highway transportation can be adversely affected depending upon the severity of the weather in various sections of the country during the winter months. The Company's operating expenses also have been somewhat higher in the winter months, due primarily to decreased fuel efficiency and increased maintenance costs of revenue equipment in colder months.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates with regard to these financial statements are in the areas of estimated self-insurance liabilities and environmental recoveries and liabilities. Actual results could differ from these estimates.

 Accounts Receivable

  At December 31, 1995, 1996 and 1997 substantially all accounts receivable were due from customers within the chemical processing industry. The Company does not require any security arrangements with respect to these receivables (see Note 5).

 Operating Supplies

  Operating supplies, representing repair parts, fuel and unmounted tires for revenue equipment, are valued at the lower of first-in, first-out ("FIFO") cost or market value. The Company records initial and replacement tire purchases as prepaid expenses and amortizes the amounts over the estimated useful life of 27 months. Recapped tires are also recorded as prepaid expenses, but are amortized over 16 months.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

 Prepaid Expenses

  Prepaid expenses consist principally of tires and hoses placed in service and are valued at cost and amortized over their estimated useful lives, which range from 16 to 27 months.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation, including amortization of capitalized leases, is computed using the straight-line method over the estimated useful lives of the assets, net of estimated salvage values, or the lease periods, whichever is shorter. Estimated useful lives are as follows: buildings and improvements, 5 to 30 years; revenue equipment, 2 to 7 years; other equipment, 2 to 10 years. Maintenance and repairs are charged to operations as incurred. Major repairs and improvements which extend the useful life of the related assets are capitalized and depreciated over their estimated useful lives. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operating results.

  Included in other equipment is $7,871,000 and $11,584,000 at December 31, 1996 and 1997, respectively, of capitalized costs related to the development and implementation of a new management information system. The Company expects to incur additional costs related to this project during 1998, which will also be capitalized. These costs will be amortized over a period of seven years, beginning in the second quarter of 1998, when the Company expects to complete the project. See "Changes in Accounting Principles"

 Recoverable Environmental Costs

  Recoverable environmental costs consist principally of recoverable costs under various insurance policies related to environmental matters at the Bridgeport Site (see Note 11).

 Other Assets

  Other assets include deferred financing costs and the long term receivable from insurers resulting from the settlement of an insurance claim (See Note
9).

 Revenue Recognition

  The Company recognizes revenue and related costs on the date freight is delivered or when tank cleaning services are provided.

 Income Taxes

  The Company accounts for income taxes under the liability method, whereby deferred tax assets and liabilities are recognized for the tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that a portion of the net deferred tax assets will not be realized.

 Environmental Expenditures

  Environmental expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or cleanups are probable, and the costs can be reasonably estimated (see Note 11).

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

 Estimated Self-Insurance Liabilities

  The Company is currently self-insured up to the following per-occurrence retention levels:

   . Public liability and property damage, cargo losses, and sud-
    den and accidental environmental losses....................... $1,000,000
   . Workers' compensation........................................   $500,000
   . Medical benefits for salaried employees......................   $100,000
   . Collision and other environmental losses.....................   No Limit

  The Company is responsible up to an aggregate of $9,000,000 and $5,500,000 per year for public liability at December 31, 1996 and December 31, 1997, respectively, and $4,000,000 per year for workers' compensation liability.

  The Company has excess coverage beyond the deductible levels for public liability, property damage and sudden and accidental environmental losses. The Company's insurable limit was $100,000,000 at December 31, 1996 and December 31, 1997 with a $2,000,000 deductible at December 31, 1996 and $1,000,000 deductible at December 31, 1997. Effective March 1, 1998, the Company's deductible was reduced to $500,000.

  The liability for self-insurance is accrued based on claims incurred, with the liability for unsettled claims and claims incurred but not yet reported being estimated based on management's evaluation of the nature and severity of individual claims and the Company's past claims experience (the case reserve method). The case reserve method, although acceptable under generally accepted accounting principles, results in reserve levels that are below the reserve levels that would be determined actuarially on a fully developed basis.

 Statement of Cash Flows

  The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

 Fair Value of Financial Instruments

  The carrying amounts reported in the accompanying balance sheets for cash, accounts receivable, and accounts and drafts payable approximate fair value because of the immediate or short-term maturities of these financial instruments.

  The fair value of the Company's debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

  The book value of the Company's debt approximates fair market value.

  The fair value of the Company's notes receivable is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of the Company's notes receivable is $3,385,000 and $3,426,000 as of December 31, 1996, and 1997, respectively.

 Reclassifications

  Certain prior period amounts have been reclassified to conform with the December 31, 1997 presentation.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

 Changes in Accounting Principles

  Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") was effective for 1996. This statement provides for a fair value based method of accounting for grants of equity instruments to employees or suppliers in return for goods or services. With respect to stock-based compensation to employees, SFAS No. 123 permits entities to continue to apply the provisions prescribed by APB Opinion No. 25; however, certain pro forma disclosures must be presented as if the fair value based method had been applied in measuring compensation cost. There were no transactions requiring disclosure in 1995, 1996 or 1997.

  In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS No. 125"). This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 125 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 125 was effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Company adopted this statement during the first quarter of 1997 and accounts for its $28,000,000 asset backed certificates as a sale for financial reporting purposes (see Note 5). Accordingly, the asset backed certificates of $28,000,000 and the associated accounts receivable of $28,000,000 are not reflected on the consolidated balance sheet as of December 31, 1997.

  In October 1996, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 96-1, "Environmental Remediation Liabilities." This SOP provides that environmental remediation liabilities should be accrued when the criteria of Financial Accounting Standards Board
(FASB) Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," are met, and that the accrual should include incremental direct costs of the remediation effort and the costs of compensation and benefits for those employees who are expected to devote a significant amount of time directly to the remediation effort, to the extent of the time expected to be spent directly on the remediation effort. The Company adopted this SOP on January 1, 1997. The effect of the adoption was not material.

  In November of 1997, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on Issue No. 97-13 "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project That Combines Business Process Reengineering and Information Technology Transformation." The Task Force determined that the cost of business process reengineering activities, whether done internally or by third parties, is to be expensed as incurred. The consensus also applies when the business process reengineering activities are part of a project to acquire, develop, or implement internal-use software. The consensus requires companies to expense any previously capitalized reengineering costs (for both current and previous projects) as a cumulative change in accounting principle. Based upon the detailed guidance of EITF 97-13, the Company recorded a charge of $1,975,000, net of tax, in the fourth quarter of fiscal 1997. This charge is classified as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

  In 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP provides authoritative guidance on the proper accounting treatment for costs incurred in connection with computer software developed or obtained for internal use and provides guidance for determining whether computer software is for internal use. This SOP is effective for fiscal years beginning after December 15, 1998. The Company will adopt this statement

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES prospectively during the first quarter of 1999. The adoption in 1999 is not expected to result in any material adjustment to the Company's financial statements.

  In June of 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Under this Statement, reporting standards were established for the way that public business enterprises report information about operating segments in annual financial statements and selected information about operating segments in interim financial reports issued to shareholders. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. This Statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years presented is to be restated. This Statement need not be applied to interim financial statements in the initial year of its application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. The Company will adopt this statement prospectively for the year ended December 31, 1998.

3. INCOME TAXES:

  The components of income tax expense (benefit) related to earnings (loss) before the extraordinary loss and before the cumulative effect of the change in accounting were as follows:

                                             For The Year Ended December 31,
                                            -----------------------------------
                                               1995        1996        1997
                                            -----------  ---------- -----------
                                                     (In Thousands)
   U.S. federal:
     Current............................... $     1,894  $    (776) $       --
     Deferred..............................      (1,692)       918       (4,666)
   State:
     Current...............................         103          9           67
     Deferred..............................         (85)      (105)        (711)
                                            -----------  ---------  -----------
                                            $       220  $      46  $    (5,310)
                                            ===========  =========  ===========

  A reconciliation of the statutory to actual income tax provision (benefit) is as follows:

                                            For The Year Ended December 31,
                                            ---------------------------------
                                              1995       1996        1997
                                            ---------- ---------- -----------
                                                    (In Thousands)
   Statutory tax (benefit) provision....... $     187  $     (39) $    (4,939)
   Increase (decrease) resulting from:
   State income taxes, net of federal tax
    benefit................................       104        142         (125)
   Provision (benefit) of foreign tax
    credit carryforwards...................      (102)        51           51
   Other, net..............................        31       (108)        (297)
                                            ---------  ---------  -----------
   Actual tax provision (benefit).......... $     220  $      46  $    (5,310)
                                            =========  =========  ===========

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

  Gross deferred tax assets at December 31, 1996 and 1997 consist of the following:

                                                                 December 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
                                                                (In Thousands)
   Gross deferred tax assets:
   Self insurance liabilities.................................. $ 7,413 $ 5,536
   Pensions....................................................   1,205   1,455
   Other Accruals..............................................     851   1,103
   AMT and other credit carryforwards..........................   1,921   1,928
   NOL carryovers..............................................   1,487   6,764
   Other.......................................................   2,220   2,018
                                                                ------- -------
     Total deferred tax assets................................. $15,097 $18,804
   Valuation allowance.........................................     --      600
                                                                ------- -------
   Net deferred taxes.......................................... $15,097 $18,204
                                                                ======= =======

  Gross deferred tax liabilities at December 31, 1996 and 1997 consist of the following:

                                                                 December 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
                                                                (In Thousands)
   Gross deferred tax liabilities:
   Depreciation................................................ $ 7,782 $ 8,365
   Recoverable Environmental Costs.............................   5,145   2,638
   Other.......................................................   2,821     772
                                                                ------- -------
                                                                $15,748 $11,775
                                                                ======= =======

  Net deferred tax assets (liabilities) at December 31, 1996, and 1997 were $(651), and $6,429, respectively. The net deferred tax assets (liabilities) are included in Other Noncurrent Liabilities at December 31, 1995 and 1996, and are included in Deferred Taxes and Other Assets in 1997.

  The Company has an alternative minimum tax ("AMT") credit carryforward of approximately $1,911,000 at December 31, 1997 that can be used to offset future regular taxes in excess of AMT. The Company has AMT net operating loss ("NOL") carryforwards of approximately $433,000 and $13,276,000 at December 31, 1996 and 1997, respectively, for financial reporting purposes which will be used in future years to offset AMT income. The Company has a federal net operating loss ("NOL") carryforward of $19,893,000 for tax purposes at December 31, 1997 which begins to expire in 2012. The Company also has state net operating loss ("NOL") carryforwards of $26,911,000 for tax purposes at December 31, 1997 which expire over the next 3 to 15 years. The Company has recorded a $600,000 valuation allowance against the deferred tax benefit of the state NOL's since it is more likely than not that such portion of the state NOL's will not be utilized within the carryforward period.

  The Internal Revenue Service is presently reviewing the Company's federal income tax return for the year ended December 31, 1996. Management believes that the ultimate outcome of the review will not have a material adverse effect on the financial condition or the results of operations of the Company.

4. EMPLOYEE BENEFIT PLANS:

  The Company maintains two noncontributory benefit plans that cover full-time salaried employees and certain other employees under a collective bargaining agreement. Retirement benefits for employees covered by

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES the salaried plan are based on years of service and compensation levels. The monthly benefit for employees under the collective bargaining agreement plan is based on years of service multiplied by a monthly benefit factor. Assets of the plans are invested primarily in equity securities and fixed income investments. Pension costs are funded in accordance with the provisions of the applicable law. Pension expense for these plans was $696,000, $297,000 and $337,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  The Company also provides supplemental retirement benefits to its employees through defined contribution 401(k) plans. Participation in these plans is elective. Assets of these plans are invested primarily in mutual funds. The Company does not provide any matching contributions to this plan.

  The components of net periodic pension cost for the years ended December 31, 1995, 1996 and 1997 are as follows:

                                                       1995     1996     1997
                                                      -------  -------  -------
                                                          (In Thousands)
   Service cost...................................... $   814  $ 1,045  $ 1,072
   Interest cost.....................................   2,305    2,377    2,509
   Actual return on plan assets......................  (5,486)  (3,037)  (1,768)
   Net amortization and deferral.....................   3,063      (88)  (1,476)
                                                      -------  -------  -------
                                                      $   696  $   297  $   337
                                                      =======  =======  =======

  The actuarial assumptions used in accounting for the plans are as follows:

                                                            December 31
                                                     -------------------------
                                                        1995      1996   1997
                                                     ----------- ------ ------
   Discount rates................................... 8.25%-8.75% 7.75%  7.25%
   Rate of assumed compensation increase............     5%        5%     5%
   Expected long-term rates of return on plan
    assets..........................................   9%-9.5%   9%-11% 9%-11%

  The following table sets forth the funded status of the two plans and the amount recognized in the Company's consolidated balance sheets at December 31, 1996 and 1997:

                                  Assets    Accumulated Accumulated Accumulated
                                  Exceed     Benefits    Benefits    Benefits
                                Accumulated   Exceed      Exceed      Exceed
                                 Benefits     Assets      Assets      Assets
                                ----------- ----------- ----------- -----------
                                                (In Thousands)
   Actuarial present value of
    benefit obligations:
   Vested.....................    $19,686     $ 8,700     $22,702     $ 9,948
   Nonvested..................        343         338         404         354
   Accumulated benefit
    obligations...............    $20,029     $ 9,038     $23,106     $10,302
                                  =======     =======     =======     =======
   Projected benefit
    obligations...............    $22,738     $ 9,038     $26,504     $10,302
   Plan assets at market
    value.....................     22,471       7,407      22,870       7,899
                                  -------     -------     -------     -------
   Projected benefit
    obligation less than (in
    excess of) plan assets....       (267)     (1,631)     (3,634)     (2,403)
   Unrecognized actuarial gain
    (loss)....................     (3,272)        692          58       1,704
   Unrecognized prior service
    cost......................      1,721         315       1,361         140
   Unrecognized transition
    amount....................       (894)         61        (298)          8
   Adjustment required to
    recognize minimum
    liability.................        --       (1,068)        --       (1,853)
                                  -------     -------     -------     -------
   Accrued pension liability,
    included in other
    noncurrent liabilities....    $(2,712)    $(1,631)    $(2,513)    $(2,404)
                                  =======     =======     =======     =======

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

  The Company charged to operations payments to multiemployer pension plans required by collective bargaining agreements of $1,992,000, $1,870,000 and $1,885,000 for the years ended December 31, 1995, 1996 and 1997. These defined benefit plans cover substantially all of the Company's union employees not covered under the Company's plan. The actuarial present value of accumulated plan benefits and net assets available for benefits to employees under these multiemployer plans is not readily available (see Note 9).

  SFAS No. 87, "Employers' Accounting for Pensions", requires the recognition of an additional minimum liability for each defined benefit plan for which the excess of the accumulated benefit obligation over plan assets exceeds the pension liability recorded. A portion of this amount has been offset by the recording of an intangible asset. Because the asset recognized may not exceed the amount of unrecognized prior service cost and transition obligation on an individual plan basis, the balance, net of tax benefits, is reported as a reduction of stockholders' equity at December 31, 1997.

5. LONG-TERM DEBT AND EQUIPMENT OBLIGATIONS:

  Long-term debt as of December 31, 1996 and 1997 consists of the following:

                                                                December 31,
                                                              -----------------
                                                               1996      1997
                                                              -------  --------
                                                               (In Thousands)
   Senior Notes.............................................. $   --   $100,000
   Asset-backed certificate..................................  28,000       --
   Capital lease obligations.................................  21,729     1,958
   Mortgage notes............................................     854       --
   Less -- Amounts due in one year or less...................  (4,364)     (462)
                                                              -------  --------
                                                              $46,219  $101,496
                                                              =======  ========

  On June 16, 1997 the Company completed the sale of $100 million of Senior Notes (the "Notes"). The Notes bear interest at a rate per annum of 10 3/8% and are due 2005. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2001, at redemption prices as defined in the Purchase Agreement. In addition on or prior to June 15, 2000, the Company may redeem up to 25% of the Notes at a redemption price of 110 3/8% with the net proceeds of a Public Equity Offering, provided that not less than $75 million in aggregate principal amount of the Notes is immediately outstanding after giving effect to such redemption. If there is a change of control in the ownership of the Company, each Note holder will have the right to require the Company to purchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof. The Notes rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. In connection with the Notes, the Company is subject to certain covenants that among other things, limit (1) the incurrence of additional indebtedness by the Company, (2) the payment of dividends on and redemption of capital stock of the Company, (3) certain investments by the Company, (4) certain sales of assets, and (5) consolidations and mergers of the Company. The Company was in compliance with all of these covenants at December 31, 1997. The Company used the proceeds from the Notes to repay substantially all of the Company's outstanding indebtedness and for working capital and general corporate purposes.

  In May 1993, the Company, through one of its wholly owned subsidiaries, sold a $23,000,000 Asset Backed Certificate (the "Certificate") to an insurance company (the "Investor") pursuant to the terms of the related Receivables Contribution and Purchase Agreement and the Pooling and Servicing Agreement (the "Agreements"). The Agreements were amended and restated as of December 16, 1994, and as of December 30,

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

1996, to allow for increases to the Certificate amount now totaling $28,000,000. The Certificate is secured by the Company's receivables, as defined in the Agreements, and may be repurchased at any time for a purchase price equal to the unpaid principal and interest due. The Certificate bears interest at a per-annum rate equal to the London Interbank Offered Rate ("LIBOR") plus 80 basis points. The Certificate is scheduled to mature in December 1999. In accordance with the terms of the Agreements, the Company held $3,541,400 and $0 in a restricted cash account at December 31, 1996 and 1997, respectively. On March 30, 1997, the Agreements were amended and restated and the provision permitting the Company to repurchase the Certificate at any time was eliminated. As a result, the transaction is accounted for as a sale for financial reporting purposes. Accordingly, the Certificate of $28,000,000 and the associated accounts receivable of $28,000,000 are not reflected on the consolidated balance sheet as of December 31, 1997. On June 11, 1997, the Agreements were amended and restated and the provision requiring the net worth of the Company be $21,000,000 was lowered to $15,000,000. In addition, the Termination Event provision of the Agreement was amended and restated, thus defining a termination event as follows: (i) the Company fails to maintain an average Fixed Charge Ratio of at least 1.75 to 1 for any twelve consecutive accounting periods, or (ii) a minimum Consolidated Stockholders Equity, as defined, of at least $15,000,000. On December 31, 1997, the Agreements were amended and restated and the provision requiring the net worth of the Company be $15,000,000 was lowered to $14,000,000. As a result of a number of adjustments recorded in the fourth quarter of 1997, the Agreements were further amended and restated and the net worth provision was reduced to $7,000,000 effective December 31, 1997. The Company was in compliance with the amended covenants of the Agreement as of December 31, 1997. Effective January 1998, the facility was increased from $28,000,000 to $33,000,000.

  The capital lease obligations are payable in monthly installments to the year 2001 at interest rates ranging from 6.2% to 12.0%.

  Equipment obligations as of December 31, 1996 and 1997 consist of the following:

                                                                December 31,
                                                               ----------------
                                                                1996     1997
                                                               -------  -------
                                                               (In Thousands)
   $20,000,000 Revolving Credit Agreement....................  $   --   $ 8,450
   $12,500,000 Revolving Credit Agreement....................    6,829      --
   $26,000,000 Revolving Credit Agreement....................   24,855      --
   $10,000,000 Revolving Credit Agreement....................    8,325      --
   Other equipment obligations at interest rates ranging from
    7.5% to 12.7%, payable in installments through 2003......   18,432    1,893
   Less -- Amounts due in one year...........................   (4,957)    (166)
                                                               -------  -------
                                                               $53,484  $10,177
                                                               =======  =======

  In May 1993, the Company entered into a $10,000,000 Revolving Credit Agreement with a bank. The agreement was amended in July 1995 and again in July 1996, and the revolving credit line was increased to $12,500,000. Borrowings under this agreement bear interest, based upon the election of the Company, at the Base Rate, as defined, plus .75% per annum or the Adjusted LIBOR, as defined, plus 3%. This agreement was terminated and all outstanding amounts were repaid in June of 1997 with the proceeds of the Note Offering.

  The $26,000,000 Revolving Credit Agreement was with an asset-based lender. Borrowings under this agreement bear interest at rates indexed from .75% to 1.5% above a bank's prime rate, with a floor of 7.5%. This agreement was terminated and all outstanding amounts were repaid in June of 1997 with the proceeds of the Note Offering.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

  The $10,000,000 Revolving Credit Agreement is with an asset-based lender. Borrowings under this agreement bear interest rates indexed from .75% to 1.5% above a bank's prime rate, with a floor of 6.5%. This agreement was terminated and all outstanding amounts were repaid in June of 1997 with the proceeds of the Note Offering.

  In connection with the Offering of the Notes, Chemical Leaman Corporation entered into a revolving credit facility with CoreStates Bank, N.A. (the "New Revolving Credit Facility"). The New Revolving Credit Facility provides for up to $20 million of revolving loans and $8.5 million of letters of credit. Borrowings under the New Revolving Credit Facility may be used for working capital and the purchase of revenue equipment. Amounts outstanding under the New Revolving Credit Facility will bear interest at a variable rate at the Company's election of (i) the Base Rate (as defined therein) plus 1/2% or (ii) LIBOR (as defined therein) plus 1.80%. The Company will be required to pay a letter of credit fee of 1.80% per annum of letters of credit outstanding and a commitment fee of 3/8% per annum of the unused portion of the facility. The New Revolving Credit Facility will mature in June 2000, subject to a maximum of two annual extensions at the option of the Company upon the approval of CoreStates. The New Revolving Credit Facility had borrowings outstanding of $8,450,000 at December 31, 1997 and $3,900,000 of stand-by letters of credit which were rolled over from a previous facility. The New Revolving Credit Facility is secured by $25 million of revenue equipment held by Chemical Leaman Corporation and availability under the facility is limited to 80% of the value of such equipment.

  The New Revolving Credit Facility contains various financial covenants including a minimum net worth test and a minimum fixed charge coverage ratio. In addition, the New Revolving Credit Facility contains covenants that restrict certain mergers, acquisitions and sales of assets, the incurrence of indebtedness, the payment of dividends, the repurchase of stock, the making of loans to shareholders and the granting of liens. As a result of a number of adjustments recorded in the fourth quarter of 1997, the Agreement was amended and the tangible net worth provision was reduced to $7,000,000 as of December 31, 1997. The Company was in compliance with the amended covenants of the New Revolving Credit Facility at December 31, 1997. Under the amended agreement, the tangible net worth provision will be increased from $7 million to $9 million effective January 1, 1999.

  The Company does not utilize interest rate swaps or other derivative financing arrangements to limit its interest rate risk.

  Annual maturities of debt following December 31, 1998, excluding letters of credit, are as follows:

                                                             Long-
                                                              Term    Equipment
                                                              Debt   Obligations
                                                            -------- -----------
                                                               (In Thousands)
   1999.................................................... $    796   $ 8,631
   2000....................................................      610       198
   2001....................................................       90       215
   2002....................................................                234
   2003....................................................                899
   Subsequent..............................................  100,000       --
                                                            --------   -------
                                                            $101,496   $10,177
                                                            ========   =======

6. STOCKHOLDERS' EQUITY:

  In January 1998, Mr. Boucher purchased 2,900 shares of common stock from the Company for a purchase price of $87,000, payable under a promissory note bearing interest at an annual rate of 7.25% and maturing in January 2008.

  In April 1996, the Company completed a reverse merger transaction whereby stockholders who owned less than 50 common shares had their shares converted into a right to receive $6,000 per share in cash; 111 shares were converted as a result of this transaction.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

  In October 1996, the Company issued a stock dividend effected in the form of a 199-to-1 stock split to its stockholders whereby each stockholder received 199 shares of common stock for each common share held. The 1995 financial statements have been adjusted to reflect the stock dividend.

  In 1996, officers of the Company were granted and immediately exercised rights for the purchase of 299 shares of common stock at $6,000 per share, and as consideration executed promissory notes in favor of the Company with a maturity date of December 31, 2006, with interest payable annually at the rate of 7.25%. These notes receivable have been classified as a stock subscription receivable in stockholders' equity.

  In 1995, an officer of the Company was granted and immediately exercised rights for the purchase of 76 shares of common stock at $6,000 per share, and as consideration executed a promissory note in favor of the Company with a maturity date of December 31, 2004, and interest payable annually at the rate of 6.83%. This note receivable has been classified as a stock subscription receivable in stockholders' equity.

  In 1996, the Company canceled certain options that were granted to Company officers and paid $315,000 as consideration to the employees to cancel the options.

  In 1988, an officer of the Company exercised rights for the purchase of 250 shares of common stock at $6,080 per share, and as consideration executed a promissory note in favor of the Company with a term of 10 years and interest payable annually at the rate of 9.39%. This note receivable has been classified as a stock subscription receivable in stockholders' equity.

7. MANDATORILY REDEEMABLE PREFERRED STOCK:

  In August 1992, the Company issued Series A Preferred stock (the "Series A Preferred") which has a $20,000 stated value per share and a 6% cumulative dividend payable quarterly, subject to certain legal and contractual limitations. The Series A Preferred can be redeemed at a premium by the Company during the first seven years after issuance, after which time the Company may redeem the Series A Preferred at par value plus accumulated unpaid dividends. After ten years, the Series A Preferred holders have the right to require redemption at par value plus accumulated unpaid dividends. The Company may not amend certain of the terms of the Series A Preferred without the prior written consent of the holders of at least 90% of the then-outstanding shares of Series A Preferred. The Company may not issue any class or series of capital stock that is senior in priority to the Series A Preferred while any of the shares thereof are issued and outstanding. The Series A Preferred, as a class, has the right to elect one member of the Board of Directors, but has no other voting rights. The Series A Preferred has no conversion features.

  In May 1996, the Company converted 151 shares of common stock held by a stockholder into 151 Series B convertible preferred shares (the "Series B Preferred"). The Series B Preferred has a $6,000 stated value per share and a 6% cumulative dividend payable quarterly, subject to certain legal and contractual limitations. After ten years, the Series B Preferred holders have the right to require redemption at par value plus accumulated unpaid dividends. The Series B Preferred is convertible into an equal number of fully paid and nonassessable shares of common stock at the option of the Series B Preferred Stockholders. The Company may not issue any class or series of capital stock that is senior in priority to the Series B Preferred, except for the shares of Series A Preferred, while any of the shares thereof are issued and outstanding.

  In May 1996, the Company converted 302 shares of common stock held by stockholders into 302 Series C convertible preferred shares (the "Series C Preferred"). The Series C Preferred has a $6,000 stated value per share and an 8% cumulative dividend payable quarterly, subject to certain legal and contractual limitations. After ten years, the Series C Preferred holders have the right to require redemption at par value plus accumulated unpaid dividends. The Series C Preferred has no conversion features. The Company may not issue any class or

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES series of capital stock that is senior in priority to the Series C Preferred, except for the shares of Series A Preferred, while any of the shares thereof are issued and outstanding. The Company's shares of Series C Preferred rank, as to dividends and liquidation, equally with each other, equally with shares of the Series B Preferred, senior and prior to the Company's common stock, and senior to, or on a parity with, classes or series of capital stock (other than the Company's common stock and Series A Preferred) hereafter issued by the Company.

8. LEASES:

                                                            December 31,
                                                       ----------------------
                                                        1995    1996    1997
                                                       ------- ------- ------
                                                           (In Thousands)
   Building, revenue equipment and other equipment
    financed under capital leases..................... $20,757 $30,627 $4,869
   Less--Accumulated depreciation.....................   7,234  10,409  3,630
                                                       ------- ------- ------
                                                       $13,523 $20,218 $1,239
                                                       ======= ======= ======

  The Company leases certain terminal facilities and revenue equipment under noncancellable operating leases with terms ranging through the year 2001. Annual rent expense was $824,000, $1,369,000 and $1,669,000 for the years ended December 31, 1995, 1996, and 1997, respectively.

  The following is a schedule of future minimum lease payments for capital and operating leases as of December 31, 1997:

                                                               Capital  Leases
                                                               Leases  Operating
                                                               ------- ---------
                                                                (In Thousands)
   1998....................................................... $  781   $ 4,132
   1999.......................................................    792     3,166
   2000.......................................................    664     1,975
   2001.......................................................     99     1,150
   Subsequent.................................................    --      2,038
                                                               ------   -------
   Total minimum lease payments............................... $2,336   $12,461
                                                               ======   =======
   Less--Amount representing interest.........................    378
                                                               ------
   Present value of minimum lease payments.................... $1,958
                                                               ======

9. COMMITMENTS AND CONTINGENT LIABILITIES:

  Commitments to purchase revenue equipment amounted to approximately $5,504,000 and $1,873,000 at December 31, 1996 and December 31, 1997,
respectively.

  In 1997, the Company settled a dispute with a multiemployer pension plan covering certain of the Company's union employees. Under the settlement agreement, the Company has agreed to provide a minimum level of future contributions to the plan for a four-year period ending September 1, 2001. At that time, the plan trustees may renew their claim that they have the right to terminate the Company's participation in the plan with respect to some or all of its employees, and the Company retains any and all defenses it has with respect to such claim. If the Company's participation were to have terminated during 1997 with respect to a group of employees, the Company would have been assessed a partial withdrawal liability of approximately $3.8 million payable over a period of two years commencing in 1999. The Company anticipates that any withdrawal liability that might be due on account of a partial withdrawal in or after 2001 will be substantially reduced from that level.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

   The Company was a party to a lawsuit filed in 1987 against the Company and approximately 25 other defendants in the Superior Court of New Jersey, Passaic County (A.L.U. Textile Combining Corp., et al. v. Texaco Chemical Co., et al., No. L-23905-87). The approximately 175 plaintiffs sought damages claimed to exceed $100 million resulting from a fire set to a building by trespassing arsonists. On September 19, 1997, the Company agreed to settle all claims in the lawsuit for $19 million. Although the Company had insurance coverage with several companies and syndicates for that amount, a portion of the insurance coverage was carried by insurers, which are currently insolvent. As a result, the Company funded the portion of the settlement, aggregating $7,397,390, for which the insolvent carriers provided coverage, with the solvent insurers paying the balance of the settlement. Most of the insolvent insurers have entered into an arrangement approved by the British courts, pursuant to which the Company received additional coverage payments of $794,659 in the fourth quarter of 1997. In addition, based on its review of the most recent annual report to creditors of the insolvent insurers and discussions with representatives of such insurers, the Company expects periodic payments over the next 10 years up to an aggregate amount of $3.2 million. As of December 31, 1997, the Company has recorded a long-term receivable of $1,830,000 representing the discounted value of the aggregate payments to be received over 10 years. For the year ended December 31, 1997 the Company expensed $4,772,000 for this lawsuit which represents the settlement, net of the expected recoveries.

  The Company is involved in other litigation in the normal course of business. After consultation with legal counsel, management is of the opinion that various claims and litigation currently pending will not materially affect the Company's financial position or results of operations (see Note
11).

10. RELATED-PARTY TRANSACTIONS:

   The Company paid consulting fees of $730,000, $1,251,000 and $820,000 for the years ended December 31, 1995, 1996 and 1997, respectively, to a director of the Company. The Company also paid consulting fees totaling $162,000 per year for the years ended December 31, 1995, 1996 and 1997, respectively, to certain preferred stockholders.

  In 1995 and 1996, the Company and a consulting firm (the "Consulting Firm") entered into agreements under which the Consulting Firm agreed to assist in the development and implementation of the Company's new information technology system. The president, controlling stockholder and a director of the Consulting Firm is a director of the Company. The Consulting Agreement terminated on December 31, 1997. The Company paid $670,000, $2,525,000 and $2,815,000 for the years ended December 31, 1995, 1996, and 1997, respectively, to the consulting firm.

  During 1995, the Company extended a $2,500,000 loan to its Chairman and Chief Executive Officer. The loan is evidenced by a promissory note and bears interest at 8.25% per annum. Interest under this loan is payable annually, and the principal is due upon maturity at December 31, 2004. During 1996, the Company extended an additional $1,000,000 loan to this officer. This loan is also scheduled to mature December 31, 2004, and bears interest at a rate of 6.50% per annum. The loan amounts are included in notes receivable on the consolidated balance sheets.

11. ENVIRONMENTAL MATTERS:

  For a number of years the Company has been involved in two sites that have been designated as Superfund sites by the United States Environmental Protection Agency ("EPA") located in Bridgeport, New Jersey and West Caln Township, Pennsylvania.

  Bridgeport, New Jersey. During 1991, the Company entered into a Consent Decree with the EPA filed in the U.S. District Court for the District of New Jersey, U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 91-2637
(JFG) (D.N.J.), with respect to its site located in Bridgeport, New Jersey, requiring the Company to remediate groundwater contamination. The Consent Decree allowed the Company to undertake Remedial Design

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES and Remedial Action ("RD/RA") related to the groundwater operable unit of the cleanup. Costs associated with performing the RD/RA were $443,000 in 1997. No decision has been made as to the extent of soil remediation to be required, if any.

  In August 1994, the EPA issued a Record of Decision ("ROD") selecting a remedy for the wetlands operable unit at the Bridgeport site. The Company has submitted comments to the EPA that vigorously dispute the merits of the EPA's remedy. The Company has offered to settle the EPA's claim for past response costs associated with the soil, groundwater and wetlands operable units for approximately $3.6 million, to be paid over a three-year period. The EPA has not yet responded to the Company's offer.

  The Company is in litigation with its insurers to recover its costs in connection with the environmental cleanup at the Bridgeport site. On April 7, 1993, the U.S. District Court for the District of New Jersey entered a judgment requiring the insurers to reimburse the Company for substantially all past and future environmental cleanup costs at the Bridgeport site. The insurers appealed the judgment to the U.S. Court of Appeals for the Third Circuit, but before the appeal was decided the Company and its primary insurer settled all of the Company's claims, including claims asserted or to be asserted at other sites, for $11.5 million. This insurer dismissed its appeal, but the excess carriers did not. On June 20, 1996, the U.S. Court of Appeals affirmed the judgment against the excess insurance carriers, except for the allocation of liability among applicable policies, and remanded the case for an allocation of damage liability among the insurers and applicable policies on a several basis. On September 15, 1997, the District Court issued an order and an accompanying opinion ruling on the allocation of damages among the applicable policies as directed by the Court of Appeals. The District Court's decision finds that the Company has already recovered $11,055,000 in past Bridgeport investigation and remediation costs from its primary insurer under the previously mentioned settlement agreement. The District Court's decision further finds that the Company is entitled to have the balance of its past and all future Bridgeport investigation and remediation costs allocated among liable excess insurance carriers. In February 1998, both the Company and the excess carriers appealed portions of the District Court's order. The Company intents to argue one issue on appeal, i.e., that the District Court erroneously ruled that $11,055,000 of the primary insurer settlement amount is attributable to the Bridgeport site. The Company believes that the court should have enforced the settlement agreement with the primary insurer, which divides the primary insurer's payment of $11.5 million among all of the Company's environmental claims, attributing approximately $5.225 million to Bridgeport, and about $6.75 million to other sites. The Company's and the excess carriers' appeals of the September 15, 1997 order are pending. The Company has not accounted for this additional potential recovery.

  It is the belief of environmental counsel to the Company, and management, that receipt of insurance proceeds sufficient to recover substantially all of the costs of remediating the Bridgeport site, including attorney fees and expenses for the litigation with the insurance carriers, is likely to occur. The Company capitalized $4,243,000 and $322,000 during 1996 and 1997, respectively, of current costs related to the Bridgeport site based upon their probable future recovery. The recoverable costs of $13,680,000 and $14,002,000 are classified as recoverable costs in the consolidated balance sheets at December 31, 1996 and 1997, respectively.

  West Caln Township, Pennsylvania. The EPA has alleged that the Company disposed of hazardous materials at the William Dick Lagoons Superfund Site located in West Caln Township, Pennsylvania. In 1991, the EPA issued ROD I, requiring the installation of a public water supply for some residents near the site. In November 1991, the EPA issued special notice letters to the Company and another potentially responsible party ("PRP") soliciting implementation of ROD I. In March 1992, the EPA issued a unilateral order to the Company and the other party directing them to implement ROD I. The Company declined to comply based on its belief that it had sufficient cause not to comply.

  In April 1993, the EPA issued ROD II, selecting a remedy for the soil remediation phase of this cleanup program. The EPA and the Company agreed that the Company would be afforded the opportunity to implement its preferred remedy for the soil remediation phase and to settle its differences with the EPA regarding the public water supply issue.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

  Pursuant to a Consent Decree lodged with the U.S. District Court for the Eastern District of Pennsylvania on October 10, 1995, U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 95-CV-4264 (RJB) (E.D.P.A.), the Company paid the EPA $309,100 in November of 1995, $713,674 in June 1996, $713,674 in
October 1996, and $684,274 in October 1997. These payments settled EPA's claim relating to past response costs and failure to install a public water supply in accordance with ROD I. The Consent Decree requires the Company to perform an interim groundwater remedy at the site, and to finance the soil remedy at an estimated cost of approximately $4.1 million. The Consent Decree does not cover the final groundwater remedy or other site remedies, or claims, if any, for natural resource damages.

  Other Sites. On August 5, 1992, the Company entered into a Consent Decree ("CD") with the City and State of New York settling its liability for alleged contamination of five municipal landfills located in New York City. The CD, which was entered by the United States District Court for the Southern District of New York on August 7, 1992, obligated the Company to pay to the State of New York $133,227 by September 16, 1992. This payment was made as required. The CD also obligated the Company to pay the City of New York $1,419,183 on June 30, 1995. The Company and the City of New York agreed in principle to a deferral of the June 30, 1995 payment in exchange for an increase in the total amount due from the Company. In accordance with that agreement, the Company paid the City of New York $500,000 in June 1995. Three additional payments of $250,000 were made on March 31, 1996, June 30, 1996, and March 30, 1997. A final payment of $379,576 was made on June 30, 1997.

  In October of 1989, the New Jersey Department of Environmental Protection (NJDEP) filed a claim against the Company and other defendants seeking reimbursement of response costs for remediation of the Helen Kramer Landfill in Mantua, New Jersey. This case has been consolidated with a similar case brought by the EPA against many of the same defendants. The defendants in these cases have filed third-party claims against more than 250 third-party defendants. The Company has been participating in settlement efforts, and after a diligent search of its records, believes that its involvement at this site is minimal. The Company is also participating in an offer to de minimis parties to the action. The Company was part of a preliminary and nonbinding allocation process at the site which assigned to it 1.32% of the total liability, which the Company believes is materially overstated. The parties are close to entering into a global settlement agreement with the United States and State of New Jersey. The Company estimates that its share of the settlement costs will be approximately $800,000, which will be payable over a multi-year period. Based on the status of settlement discussions during the fourth quarter of 1997, the Company recorded a charge to earnings of $800,000 for this site.

  On August 16, 1994, the Company entered into an Administrative Consent Order
(ACO) with the West Virginia Division of Environmental Protection (DEP) regarding its former facility in Putnam County, West Virginia. Pursuant to the ACO, the Company agreed to reimburse DEP's past costs and undertake an investigation and remediation of conditions at the site. The Company has submitted a workplan to DEP which calls for the removal, dewatering, treatment, and on-site disposal of sludge from a former lagoon, and has retained a consultant for this purpose. The Company estimates that this work will cost $1.4 million. Based on the developments at this site during the fourth quarter of 1997, the Company recorded a charge to earnings of $1.4 million for this site.

  In addition, the Company has also been named as a defendant and a potentially responsible party at a number of former waste disposal sites. In these matters the Company's involvement is relatively limited and generally arises out of shipment of wastes by or for the Company in the ordinary course of business over many years to contaminated sites owned and operated by third parties.

  Although the extent and timing of the litigation, settlement and possible cleanup costs at the foregoing sites, other than certain phases of the Bridgeport, West Caln Township, Helen Kramer Landfill, and Putnam County sites, are not reasonably estimable at this time, it is anticipated that the Company will expend substantial amounts with respect to such sites.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

  The Company has recorded total charges to income of $2,388,000, $2,280,000 and $4,659,000 for the years ended December 31, 1995, 1996 and 1997, respectively, with regard to the foregoing environmental cleanup and related charges. At December 31, 1995 and 1996, and December 31, 1997, the reserve for environmental liabilities was approximately $15,309,000, $13,115,000 and $13,461,000, respectively, and this reserve is included in estimated self-insurance liabilities in the consolidated balance sheets.

12. GUARANTOR SUBSIDIARIES

  The 10% Series B Senior Subordinated Notes issued in June 1998 and due 2006 are unconditionally guaranteed on a senior unsecured basis pursuant to guarantees by all the Company's direct and indirect domestic subsidiaries (the Guarantors). In 1996, the Company acquired Levy Transport, Ltd., a Canadian Corporation, which is the only non-guarantor subsidiary.

  The Company conducts all of its business through and derives virtually all its income from its subsidiaries. Therefore, the Company's ability to make required principal and interest payments with respect to the Company's indebtedness (including the notes) and other obligations depends on the earnings of subsidiaries and its ability to receive funds from its subsidiaries through dividends or other payments.

  The following condensed consolidating financial information presents:

  1. Condensed consolidating balances sheet at December 31, 1997 and 1996 and condensed consolidating statements of operations and of cash flows for the two years then ended.

  2. The parent company and combined guarantor subsidies.

  3. Elimination entries necessary to consolidate the parent company and all its subsidiaries.

13. INVESTMENT:

  The Company has a zero coupon bond of $2,236,000, which is required as security under the Company's insurance program. The bond is scheduled to mature February 15, 2016. The bond is classified as held-to-maturity, and has a value of $834,732 which consists of the initial purchase price and accretion of income and is included in other assets on the consolidated balance sheets.

14. ACQUISITION:

  In June 1996, the Company and BMI Transportation, Inc. ("BMI") signed an asset purchase agreement in which the Company purchased certain assets (equipment and receivables) and assumed certain liabilities, as defined, of Fleet Transport Company, Inc. ("Fleet"), a division of BMI. The consideration for the assets purchased was $15,500,000 and the assumption of capital lease obligations of approximately $7,400,000. Additionally, the Company assumed certain operating leases related to revenue equipment. The Company retained $1,500,000 of the purchase price to be utilized to perform any necessary or appropriate environmental cleanup on the facilities purchased from BMI. This amount is reflected as a liability in the consolidated balance sheet. To the extent the Company does not utilize the $1,500,000 on or prior to the second anniversary of the closing date, the Company is required to pay one half of the unused portion to BMI with interest thereon at an annual rate of 8%. The balance of the unused portion is required to be paid to BMI on the third anniversary of the closing date with interest thereon at an annual rate of 8%. The acquisition was accounted for under the purchase method of accounting. Based on the allocation of the purchase price, no goodwill resulted from this acquisition. Under the terms of the asset purchase agreement, there is an additional contingent payment of up to a maximum of $7,000,000 that the Company is required to make if revenues and operating results of Fleet exceed certain levels, as defined, for the 12-month period ended December 31, 1997. Based on the revenues and operating results of Fleet for the year ended December 31, 1997, the Company does not expect to make any payment. Operating results for Fleet are included in the Company's consolidated statement of operations beginning June 29, 1996. The accompanying statement of operations for the years ended December 31, 1996 and 1997, includes $461,000 and $479,000, respectively, of net loss attributable to the Fleet acquisition.

                  CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                        July 5,   December 31,
                                                         1998         1997
                                                      ----------- ------------
                                                      (unaudited)
                       ASSETS
Cash and cash equivalents............................  $  2,639     $  2,681
Accounts receivable, net of allowance of $1,122 at
 July 5, 1998 and $850 at December 31, 1997..........    20,018       22,871
Operating supplies...................................       949          940
Prepaid expenses and other...........................     9,510        8,252
                                                       --------     --------
    Total current assets.............................    33,116       34,744
                                                       --------     --------
Property and equipment, net..........................   111,938      109,871
Recoverable environmental costs......................    14,685       14,002
Other assets.........................................    18,882       18,897
                                                       --------     --------
                                                       $178,621     $177,514
                                                       ========     ========
                                                        July 5,   December 31,
                                                         1998         1997
                                                      ----------- ------------
                                                      (unaudited)
        LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts and drafts payable..........................  $ 18,962     $ 19,317
Accrued salaries and wages...........................     4,277        5,383
Other accrued liabilities............................     4,971        4,028
Estimated self-insurance liabilities.................     2,073        4,183
Current maturities of long-term debt.................       488          462
Current maturities of equipment obligations..........       319          166
                                                       --------     --------
    Total current liabilities........................    31,090       33,539
Long-term equipment obligations......................    18,858       10,177
Long-term debt.......................................   101,155      101,496
Estimated self-insurance liabilities.................    15,012       18,889
Other non-current liabilities........................     5,184        5,082
Redeemable preferred stock...........................     5,318        5,318
Stockholders' equity
  Common stock.......................................     2,677        2,677
  Other stockholders' equity.........................      (673)         336
                                                       --------     --------
    Total stockholders' equity.......................     2,004        3,013
                                                       --------     --------
                                                       $178,621     $177,514
                                                       ========     ========

        The accompanying notes are an integral part of these statements.

                  CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
                                 (In thousands)

                                                     For the Six Months Ended
                                                     --------------------------
                                                       July 5,       June 29,
                                                         1998          1997
                                                     ------------  ------------
OPERATING REVENUES.................................  $    183,082  $    156,545
                                                     ------------  ------------
OPERATING EXPENSES:
Salaries, wages and benefits.......................        36,512        34,947
Purchased transportation and rents.................        88,619        69,131
Operations and maintenance.........................        32,988        32,158
Depreciation and amortization......................        10,867         9,336
Taxes and licenses.................................         1,800         1,457
Insurance and claims...............................         2,514         4,402
Communication and utilities........................         3,847         3,320
Loss on disposition of revenue equipment, net......           291            45
                                                     ------------  ------------
Total operating expenses...........................       177,438       154,796
                                                     ------------  ------------
OPERATING INCOME...................................         5,644         1,749
INTEREST EXPENSE, net..............................         6,158         4,515
OTHER EXPENSE, net.................................           764           165
                                                     ------------  ------------
Loss before income tax benefit.....................        (1,278)       (2,931)
INCOME TAX BENEFIT.................................          (447)       (1,223)
                                                     ------------  ------------
LOSS BEFORE EXTRAORDINARY ITEM.....................          (831)       (1,708)
                                                     ------------  ------------
EXTRAORDINARY LOSS on early extinguishment of debt,
 less applicable
 income taxes of $133..............................            --          (199)
                                                     ------------  ------------
NET LOSS...........................................  $       (831) $     (1,907)
                                                     ============  ============



        The accompanying notes are an integral part of these statements.

                  CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (unaudited)
                                 (In thousands)

                                                    For the Six Months Ended
                                                    --------------------------
                                                                    June 29,
                                                    July 5, 1998      1997
                                                    ------------  ------------
OPERATING ACTIVITIES:
  Net cash provided by (used in) operating
   activities...................................... $      1,314  $     (3,519)
INVESTING ACTIVITIES:
  Acquisition of business..........................       (1,598)
  Additions to property and equipment..............      (12,834)      (11,006)
  Proceeds from the sales of property and
   equipment.......................................        1,207           751
                                                    ------------  ------------
  Net cash used in investing activities............      (13,225)      (10,255)
                                                    ------------  ------------
FINANCING ACTIVITIES:
  Payments on equipment obligations................         (162)      (62,439)
  Proceeds from issuance of equipment obligations..        1,796         3,998
  Proceeds from revolving credit facility..........        7,200
  (Decrease) increase in bank overdrafts...........       (1,472)        2,882
  Proceeds from issuance of long-term debt.........                    100,000
  Payments on long-term debt.......................         (315)      (21,355)
  Payments on early extinguishment of debt.........                       (199)
  Proceeds from sale of receivables................        5,000
  Preferred stock dividends........................         (178)         (178)
                                                    ------------  ------------
    Net cash provided by financing activities......       11,869        22,709
                                                    ------------  ------------
    Net (decrease) increase in cash and cash
     equivalents...................................          (42)        8,935
CASH AND CASH EQUIVALENTS:
  Beginning of year................................        2,681         5,788
                                                    ------------  ------------
  End of year...................................... $      2,639  $     14,723
                                                    ============  ============


        The accompanying notes are an integral part of these statements.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

Note 1--Summary of Significant Accounting Policies

 Basis of Preparation

  The unaudited condensed consolidated financial statements of Chemical Leaman Corporation (the "Company") included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures included herein are adequate to make the information presented not misleading. Operating results for the three and six month periods ended July 5, 1998 and June 29, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998 or for future fiscal periods. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements included in the Company's Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission ("Annual Report").

  In the opinion of the Company, the unaudited condensed consolidated financial statements contain all adjustments necessary for a fair statement of the results of operations for the three and six month periods ended July 5, 1998 and June 29, 1997 and for a fair presentation of financial position at July 5, 1998. All such interim adjustments are of a normal recurring nature.

 Recent Accounting Pronouncements

  Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" was issued in July 1997. The Company adopted SFAS No. 130 on January 1, 1998, as required. SFAS No. 130 established standards for the reporting and display of comprehensive income and its components. The main objective of the statement is to report a measure of all changes in equity that result from transactions and other economic events of the period other than transactions with owners. Such components of total comprehensive income for the Company are net income and a minimum pension liability adjustment made pursuant to SFAS No. 87. The effect of the minimum pension liability adjustment for the first and second quarter of 1998 was immaterial.

Note 2--December 31, 1997 Balance Sheet

  The amounts presented in the balance sheet as of December 31, 1997 were derived from the Company's audited consolidated financial statements which were included in the Annual Report.

Note 3--Contingencies/Litigation

 Bridgeport, New Jersey

  The Company is in litigation with its insurers to recover its costs in connection with the environmental cleanup at its Bridgeport, NJ site, Chemical Leaman Tank Lines, Inc. v. Aetna Casualty & Surety Co., et al, Civil Action No. 89-1543 (SSB) (D.N.J.). On April 7, 1993, the U.S. District Court for the District of New Jersey entered a judgment requiring the insurers to reimburse the Company for substantially all past and future environmental cleanup costs at the Bridgeport site. The insurers appealed the judgment to the U.S. Court of Appeals for the Third Circuit, but before the appeal was decided the Company and its primary insurer settled all of the Company's claims, including claims asserted or to be asserted at other sites, for $11.5 million. This insurer dismissed its appeal, but the excess carriers did not. On June 20, 1996, the U.S. Court of Appeals affirmed the judgment against the excess insurance carriers, except for the allocation of liability among applicable policies,

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

and remanded the case for an allocation of damage liability among the insurers and applicable policies on a several basis. On September 15, 1997, the District Court issued an order and accompanying opinion ruling on the allocation of damages among the applicable policies as directed by the Court of Appeals. The District Court's decision found that the Company has already recovered $11.5 million in past Bridgeport investigation and remediation costs from its primary insurer under the aforementioned settlement agreement. The District Court's decision further found that the Company is entitled to have the balance of its past costs and all future Bridgeport investigation and remediation costs allocated among the liable excess carriers, according to specific percentages set forth in the District Court's Order. The Company and its excess carriers are engaged in settlement negotiations in an effort to resolve all of the Company's claims, including those relating to the Bridgeport, NJ site.

  It is the belief of the environmental counsel to the Company, and management, that receipt of insurance proceeds sufficient to recover substantially all of the costs of remediating the Bridgeport, NJ site, including natural resources damages, and attorneys' fees and expenses, is likely to occur.

Note 4--Other Events

  On June 24, 1998, the Company announced that Palestra Acquisition Corp. ("Palestra"), a Delaware corporation and a wholly owned subsidiary of MTL Inc., a Florida corporation ("MTL"), had entered into an Agreement and Plan of Merger ("CLC Merger Agreement"), dated as of June 23, 1998, by and among Palestra, the Company and its shareholders (each a "Shareholders" and, collectively, the "Shareholders"). On July 28, 1998, MTL announced that Palestra and the Company had entered into an Amendment No. 1 ("Amendment") to the CLC Merger Agreement. Under the terms of the CLC Merger Agreement, as amended, MTL has agreed, subject to the satisfaction of certain terms and conditions, to acquire all of the outstanding shares of common stock, $2.50 par value per share, of CLC ("CLC Common Stock") through the merger ("Merger") of Palestra with and into the Company, which thereby will become a wholly-owned subsidiary of MTL. The Shareholders have approved the consummation of the Merger. The Merger is expected to close in August or September of 1998, and has an outside closing date of October 31, 1998.

  Under the terms of the CLC Merger Agreement, as amended, all shares ("Shares") of CLC Common Stock held by the Shareholders shall, by virtue of the Merger, be converted into the right to receive an aggregate amount in cash (and Common Stock of MTL, as described below) equal to $72.8 million less Transaction Expenses (as defined in the CLC Merger Agreement, as amended) in excess of $100,000, plus shares of preferred stock of MTL having a stated value equal to $5.0 million (collectively "Merger Consideration"), subject to certain setoffs as set forth in the CLC Merger Agreement. A portion of the Shares held by certain Shareholders who are officers of CLC shall not be converted into cash, but in lieu thereof, shall be converted into the shares of the Common Stock of MTL as set forth in their employment agreements. In connection with the transactions contemplated by the Merger, the Company will transfer all of the common stock of Leaman Air Services, Inc., a subsidiary of the Company, to a principal stockholder of the Company, as additional consideration for the Shares held by such Shareholder.

  The aggregate consideration for the outstanding shares of the Company's Common Stock was determined based upon arms-length negotiation between Palestra and the Company. Prior to the execution of the Merger Agreement, no material relationship existed between the Company and MTL, or any of its affiliates, any director or officer of CLC or any associate of any such director or officer.

  In conjunction with the Merger, Palestra has initiated detailed Phase I and Phase II environmental studies related to certain environmental sites. The results of these studies are not presently known.

                 CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)


  On July 28, 1998, MTL initiated a tender offer and consent solicitation for the Company's 10 3/8% senior notes due 2005 (the "Notes"). This tender offer is scheduled to expire August 24, 1998 unless extended.

  The closing of the Merger is subject to the completion of the tender offer for the Notes and an amendment to certain of the terms of these Notes in connection therewith, satisfaction of all of the conditions to MTL's financing arrangements in connection with the Merger, and customary conditions. Accordingly, there can be no assurance that the merger will be successfully completed.

                  CHEMICAL LEAMAN CORPORATION AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                           (In Thousands of Dollars)

                                    Balance at                       Balance at
                                   Beginning of                        End of
                                      Period    Additions Deductions   Period
                                   ------------ --------- ---------- ----------
FOR YEAR ENDED DECEMBER 31, 1997
  Accounts receivable allowance
   for doubtful accounts..........     $570       $691      $(411)      $850
FOR YEAR ENDED DECEMBER 31, 1996
  Accounts receivable allowance
   for doubtful accounts..........      323        318        (71)       570
FOR YEAR ENDED DECEMBER 31, 1995
  Accounts receivable allowance
   for doubtful accounts..........      212        338       (227)       323

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  All tendered old notes, executed letters of transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the Exchange Agent as follows:

                        By Registered or Certified Mail:
                          United States Trust Company
                                  of New York
                          P.O. Box 844, Cooper Station
                         New York, New York 10276-0844
                      Attention: Corporate Trust Services

                         By Hand Delivery to 4:30 p.m.:
                          United States Trust Company
                                  of New York
                           111 Broadway, Lower Level
                            New York, New York 10006
                       Attention: Corporate Trust Window

                   By Overnight Courier and by Hand Delivery
                    after 4:30 p.m. on the Expiration Date:
                          United States Trust Company
                                  of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003
                      Attention: Corporate Trust Services

                           By Facsimile Transmission:
                                 (212) 780-0592
                          Attention: Customer Service

                 For Information or Confirmation by Telephone:
                                 (800) 548-6565

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

                               ----------------

  No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by MTL. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the in-formation herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of MTL since such date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ---------------------------

                                   PROSPECTUS

                          ---------------------------

                                [LOGO] MTL INC.

                                  $140,000,000


          $100,000,000 10% Series B Senior Subordinated Notes due 2006

                     $40,000,000 Series B Floating Interest
                       Rate Subordinated Term Securities
                              due 2006 (FIRSTS SM)

                                     , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  The Bylaws of MTL (the "Bylaws") state that MTL shall, to the full extent permitted by the Florida Business Corporation Act, as amended or interpreted from time to time, (the "FBCA"), indemnify all directors, officers, employees and persons who are or were serving at the request of MTL as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against reasonably incurred expenses and amounts paid in settlement of any threatened, pending or completed action, suit or other type of proceeding by or in the right of MTL. Such indemnification shall only be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of MTL.

  In addition, the Bylaws state that MTL shall, to the full extent permitted by the FBCA indemnify any person who is or was a director or officer of MTL or is or was serving at the request of MTL as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against judgments, amounts paid in settlement, penalties, fines and expenses actually and reasonably incurred in connection with any action, suit or other proceeding (other than an action by or in the right of MTL). Such indemnification shall only be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of MTL.

  Section 607.0850 of the FBCA permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Such indemnification shall only be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of MTL. Section 607.0850 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, MTL maintains a directors' and officers' liability insurance policy.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits

   Exhibit No.                            Description
   -----------                            -----------
   2.1         --Agreement and Plan of Merger, dated as of February 10, 1998, by and among MTL and Sombrero Acquisition Corp.*
   2.2         --Agreement and Plan of Merger, dated as of June 23, 1998, by and among Palestra Acquisition Corp., CLC and the shareholders of CLC.*
   2.3         --Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 27, 1998, by and among Palestra Acquistion Corp., CLC and the shareholders of CLC.*
   2.4         --Amendment No. 2 to the Agreement and Plan of Merger, dated as of August 25, 1998, by and among Palestra Acquistion Corp., CLC and the shareholders of CLC.*
   3.1         --Articles of Incorporation of MTL.*
   3.2         --Bylaws of MTL.*
   4.1         --Credit Agreement, dated as of June 9, 1998 and amended and restated as of August 28, 1998, between MTL, Levy Transport,
                Ltd., the lenders party thereto and Credit Suisse First Boston
                Corporation, as administrative agent.*
   4.2         --Indenture, dated as of June 9, 1998, by and among MTL, the
                Guarantors and United States Trust Company of New York, as
                trustee (including form of 10% Senior Subordinated Notes due
                2006 and form of Floating Interest Rate Subordinated Term
                Securities due 2006).*
   4.3         --First Supplemental Indenture, dated as of August 28, 1998, by and among MTL, CLC and its subsidiaries as Guarantors, to the indenture dated as of June 9, 1998.*

   Exhibit No.                            Description
   -----------                            -----------
    4.4        --Articles of Amendment for 13.75% Senior Exchangeable Preferred
                 Stock.*
    4.5        --Articles of Amendment for 8% Redeemable Preferred Stock.*
    4.6        --Exchange Indenture re: 13.75% Senior Exchangeable Preferred
                 Stock.*
    4.7        --Indenture, dated as of June 16, 1997 between CLC and First
                 Union Bank, as Trustee.*
    4.8        --First Supplemental Indenture, dated as of August 12, 1998, between CLC and First Union National Bank to the indenture dated as of June 16, 1997.*
    4.9        --Form of 10% Senior Subordinated Notes due 2006 (filed as part of Exhibit 4.2).*
    4.10       --Form of Floating Interest Rate Subordinated Term Securities
                 due 2006 (filed as part of Exhibit 4.2).*
    4.11       --Registration Rights Agreement, dated as of June 9, 1998, by and among MTL, the Guarantors and BT Alex. Brown Incorporated,
                 Credit Suisse First Boston Corporation and Salomon Brothers
                 Inc.*
    5.1        --Opinion of Dewey Ballantine LLP as to the legality of the securities being registered.*
   10.1        --MTL 1998 Employee Stock Option Plan.*
   10.2        --Employment Agreement, dated as of February 10, 1998, by and between Charles J. O'Brien and Montgomery Tank Lines, Inc.*
   10.3        --Supplemental Letter dated as of February 10, 1998 to
                 Employment Agreement between Charles J. O'Brien and Montgomery
                 Tank Lines, Inc.*
   10.4        --Employment Agreement, dated as of February 10, 1998, by and between Richard J. Brandewie and Montgomery Tank Lines, Inc.*
   10.5        --Employment Agreement, dated as of February 10, 1998, by and between Marvin Sexton and Montgomery Tank Lines, Inc.*
   10.6        --Consulting Agreement between Montgomery Tank Lines and Elton
                 E. Babbit, dated February 10, 1998.*
   10.7        --Shareholders' Agreement by and between Elton E. Babbit,
                 Charles J. O'Brien, Jr., Richard J. Brandewie, Marvin E.
                 Sexton and Apollo, dated as of February 10, 1998.*
   10.8        --Non-Competition Agreement with Elton E. Babbit, dated as of
                 February 10, 1998.*
   10.9        --Non-Competition Agreement with Gordon Babbit, dated as of
                 February 10, 1998.*
   10.10       --Management Agreement between Apollo and MTL, dated as of
                 February 10, 1998.*
   10.11       --Marvin Sexton Limited Recourse Secured Promissory Note, dated as of June 9, 1998.*
   12.1        --Statement of Computation of Ratio of Earnings to Fixed
                 Charges.*
   16.1        --Letter re: Change in Certifying Accountant.*

   21.1        --List of the Subsidiaries of MTL.*
   23.1        --Consent of Arthur Andersen LLP re: MTL.
   23.2        --Consent of Arthur Andersen LLP re: CLC.
   23.3        --Consent of Dewey Ballantine LLP (included as part of its opinion filed as Exhibit 5.1 hereto).*
   24.1        --Power of Attorney (included in Part II of this registration statement).
   25.1        --Form T-1 Statement of Eligibility of Trustee.*
   99.1        --Form of Letter of Transmittal.*
   99.2        --Form of Notice of Guaranteed Delivery.*

--------
* Previously filed.

Item 22. Undertakings.

  1. The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  5. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  6. The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          MTL INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                          Chairman of the Board, President and
                                                 Chief Executive Officer

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                Date

       /s/ Charles J. O'Brien          Chairman of the           January 14,
-------------------------------------   Board, President             1999
         Charles J. O'Brien             and Chief Executive
                                        Officer


      /s/ Richard J. Brandewie         Senior Vice               January 14,
-------------------------------------   President,                   1999
        Richard J. Brandewie            Treasurer and Chief
                                        Financial Officer
                                        (Principal
                                        Financial and
                                        Accounting Officer)


        /s/ Marvin E. Sexton           Director                  January 14,
-------------------------------------                                1999
          Marvin E. Sexton

        /s/ Joshua J. Harris           Director                  January 14,
-------------------------------------                                1999
          Joshua J. Harris

        /s/ Michael D. Weiner          Director                  January 14,
-------------------------------------                                1999
          Michael D. Weiner

              Signature                  Title                      Date


         /s/ Robert A. Katz             Director                 January 14,
-------------------------------------                                1999
           Robert A. Katz

          /s/ Marc J. Rowan             Director                 January 14,
-------------------------------------                                1999
            Marc J. Rowan

         /s/ John H. Kissick            Director                 January 14,
-------------------------------------                                1999
           John H. Kissick

         /s/ Philip J. Ringo            Director                 January 14,
-------------------------------------                                1999
           Philip J. Ringo

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          MONTGOMERY TANK LINES, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          QUALITY CARRIERS, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                        President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title             Date

       /s/ Charles J. O'Brien          President and             January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          LAKESHORE LEASING, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                        President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          President and             January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          MEXICO INVESTMENTS, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                        President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          President and             January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          MTL OF NEVADA

                                                      /s/ Leo Massey
                                          By: _________________________________

                                                       Leo Massey
                                                        President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

           /s/ Leo Massey              President and             January 14,
-------------------------------------   Director (Principal          1999
             Leo Massey                 Executive Officer)


         /s/ Monte L. Miller           Chief Financial           January 14,
-------------------------------------   Officer and                  1999
           Monte L. Miller              Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          CHEMICAL LEAMAN CORPORATION

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                Date


       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          CHEMICAL PROPERTIES, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          CAPACITY MANAGEMENT SYSTEMS, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          CORE LOGISTICS MANAGEMENT, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          ENVIROPOWER, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          PICKERING WAY FUNDING CORP.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          POWER PURCHASING, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          AMERICAN TRANSINSURANCE GROUP, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          CHEMICAL LEAMAN TANKLINES, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          FLEET TRANSPORT COMPANY, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          QUALA SYSTEMS, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                     xviii

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          CLT SERVICES, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                Date


       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          LEAMAN LOGISTICS, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          TRANSPLASTICS, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)


      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plant City, State of Florida, on January 14, 1999.

                                          QSI SERVICES, INC.

                                                  /s/ Charles J. O'Brien
                                          By: _________________________________

                                                   Charles J. O'Brien
                                                     Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Charles J. O'Brien and Richard
J. Brandewie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                Date

       /s/ Charles J. O'Brien          Vice President and        January 14,
-------------------------------------   Director (Principal          1999
         Charles J. O'Brien             Executive Officer)

      /s/ Richard J. Brandewie         Chief Financial           January 14,
-------------------------------------   Officer and                  1999
        Richard J. Brandewie            Director (Principal
                                        Financial and
                                        Accounting Officer)